As filed with the Securities and Exchange Commission on November 1, 2006
                                                    Registration No. 333-116566
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 --------------

                                 AMENDMENT NO. 7
                                       ON
                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 --------------

                         MACRO SECURITIES DEPOSITOR, LLC
                                   (Depositor)
             (Exact name of registrant as specified in its charter)

                    Claymore MACROshares Oil Up Holding Trust
                   Claymore MACROshares Oil Up Tradeable Trust
                (Issuers with respect to the Offered Securities)

                    Delaware                                 20-1072523
(State or other jurisdiction of incorporation or          (I.R.S. Employer
           organization of registrant)                   Identification No.)

                          130 Seventh Avenue, Suite 113
                               New York, NY 10011
                                 (800) 767-4696
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                 --------------

                             Mr. Samuel Masucci, III
                                    President
                         MACRO Securities Depositor, LLC

                          130 Seventh Avenue, Suite 113
                               New York, NY 10011
                                 (800) 767-4796
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                                 --------------

                                   Copies to:

         Richard F. Kadlick, Esq.                 Nicholas Dalmaso, Esq.
Skadden, Arps, Slate, Meagher & Flom LLP         Claymore Securities, Inc.
          Four Times Square                      2455 Corporate West Drive
       New York, New York 10036                       Lilse, IL 60532
             (630) 505-3700                       (630) 799-3834 (facsimile)
             (212) 735-3000
       (212) 735-2000 (facsimile)
                                 --------------
      Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.
                                 --------------
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. |_|

                         CALCULATION OF REGISTRATION FEE

=================================================================================================================================
                                                                            Proposed Maximum
  Title of Each Class of       Amount To Be   Proposed Maximum Aggregate   Aggregate Offering       Amount of
Securities to Be Registered     Registered     Offering Price Per Unit          Price(1)        Registration Fee     Date Due
---------------------------------------------------------------------------------------------------------------------------------
 Up-MACRO Tradeable Shares      $1,000,000            $1,000,000               $1,000,000          $126.70 (2)      [ ], 2026
---------------------------------------------------------------------------------------------------------------------------------
  Up-MACRO Holding Shares       $1,000,000                -                         -              $107.00 (3)      [ ], 2026
=================================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

(2) $126.70 of which has previously been paid in connection with the initial filing of this Registration Statement.

(3) An additional amount of $107.00 has previously been paid in connection with the filing of Amendment No. 5 to the Registration Statement.
      --------------

      The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

           PRELIMINARY, SUBJECT TO COMPLETION, DATED NOVEMBER 1, 2006
                                   Prospectus

      Claymore MACROshares Oil Up Holding Shares Claymore MACROshares Oil
                              Up Tradeable Shares

    Issued by                                        Issued by

Claymore MACROshares Oil                        Claymore MACROshares Oil
  Up Holding Trust                                 Up Tradeable Trust

                        MACRO Securities Depositor, LLC,
                                  as Depositor

         --------------------------------------------------------------

      The Claymore MACROshares Oil Up Holding Trust intends to issue Claymore MACROshares Oil Up Holding Shares on a continuous basis at the direction of authorized participants.

      The Claymore MACROshares Oil Up Tradeable Trust intends to issue Claymore MACROshares Oil Up Tradeable Shares on a continuous basis at the direction of authorized participants.

      The assets of the Claymore MACROshares Oil Up Holding Trust will consist of an income distribution agreement and settlement contracts entered into with the Claymore MACROshares Oil Down Holding Trust. The Claymore MACROshares Oil Up Holding Trust will also hold U.S. Treasuries and repurchase agreements on U.S. Treasuries to secure its obligations under the income distribution agreement and the settlement contracts. The Claymore MACROshares Oil Up Holding Trust will make quarterly distributions of income on the treasuries and a final distribution of all assets it holds on deposit on the final scheduled termination date, an early termination date or a redemption date. Each quarterly and final distribution will be based on the settlement price of NYMEX light sweet crude oil futures contracts of a designated maturity, as established and reported by NYMEX on each price determination day. This settlement price is the current Applicable Reference Price of Crude Oil. The Applicable Reference Price of Crude Oil was $[ ] on November [ ], 2006, which will be the starting level for purposes of the transactions described in this prospectus. A substitute reference oil price may be used if the NYMEX crude oil futures price is no longer available. If the Applicable Reference Price of Crude Oil rises above its starting level, the Claymore MACROshares Oil Up Holding Trust's underlying value will increase to include all of its assets plus a portion of the assets of the paired Claymore MACROshares Oil Down Holding Trust. Conversely, if the level of the Applicable Reference Price of Crude Oil falls below its starting level, the Claymore MACROshares Oil Up Holding Trust's underlying value will decrease, because a portion of its assets will be included in the underlying value of its paired Claymore MACROshares Oil Down Holding Trust. The Claymore MACROshares Oil Up Holding Shares may be redeemed together with Claymore MACROshares Oil Down Holding Shares by any holder who is an authorized participant on any business day in MACRO units consisting of a minimum of 50,000 Claymore MACROshares Oil Up Holding Shares and 50,000 Claymore MACROshares Oil Down Holding Shares. The Claymore MACROshares Oil Up Holding Shares will always be redeemed together with the Claymore MACROshares Oil Down Holding Shares at the combined, respective per share underlying values of those shares, as measured on the applicable redemption date. Unless earlier redeemed on a redemption date or an early termination date, a final distribution will be made on the Up-MACRO holding shares and the Up-MACRO tradeable shares on the Distribution Payment Date occurring in January of 2026.

      The assets of the Claymore MACROshares Oil Up Tradeable Trust will consist of Claymore MACROshares Oil Up Holding Shares. The Claymore MACROshares Oil Up Tradeable Trust will pass through any quarterly distributions made on the Claymore MACROshares Oil Up Holding Shares it holds on deposit and any final distribution made on those Claymore MACROshares Oil Up Holding Shares on the earlier of the final scheduled termination date and an early termination date upon receipt by the Claymore MACROshares Oil Up Tradeable Trust of any of these distributions. Claymore MACROshares Oil Up Tradeable Shares may be exchanged at any time by authorized participants for the underlying Claymore MACROshares Oil Up Holding Shares on a one-to-one basis.

      The Claymore MACROshares Oil Up Tradeable Shares will trade on the American Stock Exchange under the symbol "UCR." The Claymore MACROshares Oil Up Holding Shares will not be listed on any exchange.

      The Claymore MACROshares Oil Up Tradeable Shares and the Claymore MACROshares Oil Up Holding Shares are not insured or guaranteed by the United States government or any government agency or instrumentality and are not an investment in a money-market type fund.

AN INVESTMENT IN THE CLAYMORE MACROSHARES OIL UP HOLDING SHARES OR THE CLAYMORE MACROSHARES OIL UP TRADEABLE SHARES INVOLVES SIGNIFICANT RISKS, INCLUDING THE RISK OF LOSS OF ALL OF YOUR INVESTMENT. YOU SHOULD REVIEW THE RISK FACTORS BEGINNING ON PAGE 26 OF THIS PROSPECTUS PRIOR TO INVESTING IN THE CLAYMORE MACROSHARES OIL UP HOLDING SHARES OR THE CLAYMORE MACROSHARES OIL UP TRADEABLE SHARES.

               COPYRIGHT (C) 2006 MACRO Securities Depositor, LLC

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

NEITHER THE CLAYMORE MACROSHARES OIL UP HOLDING TRUST NOR THE CLAYMORE MACROSHARES OIL UP TRADEABLE TRUST HOLDS OR TRADES IN COMMODITY FUTURES CONTRACTS OR OTHER INSTRUMENTS REGULATED BY THE COMMODITY FUTURES TRADING COMMISSION. NEITHER THE ADMINISTRATIVE AGENT NOR TRUSTEE, AS THE OPERATOR OF THE CLAYMORE MACROSHARES OIL UP HOLDING TRUST OR THE CLAYMORE MACROSHARES OIL UP TRADEABLE TRUST IS REGISTERED AS A COMMODITY POOL OPERATOR AND NONE OF THE TRUSTEE, THE ADMINISTRATIVE AGENT OR WE, AS DEPOSITOR, ARE SUBJECT TO REGULATION BY THE COMMODITY FUTURES TRADING COMMISSION AS A COMMODITY POOL OPERATOR OR A COMMODITY TRADING ADVISOR.

      The Claymore MACROshares Oil Up Holding Shares may be issued only in MACRO units consisting of a minimum of 50,000 Claymore MACROshares Oil Up Holding Shares issued by the Claymore MACROshares Oil Up Holding Trust and 50,000 Claymore MACROshares Oil Down Holding Shares issued by the Claymore MACROshares Oil Down Holding Trust. The Claymore MACROshares Oil Up Holding Trust and Claymore MACROshares Oil Down Holding Trust will issue their shares in the minimum amounts that constitute MACRO units on an ongoing basis to persons who qualify as authorized participants, as described in "PLAN OF DISTRIBUTION." Claymore MACROshares Oil Up Holding Shares will be offered continuously as part of MACRO units at the per share underlying value of those shares on the price determination day on which a creation order was delivered to and accepted by the administrative agent. The Claymore MACROshares Oil Up Holding Shares will be initially sold to the public by authorized participants at a per share price that will based on the Applicable Reference Price of Crude Oil as determined at the time of each sale.

               The date of this prospectus is November   , 2006

               COPYRIGHT (C) 2006 MACRO Securities Depositor, LLC

      We are providing information to you about the Claymore MACROshares(1) Oil Up Holding Shares and the Claymore MACROshares Oil Up Tradeable Shares. You should rely only on the information contained in this prospectus. We have not, and no authorized participant has, authorized any person to provide you with information that is different from that contained in this prospectus. We are offering to sell, and seeking offers to buy, Claymore MACROshares Oil Up Holding Shares and Claymore MACROshares Oil Up Tradeable Shares only in states where such offers and sales are permitted.

                                Table of Contents
                                -----------------

NOTE ABOUT CERTAIN INFORMATION CONTAINED IN THIS PROSPECTUS.......................................................v
WHERE YOU CAN FIND MORE INFORMATION...............................................................................v
REPORTS TO SHAREHOLDERS...........................................................................................v
FORWARD-LOOKING STATEMENTS........................................................................................v
TRANSACTION DIAGRAM..............................................................................................vi
PROSPECTUS SUMMARY................................................................................................1
RISK FACTORS.....................................................................................................28
         You may lose your entire investment in the Up-MACRO holding shares or the Up-MACRO tradeable shares which you hold; there is no guarantee as to the amount of any quarterly distribution or the amount of the final distribution..........................................................................28
         There is currently no market for the Up-MACRO shares, and no market may develop.........................30
         Fluctuations in the underlying value of the Up-MACRO holding trust and other factors may affect the market price of your Up-MACRO shares...............................................................30
         An investment in the Up-MACRO shares may not resemble a direct investment in oil........................31
         The Up-MACRO holding trust will make distributions on the Up-MACRO holding shares solely from the assets deposited in the paired holding trusts.............................................................32
         The Up-MACRO tradeable trust will make distributions on the Up-MACRO tradeable shares solely from funds that it receives from the Up-MACRO holding trust...................................................33
         Income on the treasuries may be insufficient to make quarterly distributions............................34
         The paired holding trusts may incur losses in connection with treasuries delivered upon the default of a repurchase agreement counterparty.............................................................34
         The return on your shares is uncertain..................................................................35
         The price of oil is variable and volatile in the short-term; it is difficult to predict whether in the long-term the price of oil will reflect a generally upward or downward trend; there are risks associated with investing in a product linked to this price........................................39
         A substitute price may be used as the Applicable Reference Price of Crude Oil...........................40
         Neither the Up-MACRO holding trust nor the Up-MACRO tradeable trust is regulated as a commodity pool and none of the Up-MACRO shares are regulated by the Commodity Futures Trading Commission..............40
         Redemption and creation orders are subject to postponement, suspension or rejection in certain circumstances......................................................................................40
         If the Up-MACRO holding trust is taxable as a corporation for United States federal income tax purposes, your distributions will be reduced.................................................................41
         If the Up-MACRO holding trust were determined not to qualify as a securitization partnership, and the
              Up-MACRO holding trust were to have built-in losses at the time you transfer your shares, the value of your shares could be affected...................................................................41

----------
(1) MACRO(R) is a federally-registered service mark of MacroMarkets LLC. MacroMarkets LLC considers all references, singular or plural, to "MACRO(R)" or "MACRO" in this prospectus its service mark and reserves all rights to that service mark.

         You should be aware of the tax consequence of your investment in the Up-MACRO shares.  For example, you may have United States federal income tax liabilities in advance, or in excess, of your quarterly distributions......................................................................................41
         The historical performance of the Applicable Reference Price of Crude Oil is not an indication of its future performance.................................................................................42
         The Up-MACRO holding shares and the Up-MACRO tradeable shares do not confer upon their holders many of the rights normally associated with shares issued by a corporation.................................42
         Potential conflicts of interests........................................................................42
         The members of the Settlement Price Committee are permitted to hold light sweet crude oil futures contracts and MACRO securities.....................................................................42
GLOSSARY.........................................................................................................43
USE OF PROCEEDS..................................................................................................43
THE DEPOSITOR....................................................................................................43
MACROMARKETS LLC.................................................................................................44
FORMATION OF THE PAIRED HOLDING TRUSTS AND THE UP-MACRO TRADEABLE TRUST..........................................45
DESCRIPTION OF THE UP-MACRO HOLDING AND TRADEABLE SHARES.........................................................47
         General.................................................................................................47
         Calculation of Underlying Value.........................................................................48
         Quarterly Distributions.................................................................................49
         Final Distribution......................................................................................52
         Paired Issuances........................................................................................57
         Book-Entry Registration.................................................................................59
         Termination Triggers....................................................................................62
         Listing.................................................................................................64
DESCRIPTION OF THE WORLD OIL MARKET..............................................................................64
         Oil Exploration, Extraction and Refining................................................................64
         Supply and Demand for Oil...............................................................................64
         Overview of Historical Trends in Oil Price Fluctuations.................................................67
DESCRIPTION OF THE APPLICABLE REFERENCE PRICE OF CRUDE OIL.......................................................71
         The NYMEX Division Light Sweet Crude Oil Futures Contract...............................................71
         The Determination of the Settlement Price of the Light Sweet Crude Oil Futures Contract.................73
         Historical Monthly Settlement Prices for the Light Sweet Crude Oil Futures Contract.....................75
         Description of New York Mercantile Exchange, Inc........................................................76
         Organization of NYMEX...................................................................................76
         NYMEX Rules and Procedures..............................................................................77
DESCRIPTION OF THE UP-MACRO TRADEABLE TRUST ASSETS...............................................................77
DESCRIPTION OF THE UP-MACRO HOLDING TRUST ASSETS.................................................................78
         General.................................................................................................78
         United States Treasury Obligations......................................................................78
         The Income Distribution Agreement.......................................................................81
         The Settlement Contracts................................................................................81
         The MACRO Licensing Agreement...........................................................................82
         The NYMEX Sublicensing Agreement........................................................................83
DESCRIPTION OF THE TRUST AGREEMENTS..............................................................................84
         General.................................................................................................84
         The Trustee.............................................................................................84
         The Administrative Agent................................................................................85
         The Marketing Agents....................................................................................85
         Fees and Expenses of the Paired Holding Trusts..........................................................85
         Collections and Other Administrative Procedures.........................................................86
         Calculations............................................................................................86
         Certain Matters Regarding Us, Claymore Securities, Inc. and the Trustee.................................87
         Modification and Waiver.................................................................................87
         Voting Rights...........................................................................................89
         Reports to Shareholders; Notices........................................................................89
         Duties of the Trustee...................................................................................89

         Duties of the Administrative Agent......................................................................91
         Trustee Termination Events..............................................................................91
         Resignation of Trustee..................................................................................93
         Removal and Resignation of Administrative Agent.........................................................93
         Termination of the Trusts...............................................................................93
MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES...........................................................93
         Classification of the Up-MACRO Tradeable Trust..........................................................94
         Classification of the Up-MACRO Holding Trust............................................................95
         Classification of Up-MACRO Tradeable Shares.............................................................95
         Classification of Up-MACRO Holding Shares...............................................................95
         Income and Deductions...................................................................................95
         Allocation of Up-MACRO Holding Trust Income, Gains and Losses...........................................96
         Limitation on Deductibility of Partnership Losses.......................................................97
         Sale, Exchange, or Redemption of Up-MACRO Tradeable Shares or Up-MACRO Holding Shares...................97
         Adjusted Tax Basis for Up-MACRO Tradeable Shares and Up-MACRO Holding Shares............................98
         Adjustments to Basis in Up-MACRO Holding Trust Assets...................................................98
         Up-MACRO Holding Trust-Level Audits.....................................................................98
         Investment Interest Limitation..........................................................................99
         Syndication and Organizational Expenditures.............................................................99
         Tax Shelter Regulations.................................................................................99
         Information Reporting and Backup Withholding Tax........................................................99
         Non-U.S. Holders.......................................................................................100
         Backup Withholding.....................................................................................100
STATE TAX CONSEQUENCES..........................................................................................100
CERTAIN ERISA CONSIDERATIONS....................................................................................100
         Up-MACRO Tradeable Shares..............................................................................100
         Up-MACRO Holding Shares................................................................................101
PLAN OF DISTRIBUTION............................................................................................102
LEGAL OPINIONS..................................................................................................103
GLOSSARY OF DEFINED TERMS.......................................................................................104

Appendix A
Hypothetical Scenarios..........................................................................................A-1
Hypothetical Table 1:  Price Increases and Interest Rates Rise..................................................A-4
Hypothetical Table 2:  Price Increases and Interest Rates Fall..................................................A-5
Hypothetical Table 3:  Price Increases and Interest Rates Remain Constant.......................................A-6
Hypothetical Table 4:  Price Decreases and Interest Rates Rise..................................................A-7
Hypothetical Table 5:  Price Decreases and Interest Rates Fall..................................................A-8
Hypothetical Table 6:  Price Decreases and Interest Rates Remain Constant.......................................A-9
Hypothetical Table 7:  Price is Volatile with No Net Approximate Change and Interest Rates Rise................A-10
Hypothetical Table 8:  Price is Volatile with No Net Approximate Change and Interest Rates Fall................A-11
Hypothetical Table 9:  Price is Volatile with No Net Approximate Change and Interest Rates Remain Constant.....A-12
Hypothetical Table 10:  Price is Volatile with a Net Decrease and Interest Rates Increase......................A-13
Hypothetical Table 11:  Price is Volatile with a Net Decrease and Interest Rates Decrease......................A-14
Hypothetical Table 12:  Price is Volatile with a Net Decrease and Interest Rates Remain Constant...............A-15
Hypothetical Table 13:  Price is Volatile with a Net Increase and Interest Rates Increase......................A-16
Hypothetical Table 14:  Price is Volatile with a Net Increase and Interest Rates Decrease......................A-17
Hypothetical Table 15:  Price is Volatile with a Net Increase and Interest Rates Remain Constant...............A-18

Appendix B
Historical Graph of Monthly Settlement Prices for the Light Sweet Crude Oil Futures Contracts...................B-1
Historical Month-End Yield on the 91-day United States Treasury Bill............................................B-2
Hypothetical Historical Performance of a Light Sweet Crude Oil MACRO............................................B-3

Appendix C
Hypothetical Underlying Value Calculations......................................................................C-1

Report of Independent Registered Public Accounting Firm.........................................................F-1
Financial Statements for the Claymore MACROshares Oil Up Holding Trust .........................................F-2
Report of Independent Registered Public Accounting Firm........................................................F-10
Financial Statements for the Claymore MACROshares Oil Up Tradeable Trust.......................................F-11

      Unless otherwise indicated, all references in this prospectus to the "depositor," "we," "us," "our," or similar terms refer to MACRO Securities Depositor, LLC.

      We include cross-references in this prospectus to sections in these materials where you can find further related discussions. The preceding table of contents provides the pages on which these sections begin.

           NOTE ABOUT CERTAIN INFORMATION CONTAINED IN THIS PROSPECTUS

      The information contained in the sections entitled "DESCRIPTION OF THE WORLD OIL MARKET" and "DESCRIPTION OF THE APPLICABLE REFERENCE PRICE OF CRUDE OIL" is based on information obtained from the New York Mercantile Exchange, Inc., the website maintained by the United States Energy Information Administration at eia.doe.gov and other sources that we believe to be reliable. However, we have not independently verified the accuracy and completeness of such information.

                       WHERE YOU CAN FIND MORE INFORMATION

      We have filed with the Securities and Exchange Commission, or the "SEC", a registration statement under the United States Securities Act of 1933, as amended, which we refer to as the "Securities Act," with respect to the shares offered in this prospectus. This prospectus contains summaries of the material terms of the documents it refers to, but does not contain all of the information set forth in the registration statement of which this prospectus is a part. For further information, we refer you to the registration statement. You can inspect and copy the registration statement at the public reference facilities maintained by the SEC. The SEC's public reference facilities are located at its Public Reference Section, One Station Place, 100 F Street, N.E., Washington, D.C. 20549. Information as to the operation of the public reference facility is available by calling the SEC at 1-800-SEC-0330. The SEC maintains an internet website that contains reports, information statements and other information that we file electronically with the SEC. You may access the website at http://www.sec.gov.

      This is a combined prospectus for the offering of the Claymore MACROshares Oil Up Holding Shares and the offering of the Claymore MACROshares Oil Up Tradeable Shares. We are only offering the Claymore MACROshares Oil Up Holding Shares and the Claymore MACROshares Oil Up Tradeable Shares in this prospectus. This prospectus does not constitute an offer of shares to any person in any state or other jurisdiction in which such offer would be unlawful.

                             REPORTS TO SHAREHOLDERS

      We will prepare and file with the Securities and Exchange Commission, in accordance with the requirements of the Securities Exchange Act of 1934, as amended, quarterly reports on Form 10-Q, annual reports on Form 10-K and current reports on Form 8-K for the Claymore MACROshares Oil Up Holding Trust and the Claymore MACROshares Oil Up Tradeable Trust. You may contact your broker to obtain paper copies of these reports.

                           FORWARD-LOOKING STATEMENTS

      The SEC encourages issuers to disclose forward-looking information so that investors can better understand the future prospects of their investments and make informed investment decisions. This prospectus contains these types of statements. We make these statements directly in this prospectus. Words such as "anticipates," "estimates," "expects," "projects," "intends," "plans," "believes" and words or terms of similar substance used in connection with any discussion of the future performance of the shares offered in this prospectus are forward-looking statements. All forward-looking statements reflect our present expectation of future events and the realization of these future events is subject to a number of important variables that could cause actual results to differ materially from those described in the forward-looking statements. The "RISK FACTORS" section of this prospectus provides examples of these variables. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus. Except for our ongoing obligation to disclose material information under the federal securities laws, we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

                               TRANSACTION DIAGRAM

      The following diagram shows the relationship between the Claymore MACROshares Oil Up Tradeable Trust, the Claymore MACROshares Oil Up Holding Trust, the Claymore MACROshares Oil Down Tradeable Trust and the Claymore MACROshares Oil Down Holding Trust. A majority of the Claymore MACROshares Oil Up Holding Shares will be deposited into the Claymore MACROshares Oil Up Tradeable Trust. Similarly, a majority of the Claymore MACROshares Oil Down Holding Shares will be deposited into the Claymore MACROshares Oil Down Tradeable Trust. There is, however, no contractual relationship between the Claymore MACROshares Oil Up Tradeable Trust and the Claymore MACROshares Oil Down Tradeable Trust.

                             [TRANSACTION DIAGRAM]

                               PROSPECTUS SUMMARY

      This summary highlights information contained elsewhere in this prospectus, but may not include all of the information that may be important to you. You should read this entire prospectus carefully, including the "RISK FACTORS" and "FORWARD-LOOKING STATEMENTS" sections, before making an investment decision.

      This is a combined prospectus for the offering of the Up-MACRO holding shares and the offering of the Up-MACRO tradeable shares. The Up-MACRO tradeable shares represent a pass-through investment in the Up-MACRO holding shares that are held on deposit in the Up-MACRO tradeable trust. In this prospectus, we discuss matters relating to the Up-MACRO holding trust and the Up-MACRO tradeable trust. We also discuss matters relating to the Down-MACRO holding trust to the extent that these matters are relevant to you, as a holder of Up-MACRO holding shares or a holder of Up-MACRO tradeable shares. However, disclosure about the Down-MACRO tradeable trust is very limited, because there is no contractual relationship between the Down-MACRO tradeable trust and either the Up-MACRO holding trust or the Up-MACRO tradeable trust and because the terms of, and any distributions made by, the Down-MACRO tradeable trust will have no impact on the Up-MACRO holding shares or the Up-MACRO tradeable shares. We discuss the Down-MACRO tradeable trust in this prospectus only to the extent that any matter relating to that trust is directly relevant to you, as a holder of Up-MACRO holding shares or a holder of Up-MACRO tradeable shares. Only the Up-MACRO holding shares and the Up-MACRO tradeable shares are being offered by this prospectus.

      Please note that when we refer in this summary to the "per share underlying value" that is represented by your Up-MACRO holding shares or your Up-MACRO tradeable shares on any date, we mean the amount that you would be entitled to receive as a final distribution on that date if the paired holding trusts were to settle the settlement contracts and the Up-MACRO holding trust were to make a final distribution on your Up-MACRO holding shares or the Up-MACRO tradeable trust were to pass through such final distribution on your Up-MACRO tradeable shares. Such a final distribution is, however, merely hypothetical and we refer to it solely for the purpose of explaining the meaning of underlying value and the terms of the income distribution agreement and the settlement contracts. As a holder of Up-MACRO holding shares, you are entitled to receive a final distribution on those shares only on the final scheduled termination date, an early termination date or, if you are an authorized participant, upon directing a redemption of those shares on any redemption date, and you must sell your Up-MACRO holding shares in order to liquidate your investment in those shares at any time prior to those dates. As a holder of Up-MACRO tradeable shares, you are entitled to receive a final distribution on your Up-MACRO tradeable shares only on the earlier of the final scheduled termination date and an early termination date and you must sell your Up-MACRO tradeable shares in order to liquidate your investment in those shares at any time prior to those dates.

The Issuers and the Securities Offered

      On November [ ], 2006, or the "closing date," the Claymore MACROshares Oil Up Holding Trust, which is referred to in this prospectus as the "Up-MACRO holding trust," was established and began accepting orders from authorized participants for the issuance of Claymore MACROshares Oil Up Holding Shares, or the "Up-MACRO holding shares," in the form of certificates representing undivided beneficial interests in the Up-MACRO holding trust. The Up-MACRO holding trust was established by us under the laws of the State of New York. We are MACRO Securities Depositor, LLC and we are acting as "depositor" for the Up-MACRO holding trust, as well as for the Up-MACRO tradeable trust described below. We are also acting as depositor for the Claymore MACROshares Oil Down Holding Trust, or the "Down-MACRO holding trust," and the Claymore MACROshares Oil Down Tradeable Trust, or the "Down-MACRO tradeable trust," both of which are described in this prospectus.

      For more information about the Up-MACRO holding trust, see "FORMATION OF THE PAIRED HOLDING TRUSTS AND THE UP-MACRO TRADEABLE TRUST." For more information about us, see "THE DEPOSITOR."

      On the closing date, the Claymore MACROshares Oil Up Tradeable Trust, which is referred to in this prospectus as the "Up-MACRO tradeable trust," was established and began accepting orders from authorized participants for the issuance of Claymore MACROshares Oil Up Tradeable Shares, or the "Up-MACRO tradeable shares," in the form of certificates representing undivided beneficial interests in the Up-MACRO tradeable trust. The Up-MACRO tradeable trust was established by us under the laws of the State of New York. The assets of the Up-MACRO tradeable trust will consist exclusively of the Up-MACRO holding shares deposited from time to time in that trust.

      For more information about the Up-MACRO tradeable trust, see "FORMATION OF THE PAIRED HOLDING TRUSTS AND THE UP-MACRO TRADEABLE TRUST."

The Paired Holding Trust

      Concurrently with the formation of the Up-MACRO holding trust, we have also formed the Claymore MACROshares Oil Down Holding Trust, which is referred to in this prospectus as the "Down-MACRO holding trust," under New York law. We refer to the Up-MACRO holding trust and the Down-MACRO holding trust as the "paired holding trusts." We also refer to the Down-MACRO Holding Trust as the "paired holding trust" with respect to the Up-MACRO Holding Trust and to the Up-MACRO Holding Trust as the "paired holding trust" with respect to the Down-MACRO Holding Trust. The paired holding trusts entered into an income distribution agreement and multiple settlement contracts with each other on the closing date.

      The Down-MACRO holding trust will issue the Claymore MACROshares Oil Down Holding Shares, or the "Down-MACRO holding shares." The Down-MACRO holding shares will be issued in the form of certificates, each representing an undivided beneficial interest in the Down-MACRO holding trust. We refer to the Up-MACRO holding shares and the Down-MACRO holding shares as the "paired holding shares."

      We have also formed under New York law the Claymore MACROshares Oil Down Tradeable Trust, which is referred to in this prospectus as the "Down-MACRO tradeable trust," and which will issue the Claymore MACROshares Oil Down Tradeable Shares, or the "Down-MACRO tradeable shares," in the form of certificates representing undivided beneficial interests in that trust. The assets of the Down-MACRO tradeable trust will consist exclusively of the Down-MACRO holding shares deposited from time to time in that trust.

      At any time on and after the closing date, authorized participants may direct the issuance of paired holding shares and Up-MACRO and Down-MACRO tradeable shares by delivering a creation order for a paired issuance to Claymore Securities, Inc., which is acting as the administrative agent for all four of the trusts, in accordance with the procedures described in this prospectus. Up-MACRO and Down-MACRO holding shares will only be issued in the form of MACRO units composed of 50,000 Up-MACRO holding shares and 50,000 Down-MACRO holding shares. If an authorized participant wishes to create Up-MACRO and/or Down-MACRO tradeable shares, it must direct a paired issuance of paired holding shares and, concurrently, direct the deposit of these shares into the Up-MACRO and/or Down-MACRO tradeable trust, as applicable. Each tradeable trust will issue one tradeable share for each holding share deposited into that trust. Paired holding shares and tradeable shares will always be issued at the per share underlying value of those shares at the time that the relevant creation order is received. Following delivery by the authorized participant to the trustee of funds equal to the aggregate underlying value of the shares being issued, the trustee will credit the authorized participant's account at DTC with the number of paired holding shares and/or Up-MACRO and Down-MACRO tradeable shares created by that authorized participant in accordance with the procedures specified in the participants agreement and described in this prospectus.

      The trustee for the paired holding trusts will use the net proceeds received by each trust in connection with each paired issuance to acquire, in accordance with the directions of the administrative agent and on behalf of each paired holding trust, bills, bonds and notes issued and guaranteed by the United States Treasury and repurchase agreements collateralized by United States Treasury securities, that are, in each case, scheduled to mature prior to the first quarterly distribution date. We refer to these obligations generically as "treasuries."

The Income Distribution Agreement and the Settlement Contracts

      The paired holding trusts will enter into an income distribution agreement under which the trusts will make quarterly payments to each other out of the income generated by their treasuries that remains available after each trust has paid its fees and expenses and the fees and expenses of the related tradeable trust. Under the income distribution agreement, the Up-MACRO holding trust will, on each distribution date, either (1) be required to pay all or a portion of its available income to the Down-MACRO holding trust or (2) be entitled to receive all or a portion of the Down-MACRO holding trust's available income, based, in each case, on the level of the Applicable Reference Price of Crude Oil on each day that has elapsed since the preceding distribution date. On each distribution date, a quarterly distribution of all available income on deposit in the Up-MACRO holding trust will be made on the Up-MACRO holding shares and passed through to the Up-MACRO tradeable shares after the Up-MACRO holding trust has made or received a payment under the income distribution agreement.

      For more information about the income distribution agreement, see "DESCRIPTION OF THE UP-MACRO HOLDING AND TRADEABLE SHARES -- Quarterly Distributions" and "DESCRIPTION OF THE UP-MACRO HOLDING TRUST ASSETS -- The Income Distribution Agreement."

      The Up-MACRO holding trust will also enter into multiple settlement contracts with the Down-MACRO holding trust. In order to facilitate paired issuances and paired optional redemptions, the paired holding trusts will settle one settlement contract in connection with the optional redemption of each MACRO unit and will enter into a new settlement contract in connection with the paired issuance of each new MACRO unit, except that multiple creation orders and multiple redemption orders received on the same day will be netted for purposes of determining the net increase or decrease in the number of outstanding MACRO units. A "MACRO unit" will consist of 50,000 Up-MACRO holding shares and 50,000 Down-MACRO holding shares. Under each settlement contract, the Up-MACRO holding trust will either (1) be required to make a final payment out of its assets to the Down-MACRO holding trust or (2) be entitled to receive a final payment from the Down-MACRO holding trust out of the assets of the Down-MACRO holding trust. These settlement obligations will be based on the change in the level of the Applicable Reference Price of Crude Oil from its starting level to its ending level (i) on the last price determination day preceding the final scheduled termination date, (ii) on the last price determination day preceding an early termination date or (iii) in the case of a redemption, on the relevant price determination day on which a redemption order is placed by an authorized participant. The final distribution made on the Up-MACRO holding shares and passed through to the Up-MACRO tradeable shares will depend upon the final payment that the Up-MACRO holding trust was required to make or entitled to receive under the settlement contracts.

      For more information about the settlement contracts, see "DESCRIPTION OF THE UP-MACRO HOLDING AND TRADEABLE SHARES -- Final Distribution" and "DESCRIPTION OF THE UP-MACRO HOLDING TRUST ASSETS -- The Settlement Contracts."

The Trust Agreements

      The Up-MACRO holding trust, the Up-MACRO tradeable trust, the Down-MACRO holding trust and the Down-MACRO tradeable trust will be formed and their activities will be proscribed under the terms of four separate trust agreements entered into by us, as depositor, Investors Bank & Trust Company, as the trustee for each of the trusts, Claymore Securities, Inc., as administrative agent and a marketing agent, and MACRO Financial, LLC, also as a marketing agent. If you hold Up-MACRO holding shares, your rights as a shareholder will be governed by the trust agreement for the Up-MACRO holding trust. If you hold Up-MACRO tradeable shares, your rights as a shareholder will be governed by the trust agreement for the Up-MACRO tradeable trust. For a description of the terms of the trust agreements, see "DESCRIPTION OF THE TRUST AGREEMENTS."

The Trustee

      Investors Bank & Trust Company, a Massachusetts trust company, will act as trustee for the Up-MACRO holding trust, the Up-MACRO tradeable trust, the Down-MACRO holding trust and the Down-

MACRO tradeable trust pursuant to four separate trust agreements. The trustee will perform a number of duties on behalf of the four trusts, of which the following are important to holders of Up-MACRO holding shares and holders of Up-MACRO tradeable shares:

      o effecting paired optional redemptions and paired issuances of paired holding shares and effecting exchanges of Up-MACRO tradeable shares, as directed by the administrative agent;

      o making quarterly distributions and a final distribution to the holders of the Up-MACRO holding shares and passing through those distributions to the holders of the Up-MACRO tradeable shares;

      o acting as the custodian for the treasuries and all other assets of each of the paired holding trusts;

      o settling purchase orders for treasuries that are placed on behalf of the Up-MACRO holding trust by the administrative agent, in accordance with the directions of the administrative agent;

      o on each price determination day, calculating the price level percentage change, the underlying value of the Up-MACRO holding trust and the per share underlying value of one Up-MACRO holding share and one Up-MACRO tradeable share and providing these values to the administrative agent for posting on the website maintained by the administrative agent at http://www.claymoremacroshares.com;

      o calculating the available income, price level percentage change and the respective underlying values of the paired holding trusts prior to each redemption date, early termination date and the final scheduled termination date;

      o calculating, for each distribution date, the amount of available income on deposit in each of the paired holding trusts, the payment due under the income distribution agreement and the quarterly distributions to be made on the Up-MACRO holding shares and passed through to the Up-MACRO tradeable shares;

      o calculating, for the final scheduled termination date, an early termination date and each redemption date, the final payment due under the settlement contracts being settled and the final distribution to be made on the Up-MACRO holding shares and passed through to the Up-MACRO tradeable shares; and

      o providing notification of the occurrence of certain of the termination triggers.

      For performing its duties under the Up-MACRO holding trust agreement and the Up-MACRO tradeable trust agreement the trustee will be compensated out of funds on deposit in the fee payment account. See "DESCRIPTION OF THE TRUST AGREEMENTS -- Fees and Expenses of the Paired Holding Trusts."

      You may inspect any of the trust agreements and the records maintained by the trustee on behalf of any of the trusts at the office of the trustee during regular business hours upon two business days' prior notice at 200 Clarendon Street, Boston, Massachusetts 02116.

      For more information about the trustee and its responsibilities under the trust agreements, see "DESCRIPTION OF THE TRUST AGREEMENTS."

The Administrative Agent and Marketing Agents

      Claymore Securities, Inc., a Kansas corporation, will act as the administrative agent and a marketing agent for the Up-MACRO holding trust, the Up-MACRO tradeable trust, the Down-MACRO holding trust and the Down-MACRO tradeable trust and will be a party to the trust agreement for each of the trusts. Its rights and responsibilities will be specified in each trust agreement. For performing its duties as administrative agent and marketing agent under the Up-MACRO holding trust agreement and the Up-MACRO tradeable trust agreement, Claymore Securities, Inc. will be compensated out of funds on deposit in the fee payment account. See "DESCRIPTION OF THE TRUST AGREEMENTS -- Fees and Expenses of the Paired Holding Trusts."

      The administrative agent will perform or oversee the performance of a number of duties on behalf of the four trusts, of which the following are important to holders of Up-MACRO holding shares and holders of Up-MACRO tradeable shares:

     o directing the trustee in the acquisition of new treasuries for the paired holding trusts on each distribution date and each issuance date, including placing the purchase orders for such treasuries, in accordance with the acquisition guidelines that are specified in the trust agreements for the paired holding trusts and described in this prospectus under "DESCRIPTION OF THE UP-MACRO HOLDING TRUST ASSETS -- United States Treasury Obligations;"

     o selecting treasuries and repurchase agreements on treasuries to be delivered in connection with the settlement of the settlement contracts and in connection with paired optional redemptions in accordance with the rules specified in the trust agreements;

     o processing redemption and creation orders for holding and tradeable shares from authorized participants;

     o    directing the trustee in effecting redemptions and issuances;

     o maintaining the website located at http://www.claymoremacroshares.com, where you can obtain information about the performance of your Up-MACRO holding shares or your Up-MACRO tradeable shares; and

     o providing notification of the occurrence of certain termination triggers.

      For more information about the administrative agent and its responsibilities under the trust agreements, see "DESCRIPTION OF THE TRUST AGREEMENTS."

      Claymore Securities, Inc. and MACRO Financial, LLC will act as the marketing agents for the holding and tradeable trusts pursuant to the trust agreement for each trust. The duties of the marketing agents will include developing a marketing plan for the paired holding trusts, preparing marketing materials and organizing investor presentations.

Daily Reporting

      The American Stock Exchange, or the "AMEX," will act as a calculation agent for the Up-MACRO holding trust, the Up-MACRO tradeable trust, the Down-MACRO holding trust and the Down-MACRO tradeable trust. Throughout each price determination day, from the opening of trading on NYMEX at 10:00 a.m. New York City time to the close of trading of the tradeable shares on the AMEX at 4:15 p.m. New York City time, the AMEX will calculate and post every fifteen
(15) seconds on its website located at http://www.amex.com/[ ], immediately following each transmission from NYMEX of the current market price of the light sweet crude oil futures contract of the designated maturity, which is described in the next section of this summary:

      o     an indicative underlying value of the Up-MACRO holding trust; and

      o the per share underlying value that is allocable to one Up-MACRO holding share and one Up-MACRO tradeable share.

      The AMEX will also post any corrections made by NYMEX to the Applicable Reference Price of Crude Oil that was reported by NYMEX on preceding price determination days.

      For more information about the calculation agent and its daily reporting responsibilities, see "DESCRIPTION OF THE TRUST AGREEMENTS -- Calculations."

The Applicable Reference Price of Crude Oil

      The amount of each payment required to be made by the paired holding trusts under the income distribution agreement will be based on the daily level of the Applicable Reference Price of Crude Oil during the preceding calculation period and the amount of the settlement payment to be made under the settlement contracts will be based on the Applicable Reference Price of Crude Oil at the time those payments are made. When we refer to the "Applicable Reference Price of Crude Oil," we are referring to the settlement price of the NYMEX Division light sweet crude oil futures contract of the designated maturity, as established and reported by NYMEX on a per barrel basis in U.S. dollars at the end of each price determination day. When we refer to a light sweet crude oil futures contract of the "designated maturity," we mean the contract that matures
(i) during the next succeeding calendar month if the date of determination is the first day of the current calendar month through and including the tenth business day of the current calendar month and (ii) during the second succeeding calendar month if the date of determination is the eleventh business day of the current calendar month through the last day of the current calendar month. For example, from September 1 through the tenth business day in September, the Applicable Reference Price of Crude Oil will reflect the price of the NYMEX Division light sweet crude oil futures contract that is scheduled to settle in October. From the eleventh business day in September through and including September 30, the NYMEX contract of the designated maturity will be the contract that settles in November. From October 1 through and including the tenth business day in October, the NYMEX contract designated month will continue to be November. The reason for this is that around the middle of each calendar month, the highest volume of trading in NYMEX Division light sweet crude oil futures contracts generally moves from the contract that settles in the following month to the contract that settles in the second following month. Switching into the next month's contract around the eleventh business day of each month is intended to minimize the reflection in the Applicable Reference Price of Crude Oil of factors related to the physical delivery of crude oil, such as physical storage and delivery costs. If the eleventh business day of any month occurs later than the seventeenth calendar day of that month, then the switch to the second month's contract will be made on the preceding business day that occurs on or prior to the seventeenth day of that calendar month.

      The NYMEX Division light sweet crude oil futures contract, or the "light sweet crude oil futures contract," trades in units of 1,000 barrels under the trading symbol "CL," followed by a reference to the month and year in which such contract settles. The delivery point for the light sweet crude oil futures contract is Cushing, Oklahoma and the primary deliverable is West Texas Intermediate crude oil, which is a high-grade oil that is generally considered to be the U.S. benchmark grade of oil. The end-of-day "settlement price" or "closing price" for the light sweet crude oil futures contract for each delivery month is established by the NYMEX Settlement Price Committee and will generally equal, if certain minimum trading volume criteria are met, the weighted average price, rounded to the nearest minimum fluctuation, of all outright transactions in that contract month that occurred during the last two minutes of the regular trading session ending at 2:30 p.m. New York City time or, for the last day on which a contract trades, during the last 30 minutes of trading. If the minimum trading volume criteria are not met, the settlement price will be determined by the NYMEX Settlement Price Committee by application of a different methodology. For a description of how settlement prices are determined by NYMEX, see "DESCRIPTION OF THE APPLICABLE REFERENCE PRICE OF CRUDE OIL -- The Determination of the Settlement Price of the Light Sweet Crude Oil Futures Contract" in this prospectus.

      MacroMarkets LLC has entered into a licensing agreement with NYMEX for the use of the settlement prices for certain of the commodity futures contracts that trade on the facilities of NYMEX, including the light sweet crude oil futures contracts. MacroMarkets LLC has sublicensed to us and to the paired holding trusts and the tradeable trusts the use of the settlement prices for light sweet crude oil futures contracts. The term of the license granted by NYMEX is five years and NYMEX has the right to terminate the license earlier, if it believes that MacroMarkets LLC or any of its sublicensees have misused the license.

Upon termination of the NYMEX license, MacroMarkets LLC and we will seek to negotiate a renewal of the license on terms comparable to those of the existing license or, if NYMEX refuses to renew the license on acceptable terms, we will seek to negotiate a license with the Dow Jones Energy Service for its West Texas Intermediate crude oil spot price on terms comparable to the NYMEX license. If such a license is obtained, this spot price will become the new Applicable Reference Price of Crude Oil. The Dow Jones Energy Service has not consented as of the date of this prospectus to the use by us of its West Texas Intermediate crude oil spot price. "Dow Jones" is a registered trademark of Dow Jones & Company, Inc. If we are unable to obtain a license from the Dow Jones Energy Service, the holders of the paired holding shares (including the holders of the tradeable shares who will be entitled to vote the underlying holding shares on deposit in the tradeable trusts for this purpose) may vote to select a different crude oil price provider. If the shareholders are not able to agree unanimously on a new price provider or we are unable to negotiate a license with the provider selected by the shareholders, a termination trigger will occur and all outstanding holding and tradeable shares will be redeemed on the ensuing early termination date. The Dow Jones Energy Service, or any other price provider selected by the shareholders, is referred to in this prospectus as a "substitute oil price provider" and the price for West Texas Intermediate Crude Oil or Light Sweet Louisiana Crude Oil generated or determined by that provider are each referred to as a "substitute reference oil price."

      When we refer to a "price determination day," we are referring to each day on which trading of the light sweet crude oil futures contract of the designated maturity occurs by open outcry on the trading floor of NYMEX, meaning trading by individuals on the physical facilities of NYMEX through the use of verbal or hand signals, rather than through electronic or other means. Price determination days are generally the same as business days - that is, any day other than a Saturday, a Sunday or a day on which banking institutions and stock exchanges in New York, New York are authorized or required by law, regulation or executive order to close. If NYMEX replaces its open outcry trading procedures with an electronic trading platform, then the settlement price that is determined on the basis of trading on that platform will be the Applicable Reference Price of Crude Oil and the "price determination day" will be each day on which trading occurs on that platform. If a substitute reference oil price is being used, the "price determination day" will be each day on which this price is determined by, or in accordance with the rules of, the substitute oil price provider.

      On each price determination day, the trustee will use the Applicable Reference Price of Crude Oil established and reported by NYMEX or the substitute oil price provider on that day to calculate the underlying value of the Up-MACRO holding trust. If the level of the Applicable Reference Price of Crude Oil increases, the underlying value of the Up-MACRO holding trust will also increase by a proportionate amount. Conversely, if the level of the Applicable Reference Price of Crude Oil decreases, the underlying value of the Up-MACRO holding trust will also decrease by a proportionate amount.

The Assets of the Up-MACRO Tradeable Trust

      The assets of the Up-MACRO tradeable trust will consist of:

      o at least a majority of the Up-MACRO holding shares issued by the Up-MACRO holding trust and outstanding at any time;

      o a securities account created under the Up-MACRO tradeable trust agreement into which all of the Up-MACRO holding shares acquired by the Up-MACRO tradeable trust on the closing date and on any issuance order date will be deposited;

      o a distribution account created under the Up-MACRO tradeable trust agreement into which all distributions received on the Up-MACRO holding shares will be deposited prior to being distributed to the holders of the Up-MACRO tradeable shares; and

      o a netting account created under the Up-MACRO tradeable trust agreement to which any of the Up-MACRO tradeable shares to be exchanged for Up-MACRO holding shares will be credited on any day on which existing Up-MACRO tradeable shares are being exchanged in connection with a paired optional redemption of holding shares or a discretionary exchange and new Up-MACRO tradeable shares are concurrently being issued in connection with a paired issuance of holding shares or a discretionary deposit of holding shares into the Up-MACRO tradeable account. The Up-MACRO tradeable shares credited to the netting account on any day will be netted against the Up-MACRO tradeable shares to be issued on that day.

      For more information about the assets of the Up-MACRO tradeable trust, see "DESCRIPTION OF THE UP-MACRO TRADEABLE TRUST ASSETS."

The Assets of the Up-MACRO Holding Trust

      The assets of the Up-MACRO holding trust will consist of:

      o treasuries and what we refer to as "income" on those treasuries, consisting of stated interest on treasury notes and bonds and the discount that is realized when the par amount received on a treasury bill, note or bond at maturity exceeds the purchase price at which the Up-MACRO holding trust acquired that treasury, or interest paid on amounts borrowed under treasury repurchase agreements;

      o     the trust's rights under the income distribution agreement;

      o     the trust's rights under the settlement contracts;

      o the trust's rights under the licensing agreement with MacroMarkets LLC to use the patented MACROs structure;

      o the trust's rights under the NYMEX sublicensing agreement entered into with MacroMarkets pursuant to which the trust will be permitted to use the settlement prices of a light sweet crude oil futures contract of the designated maturity and the NYMEX name;

      o the trust's rights under its trust agreement to rely on the services provided by the administrative agent, the marketing agent and the trustee;

      o a securities account created under the Up-MACRO holding trust agreement into which all of the treasuries will be deposited for the benefit of the holders of the Up-MACRO holding shares;

      o a distribution account created under the Up-MACRO holding trust agreement into which all income realized on the treasuries and all amounts received under the income distribution agreement and the settlement contracts will be deposited and then used, first, to make a deposit to the fee payment account, second, to make payments to the Down-MACRO holding trust under the income distribution agreement and the settlement contracts, if applicable, and, third, to make quarterly and final distributions to the holders of the Up-MACRO holding shares;

      o a fee payment account created under the Up-MACRO holding trust agreement into which the fee deduction amount will be deposited on each distribution date and applied to pay the expenses and fees of the Up-MACRO holding and tradeable trusts; and

      o a netting account created under the Up-MACRO holding trust agreement to which the trustee credits (1) Up-MACRO holding shares being redeemed in paired optional redemptions and nets such shares against any shares that are being created in paired issuances on the same date, and (2) cash delivered by authorized participants in connection with paired issuances and nets such cash against the final distributions to be made in connection with paired optional redemptions being effected on the same date.

      The treasuries purchased on behalf of the Up-MACRO holding trust on the closing date, on any distribution date or in connection with any paired issuance of Up-MACRO holding shares may consist of bills, notes and bonds of varying maturities and repurchase agreements of varying terms that are fully collateralized by treasuries and entered into with counterparties that meet specified capital requirements or are deemed creditworthy by the administrative agent; however each such treasury and repurchase agreement must mature or terminate prior to the next scheduled distribution date. When we refer to "treasuries" in this prospectus, the term includes repurchase agreements on treasuries. On each distribution date, except for the final scheduled termination date or an early termination date, the administrative agent will direct the trustee to reinvest the proceeds of the maturity of the paired holding trusts' treasuries in new treasuries. The administrative agent will also direct the trustee to invest in treasuries all funds delivered to it in connection with each paired issuance of paired holding shares. The obligations of the paired holding trusts to each other under the income distribution agreement and the settlement contracts will be secured by the treasuries and any cash on deposit in each of those trusts.

      On each distribution date and each issuance order date, the administrative agent will use commercially reasonable efforts to identify and direct the trustee to purchase, on behalf of each of the paired holding trusts, treasuries with the same maturities or terms, stated interest rates, if any, and applicable discount rates in order for each trust to be able to realize comparable amounts of income during each quarter. The administrative agent will select treasuries for acquisition by the trustee in accordance with the acquisition guidelines specified in each holding trust agreement. Treasuries will be acquired and held in the minimum permissible denominations in order to facilitate the maintenance of parity in the assets held by each of the paired holding trusts. Although the administrative agent will use commercially reasonable efforts to direct the trustee to keep all funds on deposit in each paired holding trust invested in treasuries, a portion of the assets of a paired holding trust may from time to time be held in the form of cash, due to mismatches between the maturity profiles of treasuries available for purchase and the length of time between distribution dates. In addition, any treasuries delivered in connection with a paired optional redemption will be selected by the administrative agent on a "last in, first out" basis. If interest rates are increasing and funds received in connection with paired issuances are being invested in higher-yielding treasuries, this method of selection may result in the relatively higher-yielding treasuries being delivered to redeeming authorized participants and relatively lower-yielding treasuries remaining in the paired holding trusts, thereby causing a decrease in both trusts' daily yield rates. Conversely, if interest rates are decreasing and funds received in connection with paired issuances are being invested in lower-yielding treasuries, this method of selection may result in the relatively lower-yielding treasuries being delivered to redeeming authorized participants. The treasuries selected by the administrative agent to be delivered as the final distribution in a paired optional redemption will be distributed ratably, by type, to each redeeming authorized participant. See "RISK FACTORS -- The return on your shares is uncertain -- The paired holding trusts may deliver treasuries instead of cash in a paired optional redemption."

      For more information about the assets of the Up-MACRO holding trust, see "DESCRIPTION OF THE UP-MACRO HOLDING TRUST ASSETS."

Calculation of Underlying Value

      The final distribution made on the Up-MACRO holding shares on the final scheduled termination date, an early termination date or a redemption date will be based upon the underlying value of the Up-MACRO holding trust (1) in the case of the final scheduled termination date, on the last price determination day that precedes that date, (2) in the case of an early termination date, also on the last price determination day that precedes that date, and (3) in the case of a redemption date, on the related redemption order date. The underlying value of the Up-MACRO holding trust on each price determination day is calculated by reference to the level of the Applicable Reference Price of Crude Oil on that day and represents the aggregate amount of the assets in the paired holding trusts to which the Up-MACRO holding trust would be entitled if the settlement contracts were settled on that day. The underlying value of the Up-MACRO holding trust on each day also represents the aggregate final distribution to which holders of the Up-MACRO holding shares would be entitled if those shares were redeemed on that day. The underlying value of the Up-MACRO holding trust on any day that is not a price determination day will be equal to its underlying value on the last preceding price determination day.

      An increase in the Applicable Reference Price of Crude Oil will result in a proportionate increase in the underlying value of the Up-MACRO holding trust. A decrease in the Applicable Reference Price of Crude Oil will result in a proportionate decrease in the underlying value of the Up-MACRO holding trust. After the closing date, the Applicable Reference Price of Crude Oil may fluctuate above or below a "starting level" of $[ ], which represents the Applicable Reference Price of Crude Oil (rounded to the nearest ten cents) on
November [   ], 2006, which was the last price determination day prior to the closing date. The proportion of the funds in the Up-MACRO holding trust and the Down-MACRO holding trust will initially be 1:1 and this proportion will be maintained throughout the entire transaction by virtue of the requirement that redemptions and issuances must be done in MACRO units composed of an equal number of Up-MACRO and Down-MACRO holding shares. The underlying value formula described below and the requirement that Up-MACRO holding shares can only be issued and redeemed in paired optional redemptions and paired issuances and only in the form of MACRO units, will ensure that a $1 change in the settlement price of the Applicable Reference Price of Crude Oil will result in a $1 change in the per share underlying value of each Up-MACRO holding share and each Up-MACRO tradeable share.

      Underlying value is calculated on any price determination day as follows:

      If the "ending level" of the Applicable Reference Price of Crude Oil established and reported by NYMEX or the applicable substitute oil price provider on that date is above the starting level determined on the closing date, the "underlying value" of the Up-MACRO holding trust on that date will equal:

      o the sum of the Up-MACRO earned income accruals for each day that has elapsed during the current calculation period, up to and including the current date plus

      o     the Up-MACRO investment amount on that date

            plus

      o the Down-MACRO investment amount on that date multiplied by the "price level percentage change," which will equal, on any date, the absolute value of (i) the ending level of the Applicable Reference Price of Crude Oil on that date (or the last preceding price determination day if the date of determination is not a price determination day) minus the starting level of the Applicable Reference Price of Crude Oil divided by (ii) the starting level.

      If the "ending level" of the Applicable Reference Price of Crude Oil on that price determination day is below the starting level, the "underlying value" of the Up-MACRO holding trust on that day will equal:

      o the sum of the Up-MACRO earned income accruals for each day that has elapsed during the current calculation period, up to and including the current date of determination plus

      o     the Up-MACRO investment amount on that date

            minus

      o that Up-MACRO investment amount multiplied by the price level percentage change.

      If the ending level of the Applicable Reference Price of Crude Oil on any price determination day is equal to its starting level, the "underlying value" of the Up-MACRO holding trust on that date will be equal to the Up-MACRO investment amount plus the sum of the Up-MACRO earned income accruals for each day that has elapsed during the current calculation period. We refer to the period between distribution dates, beginning on the preceding distribution date and ending on the day prior to the current distribution date, as a "calculation period."

      The underlying value for any price determination day that is followed by one or more days that are not price determination days will include the earned income accruals for each of these days, calculated on the basis of the Applicable Reference Price of Crude Oil on the current price determination day. The underlying value for each day that is not a price determination day will be equal to the underlying value on the last preceding price determination day.

      Hypothetical calculations of underlying value are included for illustrative purposes in Appendix C to this prospectus.

      The "Up-MACRO investment amount" will equal, on any distribution date, the amount of cash that was actually invested on behalf of the Up-MACRO holding trust in treasuries on that distribution date, which is required to equal the lesser of (x) the aggregate par amount of its outstanding shares and (y) all funds that the trust holds on deposit on that distribution date. The "Up-MACRO investment amount" on any day during a calculation period (other than the distribution date) will equal the aggregate par amount of the Up-MACRO holding shares that are outstanding on that day if the amount actually invested on the preceding distribution date was equal to the Up-MACRO aggregate par amount on that date. If the amount actually invested on the last distribution date was less than the Up-MACRO aggregate par amount, then the "Up-MACRO investment amount" for each day of the ensuing calculation period will equal the amount that was actually invested divided by the number of Up-MACRO holding shares outstanding on that distribution date, multiplied by the number of Up-MACRO holding shares that are outstanding on the day on which the calculation is being made. Since the trustee is required to invest an amount equal to the Up-MACRO aggregate par amount in treasuries on each distribution date, the Up-MACRO investment amount should be equal to the Up-MACRO aggregate par amount, as increased and decreased by redemptions and paired issuances, throughout the ensuing calculation period. The only case in which this will not be true is if the Up-MACRO holding trust's daily fee accrual rate exceeded the daily yield rate on its treasuries during one or more preceding calculation periods and the resulting deficiency was not made up with income realized by the Up-MACRO holding trust during other preceding calculation periods following a general rise in interest rates. If a deficiency does exist during a calculation period, this deficiency will be reflected in the per share underlying value at which authorized participants may create and redeem the Up-MACRO holding shares.

      The "Down-MACRO investment amount" will be calculated in the same manner as the Up-MACRO investment amount.

      The "Up-MACRO earned income accrual" will equal, for each date of determination:

      (1) the Up-MACRO available income accrual for that date and either (x) if on such date the ending level of the Applicable Reference Price of Crude Oil is above the starting level, plus the Down-MACRO available income accrual on that date multiplied by the price level percentage change on that date or (y) if on such date the ending level is below the starting level, minus the Up-MACRO available income accrual multiplied by the price level percentage change on that date, plus

      (2) if the date of determination is also an issuance date on which a net increase in the Up-MACRO aggregate par amount has occurred after giving effect to all paired issuances and paired optional redemptions on that date, the product of the number of Up-MACRO holding shares created on such date constituting such net increase and the income component of the per share underlying value of each such Up-MACRO holding share, representing the Up-MACRO earned income accrual allocable to such share during the period from the last preceding distribution date to such issuance date, minus

      (3) if the date of determination is also a redemption date on which a net decrease in the Up-MACRO aggregate par amount has occurred after giving effect to all paired optional redemptions and paired issuances on that date, the product of the number of Up-MACRO holding shares redeemed on such date constituting such net decrease and the income component of the per share underlying value of each such Up-MACRO holding share, representing the Up-MACRO earned income accrual allocable to such share during the period from the last preceding distribution date to such redemption date.

      The earned income accrual for each day that is not a price determination day will be determined by reference to the price level percentage change on the last preceding price determination day.

      The Up-MACRO earned income accrual for each calculation period will be equal to the sum of the earned income accruals for each day of that calculation period.

      The "Up-MACRO available income accrual" and the "Down-MACRO available income accrual" for each day is (i) the sum of, for each treasury on deposit in the applicable trust on that day, the product of the purchase price at which the trust acquired that treasury multiplied by the daily yield rate applicable to that treasury minus (ii) the daily fee accrual. If the Up-MACRO or Down-MACRO available income accrual is a negative number, then such accrual will be equal to zero.

      The "daily fee accrual" for the Up-MACRO or Down-MACRO holding trust is the Up-MACRO or Down-MACRO asset amount, as applicable, on each day multiplied by the daily fee accrual rate. The sum of the daily fee accruals for each of the holding trusts for an entire calculation period will be equal to the fee deduction amount for that calculation period and that trust. The Up-MACRO asset amount and Down-MACRO asset amount are defined in the glossary of this prospectus.

      For purposes of calculating the Up-MACRO available income accrual and the Down-MACRO available income accrual, the "daily yield rate" for each treasury on deposit in the applicable holding trust will be the yield rate applicable to that treasury divided by either 365 or 366, depending upon the actual number of days in the current year. The "yield rate" for each treasury will be equal to its stated interest rate, if any, plus any applicable discount rate, based on the date of purchase and the purchase price at which the applicable holding trust acquired that treasury. The "daily fee accrual rate" will be equal to an annual rate of 1.60% until the second anniversary of the closing date and an annual rate of 1.50% for each succeeding year, divided by 365 or 366, depending on the actual number of days in the current year. These rates represent the annual rate at which the funds of each paired holding trust are allocated to be used for the payment of each trust's fees and expenses. For more information about calculating the income and expenses of the paired holding trusts, see "DESCRIPTION OF THE UP-MACRO HOLDING AND TRADEABLE SHARES -- Calculation of Underlying Value."

      The trustee will calculate the underlying value of the Up-MACRO holding trust and the portion of that underlying value that is allocable to one Up-MACRO holding share and one Up-MACRO tradeable share and provide those values to the administrative agent for posting on the website maintained by the administrative agent at http://www.claymoremacroshares.com within 4 hours of the time when NYMEX or the applicable substitute oil price provider makes available the Applicable Reference Price of Crude Oil. NYMEX publicly disseminates the settlement price of its light sweet crude oil futures contract by 3:15 p.m. New York City time on each price determination day, although it is not required to do so by any particular time.

      For a more detailed description of the calculation of underlying value, see "DESCRIPTION OF THE UP-MACRO HOLDING AND TRADEABLE SHARES -- Calculation of Underlying Value."

Quarterly Distributions

      A "distribution date" is scheduled to occur for the paired holding shares on the second business day preceding each record date, commencing in December of 2006. On each distribution date, the Up-MACRO holding trust will declare a quarterly distribution on the Up-MACRO holding shares. This quarterly distribution will be made out of the income that the Up-MACRO holding trust holds on deposit after it has deposited the fee deduction amount into the fee payment account and after it has either made or received a payment under the income distribution agreement on that distribution date. Each shareholder who is a registered holder of Up-MACRO holding shares or Up-MACRO tradeable shares on the "record date," which is the last business day of March, June, September and December of each year, commencing in December of 2006, will be entitled to receive the quarterly distribution. The quarterly distribution will be paid out to shareholders on the third business day of the month immediately following the month in which the related distribution date occurred, on the date we refer to as the "distribution payment date."

      The trustee for the Up-MACRO tradeable trust will pass through to each holder of the Up-MACRO tradeable shares that holder's proportionate share of the quarterly distribution that the Up-MACRO holding trust made to the Up-MACRO tradeable trust on the date it receives that quarterly distribution. The distribution date, record date and distribution payment date for the Up-MACRO tradeable trust are the same dates as for the Up-MACRO holding trust.

      On each distribution date, the Up-MACRO holding trust's entitlement under the income distribution agreement to its available income and the available income in the Down-MACRO holding trust will be based on the Applicable Reference Price of Crude Oil on each day during the preceding calculation period. On each day during the calculation period that precedes each distribution date, the entitlement of the Up-MACRO holding trust under the income distribution agreement, which we refer to as its "Up-MACRO earned income accrual," for that day is determined as follows:

      o If the ending level of the Applicable Reference Price of Crude Oil exceeds the starting level on that day, the Up-MACRO holding trust will become entitled to retain all of its available income accrual for that day and to receive all or a portion of the Down-MACRO holding trust's available income accrual for that day.

      o If the ending level of the Applicable Reference Price of Crude Oil is below the starting level, the Up-MACRO holding trust will become obligated to pay all or a portion of its available income accrual to the Down-MACRO holding trust.

      o On every day on which the ending level of the Applicable Reference Price of Crude Oil is the same as the starting level, neither an obligation to pay, nor an entitlement to receive, any payment under the income distribution agreement will accrue for the benefit of the Up-MACRO holding trust.

      On any day that is not a price determination day, the Up-MACRO earned income accrual will be determined by reference to the Applicable Reference Price of Crude Oil on the last preceding price determination day.

      The underlying value of the Up-MACRO holding trust on each distribution date will be calculated before available income, if any, is deducted from that underlying value and set aside for payment as a quarterly distribution on the related distribution payment date. As a result, the underlying value of the Up-MACRO holding trust on the day following each distribution date will reflect a relative decrease from the underlying value on that distribution date which will be unrelated to any movement in the level of the Applicable Reference Price of Crude Oil.

      On each distribution date, other than on the final scheduled termination date or an early termination date and other than with respect to any holding shares for which a redemption order was placed on that distribution date, the Up-MACRO holding trust will declare a "quarterly distribution" on each outstanding Up-MACRO holding share equal to:

      o the sum of Up-MACRO earned income accruals for each day of the preceding calculation period multiplied by

      o a fraction the numerator of which is one Up-MACRO holding share and the denominator of which is the aggregate number of outstanding Up-MACRO holding shares on that distribution date.

      On the distribution payment date that follows each distribution date, after the Up-MACRO holding trust has made a quarterly distribution on the Up-MACRO holding shares on deposit in the Up-MACRO tradeable trust, the Up-MACRO tradeable trust will pass through on each outstanding Up-MACRO tradeable share an amount equal to:

      o the quarterly distribution received by the Up-MACRO tradeable trust from the Up-MACRO holding trust on that distribution payment date divided by

      o the aggregate number of outstanding Up-MACRO tradeable shares on that distribution date.

      For a more detailed description of how payments under the income distribution agreement are calculated, see "DESCRIPTION OF THE UP-MACRO HOLDING TRUST ASSETS -- The Income Distribution Agreement."

      Distributions of the Up-MACRO earned income accruals on the final scheduled termination date, an early termination date or any redemption date will be made as part of the final distribution that is made on those dates, as described in the next section of this summary entitled "-- Final Distribution," and in greater detail in the section entitled "DESCRIPTION OF THE UP-MACRO HOLDING AND TRADEABLE SHARES -- Final Distribution."

      On each distribution date, the "available income" of the Up-MACRO holding trust will be equal to the sum of the available income accruals for each day of the preceding calculation period, as reduced by any portion of those accruals that were paid out as part of final distributions made in any paired optional redemptions made during that same period and increased in connection with paired issuances by the portion of the underlying value at which shares were created that represents earned income accruals.

      If the available income of the Up-MACRO holding trust for any calculation period is a negative number, then the available income of the Up-MACRO holding trust for the applicable distribution date will be equal to zero and the Up-MACRO holding trust will not make any payments under the income distribution agreement or any quarterly distribution to its shareholders on that distribution date unless it was entitled to and received a portion of the Down-MACRO holding trust's available income. However, since the administrative agent will be required to use commercially reasonable efforts to direct the acquisition of identical assets for each of the paired holding trusts, and each trust has the same daily fee accrual rate, it is unlikely that there would be a significant difference in the income accrued by each of the trusts during any period.

      We refer to the product of the aggregate number of outstanding shares issued by the Up-MACRO holding trust and a stated par amount of $[ ] per share as the "Up-MACRO aggregate par amount" and to the product of the aggregate number of outstanding shares issued by the Down-MACRO holding trust and a stated par amount of $[ ] per share as the "Down-MACRO aggregate par amount." The stated par amount per share is equal to the starting level of the Applicable Reference Price of Crude Oil.

      If available, an amount equal to the Up-MACRO aggregate par amount will always be reinvested by the trustee, at the direction of the administrative agent, in new treasuries on each distribution date unless that distribution date is the final scheduled termination date or an early termination date. If a redemption order is delivered on a distribution date, the Up-MACRO aggregate par amount will first be reduced by the aggregate par amount of any Up-MACRO holding shares being redeemed on that date. If, after depositing the fee deduction amount into the fee payment account, the funds remaining on deposit in the Up-MACRO holding trust on any distribution date are equal to or less than the Up-MACRO aggregate par amount, then all of these remaining funds must be reinvested in treasuries and the trust will have no available income on that date. If less than the Up-MACRO aggregate par amount is invested in treasuries on any distribution date because the fee deduction amount exceeded the income on the Up-MACRO holding trust's treasuries, the deficiency in the amount that is invested must be made up out of income received on subsequent distribution dates until the amount invested does equal the Up-MACRO aggregate par amount.

      The Up-MACRO holding trust may make minimal or no quarterly distributions to its shareholders on one or more distribution dates if treasury yield rates drop to and remain below the fee accrual rate of 1.60% for the first two years following the closing date or 1.50% thereafter. Assuming there are no deficiencies in the amount that was invested on behalf of the paired holding trusts during previous calculation periods, any daily yield on the treasuries during any calculation period that is in excess of the daily fee accrual rate for that calculation period will be distributed to the holders of the paired holding shares as a quarterly distribution. The allocation of this yield as between the Up-MACRO and the Down-MACRO holding shares will be determined under the income distribution agreement based on the respective underlying values of each of the paired holding trusts on each day of the preceding calculation period. See "RISK FACTORS -- Income on the treasuries may be insufficient to make quarterly distributions."

      The administrative agent will always use a "last in, first out" method for selecting which treasuries to deliver in a redemption. As a result, in both a rising and a falling interest rate environment, paired optional redemptions that are effected between distribution dates may result in a decrease in the daily yield rate on the treasuries in the paired holding trusts for the remaining shareholders. See "RISK FACTORS -- The return on your shares is uncertain -- The paired holding trusts may deliver treasuries instead of cash in a paired optional redemption." The treasuries selected by the administrative agent to be delivered as the final distribution in a paired optional redemption will be distributed ratably, by type, to each redeeming authorized participant.

      The available income of the Down-MACRO holding trust will be calculated in the same way as that of the Up-MACRO holding trust. If available, an amount equal to the Down-MACRO aggregate par amount on each distribution date (after taking into account any redemptions directed on that date) will always be reinvested by the trustee in new treasuries (unless such distribution date is the final scheduled termination date or an early termination date), but the amount actually invested may be less on one or more distribution dates if the fee deduction amount of the Down-MACRO holding trust exceeded the Down-MACRO holding trust's income on those distribution dates.

      If the Up-MACRO holding trust has no available income on any distribution date, then it will not make any payment under the income distribution agreement that it may otherwise have been required to make to the Down-MACRO holding trust. Similarly, if on any distribution date the proceeds of the treasuries in the Down-MACRO holding trust minus its fee deduction amount are equal to or less than the Down-MACRO aggregate par amount, then the Down-MACRO holding trust will not have any available income and it will not make any payment under the income distribution agreement that it may otherwise have been required to make to the Up-MACRO holding trust on that distribution date. If either of the paired holding trusts fails to make a payment under the income distribution agreement on any distribution date because it does not have any available income, that trust will not be required to make up that payment on any subsequent distribution date, even if it has funds available to do so.

      Furthermore, if on any distribution date the Up-MACRO holding trust does not have any available income and does not receive any available income from the Down-MACRO holding trust, it will not make any quarterly distribution to its shareholders on that distribution date. The Up-MACRO holding trust is not required to make quarterly distributions in any stated amount and if no funds are available to make a quarterly distribution on any distribution date, no amounts will be payable with respect to that distribution date on any subsequent date. See "RISK FACTORS -- You may lose your entire investment in the Up-MACRO holding shares or the Up-MACRO tradeable shares which you hold; there is no guarantee as to the amount of any quarterly distribution or the amount of the final distribution."

Final Distribution

      General

      The Up-MACRO holding trust will declare a final distribution on all or a portion of the Up-MACRO holding shares on the earliest to occur of:

      o the distribution date scheduled to occur in December of 2026, which we refer to as the "final scheduled termination date;"

      o an "early termination date," which is the next distribution date that follows the occurrence of a termination trigger; and

      o a "redemption order date," which is any business day on which an authorized participant places an order for a paired optional redemption of all or a portion of the paired holding shares.

      The final distribution declared by the Up-MACRO holding trust on the final scheduled termination date, an early termination date or any redemption order date will depend upon the payments that it is required to make to, or that it is entitled to receive from, the Down-MACRO holding trust under the settlement contracts that are settled in connection with the redemption of shares. The final payment under the settlement contracts will, in turn, be based on the underlying value of the Up-MACRO holding trust on (i) the last price determination day preceding the final scheduled termination date, (ii) the last price determination day preceding an early termination date and, (iii) in the case of a paired optional redemption, the relevant redemption order date. This underlying value will be based on the Applicable Reference Price of Crude Oil on the relevant date on which the underlying value is calculated. If the level of the Applicable Reference Price of Crude Oil on the relevant price determination day is above its starting level, the Up-MACRO holding trust will be entitled to receive a final payment from the Down-MACRO holding trust in an amount proportional to the increase in the level of that price. If the level of the Applicable Reference Price of Crude Oil on the relevant price determination day is below its starting level, the Up-MACRO holding trust will be required to make a final payment to the Down-MACRO holding trust in an amount proportional to the decrease in the level of that price.

      The purpose of the final payment under the settlement contracts is to transfer assets between the paired holding trusts such that each trust has cash and treasuries in an amount equal to its underlying value at the time of settlement. For a more detailed description of how the underlying value of the Up-MACRO holding trust and payments under the settlement contracts are calculated, see "DESCRIPTION OF THE UP-MACRO HOLDING AND TRADEABLE SHARES -- Calculation of Underlying Value" and "DESCRIPTION OF THE UP-MACRO HOLDING TRUST ASSETS -- The Settlement Contracts."

      On the final scheduled termination date or an early termination date, the Up-MACRO holding trust will declare a final distribution in redemption of its Up-MACRO holding shares in an amount equal to the underlying value of the Up-MACRO holding trust on the last price determination day preceding the final scheduled termination date or the last price determination day preceding the early termination date. On the distribution payment date that follows the final scheduled termination date or early termination date, the trustee will pay the final distribution to each holder of the outstanding Up-MACRO holding shares in redemption of those shares. On that same distribution payment date, the Up-MACRO tradeable trust will pass through the final distribution that it receives on the Up-MACRO holding shares that it holds on deposit to the holders of its Up-MACRO tradeable shares in redemption of those shares.

      The redemption of all or only a portion of the paired holding shares in a paired optional redemption may be directed by one or more authorized participants who are the beneficial holders of those shares on any price determination day. Although the Up-MACRO tradeable shares may not be redeemed at the option of the holders of those shares, authorized participants may acquire Up-MACRO tradeable shares and exchange them for the underlying Up-MACRO holding shares. As discussed in greater detail later in this section, unless you are an authorized participant, you will not have a right to exchange your Up-MACRO tradeable shares for the underlying Up-MACRO holding shares or to direct a redemption of the

Up-MACRO holding shares on deposit in the Up-MACRO tradeable trust. Consequently, you will be able to liquidate your investment in the Up-MACRO tradeable shares prior to the final scheduled termination date or an early termination date only by selling them to an investor who is willing to purchase them from you, including any authorized participant who may wish to acquire those shares in order to exchange them for Up-MACRO holding shares and then direct a paired optional redemption. The market price that you are able to obtain for your Up-MACRO tradeable shares may be less than the price you paid for those shares and less than the per share underlying value that is represented by those shares for the reasons discussed in "RISK FACTORS -- Fluctuations in the underlying value of the Up-MACRO holding trust and other factors may affect the market price of your Up-MACRO shares."

      If the fee deduction amount that is required to be deposited into the fee payment account and made available for the payment of the fees and expenses of the Up-MACRO holding trust and the Up-MACRO tradeable trust exceed the income of the Up-MACRO holding trust on the current distribution date or on one or more preceding distribution dates and the resulting deficiency in the Up-MACRO investment amount was not made up on subsequent distribution dates, the underlying value of the Up-MACRO holding trust and, consequently, the final distribution declared by the Up-MACRO holding trust on the final scheduled termination date, an early termination date or any redemption order date will reflect that resulting deficiency.

      Final Distributions on the Final Scheduled Termination Date or an Early Termination Date

      On the final scheduled termination date or an early termination date, the trustee will cause the paired holding trusts to settle all of the settlement contracts using the funds they hold on deposit on those dates, which will consist of all interest, discount, principal and any other amounts received by each trust upon the maturity of its treasuries on or after those dates. After the settlement contracts have been settled, the Up-MACRO holding trust will declare a final distribution in redemption of its outstanding shares using all of the funds it then holds on deposit. On the distribution payment date that follows the final scheduled termination date or early termination date, the Up-MACRO holding trust will distribute on each outstanding Up-MACRO holding share a "final distribution" in cash equal to:

      o the underlying value of the Up-MACRO holding trust on the last price determination day preceding that final scheduled termination date or that early termination date divided by

      o the aggregate number of Up-MACRO holding shares that have been issued but not yet redeemed as of that date.

      For purposes of settling the settlement contracts and making a final distribution on the final scheduled termination date or an early termination date, underlying value will include the Up-MACRO earned income accrual for the final scheduled termination date or early termination date. The final distribution will include the cumulative Up-MACRO earned income accruals that would have been distributed as a quarterly distribution if the final scheduled termination date or early termination date had been an ordinary distribution date.

      The Up-MACRO tradeable trust will pass through any final distribution that it receives on the Up-MACRO holding shares that it holds on deposit on the final scheduled termination date or early termination date. On the distribution payment date that follows the final scheduled termination date or early termination date, the trustee will distribute on each outstanding Up-MACRO tradeable share an amount equal to:

      o the final distribution received from the Up-MACRO holding trust on that distribution payment date divided by

      o the aggregate number of outstanding Up-MACRO tradeable shares that have been issued but not yet redeemed as of that date.

      Upon receipt of a final distribution on the final scheduled termination date or an early termination date, your Up-MACRO holding shares or Up-MACRO tradeable shares will be considered to be redeemed in full and the Up-MACRO holding trust or the Up-MACRO tradeable trust, as applicable, will have no further obligations with respect to those shares even if the amount of the final distribution is less than the aggregate par amount of your Up-MACRO holding or tradeable shares or less than the purchase price you paid for those shares. See "RISK FACTORS -- You may lose your entire investment in the Up-MACRO holding shares or the Up-MACRO tradeable shares which you hold; there is no guarantee as to the amount of any quarterly distribution or the amount of the final distribution."

      Authorized participants may continue to direct paired optional redemptions at the per share underlying value of the shares being redeemed after the occurrence of a termination trigger related to a decrease in the underlying value of one of the paired holding trusts to 15% or less of the assets which that trust holds on deposit. The last redemption order may be placed on the last business day prior to the early termination date that will follow the termination trigger.

      Final Distributions in Paired Optional Redemptions

      At any time prior to the final scheduled termination date or an early termination date, the paired holding shares may be redeemed on any business day in what we refer to as a "paired optional redemption." The discussion which follows describing paired optional redemptions and the final distribution that will be declared on the related redemption order date applies only to the Up-MACRO holding shares, because the Up-MACRO tradeable shares cannot be redeemed. However, this discussion is relevant to holders of Up-MACRO tradeable shares, because it explains the rules that authorized participants must follow in order to effect paired optional redemptions and the ability to effect these redemptions may affect the demand for the Up-MACRO tradeable shares. See "RISK FACTORS -- The return on your shares is uncertain -- The Up-MACRO tradeable shares cannot be redeemed; the right to redeem the Up-MACRO holding shares is limited."

      On any price determination day, any authorized participant may direct a paired optional redemption in which the Up-MACRO holding shares and Down-MACRO holding shares will be redeemed concurrently and proportionately in MACRO units. A "MACRO unit" consists of 50,000 Up-MACRO holding shares and 50,000 Down-MACRO holding shares. Authorized participants may acquire one or more MACRO units by purchasing a sufficient number of holding shares or a sufficient number of tradeable shares which they exchange for the underlying Up-MACRO or Down-MACRO holding shares. The Up-MACRO tradeable shares are exchangeable for the underlying Up-MACRO holding shares at any time by authorized participants on a one-to-one basis. A tender of paired holding shares for redemption will be irrevocable.

      In order to be an "authorized participant," an entity must (1) be a registered broker-dealer and a member in good standing with the National Association of Securities Dealers, Inc. (or "NASD"), or a participant in the securities markets such as a bank or other financial institution that is not required to register as a broker-dealer or be a member of the NASD in order to engage in securities transactions, (2) be a participant in DTC or have indirect access to the clearing facilities of DTC by virtue of a custodial relationship with a DTC participant, (3) not be a benefit plan investor for purposes of the Employee Retirement Income Security Act of 1974, and (4) have entered into a "participants agreement" with us, the administrative agent and the trustee which specifies procedures for the issuance and redemption of paired holding shares. The participants agreement is described in this prospectus under "DESCRIPTION OF THE UP-MACRO HOLDING AND TRADEABLE SHARES -- Final Distribution."

      Authorized participants must place redemption orders with the administrative agent at least thirty (30) minutes prior to the end of trading of light sweet crude oil futures contracts by open outcry on NYMEX on any price determination day or immediately upon the unanticipated close of trading of such contracts on NYMEX. The date on which an authorized participant places a redemption order is referred to as the "redemption order date," and the following business day on which the redemption is effected is referred to as the "redemption date," except that, in the case of any redemption order that is delivered on a distribution date or on the business day following a distribution date, the "redemption date" will be the third business day following the redemption order date to ensure that any authorized participant who places a redemption order on these two days will still be considered a holder of record on the record date and, therefore, eligible to receive its quarterly distribution for the preceding calculation period. Each redeeming authorized participant must deliver to the administrative agent a redemption order with the following information:

      o a written statement that a paired optional redemption is being directed;

      o the authorized participant's e-mail address and personal identification number, and the personal identification number of the person who is submitting the creation order on behalf of the authorized participant;

      o     the number of MACRO units being redeemed; and

      o whether the authorized participant wishes to submit holding shares for redemption or tradeable shares for exchange, followed by redemption.

      Not later than 10:00 a.m. on the redemption date, the authorized participant who placed the redemption order must deliver to the trustee:

      o Up-MACRO holding and/or tradeable shares and Down-MACRO holding and/or tradeable shares that in the aggregate constitute the requisite number of MACRO units being redeemed by such authorized participant;

      o the applicable "redemption cash component," if applicable, which are funds that must be delivered by the authorized participant in connection with any redemption in which treasuries are being delivered to make the final distribution and these treasuries, valued at their acquisition cost, represent a value in excess of the per share underlying value of the shares being redeemed; and

      o a transaction fee of $2,000, payable directly to the trustee by the authorized participant to compensate the trustee for administrative costs related to effecting the paired optional redemption.

      If all conditions to effecting a paired optional redemption are satisfied, the trustee will effect the redemption by delivering cash and/or treasuries in accordance with the instructions of the administrative agent to the redeeming authorized participant by 3:00 p.m. New York City time on the redemption date. If the redemption order was placed on a distribution date, the redeeming authorized participant will receive cash. If there was a net increase in the aggregate par amount of the paired holding trusts on any redemption date that was also an issuance date, because more MACRO units were created than redeemed, redeeming authorized participants will also receive their final distribution from the paired holding trusts in cash out of the funds delivered to the trusts by the authorized participants who created shares on the same date. If any paired issuances were effected on the redemption date, even if there was a net decrease in the aggregate par amount of the paired holding trusts, redeeming authorized participants will receive a portion of their final distribution in cash out of the funds delivered to the trusts by the creating authorized participants and also out of the cash proceeds of any treasury repurchase agreements that are on deposit in the distribution account of each trust. Any remaining portion of the final distribution will be delivered in treasuries.

      The amount of cash and/or treasuries that will be delivered on the redemption date in a paired optional redemption will always be equal to the aggregate per share underlying values of the paired holding shares being redeemed, calculated as of the redemption order date. In the case of a paired optional redemption that is ordered on a distribution date or on the business day following a distribution date, the amount delivered on the related redemption date will consist of the aggregate per share underlying value of the shares being redeemed plus the earned income accruals for all intervening days between the redemption order date and the redemption date, calculated on the basis of the Applicable Reference Price of Crude Oil as of the redemption order date.

      Upon receipt of the final distribution in a paired optional redemption, the Up-MACRO holding shares presented for redemption will be considered to be redeemed in full and the Up-MACRO holding trust will have no further obligations with respect to those shares, even if the amount of the final distribution was less than the aggregate par amount of those shares or less than the purchase price at which those shares were acquired by the authorized participant. See "RISK FACTORS -- The return on your shares is uncertain -- The paired holding trusts may deliver treasuries instead of cash in a paired optional redemption."

      In order to satisfy the requirement that one settlement contract must always be outstanding for each outstanding MACRO unit, new settlement contracts will be entered into if there is a net increase in the Up-MACRO and Down-MACRO aggregate par amounts and existing settlement contracts will be settled if there is a net decrease in these aggregate par amounts on any day that is both a redemption date and an issuance date. On any day on which shares are being redeemed, but no new shares are being issued, the number of settlement contracts that will be settled will be equal to the number of MACRO units that are being redeemed.

      In connection with the settlement of the settlement contracts and payment of a final distribution in the case of redemption in which treasuries must be delivered, the administrative agent will direct the trustee to select and segregate treasuries on a "last in, first out" basis such that the value of the segregated treasuries is equal to the product of the applicable redemption percentage and the aggregate value of all of the treasuries held by each trust. The "value" of each treasury will be equal to the purchase price at which the applicable paired holding trust acquired that treasury plus all interest and/or discount accrued on that treasury since its acquisition date. The "redemption percentage" for the Up-MACRO holding shares in a paired optional redemption is equal to a fraction the numerator of which is the aggregate number of Up-MACRO holding shares that are being redeemed and the denominator of which is the aggregate number of Up-MACRO holding shares that are outstanding prior to the redemption. The "redemption percentage" for the Down-MACRO holding shares in a paired optional redemption is equal to a fraction the numerator of which is the aggregate number of Down-MACRO holding shares that are being redeemed and the denominator of which is the aggregate number of Down-MACRO holding shares that are outstanding prior to the redemption.

      After the settlement contracts have been settled, the paired holding trust that made a payment under the settlement contracts will deliver all of its remaining segregated treasuries to the redeeming authorized participant as the final distribution on the shares being redeemed. The paired holding trust that received a payment under the settlement contracts will deliver all of its own segregated treasuries and all of the treasuries that it received from the other holding trust to the redeeming authorized participant as the final distribution on the shares being redeemed. The treasuries selected by the administrative agent to be delivered as the final distribution will be distributed ratably, by type, to each redeeming authorized participant.

      Following a paired optional redemption, the trustee will record a reduction in the aggregate number of Up-MACRO holding shares and Down-MACRO holding shares that are outstanding. If MACRO units are being both redeemed and issued on the same day at the direction of several authorized participants, the trustee will record a reduction only if a net decrease in the aggregate par amount has occurred. For more information about paired optional redemptions, see "DESCRIPTION OF THE UP-MACRO HOLDING AND TRADEABLE SHARES -- Final Distribution."

Paired Issuances

      At any time prior to the final scheduled termination date or an early termination date, on any day that is a price determination day, an authorized participant may effect a "paired issuance" by directing the paired holding trusts to issue additional shares in a minimum number of Up-MACRO and Down-MACRO holding shares constituting at least one MACRO unit. If so directed by the authorized participant, the Up-MACRO holding trust and the Down-MACRO holding trust will issue additional paired holding shares to the authorized participant who may then choose to hold such shares or allow them to be deposited into the Up-MACRO and Down-MACRO tradeable trusts in minimum lots of 50,000 shares. In such case, the tradeable trusts will issue tradeable shares on a one-to-one basis in exchange for the deposited holding shares and these tradeable shares will be delivered to the authorized participant to satisfy its creation order. Paired holding shares and Up-MACRO and Down-MACRO tradeable shares will always be issued by the relevant trust at the per share underlying value of these shares on the date on which a creation order is delivered by an authorized participant.

      For each additional Up-MACRO holding share that is deposited into the Up-MACRO tradeable trust, the Up-MACRO tradeable trust will issue one additional Up-MACRO tradeable share. Although the number of Up-MACRO tradeable shares will increase with each issuance and decrease with each exchange by an authorized participant of Up-MACRO tradeable shares for Up-MACRO holding shares, the Up-MACRO tradeable shares you hold will always represent the same entitlement to the distributions made by the Up-MACRO tradeable trust, even though your proportionate share of the assets of the trust, expressed as a percentage, may increase or decrease based on the aggregate par amount of the Up-MACRO tradeable shares that are outstanding on any specified date.

      To create a new MACRO unit, an authorized participant must place a creation order with the administrative agent at least thirty (30) minutes before the end of trading of light sweet crude oil futures contracts by open outcry on NYMEX on any price determination day or immediately upon the unanticipated close of trading of such contracts on NYMEX. The day on which an authorized participant delivers a creation order is referred to as the "issuance order date" and the following business day on which the paired issuance is effected is referred to as the "issuance date," except that, in the case of any creation order that is delivered on a distribution date or on the business day following a distribution date, the "issuance date" will be the third business day following the issuance order date to ensure that any authorized participant who places a creation order on these two days, after underlying value no longer reflects earned income accruals for the preceding calculation period, will not be eligible to receive a quarterly distribution on the distribution payment date that follows that distribution date. Each creating authorized participant must deliver to the administrative agent a creation order with the following information:

      o     a written statement that a paired issuance is being directed;

      o the authorized participant's e-mail and personal identification number and the personal identification number of the person who is submitting the creation order on behalf of the authorized participant;

      o     the number of MACRO units being created; and

      o whether the authorized participant wishes to have holding shares or tradeable shares delivered to its account - if no specification is made, tradeable shares will be delivered.

      Concurrently with each paired issuance, an authorized participant will be deemed to have directed the deposit of the issued Up-MACRO and Down-MACRO holding shares into the Up-MACRO and Down-MACRO tradeable trust, respectively, and the issuance by each tradeable trust of Up-MACRO and Down-MACRO tradeable shares in exchange for the deposited holding shares. If the authorized participant wishes instead to receive holding shares, it must specify this preference in its creation order.

      By 10:00 a.m. New York City time on the issuance date, the authorized participant must deposit immediately available funds in an amount equal to:

      o the aggregate per share underlying value of the Up-MACRO holding shares being created, as measured on the issuance order date;

      o the aggregate per share underlying value of the Down-MACRO holding shares being created, as measured on the issuance order date; and

      o a transaction fee of $2,000, payable directly to the trustee by the authorized participant to compensate the trustee for administrative costs related to effecting the paired issuance.

      In the case of any paired issuance ordered on a distribution date or on the business day following a distribution date, the amount that must be delivered by the authorized participant must also include the earned income accruals for each intervening day between the issuance order date up to but not including the issuance date, as calculated on the basis of the Applicable Reference Price of Crude Oil on the issuance order date.

      Creation orders for new MACRO units will be processed through a manual clearing process operated by DTC. By 3:00 p.m. New York City time on the issuance date, the administrative agent will instruct the trustee to deliver to the authorized participant's account at DTC Up-MACRO and Down-MACRO tradeable shares equal to the number of underlying paired holding shares that were created in the paired issuance. If the authorized participant specifies that it wishes to receive holding shares instead of tradeable shares, then the holding shares that were created in the paired issuance will not be deposited into the tradeable trusts, but will be delivered directly to the authorized participant.

      In order to satisfy the requirement that one settlement contract must always be outstanding for each outstanding MACRO unit, new settlement contracts will be entered into if there is a net increase in the Up-MACRO and Down-MACRO aggregate par amount and settlement contracts will be settled if there is a net decrease in these aggregate par amounts on any day that is both an issuance date and a redemption date. The trustee will cause the paired holding trusts to enter into one new settlement contract for each new MACRO unit that is created in a paired issuance on any issuance date that is not also a redemption date.

      The trustee will deposit one-half of the aggregate funds received by it in connection with an issuance of paired holding shares into the Up-MACRO holding trust and the other half into the Down-MACRO holding trust, without regard to the per share underlying values at which the Up-MACRO and Down-MACRO holding shares were issued, in order to preserve the one-to-one ratio of assets on deposit in the paired holding trusts.

      Following a paired issuance, the trustee will record an increase in the aggregate number of Up-MACRO holding shares and Down-MACRO holding shares that are outstanding. If MACRO units are being both issued and redeemed on the same day at the direction of several authorized participants, the trustee will record an increase only if a net decrease in the aggregate par amount has occurred.

      For more information about paired issuances, see "DESCRIPTION OF THE UP-MACRO HOLDING AND TRADEABLE SHARES-- Paired Issuances."

Exchanges

      Authorized participants may place an order with the administrative agent to exchange their tradeable shares on a one-to-one basis for the underlying holding shares in minimum lots of 50,000 even if they do not wish to then effect a paired optional redemption. Authorized participants may also exchange their existing holding shares for tradeable shares other than in connection with a paired issuance by delivering holding shares in minimum lots of 50,000 shares to the trustee for the applicable tradeable trust and requesting the trustee to deposit these holding shares into the tradeable trust and issue tradeable shares to the authorized participant in exchange for the holding shares. No transaction fee will be payable in connection with exchanges. Authorized participants who place an exchange order will be registered as the beneficial holders of the underlying holding shares or of the tradeable shares, as applicable, on the first business day following the day on which the exchange order is placed.

Termination Triggers

      The occurrence of specified events, which we refer to as "termination triggers," will cause an automatic termination of the income distribution agreement and the settlement contracts and an early redemption of the paired holding shares and the Up-MACRO and Down-MACRO tradeable shares. Upon obtaining knowledge or receiving notice of the occurrence of a termination trigger, we will file a Form 8-K disclosing the termination trigger. The following events will constitute termination triggers:

      o any of the following circumstances persists for five (5) consecutive business days: (i) the Applicable Reference Price of Crude Oil is not established by NYMEX or the substitute oil price provider; (ii) NYMEX or such substitute oil price provider refuses to make that price available to the administrative agent for the purpose of calculating the underlying value; or (iii)(a) NYMEX terminates the license it has granted to MacroMarkets LLC to use and sublicense certain of its futures prices or does not agree to a renewal thereof after the expiration of its initial 5-year term, and we and MacroMarkets LLC are unable to enter into a licensing agreement with the Dow Jones Energy Service or (b) in the event that we and MacroMarkets LLC have already entered into a licensing agreement with the Dow Jones Energy Service or another substitute oil price provider, such substitute oil price provider terminates that license and, in the case of either (a) or (b), the shareholders do not select a substitute oil price provider or we and MacroMarkets LLC are unable to enter into a licensing agreement with the substitute oil price provider that was selected by the shareholders;

      o the Applicable Reference Price of Crude Oil rises to or above $[ ], at which level the underlying value of the Down-MACRO holding trust will be equal to 15% or less of the assets it holds on deposit, or the Applicable Reference Price of Crude Oil falls to or below $[ ], at which level the underlying value of the Up-MACRO holding trust will be equal to 15% or less of the assets it holds on deposit and, in either case, the Applicable Reference Price of Crude Oil remains at that level for three (3) consecutive price determination days;

      o either of the paired holding trusts, the Up-MACRO tradeable trust or the Down-MACRO tradeable trust becomes required to register as an "investment company" under the Investment Company Act of 1940, as amended;

      o either of the paired holding trusts, the Up-MACRO tradeable trust or the Down-MACRO tradeable trust becomes a commodities pool that is subject to regulation under the Commodity Exchange Act, as amended;

      o DTC becomes unwilling or unable to act as depository and no suitable replacement is willing or able to assume the duties of a depository for the MACRO trusts;

      o the administrative agent resigns or is unable to perform its duties under one or all of the trust agreements for any of the MACRO trusts, or becomes bankrupt or insolvent, and no suitable replacement is willing and able to assume the duties of the administrative agent under the trust agreements;

      o we elect to terminate the Up-MACRO holding trust and 66 and 2/3% of the holders of the Up-MACRO holding trust and the Down-MACRO holding trust, each voting as a separate class (with each holder of tradeable shares being entitled to vote the underlying holding shares on deposit in its tradeable trust), consent to such termination;

      o either of the paired holding trusts, the Up-MACRO tradeable trust or the Down-MACRO tradeable trust is adjudged to be bankrupt or insolvent or becomes involved in voluntary or involuntary insolvency or similar proceedings that are not dismissed within 90 days;

      o the amount of cash and treasuries on deposit in the Up-MACRO holding trust or the Down-MACRO holding trust is reduced to less than ten
            (10) million dollars; and

      o the amount of cash and treasuries on deposit in the Up-MACRO holding trust or the Down-MACRO holding trust is reduced to fifty (50) million dollars or less after previously reaching an amount equal to two hundred (200) million dollars or more, or the failure on the part of the paired holding trusts to each hold cash and treasuries in an amount equal to at least two hundred (200) million dollars after six (6) months or more have elapsed since the closing date and the depositor elects to terminate the paired holding trusts.

      On the next distribution date following the occurrence of a termination trigger, which we refer to as an "early termination date," the trustee will cause the paired holding trusts to terminate the income distribution agreement and settle all of the settlement contracts and then declare a final distribution in redemption of all of their outstanding shares, based on the underlying value of the paired holding trust on the price determination day preceding the early termination date. This underlying value may be higher or lower than the underlying value at the time when the termination trigger occurred, as described under "RISK FACTORS -- The return on your shares is uncertain -- The paired holding trusts and the tradeable trusts may terminate early." The final distribution will be determined as described above under "-- Final Distribution" and in greater detail under "DESCRIPTION OF THE UP-MACRO HOLDING AND TRADEABLE SHARES -- Final Distribution." Following this final distribution, the Up-MACRO holding shares and the Up-MACRO tradeable shares will be considered to be redeemed in full and will cease to be outstanding.

      Authorized participants may continue to direct paired optional redemptions and paired issuances at the per share underlying value of the shares being created after the occurrence of a termination trigger related to a decrease in the underlying value of one of the paired holding trusts to 15% or less of the assets that trust holds on deposit. The last creation or redemption order may be placed on the last business day prior to the early termination date that will follow the termination trigger.

      Any payments under the income distribution agreement and the settlement contracts and any quarterly or final distribution to be made by either of the paired holding trusts, or passed through on the Up-MACRO tradeable shares by the Up-MACRO tradeable trust, may be subject to delays pending the resolution of bankruptcy proceedings if the relevant termination trigger was the voluntary or involuntary bankruptcy of either of the paired holding trusts or of the Up-MACRO tradeable trust.

      The administrative agent will be responsible for notifying us and the trustee of the occurrence of the termination trigger that results from a specified increase or decrease in the Applicable Reference Price of Crude Oil or the failure by NYMEX or the applicable substitute oil price provider to establish the Applicable Reference Price of Crude Oil or its refusal to make it available to the administrative agent. Upon obtaining knowledge of the occurrence of any of the other termination triggers described above, the trustee will be responsible for notifying us and the administrative agent of such occurrence.

      For more information about termination triggers, see "DESCRIPTION OF THE UP-MACRO HOLDING AND TRADEABLE SHARES -- Termination Triggers."

Fees and Expenses

      On each distribution date, the Up-MACRO holding trust is required to deposit the fee deduction amount into the fee payment account to be applied to the payment of the expenses and fees incurred by the Up-MACRO holding trust and the Up-MACRO tradeable trust during the preceding calculation period. The "fee deduction amount" will equal, for each calculation period, the sum of, for each day during that calculation period, the Up-MACRO asset amount as of that day multiplied by an annual rate of 1.60% for the first two years following the closing date and an annual rate of 1.50% thereafter, divided by 365 or 366, depending upon the number of days in the current year. After first being used to pay the expenses of the trusts, which will include (i) registration fees, (ii) prospectus printing and delivery expenses, (iii) trust administration expenses and (iv) treasury settlement expenses, the remaining funds in the fee payment account will be applied to pay the fees charged by entities that provide services or license intellectual property to the trusts. These fees will principally include (i) a fee payable to the trustee for administering the Up-MACRO holding trust and the Up-MACRO tradeable trust, (ii) fees payable to independent accountants for the Up-MACRO holding and tradeable trusts, (iii) fees payable to the AMEX for acting as listing exchange agent and calculation agent, (iv) legal fees incurred by the Up-MACRO holding and tradeable trusts,
(v) all other fees and expenses of third-party service providers incurred by or on behalf of the trusts, including in connection with their formation, which was paid on behalf of the trusts by Claymore Securities, Inc., (vi) the fee payable to Claymore Securities, Inc. for acting as the administrative agent and a marketing agent on behalf of the Up-MACRO holding trust and the Up-MACRO tradeable trust, which will accrue at an annualized rate of 0.35% of the Up-MACRO asset amount,
(vii) a fee payable to MacroMarkets LLC for sublicensing to the trusts the right to reference the settlement price of the light sweet crude oil futures contract and the NYMEX name, which will accrue at an annualized rate not in excess of 0.07% of the Up-MACRO asset amount, (viii) a licensing fee payable to MacroMarkets LLC for the use of its intellectual property related to the patented MACROs structure, which will accrue at an annualized rate of 0.10% on the Up-MACRO asset amount, (ix) a structuring fee payable to MacroMarkets LLC for structuring the transactions described in this prospectus, which will accrue at an annualized rate of 0.20% on the Up-MACRO asset amount, and (x) a fee payable to MacroMarkets LLC for acting as an additional marketing agent for the Up-MACRO holding and tradeable trusts, which will accrue at an annualized rate of 0.10% of the Up-MACRO asset amount. These fees and expenses payable by the Up-MACRO holding trust will accrue during each calculation period and will be payable in arrears on each distribution date out of the fee deduction amount.

      To the extent that the remaining fee deduction amount after payment of expenses is insufficient to pay in full all of the fees, MacroMarkets LLC and Claymore Securities, Inc. will reduce the fees payable to each of them (other than the sublicensing fee payable to MacroMarkets under the NYMEX sublicensing agreement and amounts that Claymore Securities, Inc. has paid on behalf of the trusts to third-party service providers) to the extent necessary to allow the Up-MACRO holding trust to pay the other amounts that are due in full. If any deficiencies in the payment of the fees and expenses of the trust continue to exist after the waiver of these fees, these deficiencies will be paid by us, in our capacity as depositor for the trusts. If any funds remain on deposit in the fee payment account after the fees and expenses of the Up-MACRO holding and tradeable trusts have been paid in full on a distribution date, the trustee will deliver these excess funds to us, in our capacity as the depositor for the trusts.

      A fee deduction amount will be calculated for the Down-MACRO holding trust in the same manner as that described above for the Up-MACRO holding trust and will be applied on each distribution date to pay the fees and expenses of the Down-MACRO holding trust and the Down-MACRO tradeable trust, which are expected to be comparable to those of the Up-MACRO holding and tradeable trusts.

      For more information about the fees and expenses of the paired holding trusts, see "DESCRIPTION OF THE TRUST AGREEMENTS -- Fees and Expenses of the Paired Holding Trusts."

Form of the Shares

      The Up-MACRO holding shares will be issued in the form of a global certificate representing an undivided beneficial interest in the Up-MACRO holding trust. There are no minimum lot purchase requirements applicable to the Up-MACRO holding shares. Authorized participants may deposit their Up-MACRO holding shares into the Up-MACRO tradeable trust and direct that trust to issue to them one Up-MACRO tradeable share for each Up-MACRO holding share so deposited. Authorized participants must deposit Up-MACRO holding shares into the Up-MACRO tradeable trust in minimum lots of 50,000.

      The Up-MACRO tradeable shares will be issued in the form of a global certificate representing an undivided beneficial interest in the Up-MACRO tradeable trust. There are no minimum lot purchase requirements applicable to the Up-MACRO tradable shares. Authorized participants may exchange their Up-MACRO tradeable shares for the underlying Up-MACRO holding shares in minimum lots of 50,000. An authorized participant will receive one Up-MACRO holding share for each Up-MACRO tradeable share that it presents for exchange to the trustee.

      The Up-MACRO holding shares and the Up-MACRO tradeable shares will be issued in the form of one or more global certificates registered in the name of Cede & Co., as the nominee of The Depository Trust Company, or "DTC," and deposited with DTC in the United States or with Clearstream Banking, societe anonyme or Euroclear Bank S.A./NV in Europe. If you are not a participant in DTC or in Clearstream or Euroclear, you may hold an interest in the Up-MACRO holding shares or the Up-MACRO tradeable shares only by opening an account with a participant or with certain banks, brokers, dealers, trust companies and other parties that maintain a custodial relationship with a DTC participant. You will not receive a physical certificate and you will not be considered the registered holder of the global certificate representing your Up-MACRO holding shares or your Up-MACRO tradeable shares.

      For more information about the form of your shares, see "DESCRIPTION OF THE UP-MACRO HOLDING AND TRADEABLE SHARES -- Book-Entry Registration."

Listing

      The Up-MACRO tradeable shares will trade on the American Stock Exchange under the symbol "UCR." See "DESCRIPTION OF THE UP-MACRO HOLDING AND TRADEABLE SHARES -- Listing."

The Up-MACRO holding shares will not be listed on any exchange.

      Federal Income Tax Considerations

     Skadden, Arps, Slate, Meagher & Flom LLP will issue its opinion that for United States federal income tax purposes (i) the Up-MACRO tradeable trust will be classified as a grantor trust and not as an association taxable as a corporation and (ii) the Up-MACRO holding trust will be classified as a partnership and not as an association or publicly traded partnership taxable as a corporation. Accordingly, holders of Up-MACRO tradeable shares will be required to include in income their distributive share of the income, gain, loss and deduction of the Up-MACRO holding trust regardless of any cash distributions on their shares; moreover, the ability of such holders to utilize those deductions and losses will be subject to limitations. In addition, gain or loss attributable to redemptions by holders of Up-MACRO holding shares will be attributed to such redeeming shareholders. See "MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES" for a more detailed discussion.

ERISA Considerations for Up-MACRO Tradeable Shares

      We anticipate that the Up-MACRO tradeable shares will meet the criteria for "publicly-offered securities" under the Plan Assets Regulation issued by the Department of Labor.

      Although no assurances can be given, we expect that:

      o there will be no restrictions imposed on the transfer of the Up-MACRO tradeable shares under the Employee Retirement Income Security Act of 1974, as amended, which we refer to as "ERISA;"

      o the Up-MACRO tradeable shares will be held by at least 100 independent investors at the conclusion of this offering; and

      o the Up-MACRO tradeable shares will be sold as part of an offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, and then will be timely registered under the Securities Exchange Act of 1934, as amended.

      If the Up-MACRO tradeable shares were to fail to meet the criteria of publicly-offered securities, the assets of the Up-MACRO tradeable trust could be deemed under ERISA to include the assets of any plans that invested in the Up-MACRO tradeable trust. In that event, transactions involving the Up-MACRO tradeable trust's assets and parties in interest or disqualified persons with respect to plans that invested in the trust will be prohibited under ERISA and the Internal Revenue Code of 1986, as amended, unless another exemption to the Plan Assets Regulation or a statutory or administrative exemption to the prohibited transaction rules applies.

      For a detailed discussion of the ERISA-related considerations that apply to an investment in the Up-MACRO tradeable shares, see "CERTAIN ERISA CONSIDERATIONS."

ERISA Considerations for Up-MACRO Holding Shares

      It is not anticipated that the Up-MACRO holding shares will meet the criteria for "publicly-offered securities" or any other exception to the Plan Assets Regulation issued by the Department of Labor. Accordingly, in order to prevent the assets of the Up-MACRO holding trust from being treated as assets of a plan that is subject to ERISA or the Code, Benefit Plan Investors (as defined in "CERTAIN ERISA CONSIDERATIONS" below) will not be permitted to acquire the Up-MACRO holding shares. Each initial investor will be required to represent and each transferee or subsequent holder will be deemed to have represented that it is not a Benefit Plan Investor.

      Any purported purchase or transfer of any Up-MACRO holding share by a purchaser or to a transferee that is a Benefit Plan Investor shall be null and void ab initio.

      For a more detailed discussion of the ERISA-related considerations that apply to an investment in the Up-MACRO holding shares, see "CERTAIN ERISA CONSIDERATIONS."

CUSIP, Common Code and ISIN

      The CUSIP number, Common Code and International Securities Identification Number, or ISIN, assigned to the Up-MACRO holding shares, the Up-MACRO tradeable shares, the Down-MACRO holding shares and the Down-MACRO tradeable shares are as follows:

     Up-MACRO holding shares                  Up-MACRO tradeable shares
     -----------------------                  -------------------------

     CUSIP No.:  18383K102                    CUSIP No.:  18383R109
     Common Code:  [   ]                      Common Code:  [   ]
     ISIN:  [   ]                             ISIN:  [   ]

     Down-MACRO holding shares                Down-MACRO tradeable shares
     -------------------------                ---------------------------

     CUSIP No.:  18383G103                    CUSIP No.:  18383H101
     Common Code:  [   ]                      Common Code:  [   ]
     ISIN:  [   ]                             ISIN:  [   ]

                                  RISK FACTORS

      An investment in the Up-MACRO holding shares or the Up-MACRO tradeable shares involves significant risks. You should carefully review the information contained in this section before making an investment decision. Please note that whenever we refer to the "Up-MACRO shares" in the risk factors that follow, we are discussing a risk that applies to both the Up-MACRO holding shares and the Up-MACRO tradeable shares. Any risk affecting the Up-MACRO holding shares will also directly affect the Up-MACRO tradeable shares, because the Up-MACRO tradeable shares are entitled to receive only pass-through distributions of amounts received by the Up-MACRO tradeable trust on the Up-MACRO holding shares it holds on deposit.

      Please note that when we refer in this section to the "per share underlying value" that is represented by your Up-MACRO holding shares or your Up-MACRO tradeable shares on any date, we mean the amount that you would be entitled to receive as a final distribution on that date if the paired holding trusts were to settle the settlement contracts and the Up-MACRO holding trust were to make a final distribution on your Up-MACRO holding shares and the Up-MACRO tradeable trust were to pass through such final distribution on your Up-MACRO tradeable shares. Such a final distribution is, however, merely hypothetical and we refer to it solely for the purpose of explaining the meaning of underlying value and the terms of the income distribution agreement and the settlement contracts. As a holder of Up-MACRO holding shares, you are entitled to receive a final distribution on those shares only on the final scheduled termination date, an early termination date or, if you are an authorized participant, upon directing a redemption of those shares on any redemption date, and you must sell your Up-MACRO holding shares in order to liquidate your investment in those shares at any time prior to those dates. As a holder of Up-MACRO tradeable shares, you are entitled to receive a final distribution on your Up-MACRO tradeable shares only on the earlier of the final scheduled termination date and an early termination date and you must sell your Up-MACRO tradeable shares in order to liquidate your investment in those shares at any time prior to those dates.

You may lose your entire investment in the Up-MACRO holding shares or the Up-MACRO tradeable shares which you hold; there is no guarantee as to the amount of any quarterly distribution or the amount of the final distribution.

      The Up-MACRO holding trust will make the following distributions out of the funds to which it is entitled under the income distribution agreement and the settlement contracts: (i) quarterly distributions of the available income on deposit in the Up-MACRO holding trust on each distribution date after it has made or received the required payment under the income distribution agreement and (ii) a final distribution of the assets on deposit in the Up-MACRO holding trust after it has made or received the required final payment under the settlement contracts on the final scheduled termination date, an early termination date or any redemption date. The Up-MACRO holding trust will make quarterly distributions and a final distribution to each holder of its Up-MACRO holding shares, including the Up-MACRO tradeable trust. The Up-MACRO tradeable trust will pass through these distributions to the holders of its Up-MACRO tradeable shares. The Up-MACRO tradeable shares cannot be redeemed, so unless they are acquired by authorized participants and exchanged for the underlying Up-MACRO holding shares, they will remain outstanding until a final distribution is made on those shares on the final scheduled termination date or an early termination date.

      The amount of the quarterly distribution that the Up-MACRO holding trust will make on each distribution date will depend upon the amount of income realized by the paired holding trusts on their treasuries and on the movements in the level of the Applicable Reference Price of Crude Oil on each price determination day during the calculation period that preceded that distribution date, which will determine the Up-MACRO holding trust's entitlements to that income. On the final scheduled termination date or an early termination date, any available income that the Up-MACRO holding trust would have distributed if those dates were ordinary distribution dates will instead be included in the final distribution made by the Up-MACRO holding trust on the Up-MACRO holding shares and passed through on the Up-MACRO tradeable shares on those dates. On any redemption date, any available income to which the Up-MACRO holding trust has become entitled since the last distribution date will be included in the final distribution made by the Up-MACRO holding trust on that redemption date. The amount of the quarterly distribution on any distribution date or the available income included in the final distribution may be less than you expected or it may be eliminated entirely as a result of the following factors:

      o if the ending level of the Applicable Reference Price of Crude Oil during the preceding calculation period is consistently below the starting level, the Up-MACRO holding trust will be required to pay all or a portion of its available income to the Down-MACRO holding trust under the income distribution agreement, instead of being able to distribute that income to its shareholders;

      o in order to pay the fees and expenses of the Up-MACRO holding and tradeable trusts, a fee deduction amount equal to an annualized rate of 160 basis points or, after the first two years following the closing date, 150 basis points on the assets of the Up-MACRO holding trust is required to be deducted from the income of the trust before the trust may distribute any portion of that income as a quarterly distribution or final distribution to shareholders. If the fee deduction amount exceeds the income on the Up-MACRO holding trust's treasuries, the trust will not have any available income for distribution to its shareholders. In addition, if the Up-MACRO holding trust is not able to invest an amount equal to the aggregate par amount of its shares in treasuries on any distribution date, it will use income realized on subsequent distribution dates to make up any deficiency in the amount invested; and

      o the same fee deduction amount must be deducted from the income of the Down-MACRO holding trust. If this fee deduction amount exceeds the income on the Down-MACRO holding trust's treasuries, the Down-MACRO holding trust will not be required to make any payment to the Up-MACRO holding trust under the income distribution agreement or the settlement contracts, as applicable.

      The final distribution on your Up-MACRO holding shares will depend upon the underlying value of the Up-MACRO holding trust on the last price determination day preceding the final scheduled termination date or an early termination date or the redemption order date that precedes a redemption date. The final distribution passed through on your Up-MACRO tradeable shares will depend upon the underlying value of the Up-MACRO holding trust on the final scheduled termination date or an early termination date.

      If the level of the Applicable Reference Price of Crude Oil declines, the underlying value of the Up-MACRO holding trust will also decline proportionately, while the underlying value of the paired Down-MACRO holding trust will increase. Conversely, if the level of the Applicable Reference Price of Crude Oil increases, the underlying value of the Up-MACRO holding trust will also increase proportionately, while the underlying value of the paired Down-MACRO holding trust will decrease. When the settlement contracts are settled on the final scheduled termination date, an early termination date, or any redemption date, one of the paired holding trusts will make a payment to the other holding trust such that the amount of funds on deposit in each trust is equal to that trust's underlying value as of that date. The Up-MACRO holding trust will make a final distribution on the Up-MACRO holding shares after making or receiving the required final payment under the settlement contracts. The Up-MACRO tradeable trust will pass through this final distribution to the Up-MACRO tradeable shares on the final scheduled termination date or any early termination date.

      The initial underlying value of the Up-MACRO holding trust on the closing date will be equal to the aggregate par amount of the Up-MACRO holding shares issued on that date. However, if oil prices decline, as reflected by a decline in the level of the Applicable Reference Price of Crude Oil, then the underlying value of the Up-MACRO holding trust will also decline proportionately. If the final scheduled termination date, an early termination date, or a redemption date occurs during a period of declining oil prices, the Up-MACRO holding trust will make a final distribution that will be equal to less than the funds it held on deposit before the settlement contracts were settled on that date. In this case, the final distribution made on your Up-MACRO holding shares or passed through to you on your Up-MACRO tradeable shares will be below the par amount of those shares and it may also be below the purchase price that you paid for them. As a result, you may lose all or substantially all of your investment in the Up-MACRO holding shares or the Up-MACRO tradeable shares. If the Applicable Reference Price of Crude Oil declines to or below [ ] dollars, the underlying value of the Up-MACRO holding trust will be equal to 15% or less of the assets on deposit in that trust. If the Applicable Reference Price of Crude Oil remains at or below this level for three (3) consecutive price determination days, a termination trigger will occur and the paired holding trusts will automatically redeem all of their outstanding shares on the next scheduled distribution date, also referred to as an early termination date. The final distribution made on the Up-MACRO holding shares on the early termination date will be passed through to the Up-MACRO tradeable shares, which will result in an early redemption of those tradeable shares. The final distribution that will be made by the Up-MACRO holding trust on this early termination date on your Up-MACRO holding shares or passed through on your Up-MACRO tradeable shares will depend upon the Applicable Reference Price of Crude Oil on the last price determination day preceding the early termination date, which may be less than or greater than the level of that price which caused the termination trigger to occur.

There is currently no market for the Up-MACRO shares, and no market may develop.

      No market will exist for the Up-MACRO holding shares or the Up-MACRO tradeable shares prior to their initial issuance. The Up-MACRO tradeable shares, as well as the Down-MACRO tradeable shares, will be listed on the AMEX and we will seek to maintain such listings while any of these shares are outstanding. However, we cannot guarantee that a secondary market will develop for your Up-MACRO shares or, if a secondary market does develop, that it will provide liquidity of investment or continue for the life of those shares. Any authorized participant may, but will not be obligated to, make a market in any or all of the Up-MACRO holding shares, the Down-MACRO holding shares, the Up-MACRO tradeable shares and the Down-MACRO tradeable shares. The Up-MACRO holding shares and the Up-MACRO tradeable shares may experience price volatility due to the fact that there may be only a limited number of prospective buyers for the shares and the fact that there may be large-scale redemptions and a significant decrease in the size of the paired holding trusts as the Applicable Reference Price of Crude Oil approaches a level at which a termination trigger may occur. Price volatility may affect the price that you are able to obtain for your shares and your ability to resell the shares. The lack of a market for the Up-MACRO or Down-MACRO holding shares may adversely affect the development of a market for your Up-MACRO tradeable shares. Due to the foregoing considerations, you must be prepared to hold your Up-MACRO holding shares or your Up-MACRO tradeable shares until their final scheduled termination date. The underlying value of the Up-MACRO holding trust on the final scheduled termination date may be significantly less than its original underlying value and you may, as a result, receive only a minimal or no final distribution on that date and lose all or substantially all of your investment in the Up-MACRO holding shares or the Up-MACRO tradeable shares.

Fluctuations in the underlying value of the Up-MACRO holding trust and other factors may affect the market price of your Up-MACRO shares.

      The market price of your Up-MACRO holding shares or your Up-MACRO tradeable shares will be determined by a number of different factors, including the proportion of the current underlying value of the Up-MACRO holding trust that is represented by those Up-MACRO holding or tradeable shares, also referred to as their "per share underlying value," which will depend upon the Applicable Reference Price of Crude Oil, as well as factors such as the prevailing interest rate environment, investor expectations about oil prices and the energy industry in general and the supply and demand for your shares. The market price of your shares on any date may differ from their per share underlying value as of that date for many reasons, including, but not limited to, the following:

      o the lack of availability of the Down-MACRO holding shares or the Down-MACRO tradeable shares in the secondary markets may cause an authorized participant to have to pay a premium for those shares in order to be able to effect a paired optional redemption; and, as a result, the price which an authorized participant is willing to pay for your Up-MACRO holding shares or your Up-MACRO tradeable shares may be decreased;

      o as the per share underlying value of the Up-MACRO shares approaches its maximum or minimum value, the expectation that a termination trigger will occur in the near future and the holding and tradeable trusts will terminate;

      o the value of your Up-MACRO shares as reflected in the quarterly and annual financial statements prepared by us on behalf of the Up-MACRO holding and tradeable trusts may be less than the per share underlying value of those shares due to the application of accounting principles to the valuation of the settlement contracts held by the Up-MACRO holding trust, which may adversely affect the market price of your Up-MACRO shares; and

      o the supply of Up-MACRO shares may exceed demand for such shares or demand may exceed supply.

The Up-MACRO holding shares can only be redeemed by authorized participants and only as part of a MACRO unit consisting of at least 50,000 Up-MACRO holding shares and 50,000 Down-MACRO holding shares. Consequently, in order to liquidate your investment in the Up-MACRO holding shares, you may have to sell those shares at their prevailing market price, which may be below their per share underlying value for the reasons discussed above.

      The Up-MACRO tradeable shares cannot be redeemed at the option of the holders of those shares. Further, unless you are an authorized participant, you will not be able to exchange your Up-MACRO tradeable shares for the underlying Up-MACRO holding shares or to direct a redemption of such underlying Up-MACRO holding shares. Consequently, in order to liquidate your investment in the Up-MACRO tradeable shares, you may have to sell those shares at their prevailing market price, which may be below their per share underlying value for the reasons discussed above.

An investment in the Up-MACRO shares may not resemble a direct investment in oil.

      The yield on your Up-MACRO holding or tradeable shares will depend primarily upon the relationship between the underlying value of the Up-MACRO holding trust and movements in the Applicable Reference Price of Crude Oil, and upon how long the Up-MACRO holding shares and Up-MACRO tradeable shares are outstanding and receiving quarterly distributions and either (1) the underlying value of the Up-MACRO holding trust on the date you receive the final distribution on your shares or (2) the price at which you sell those shares. However, the yield on your shares may be affected by a number of factors unique to the MACROs structure, including the following:

      o one or both of the paired holding trusts may realize a low rate of income on their treasuries and such income may be insufficient to cover the fee deduction amount. In this case, the trustee will be required, on one or more distribution dates, to cover that amount using funds on deposit in the paired holding trusts that would otherwise have been reinvested in treasuries;

      o the Down-MACRO holding shares or the Down-MACRO tradeable shares may be trading at a premium and an authorized participant wishing to effect a paired optional redemption will have to pay this premium in order to acquire those shares, which may decrease the price that authorized participants and other investors are willing to pay for the Up-MACRO holding and tradeable shares;

      o once the underlying value of the Up-MACRO holding trust is equal to 100% of its assets plus 100% of the assets in the Down-MACRO holding trust, the value of an investment in the Up-MACRO holding shares or the Up-MACRO tradeable shares cannot increase beyond this point, even if the Applicable Reference Price of Crude Oil continues to
            rise. If the price rises to or above [    ] dollars (at which price
            level the Up-MACRO Holding Trust would be entitled to receive 85% of the Down-MACRO Holding Trust's assets) and remains at or above that level for three (3) consecutive price determination days, a termination trigger will occur and an early redemption of all paired holding shares and tradeable shares will be effected. If this occurs, the Up-MACRO holding trust will make a final distribution on your Up-MACRO holding shares equal to the per share underlying value represented by these shares and the Up-MACRO tradeable trust will pass through a final distribution on your Up-MACRO tradeable shares that will be equal to the per share underlying value represented by those shares on the last price determination day prior to the early termination date. This per share underlying value may be greater than or less than the per share underlying value at which the termination trigger occurred. Further, following this early redemption, there is no guarantee that you will be able to invest the proceeds from your Up-MACRO holding shares or your Up-MACRO tradeable shares in an investment with a comparable yield or an investment that will continue to allow you to realize comparable gains from the rising value of oil;

      o if the Applicable Reference Price of Crude Oil rises to and stays at a level at which the underlying value of the Up-MACRO holding trust is almost equal to the underlying value at which a termination trigger will occur, but nevertheless slightly below that level, then unless you are able to sell your Up-MACRO holding shares or your Up-MACRO tradeable shares, you must hold those shares until the termination trigger does occur or until the final scheduled termination date even though only minimal additional yield can be realized on them, other than yield in the form of quarterly distributions; and

      o as discussed in the risk factor entitled "The paired holding trusts may deliver treasuries instead of cash in a paired optional redemption," if treasuries instead of cash are delivered to redeeming authorized participants, the market price of such treasuries has declined since they were acquired by the paired holding trusts, and the authorized participants choose to liquidate those treasuries rather than holding them to their maturity, the amount of the final distribution realized by those authorized participants will be less than the per share underlying value of the shares being redeemed.

      As a result of the foregoing structural factors, the yield on your Up-MACRO holding shares or your Up-MACRO tradeable shares may not resemble the yield that you may have achieved if you invested directly in oil.

The Up-MACRO holding trust will make distributions on the Up-MACRO holding shares solely from the assets deposited in the paired holding trusts.

      The Up-MACRO holding trust will not have any assets or sources of funds other than the treasuries purchased with the net proceeds of the sale of the Up-MACRO holding shares and its rights to receive payments from the Down-MACRO holding trust under the income distribution agreement and the settlement contracts. The Up-MACRO holding trust will be the only entity obligated to make distributions on the Up-MACRO holding shares. The Up-MACRO holding shares will not be insured or guaranteed by us, MacroMarkets LLC, the authorized participants, the trustee, the administrative agent, the marketing agents, the calculation agent, NYMEX or any of their respective affiliates. Holders of Up-MACRO holding shares, including the Up-MACRO tradeable trust and the holders of its Up-MACRO tradeable shares, will have no contractual recourse to any of these persons or to any other person or entity if the Up-MACRO holding trust has insufficient assets to make any quarterly distributions or a final distribution.

      Under the income distribution agreement and the settlement contracts, the Up-MACRO holding trust will be entitled to all of the treasuries that it holds on deposit and to all of the income on those treasuries at any time when the Applicable Reference Price of Crude Oil is above its starting level, and to only a portion or none of those treasuries and income at any time when such price is below its starting level. At any time when the level of the Applicable Reference Price of Crude Oil is above its starting level, the Up-MACRO holding trust will also be entitled to all or a portion of the treasuries in the Down-MACRO holding trust and all or a portion of the Down-MACRO holding trust's income. The Down-MACRO holding trust will satisfy its obligations under the settlement contracts only out of the assets that it holds on deposit, which will consist of the treasuries that the trustee, at the direction of the administrative agent, purchased on its behalf with the net proceeds of the sale of the Down-MACRO holding shares. The Down-MACRO holding trust will satisfy its obligations under the income distribution agreement only out of the income that it receives on its treasuries during the relevant calculation period, after it has set aside a portion of that income equal to the fee deduction amount to pay its fees and expenses and the fees and expenses of the Down-MACRO tradeable trust.

      The entitlement of the Up-MACRO holding trust to its assets and a portion, if any, of the assets in the Down-MACRO holding trust will be based on, and will fluctuate with, its underlying value, which will, in turn, fluctuate based on the level of the Applicable Reference Price of Crude Oil, as described in this prospectus. Regardless of fluctuations in the respective underlying values of the paired holding trusts, no assets other than available income under the income distribution agreement will be transferred between the trusts until one or more settlement contracts are settled on a redemption date or all settlement contracts are settled on an early termination date or the final scheduled termination date. The sole sources of the final distribution on the Up-MACRO holding shares on any of these dates will be:

      o the portion of the cash and/or treasuries in the Up-MACRO holding trust, if any, which the Up-MACRO holding trust is entitled to retain under the settlement contracts, and

      o the portion or all of the cash and/or treasuries in the Down-MACRO holding trust, if any, which the Up-MACRO holding trust is entitled to receive under the settlement contracts.

On any distribution date on which the Applicable Reference Price of Crude Oil is below its starting level, the Up-MACRO holding trust will be entitled to none of the assets or income in the Down-MACRO holding trust and only a portion of its own assets and income. If the Applicable Reference Price of Crude Oil falls
below [   ] dollars, the underlying value of the Up-MACRO holding trust will equal zero and it will be entitled to none of its own assets or income and none of the assets or income in the Down-MACRO holding trust. If the final scheduled termination date, an early termination date or a redemption order date occurs while the Applicable Reference Price of Crude Oil is at or below this level, the final distribution made in redemption of your shares will be equal to zero.

      If the fees and expenses of the paired holding trusts and the related tradeable trusts exceed the fee deduction amount for each of the paired holding trusts, MacroMarkets LLC, MACRO Financial, LLC and Claymore Securities, Inc. will first reduce the fees that are payable to them by the trusts, ratable based upon the fees that are due to each of them. If there are fees and expenses that remain unpaid even after MacroMarkets LLC, MACRO Financial, LLC and Claymore Securities, Inc. have each waived their entire fee, we will pay such unpaid fees and expenses pursuant to agreements that we have entered into with the paired holding trusts and each of the trusts' service providers. In the event that we were to default on our obligations to pay the excess fees and expenses of the paired holding trusts, the trustee would seek direction from the paired holding trusts' shareholders (including, in the case of holding shares on deposit in the tradeable trusts, the holders of the tradeable shares) as to whether to use assets of the paired holding trusts to pay the unpaid fees and expenses. However, if the fees and expenses were to exceed the fee deduction amount and funds made available after the parties listed above waived their respective fees, and if we were to default on our obligations to cover such excess liabilities and the shareholders did not direct the trustee to use the assets of the trusts for this purpose, the paired holding trusts could become subject to legal proceedings initiated against them by their creditors. If insolvency proceedings were commenced against any of the MACRO trusts and these proceedings were not dismissed within a specified period of time, a termination trigger would occur and all of the MACRO trusts would automatically terminate.

The Up-MACRO tradeable trust will make distributions on the Up-MACRO tradeable shares solely from funds that it receives from the Up-MACRO holding trust.

      The Up-MACRO tradeable trust will not have any assets or sources of funds other than Up-MACRO holding shares it holds on deposit. If the Up-MACRO holding trust does not make any distributions on the Up-MACRO holding shares, then the Up-MACRO tradeable trust will not have any distributions to pass through to you on your Up-MACRO tradeable shares. The Up-MACRO tradeable trust will be the only entity obligated to make distributions on the Up-MACRO tradeable shares. The Up-MACRO tradeable shares will not be insured or guaranteed by us, MacroMarkets LLC, the authorized participants, the trustee, the administrative agent, the marketing agents, the calculation agent, NYMEX or any of their respective affiliates. Holders of Up-MACRO tradeable shares will have no contractual recourse to any of these persons or to any other person or entity if the Up-MACRO tradeable trust has insufficient assets to make any quarterly distributions or a final distribution. However, holders of Up-MACRO tradeable shares will have recourse against the trustee if the Up-MACRO holding trust makes a distribution to the Up-MACRO tradeable trust, but that distribution is not passed through to the holders of the Up-MACRO tradeable shares.

Income on the treasuries may be insufficient to make quarterly distributions.

      The assets on deposit in the paired holding trusts will consist entirely of treasuries that mature prior to each distribution date and repurchase agreements that are collateralized by treasuries and that terminate within twenty-four hours of their execution. The treasury repurchase agreements will terminate overnight and will be rolled over into new repurchase agreements with yield rates that are then prevailing in the market. Distribution dates will occur quarterly and, on these dates, each of the paired holding trusts must reinvest the proceeds of the matured treasuries in new treasuries that will be trading at a discount or earning interest at a stated rate, in each case, based on the rates prevailing at the time of reinvestment. If prevailing interest rates decline, the interest income realized by the paired holding trusts will decline and if prevailing interest rates increase, the discount realized by the trusts will decline, and the aggregate amount of quarterly distributions made by the paired holding trusts will decline as well. In addition, the paired holding trusts will be required to hold their treasuries to maturity, so if interest rates increase or the treasuries are being sold at higher discounts at any time during the period between distribution dates, you will not be able to benefit from these changes until the next distribution date. As a result you are exposed, as a holder of Up-MACRO holding shares or Up-MACRO tradeable shares, to interest rate risk on the treasuries and treasury repurchase agreements.

      Each of the paired holding trusts must use an amount equal to the fee deduction amount to pay its fees and expenses and the fees and expenses of the related tradeable trust on each distribution date, even if the amount remaining in either trust is, as a result, reduced below the aggregate par amount of its outstanding holding shares. The trustee must reinvest on behalf of each holding trust an amount equal to the aggregate par amount of that trust's shares in treasuries on each distribution date, if that amount is available to be reinvested out of the trust's proceeds on that date. If less than that amount is available, the resulting deficiency must be made up on subsequent distribution dates out of income available on those dates, if any, which will result in less income being distributed to you as quarterly distributions on those dates. If prevailing interest rates remain low for an extended period of time, less income will be available to cover the fee deduction amount and, as a result, little or no quarterly distributions may be made by the Up-MACRO holding trust on the Up-MACRO holding shares or passed through by the Up-MACRO tradeable trust on the Up-MACRO tradeable shares.

The paired holding trusts may incur losses in connection with treasuries delivered upon the default of a repurchase agreement counterparty.

      The administrative agent will instruct the trustee to invest a portion of the funds on deposit in each of the paired holding trusts in repurchase agreements for U.S. Treasury obligations. In the event that the seller under a treasury repurchase agreement defaults on its obligation to repurchase from the applicable holding trust the U.S. Treasury securities that were transferred under that agreement, the trustee will be required to deliver a default notice to the seller. After delivery of that notice, the trustee will be entitled to exercise all of the remedies permitted to be taken under the repurchase agreement, including retaining the transferred treasuries, in which case the trustee, acting at the direction of the administrative agent, must liquidate these treasuries on behalf of the applicable holding trust. The seller in each repurchase agreement entered into by a holding trust will be required to deliver treasuries with a market value, measured on the date of transfer, that is equal to 102% of the agreed-upon repurchase price under the agreement. However, in the event that the actual price that the holding trust is able to obtain for the treasuries is less than what those treasuries were valued at for purposes of the repurchase agreement, the amount of funds available to make quarterly and final distributions to shareholders of the Up-MACRO holding trust or passed through to shareholders of the Up-MACRO tradeable trust may be reduced.

The return on your shares is uncertain.

      Your pre-tax return depends on several factors. Your pre-tax return on an investment in the Up-MACRO holding shares or the Up-MACRO tradeable shares will depend upon:

      o     the purchase price you paid for your shares;

      o the amount and timing of income realized by the paired holding trusts on their treasuries;

      o the amount of quarterly distributions made by the Up-MACRO holding trust on the Up-MACRO holding shares or passed through on the Up-MACRO tradeable shares by the Up-MACRO tradeable trust;

      o     the length of time that your shares are outstanding; and

      o the underlying value of the Up-MACRO holding trust on the relevant redemption order date or on the last price determination day preceding the final scheduled termination date or an early termination date on which you receive the final distribution on your shares or, if you sell your shares, the price that you are able to obtain for your shares.

      The underlying value of the Up-MACRO holding trust on any given date is uncertain. The underlying value of the Up-MACRO holding trust will be calculated on each price determination day by reference to the level of the Applicable Reference Price of Crude Oil established and reported by NYMEX or the substitute oil price provider on that day. The underlying value of the Up-MACRO holding trust on each day that is not a price determination day will be calculated using the Applicable Reference Price of Crude Oil on the last preceding price determination day. The formula for calculating the underlying value of the Up-MACRO holding trust is described in detail in the summary section of this prospectus and in "GLOSSARY OF DEFINED TERMS." Hypothetical calculations of underlying value are included for illustrative purposes in Appendix C to this prospectus. The underlying value on any price determination day will equal:

      o     if the level of the Applicable Reference Price of Crude Oil is equal
            to its starting level of [   ] dollars, all of the treasuries,
            valued at their purchase price, on deposit in the Up-MACRO holding trust and all income accrued on those treasuries, net of the fee deduction amount;

      o if the level of the Applicable Reference Price of Crude Oil is above its starting level, all of the treasuries on deposit in the Up-MACRO holding trust and all available income on those treasuries plus a portion of the treasuries and available income in the Down-MACRO holding trust; and

      o if the Applicable Reference Price of Crude Oil is below its starting level, only that portion of the treasuries and available income in the Up-MACRO holding trust to which the Down-MACRO holding trust is not entitled.

      On any date of determination, the underlying value of the Up-MACRO holding trust will represent the portion of the assets in the paired holding trusts to which the Up-MACRO holding trust would be entitled if the settlement contracts were settled on that date. The per share underlying value of your shares represents the portion of the underlying value of the Up-MACRO holding trust on any date of determination that you would be entitled to receive as the final distribution on your shares if that date of determination were the final scheduled termination date, an early termination date or a redemption date. If the Up-MACRO holding trust's underlying value has declined significantly when the final distribution is made on your Up-MACRO holding shares on the final scheduled termination date, an early termination date or a redemption date or on your Up-MACRO tradeable shares on the final scheduled termination date or an early termination date, you will lose all or substantially all of your investment in those shares. Although you can never lose more than the amount you invested in the Up-MACRO holding or Up-

MACRO tradeable shares, your losses may be relatively greater if you purchased your shares at a premium over their per share underlying value of the Up-MACRO holding trust.

      Fluctuations in the relative value of your investment in the Up-MACRO shares as a result of changes in the underlying value of the Up-MACRO holding trust will not be proportionate to fluctuations in the Applicable Reference Price of Crude Oil. The price you paid for your Up-MACRO holding shares or your Up-MACRO tradeable shares relative to the aggregate quarterly distributions and the final distribution you receive on those shares and the timing of those distributions will determine your yield. However, unless you purchase your shares at a time when both (i) the level of the Applicable Reference Price of Crude Oil is equal to its starting level and (ii) the market price or offering price of your shares is equal to their per share underlying value, (x) the magnitude of a change in the underlying value of the Up-MACRO holding trust relative to (y) the resulting change in the value of your investment may not be in the same proportion as (x) that same change in underlying value relative to
(y) the magnitude of the movement in the Applicable Reference Price of Crude Oil which caused that change. Any description in this prospectus of how a given fluctuation in the level of the Applicable Reference Price of Crude Oil will result in a proportionate change in the underlying value of the Up-MACRO holding trust refers to changes in the underlying value of the trust relative to its original underlying value on the closing date, after giving effect to any redemptions and paired issuances that have occurred since that date. However, you and each other shareholder will experience, depending on the underlying value of the Up-MACRO holding trust when you or such other shareholder purchased your shares, a different proportionate change in the value of your investment and a different rate of return for any given fluctuation in the level of the Applicable Reference Price of Crude Oil.

      Quarterly distributions are based on the level of the Applicable Reference Price of Crude Oil. The paired holding trusts will realize income on their treasuries in the form of accrued interest and/or discount received on those treasuries and in the form of yield realized on the treasury repurchase agreements. After each of the paired holding trusts has deducted an amount equal to the fee deduction amount, to be applied for the payment of its fees and expenses and the fees and expenses of the related tradeable trust, and reinvested an amount equal to the Up-MACRO or Down-MACRO aggregate par amount, as applicable, in new treasuries on each distribution date, one of the paired holding trusts will be required to pay all or a portion of its remaining or "available" income, if any, to the other paired holding trust under the income distribution agreement, based on the changes in the Applicable Reference Price of Crude Oil from its starting level to its ending level on each price determination day during the calculation period that precedes the relevant distribution date. If the level of the Applicable Reference Price of Crude Oil has generally been below its starting level, this will result in a reduction in the amount of quarterly distributions made by the Up-MACRO holding trust to its shareholders on the next distribution date or as part of the final distribution on a redemption date. If the level of the Applicable Reference Price of Crude Oil has generally been above its starting level, this will result in an increase in the amount of quarterly distributions made by the Up-MACRO holding trust to its shareholders on the next distribution date or as part of the final distribution on a redemption date.

      The Up-MACRO tradeable shares cannot be redeemed; the right to redeem the Up-MACRO holding shares is limited. The Up-MACRO tradeable shares may not be redeemed at the option of the holders of those shares. Holders of Up-MACRO tradeable shares also have no right to direct the redemption of the underlying Up-MACRO holding shares on deposit in the Up-MACRO tradeable trust. Authorized participants may exchange their Up-MACRO tradeable shares for an equal number of Up-MACRO holding shares in minimum lots of 50,000 shares. The Up-MACRO holding shares may only be redeemed by authorized participants and only in paired optional redemptions in which paired Up-MACRO and Down-MACRO holding shares constituting one or more MACRO units are tendered for redemption. Only authorized participants that participate in DTC and have signed a participants agreement with us, the administrative agent and the trustee will be entitled to present a MACRO unit for redemption. Unless you are an authorized participant and hold the requisite number of Up-MACRO tradeable shares or paired holding shares, as applicable, you will not be able to exchange your shares for the underlying Up-MACRO holding shares or to effect a paired optional redemption. As a result, you must be prepared to hold your Up-MACRO holding shares or your Up-MACRO tradeable shares until their final scheduled termination date or to sell them in the secondary market, if any exists, at the prevailing market price, which may be below their per share underlying value and below the price that you paid for those shares. There may be no authorized participants who are willing to purchase your Up-MACRO holding shares or your Up-MACRO tradeable shares when you desire to sell them, because, among other reasons, no authorized participant is able to satisfy the conditions for a paired optional redemption. Furthermore, if the Down-MACRO holding shares are trading at a premium over their share of the underlying value of the Down-MACRO holding trust, the market price of the Up-MACRO holding shares may be adversely affected, because authorized participants may be willing to acquire your shares only if you sell them at a discount from their proportionate share of the Up-MACRO holding trust's underlying value. Due to the fact that shares are always redeemed at their per share underlying value, authorized participants would lose money in any paired optional redemption in connection with which they had to acquire the Up-MACRO and/or Down-MACRO holding shares at a premium to such per share underlying value. If you are unable to sell your shares in the secondary market to an authorized participant or to another investor, you may be prevented from realizing gains on the shares or be forced to incur increasing losses as the level of the Applicable Reference Price of Crude Oil continues to decline and the underlying value of the Up-MACRO holding trust continues to decrease.

      The paired holding trusts may deliver treasuries instead of cash in a paired optional redemption. The paired holding trusts will always deliver cash in a paired optional redemption so long as the trusts have cash available from the maturity proceeds of their treasury repurchase agreements or from funds delivered by authorized participants who are directing paired issuances on the same date on which redemptions are also occurring. On each distribution date, the administrative agent will be required to adjust the amount of treasury repurchase agreements which it directs the trustee to acquire based on the actual redemption experience of the paired holding trusts during the preceding twelve-month period. However, if the paired holding trusts do not have sufficient cash available to effect a paired optional redemption entirely in cash, then the paired holding trusts will satisfy all or a portion of the final distribution by delivering treasuries they hold on deposit to the redeeming authorized participant. Each of the paired holding trusts is required to deliver treasuries with a value equal to the underlying value of the applicable trust on the redemption date, or the portion of that underlying value that is allocable to the shares that are being redeemed. The paired holding trusts will always value their treasuries at the acquisition cost of those treasuries. However, because the market price of the treasuries delivered in a paired optional redemption may have decreased since the time that they were acquired by the paired holding trusts, the redeeming authorized participant may receive less if it liquidates those treasuries immediately after it receives them than it would have realized had it received a final distribution in cash or it were to hold the treasuries to their maturity. The market risk on the treasuries to which authorized participants may be exposed when they effect such paired optional redemptions may adversely affect the price they are willing to pay for the Up-MACRO holding shares and the Up-MACRO tradeable shares.

      If the paired holding trusts deliver treasuries in a paired optional redemption, the remaining holders of Up-MACRO shares may realize somewhat reduced income accruals after the redemption, because the administrative agent will use the last in, first out method to select treasuries for delivery to redeeming authorized participants. As a result, if interest rates were to fall during a calculation period and several redemptions were followed by issuances later during that period, the relatively higher-yielding treasuries that were acquired by the paired holding trusts on the preceding distribution date would be delivered to redeeming authorized participants and would be replaced with relatively lower-yielding treasuries following the paired issuances. Conversely, in a rising interest rate environment during a calculation period in which issuances were followed by redemptions, the relatively higher-yielding treasuries acquired in connection with the issuances would be delivered to redeeming authorized participants in the redemptions.

      Moreover, a falling interest rate environment during any calculation period between distribution dates could create an incentive for authorized participants to effect a paired optional redemption for the purpose of receiving a delivery of the paired holding trusts' relatively higher-yielding treasuries, which would adversely affect the remaining holders of the Up-MACRO shares. Such an incentive would exist during a time when (1) the paired holding trusts had no more cash available to distribute in connection with redemptions, (2) authorized participants could obtain both the Up-MACRO holding or tradeable shares and the Down-MACRO holding or tradeable shares at market prices that were equal to or less than the per share underlying value of those shares, (3) the transaction costs associated with effecting a paired optional redemption were exceeded by the value of the treasuries that were delivered, and (4) authorized participants were prepared to hold the treasuries they received to their maturity in order to realize the full discount from par that was associated with those treasuries.

      The paired holding trusts and the tradeable trusts may terminate early. The Up-MACRO holding trust and the Up-MACRO tradeable trust may terminate prior to the final scheduled termination date for the Up-MACRO holding shares and the Up-MACRO tradeable shares as a result of the occurrence of one of the termination triggers described in this prospectus. Following the occurrence of any termination trigger, the paired holding trusts will settle all of the settlement contracts and make a final distribution on the paired holding shares. The Up-MACRO and Down-MACRO tradeable trusts will pass through this final distribution to their shareholders in redemption of the Up-MACRO and Down-MACRO tradeable shares. This early redemption may occur before you have had an opportunity to realize the maximum gain that you could have realized had the underlying value of the Up-MACRO holding trust risen its highest possible level, or to reduce your existing losses resulting from declines in the level of the Applicable Reference Price of Crude Oil. If the price moves in a direction that would have increased the underlying value of the Up-MACRO holding trust after the Up-MACRO shares have been redeemed, you will not be able to benefit from that price movement. One of the termination triggers occurs when the level of
the Applicable Reference Price of Crude Oil rises above $[   ] for three (3)
consecutive price determination days or falls below $[   ] for three (3)
consecutive price determination days. This termination trigger occurs, because the gains of the holders of the Up-MACRO holding shares are limited to the amount of assets in the Down-MACRO holding trust, as discussed below in "-- The return on the Up-MACRO shares is capped," and their losses are limited to the amount of assets in the Up-MACRO holding trust. Once the underlying value of one of the paired holding trusts begins to approach zero, the market price of its shares could begin to diverge from their per share underlying value. Accordingly, the termination triggers have been set (1) at the level of the Applicable Reference Price of Crude Oil at which the underlying value of the Up-MACRO holding trust reflects its entitlement to only 15% of the assets it holds on deposit and (2) at the level of the Applicable Reference Price of Crude Oil at which the underlying value of the Down-MACRO holding trust reflects its entitlement to only 15% of the assets it holds on deposit. The volatility of the price of crude oil, as discussed below in "-- The price of oil is variable and volatile in the short-term; it is difficult to predict whether in the long-term the price of oil will reflect a generally upward or downward trend; there are risks associated with investing in a product linked to this price," may result
in the Applicable Reference Price of Crude Oil fluctuating above $[   ] or below
$[   ] and remaining above or below that level long enough to trigger an early termination of the transaction. If the Applicable Reference Price of Crude Oil
rises to or above $[   ] or drops to or below $[   ] and, in either case,
remains at that level for three (3) consecutive price determination days, then your Up-MACRO holding shares or Up-MACRO tradeable shares will be subject to a mandatory redemption on the next scheduled distribution date and you will receive a final distribution that will be calculated based on the Applicable Reference Price of Crude Oil on the last price determination day preceding that distribution date, also known as the early termination date. The Applicable Reference Price of Crude Oil on this price determination day may be higher or lower than the level of that price which caused the termination trigger to occur. Unless you are able to sell your Up-MACRO shares prior to the early termination date, you will receive a final distribution in redemption of those shares that is based on the oil price on the last price determination day preceding the mandatory redemption that will occur on that early termination date.

      The return on the Up-MACRO shares is capped. The return on the Up-MACRO holding or Up-MACRO tradeable shares is limited by the amount of assets in the Down-MACRO holding trust. Regardless of how high the Applicable Reference Price of Crude Oil rises, the Up-MACRO holding trust will not be entitled to receive an amount greater than 100% of the assets in the Down-MACRO holding trust. If
the price rises to or above $[    ] dollars and remains at that level for three
(3) consecutive price determination days, an early termination will occur and the paired holding shares and all of the tradeable shares will automatically be redeemed at their per share underlying value as of the price determination day that precedes the early termination date. Even if the price has risen above
$[   ] at the time you receive your final distribution on the early termination date, the final distribution made by the Up-MACRO holding trust will be equal to
its underlying value when the price was $[   ], which reflects the maximum
underlying value that it can attain. After receiving this final distribution, you may not be able to reinvest it in an instrument that allows you to achieve the same return as the return you realized on your Up-MACRO holding or Up-MACRO tradeable shares or to benefit from any additional increases in crude oil prices.

The price of oil is variable and volatile in the short-term; it is difficult to predict whether in the long-term the price of oil will reflect a generally upward or downward trend; there are risks associated with investing in a product linked to this price.

      The price of oil, including the price of light sweet crude oil, can be affected, at times dramatically, by factors that impact the supply and demand for oil. The demand for crude oil is determined primarily by industrial demand for power, consumer demand for heating, and both industrial and consumer transportation needs. The supply of oil is affected primarily by the amount of oil that countries with significant oil reserves choose or are able to produce.

      Worldwide demand for oil rises when countries or particular geographic regions industrialize or when the world's major economies enter periods of growth and expansion. Demand for oil also depends on weather conditions. In particular, demand increases appreciably during cold weather seasons and during any period of extreme or unseasonable weather conditions. This rise in demand may cause a spike in the price of oil, contributing to volatility. Demand for oil, in particular the light sweet grades of crude oil from which gasoline is derived, is also affected by industrial and consumer transportation preferences and the volume of people and goods which are being transported from one destination to another during any specific period of time. The factors which may affect the demand for oil include consumer demand for automobiles with greater fuel efficiency, the rising or waning popularity of sport utility vehicles and light trucks, the availability and dependability of public transportation systems, the volume of air travel and consumer preferences relating to leisure travel. The elasticity of consumer demand for oil in response to price increases and decreases may also have a significant impact on the overall volume of that demand. In addition, technological advances and innovation may decrease the demand for oil by enabling the development of alternative fuel sources and by providing methods to use oil more efficiently. Demand for oil may also be impacted by public policy decisions made by the governments of the world's wealthier and more populous countries, which consume the greatest amount of oil. For example, demand will generally fall in any country which enacts environmental laws that require decreased or more efficient uses of energy or which imposes taxes on oil or oil products.

      Changes in the volume of oil produced in one or more oil-producing regions may significantly affect the global supply of oil. The volume of production may vary due to a governmental decision to increase or reduce production in order to manipulate oil prices. It may also be affected by production interruptions caused by political instability, natural disasters, acts of war or sabotage, labor problems, machinery failure, or human error. Production interruptions are a significant source of volatility in the price of oil. Finally, exhaustion of the oil reserves in existing oil fields will decrease the global oil supply, while the discovery of, or decision to exploit, new oil reserves will increase this supply, which increase will be aided further by technological advances which make exploration and drilling in new areas economically feasible.

      The Applicable Reference Price of Crude Oil is equal to the daily settlement or "spot" price of the NYMEX Division light sweet crude oil futures contract, as calculated by NYMEX in accordance with its established rules. Futures markets are subject to temporary distortions due to various factors, including a lack of liquidity in the markets, the actions of traders and government regulation and intervention, which affect the market price of futures contracts, including the price of the NYMEX Division light sweet crude oil futures contract. Due to the fact that oil, as well as the NYMEX Division light sweet crude oil futures contracts are priced in U.S. dollars, these prices may be affected by changes in the value of the U.S. dollar relative to other currencies. Interest rate changes, which affect exchange rates, may also have an impact on the price of oil and, specifically, on the price at which the NYMEX Division light sweet crude oil futures contracts are trading.

      All of these factors may adversely affect the level of the Applicable Reference Price of Crude Oil and may result in a significant degree of volatility in that price, which may have an adverse effect on the distributions on, and the market price of, your Up-MACRO shares. Moreover, if you intend to hold your Up-MACRO shares until the final scheduled termination date or if you are unable to liquidate your investment in the Up-MACRO shares, the return on your shares will depend upon the long-term price performance of crude oil, which is difficult if not impossible to predict since it may be dependent upon unforeseeable contingencies. For example, if new, as yet undeveloped technology permits the utilization of different energy sources which largely supplant crude oil, if new legal regulations make crude oil consumption prohibitively expensive, or a major and protracted military conflict envelops several oil-producing countries, the result may be a significant and irreversible increase or decrease in crude oil prices which cannot be predicted and the effect of which cannot be quantified at the time you purchase your shares.

A substitute price may be used as the Applicable Reference Price of Crude Oil

      In the event that the licensing agreement with NYMEX terminates in accordance with its terms, we will seek to obtain a license from the Dow Jones Energy Service for the spot price it calculates for West Texas Intermediate crude oil or, it that price is not available, for Light Louisiana Sweet crude oil. If we are able to obtain such license, one of these substitute prices will become the new Applicable Reference Price of Crude Oil and will be used to calculate the underlying value of the Up-MACRO holding trust and the per share underlying value of the Up-MACRO shares. The shareholders will not have rights to approve or consent to this changes in the Applicable Reference Price of Crude Oil. These substitute prices may be higher or lower than the market price of light sweet crude oil futures of the designated maturity at the time that the switch to one those prices is made which may have an adverse effect on the per share underlying value of your Up-MACRO shares.

Neither the Up-MACRO holding trust nor the Up-MACRO tradeable trust is regulated as a commodity pool and none of the Up-MACRO shares are regulated by the Commodity Futures Trading Commission.

      Neither the Up-MACRO holding trust nor the Up-MACRO tradeable trust holds or trades in commodity futures contracts or other instruments regulated under the Commodity Exchange Act, as amended (the "CEA"), as administered by the Commodity Futures Trading Commission. The income distribution agreement and the settlement contracts held by the Up-MACRO holding trust constitute contracts, agreements and transactions which are generally excluded from regulation under the CEA, except that certain anti-fraud and anti-manipulation provisions of the CEA continue to apply to these transactions. Furthermore, neither the Up-MACRO holding trust nor the Up-MACRO tradeable trust is a commodity pool for purposes of the CEA, and the operators and other service providers of the trusts are not subject to regulation as a commodity pool operator or a commodity trading advisor by the Commodity Futures Trading Commission. Moreover, neither the income distribution agreement, the settlement contracts, or the Up-MACRO shares are instruments subject to regulation by the Commodity Futures Trading Commission. Consequently, holders of Up-MACRO holding shares and holders of Up-MACRO tradeable shares do not have the regulatory protections provided to investors in instruments or commodity pools that are regulated by the Commodity Futures Trading Commission and will not receive the disclosure document or financial reports that would otherwise be required to be delivered under the CEA.

Redemption and creation orders are subject to postponement, suspension or rejection in certain circumstances.

      The administrative agent is required to suspend the right to effect a paired optional redemption or a paired issuance or postpone any redemption date or issuance date, (i) for any period during which the American Stock Exchange or the New York Mercantile Exchange is closed or trading on the American Stock Exchange or the New York Mercantile Exchange is suspended or restricted, (ii) for any period during which an emergency exists as a result of which the delivery or acquisition of treasuries is not reasonably practicable, (iii) if such redemption would cause the amount of cash and treasuries on deposit in the Up-MACRO holding trust and the Down-MACRO holding trust to equal less than 10 million dollars or (iv) for such other period as we determine to be necessary for the protection of the shareholders. In addition, the administrative agent will reject any redemption order or creation order (i) that is not in the proper form required by the participants agreement (ii) if insufficient shares, in the case of a redemption order, or insufficient funds, in the case of a creation order are tendered to the Trustee, (iii) if we determined, based upon an opinion of counsel that such order would have adverse tax or securities laws consequence for either of the shareholders, (iv) if any such order would cause the Up-MACRO tradeable trust to hold fifty percent or less of the outstanding Up-MACRO holding shares, (v) if circumstances outside of our control or of the control of the trustee or the administrative agent make it impractical or not feasible to process the order (vi) if the Down-MACRO holding trustee has notified the Up-MACRO holding trustee that it has rejected the related order delivered under the Down-MACRO holding trust agreement or
(vii) if the fulfillment of the order, in the opinion of counsel to the administrative agent, may be unlawful. None of the trustee, the administrative agent or us will be liable to any person in any way for any loss or damage that may result from any such suspension, postponement or rejection .Any such postponement, suspension or rejection may adversely affect the ability of authorized participants to effect paired optional redemptions and the demand for and market price of the Up-MACRO holding shares and the Up-MACRO tradeable shares.

If the Up-MACRO holding trust is taxable as a corporation for United States federal income tax purposes, your distributions will be reduced.

      There is no authority directly on point dealing with securities such as the Up-MACRO holding shares or transactions of the type described. Nevertheless, our tax counsel is of the opinion that the Up-MACRO holding trust will be classified for United States federal income tax purposes as a partnership and not as an association or publicly traded partnership taxable as a corporation. These opinions, however, are not binding on the Internal Revenue Service or the courts, either of which could take a contrary position. No rulings have been sought from the IRS. Accordingly, there can be no assurance that the IRS will not challenge the opinions expressed in this prospectus or that a court would not sustain such a challenge.

      If the Up-MACRO holding trust were classified as a publicly traded partnership taxable as a corporation for United States federal income tax purposes by the IRS and this classification were upheld by the courts, the Up-MACRO holding trust's taxable income would be subject to income tax at regular corporate rates before being distributed as quarterly and final distributions to holders of the Up-MACRO holding shares. Furthermore, the income of the Up-MACRO holding trust would not flow through to the Up-MACRO tradeable trust and then to holders of the Up-MACRO tradeable shares for reporting on their own returns. The imposition of tax at the Up-MACRO holding trust level would reduce amounts available for distribution to you as a holder of Up-MACRO holding shares or as a holder of Up-MACRO tradeable shares.

If the Up-MACRO holding trust were determined not to qualify as a securitization partnership, and the Up-MACRO holding trust were to have built-in losses at the time you transfer your shares, the value of your shares could be affected.

      There is no authority directly on point dealing with the classification of partnerships as securitization partnerships. It is possible that the IRS could assert that the Up-MACRO holding trust does not qualify as a securitization partnership.

      If the Up-MACRO holding trust does not qualify as a securitization partnership and has a built-in loss at the time a share is transferred in excess of $250,000, then the purchaser of the Up-MACRO tradeable share would have its basis in its share of the Up-MACRO holding trust's assets reduced by an amount equal to the difference between its basis in its Up-MACRO tradeable share (as determined for federal income tax purposes) and its proportionate share of the Up-MACRO holding trust's tax basis in its assets. It is unclear, however, given the publicly traded nature of the Up-MACRO tradeable shares and the nature of the Up-MACRO holding trust's assets how such adjustments might be tracked and applied, and accordingly, how such shareholders might be affected. See "MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES" for more information.

You should be aware of the tax consequence of your investment in the Up-MACRO shares. For example, you may have United States federal income tax liabilities in advance, or in excess, of your quarterly distributions.

     It is possible that as a holder of Up-MACRO holding shares or a holder of Up-MACRO tradeable shares you may recognize taxable income in advance, or in excess, of your receipt of any cash distributions with respect to those shares. In addition, capital losses and deductions in respect of payments under the income distribution agreement, trustee fees, licensing fees and other expenses associated with the Up-MACRO holding trust will be separately stated for you and you may deduct such losses and expenses only to the extent permitted by law. In that regard, you should be aware that deductions for capital losses are subject to limitations and, if you are a non-corporate holder, you will be subject to the "miscellaneous itemized" deduction rules of
Section 67 of the Internal Revenue Code of 1986, which means that those deductions, taken together with all your other miscellaneous itemized deductions, are only deductible to the extent that they exceed 2% of your adjusted gross income. Furthermore, for all non-corporate holders with adjusted gross incomes above an annually prescribed amount, Section 68 of the Internal Revenue Code of 1986 imposes a reduction in the total amount for most itemized deductions.

The historical performance of the Applicable Reference Price of Crude Oil is not an indication of its future performance.

      It is impossible to predict whether the market price of Light Sweet Crude Oil will rise or fall from its current starting level following the closing date. The Applicable Reference Price of Crude Oil is affected by a large number of complex and interrelated factors. Past levels of the Applicable Reference Price of Crude Oil are not indicative of the levels to which the price may rise or fall in the future.

The Up-MACRO holding shares and the Up-MACRO tradeable shares do not confer upon their holders many of the rights normally associated with shares issued by a corporation.

      The holders of the Up-MACRO holding shares and the holders of the Up-MACRO tradeable shares are not entitled to many of the rights typically exercised by shareholders in a corporation. By acquiring Up-MACRO holding shares or Up-MACRO tradeable shares, you are not acquiring the right to elect directors, to vote on certain matters relating to the Up-MACRO holding trust or the Up-MACRO tradeable trust, as applicable, or to take other actions generally associated with the ownership of shares in a corporation. You will only have the limited rights described under "DESCRIPTION OF THE TRUST AGREEMENTS -- Trustee Termination Events" and "-- Modification and Waiver."

Potential conflicts of interests.

      We will act as depositor for the Down-MACRO holding and tradeable trusts and may from time to time act as depositor for other issuers of MACRO securities offered in public and private offerings. In addition, we are an affiliate of MacroMarkets LLC. The paired holding trusts will pay MacroMarkets LLC a licensing fee for the right to use the patented MACROs structure in structuring, issuing and offering MACRO securities. Our interests and the interests of our affiliate may in certain circumstances be different from the interests of the holders of Up-MACRO holding shares and the holders of Up-MACRO tradeable shares.

      Claymore Securities, Inc. will act as the administrative agent and a marketing agent for the Up-MACRO holding and tradeable trusts and the Down-MACRO holding and tradeable trusts. Claymore Securities, Inc. is also the owner of 50% of our membership interests. Claymore's interests as administrative agent and a marketing agent and as one of the owners of MACRO Securities Depositor, LLC may in certain circumstances be different from the interests of the holders of Up-MACRO holding shares and the holders of Up-MACRO tradeable shares.

The members of the Settlement Price Committee are permitted to hold light sweet crude oil futures contracts and MACRO securities.

     The members of the Settlement Price Committee are permitted to purchase or sell NYMEX Division light sweet crude oil futures contracts and MACRO securities. The decisions of the members of the Settlement Price Committee made in their capacity as members of the committee may conflict with their interests as holders of MACRO securities in the delivery months of the light sweet crude oil futures contract that represent 10% or less of the total open interest or in which less than 10% of trading volume occurs during the closing range and, therefore, the settlement price of that contract month will not be based on the weighted average price of all outright transactions that occur in the closing range. In such cases, NYMEX will determine the settlement prices based upon spread relationships that are determined in the judgment of the Settlement Price Committee by reference to spread transactions (defined in "DESCRIPTION OF THE APPLICABLE REFERENCE PRICE OF CRUDE OIL -- The Determination of the Settlement Price of the Light Sweet Crude Oil Futures Contract"). The Settlement Price Committee determines spread relationships by giving the greatest weight to spreads executed late in the trading day in large volumes and lesser weight to spreads traded in smaller volumes executed earlier in the trading day. In any circumstance where the Settlement Price Committee is considering bids and offers for spreads, it must consider the mid-point of the best bid and best offer, not the actual best bid or best offer.

                                    GLOSSARY

      This prospectus uses defined terms. You can find definitions of important terms used in this prospectus under "GLOSSARY OF DEFINED TERMS" beginning on page 104 in this prospectus.

                                 USE OF PROCEEDS

      The trustee for the Paired Holding Trusts will use the net proceeds received by each trust in connection with each Paired Issuance to acquire, in accordance with the directions of the administrative agent and on behalf of each Paired Holding Trust, bills, bonds and notes issued and guaranteed by the United States Treasury and repurchase agreements collateralized by United States Treasury securities, that are, in each case, scheduled to mature prior to each Distribution Date. We refer to these obligations generically as "treasuries."

      The trustee will always deposit one-half of these treasuries into the Up-MACRO holding trust and one-half into the Down-MACRO holding trust, without regard to the respective underlying values of the trusts at the time of the Paired Issuance.

                                  THE DEPOSITOR

      We were established as a limited liability company in the State of Delaware on April 28, 2004, and are a wholly-owned, limited-purpose subsidiary of MacroMarkets LLC, the owner of the patent on the MACROs structure, and Claymore Group Inc., which is the parent of the Administrative Agent. MacroMarkets LLC and Claymore Group Inc. each hold 50% of our membership interests. Our registered office is located, care of The Corporation Trust Company, at 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. Our telephone number is (800) 767-4796.

      Our limited liability company agreement provides that we may conduct any lawful activities necessary or incidental to acquiring, owning, holding, pledging and transferring assets and serving as depositor of one or more trusts that may issue and sell securities.

      We have formed the Paired Holding Trusts and the Up-MACRO and Down-MACRO tradeable trusts and we will perform on behalf of these trusts on an ongoing basis the services described in this prospectus.

                               MACROMARKETS LLC

     MacroMarkets LLC is a financial services company that has developed its patented MACRO(R) Securities, or "MACROs," as a means of transforming various economic goods and aggregate economic measures into interests that can be acquired by individual investors in the form of publicly tradeable securities. MACROs are securities the value of which is linked to the performance of a reference index, price or other economic variable.

     The following are brief profiles of the principal managers and officers of MacroMarkets:

     Robert J. Shiller is a founding member of MacroMarkets and also a member of its Board of Managers. Professor Shiller was a founder and director of Case Shiller Weiss, Inc. prior to joining MacroMarkets, and participated in developing CSW's products and services. He was also instrumental in helping to develop the MACROs (Proxy Assets) design and patent. He is the author of two books which developed some of the concepts of index-based risk management that helped lead to the development of MACROs: Macro Markets: Creating Institutions for Managing Society's Largest Economic Risks, Oxford University Press, 1993, and The New Financial Order: Risk in the 21st Century, Princeton University Press, 2003. He is also the author of Market Volatility, MIT Press, 1989, and of Irrational Exuberance, Princeton University Press 2000, which was a New York Times Best Seller. Professor Shiller is currently the Stanley B. Resor Professor of Economics at the Cowles Foundation for Research in Economics and International Center for Finance at Yale University. He was elected fellow of the Econometric Society in 1980. Since 1982, he has been Research Associate of the National Bureau of Economic Research, and is co-director of its workshops in behavioral economics. He has received a Guggenheim Fellowship, an honorary doctorate and several honorary professorships. He is a member of the American Philosophical Society and a fellow of the American Academy of Arts and Sciences.

      Samuel R. Masucci, III is a founding member of MacroMarkets and since 1999 has been MacroMarkets' Chief Executive Officer. Mr. Masucci has more than 15 years of experience on Wall Street, holding senior management positions at Bear Stearns, UBS and Merrill Lynch. In 1997, he was a leader in the development of property derivatives by creating structured products that allow pension funds, insurance companies and hedge funds to invest in U.K. home price appreciation. Mr. Masucci headed a group to develop, securitize and trade Shared Appreciation Mortgages in both Europe and the U.S. as a means for homeowners to share home price risk in exchange for below market interest rates. He worked on developing institutional interest in high LTV residential mortgages. In 2001, he founded Cobblestone Consulting to bridge the gap between mortgage trade desks and small to medium-sized mortgage banks and lenders. During that time, he developed pricing, insurance and exit strategies for more than $1 billion of high LTV residential mortgages. Over the last four years, Mr. Masucci has had a leading position in MacroMarkets.

      Larry Larkin is a Managing Director of MacroMarkets and a member of its Board of Managers. Mr. Larkin has spent 20 years at Goldman Sachs creating equity options, futures, program trading, and over-the-counter derivatives. He has held senior positions at First Boston, Leland O'Brien and Rubenstein, ING-Barings, and the American Stock Exchange. At the American Stock Exchange, he was responsible for New Product Development and the development of Exchange Traded Funds (ETFs). Mr. Larkin has served on the Board of Directors of the New York Futures Exchange, committees for the S.I.A., and the Chicago Mercantile Exchange. Mr. Larkin is a Chartered Financial Analyst (CFA).

      MacroMarkets has licensed the use of its patent on the MACROs structure to each of the Paired Holding Trusts. For a description of the licensing fee payable by the Paired Holding Trusts, see "DESCRIPTION OF THE TRUST AGREEMENTS -- Fees and Expenses of the Paired Holding Trusts." For more information about the MACRO Licensing Agreement, see "DESCRIPTION OF THE UP-MACRO HOLDING TRUST ASSETS -- The MACRO Licensing Agreement." MACRO(R) is a federally registered service mark of MacroMarkets. MacroMarkets considers all references, singular or plural, to "MACRO(R)" or "MACRO" in this prospectus its service mark and reserves all rights to that service mark.

                  FORMATION OF THE PAIRED HOLDING TRUSTS AND
                         THE UP-MACRO TRADEABLE TRUST

     We have created the Up-MACRO holding trust pursuant to the Up-MACRO Holding Trust Agreement. The Up-MACRO holding trust will issue the Up-MACRO holding shares offered by this prospectus.

     We have also created the Up-MACRO tradeable trust pursuant to the Up-MACRO Tradeable Trust Agreement. The Up-MACRO tradeable trust will issue the Up-MACRO tradeable shares offered by this prospectus.

      We have also concurrently created:

      o the Down-MACRO holding trust pursuant to the Down-MACRO Holding Trust Agreement. The Down-MACRO holding trust will issue the Down-MACRO holding shares; and


      o the Down-MACRO tradeable trust pursuant to Down-MACRO Tradeable Trust Agreement. The Down-MACRO tradeable trust will issue the Down-MACRO tradeable shares.

      The Up-MACRO holding trust, the Up-MACRO tradeable trust, the Down-MACRO holding trust and the Down-MACRO tradeable trust were all established by us under the laws of the State of New York. We have prepared a certificate of trust for each of these trusts and filed these certificates with the New York Secretary of State on November [ ], 2006.

      On the Closing Date, the Paired Holding Trusts entered into an income distribution agreement and multiple settlement contracts with each other, which are described under "DESCRIPTION OF THE UP-MACRO HOLDING TRUST ASSETS -- The Income Distribution Agreement" and "-- The Settlement Contracts." Payments under the income distribution agreement and the settlement contracts will be calculated on the basis of fluctuations in the Applicable Reference Price of Crude Oil, which is described under "DESCRIPTION OF THE APPLICABLE REFERENCE PRICE OF CRUDE OIL." The payments that are made or received by the Up-MACRO holding trust under the income distribution agreement will determine Quarterly Distributions on the Up-MACRO holding shares, which are described under "DESCRIPTION OF THE UP-MACRO HOLDING AND TRADEABLE SHARES -- Quarterly Distributions." The final payment made or received by the Up-MACRO holding trust under the settlement contracts will determine the Final Distribution on the Up-MACRO holding shares, which is described under "DESCRIPTION OF THE UP-MACRO HOLDING AND TRADEABLE SHARES -- Final Distribution." The Up-MACRO tradeable trust will pass through to the holders of its Up-MACRO tradeable shares all Quarterly Distributions and the Final Distribution that it receives on the Up-MACRO holding shares it holds on deposit.

      The assets of the Up-MACRO tradeable trust will consist of:

      o at least a majority of the Up-MACRO holding shares issued by the Up-MACRO holding trust and outstanding at any time;

      o a securities account created under the Up-MACRO Tradeable Trust Agreement into which all of the Up-MACRO holding shares acquired by the Up-MACRO tradeable trust on each Issuance Date will be deposited;

      o a distribution account created under the Up-MACRO Tradeable Trust Agreement into which all distributions received on the Up-MACRO holding shares will be deposited prior to being distributed to the holders of the Up-MACRO tradeable shares; and

      o a netting account created under the Up-MACRO Tradeable Trust Agreement to which any of the Up-MACRO tradeable shares to be exchanged for Up-MACRO holding shares will be credited on any day on which existing Up-MACRO tradeable shares are being exchanged in connection with a Paired Optional Redemption of holding shares or a discretionary exchange and new Up-MACRO tradeable shares are concurrently being issued in connection with a Paired Issuance of holding shares or a discretionary deposit of holding shares into the Up-MACRO tradeable account. The Up-MACRO tradeable shares credited to the netting account on any day will be netted against the Up-MACRO tradeable shares to be issued on that day.

     For more information about the assets of the Up-MACRO tradeable trust, see "DESCRIPTION OF THE UP-MACRO TRADEABLE TRUST ASSETS."

      The assets of the Up-MACRO holding trust will consist of:

      o treasuries of the type described under "DESCRIPTION OF THE UP-MACRO HOLDING TRUST ASSETS -- United States Treasury Obligations" and what we refer to as "income" on those treasuries, consisting of stated interest on treasury notes and bonds and the discount that is realized when the par amount received on a treasury bill, note or bond at maturity exceeds the purchase price at which the Up-MACRO holding trust acquired that treasury, or interest paid on amounts borrowed under treasury repurchase agreements;

      o the trust's rights under the income distribution agreement, as described under "DESCRIPTION OF THE UP-MACRO HOLDING TRUST ASSETS -- The Income Distribution Agreement;"

      o the trust's rights under the settlement contracts, as described under "DESCRIPTION OF THE UP-MACRO HOLDING TRUST ASSETS -- The Settlement Contracts;"

      o the trust's rights under the MACRO Licensing Agreement with MacroMarkets to use the patented MACROs structure, as described under "DESCRIPTION OF THE UP-MACRO HOLDING TRUST ASSETS -- The MACRO Licensing Agreement;"

      o the trust's rights under the NYMEX Sublicensing Agreement entered into with MacroMarkets pursuant to which the trust will be permitted to use the settlement prices of the Light Sweet Crude Oil Futures Contract and the NYMEX name, as described under "DESCRIPTION OF THE UP-MACRO HOLDING TRUST ASSETS -- The NYMEX Sublicensing Agreement;"

      o the trust's rights under its trust agreement to rely on the services provided by the administrative agent, the marketing agent and the trustee, as described under "DESCRIPTION OF THE TRUST AGREEMENTS;"

      o a securities account created under the Up-MACRO Holding Trust Agreement into which all of the treasuries will be deposited for the benefit of the holders of the Up-MACRO holding shares;

      o a distribution account created under the Up-MACRO Holding Trust Agreement into which all income realized on the treasuries and all amounts received under the income distribution agreement and the settlement contracts will be deposited and then used first, to make a deposit to the fee payment account, second, to make payments to the Down-MACRO holding trust under the income distribution agreement and the settlement contracts, if applicable, and, third, to make Quarterly and Final Distributions to the holders of the Up-MACRO holding shares;

      o a fee payment account created under the Up-MACRO Holding Trust Agreement into which the fee deduction amount will be deposited on each Distribution Date and applied to pay the expenses and fees of the Up-MACRO holding and tradeable trusts; and

      o a netting account created under the Up-MACRO Holding Trust Agreement to which the trustee credits (1) Up-MACRO holding shares being redeemed in Paired Optional Redemptions and nets such shares against any shares that are being created in Paired Issuances on the same date, and (2) cash delivered by Authorized Participants in connection with Paired Issuances and nets such cash against the Final Distributions to be made in connection with Paired Optional Redemptions being effected on the same date."

      The assets of the Down-MACRO holding trust will be identical to those described above for the Up-MACRO holding trust.

      For more information about the assets of the Paired Holding Trusts, see "DESCRIPTION OF THE UP-MACRO HOLDING TRUST ASSETS."

     There is no contractual relationship between the Down-MACRO tradeable trust and either the Up-MACRO tradeable trust or the Up-MACRO holding trust. In addition, although the relationship between the Down-MACRO holding trust and the Down-MACRO tradeable trust is similar to the relationship between the Up-MACRO holding trust and the Up-MACRO tradeable trust, any distributions made by the Down-MACRO tradeable trust will have no effect on the Up-MACRO tradeable trust. Accordingly, this prospectus contains disclosure relating to the Down-MACRO tradeable trust only to the extent that any matter relating to that trust is directly relevant to you, as a holder of Up-MACRO holding shares or a holder of Up-MACRO tradeable shares.

            DESCRIPTION OF THE UP-MACRO HOLDING AND TRADEABLE SHARES

General

      The initial Underlying Value of the Up-MACRO holding trust on the Closing Date will be equal to the Up-MACRO Aggregate Par Amount. It will also be equal to the initial Up-MACRO Asset Amount, which will consist of the aggregate purchase price of the treasuries that the trustee deposits into the Up-MACRO holding trust on the Closing Date. After the Closing Date, the Underlying Value of the Up-MACRO holding trust will generally fluctuate with the level of the Applicable Reference Price of Crude Oil. However, periodic increases and reductions in the Underlying Value of the Up-MACRO holding trust will have no effect on the Up-MACRO Asset Amount or on the Up-MACRO Aggregate Par Amount. The Up-MACRO Aggregate Par Amount will be increased only by Paired Issuances of additional Up-MACRO holding shares and reduced only by redemptions of Up-MACRO holding shares. Similarly, the Up-MACRO Asset Amount will increase only when additional assets are deposited into the Up-MACRO holding trust in connection with a Paired Issuance and will be reduced only when one or more settlement contracts are settled in connection with a redemption of Up-MACRO holding shares. The Up-MACRO Asset Amount will be lower than the Up-MACRO Aggregate Par Amount only if the fees and expenses of the Up-MACRO holding trust and the Up-MACRO tradeable trust have exceeded the Up-MACRO holding trust's income on any Distribution Date and, as a result, a portion of the proceeds of the treasuries which would otherwise be reinvested were instead used to cover such fees and expenses, as described under "-- Quarterly Distributions."

      Each Up-MACRO tradeable share will also have a stated par amount of $[ ] per share. The entitlement of the Up-MACRO tradeable trust to the Quarterly Distributions and the Final Distribution made by the Up-MACRO holding trust will be based on the number of Up-MACRO holding shares held on deposit by the Up-MACRO tradeable trust and the proportion that this number bears to the aggregate number of Up-MACRO holding shares issued by the Up-MACRO holding trust and outstanding on the relevant Distribution Date. The entitlement of each holder of Up-MACRO tradeable shares to any Quarterly Distributions and the Final Distribution made by the Up-MACRO holding trust to the Up-MACRO tradeable trust and passed through by the Up-MACRO tradeable trust to that holder will be based on the number of Up-MACRO tradeable shares held by that holder and the proportion that this number bears to the aggregate number of Up-MACRO tradeable shares issued by the Up-MACRO tradeable trust and outstanding on the relevant Distribution Payment Date.

     The Up-MACRO holding shares are being issued by the Up-MACRO holding trust pursuant to the terms of the Up-MACRO Holding Trust Agreement. Each Up-MACRO holding share represents an undivided beneficial interest in the Up-MACRO holding trust. The Up-MACRO holding shares do not represent interests in or obligations of us, the trustee, the administrative agent, MacroMarkets, any Authorized Participant, the calculation agent, NYMEX or any of our or their affiliates.

     The Up-MACRO tradeable shares are being issued by the Up-MACRO tradeable trust pursuant to the terms of the Up-MACRO Tradeable Trust Agreement. Each Up-MACRO tradeable share represents an undivided beneficial interest in the pool of Up-MACRO holding shares deposited in the Up-MACRO tradeable trust. The Up-MACRO tradeable shares do not represent interests in or obligations of us, the trustee, the administrative agent, MacroMarkets, the Authorized Participants, the calculation agent, NYMEX or any of our or their affiliates.

     The Up-MACRO holding shares and the Up-MACRO tradeable shares are denominated in, and all distributions with respect to the shares will be payable in, United States dollars. There are no minimum lot purchase requirements applicable to the Up-MACRO holding shares or the Up-MACRO tradeable shares.

     The Up-MACRO holding shares and the Up-MACRO tradeable shares will be delivered in book-entry form only through DTC.

Calculation of Underlying Value

     The Final Distribution made on the Up-MACRO holding shares on the Final Scheduled Termination Date, an Early Termination Date or a Redemption Date will be based upon the Underlying Value of the Up-MACRO holding trust:

      o in the case of the Final Scheduled Termination Date, on the last Price Determination Day that precedes that date;

      o in the case of an Early Termination Date, also on the last Price Determination Day that precedes that date; and

      o     in the case of a Redemption Date, on the related Redemption Order
            Date.

The Underlying Value of the Up-MACRO holding trust on any Price Determination Day will equal all, a portion or none of the value of the assets in the Up-MACRO holding trust and all, a portion or none of the value of the assets in the Down-MACRO holding trust. The Underlying Value of the Up-MACRO holding trust on each Price Determination Day is calculated by reference to the level of the Applicable Reference Price of Crude Oil on that day and represents the aggregate amount of the assets in the Paired Holding Trusts to which the Up-MACRO holding trust would be entitled if the settlement contracts were settled on that day. The Underlying Value of the Up-MACRO holding trust on each day also represents the aggregate final distribution to which holders of the Up-MACRO holding shares would be entitled if those shares were redeemed on that day. The Underlying Value of the Up-MACRO holding trust on any day that is not a Price Determination Day will be equal to its Underlying Value on the last preceding Price Determination Day.

      The Underlying Value of the Up-MACRO holding trust will be calculated on each Price Determination Day and will be based on the level of the Applicable Reference Price of Crude Oil on that day relative to the Starting Level of the Applicable Reference Price of Crude Oil on the Closing Date. Price Determination Days are generally the same as Business Days. On each Price Determination Day, the trustee will use the Applicable Reference Price of Crude Oil established and reported by NYMEX or the Substitute Oil Price Provider on that day to calculate the Underlying Value of the Up-MACRO holding trust. An increase in the Applicable Reference Price of Crude Oil will result in a proportionate increase in the Underlying Value of the Up-MACRO holding trust. A decrease in the Applicable Reference Price of Crude Oil will result in a proportionate decrease in the Underlying Value of the Up-MACRO holding trust. After the Closing Date, the Applicable Reference Price of Crude Oil may fluctuate above or below the Starting Level. See "GLOSSARY OF DEFINED TERMS" for the formula for calculating Underlying Value on any Price Determination Day. The proportion of the funds in the Up-MACRO holding trust and the Down-MACRO holding trust will initially be 1:1 and this proportion will be maintained throughout the entire transaction by virtue of the requirement that redemptions and Paired Issuances must be done in MACRO Units composed of an equal number of Up-MACRO and Down-MACRO holding shares.
The formula for calculating Underlying Value set forth in "GLOSSARY OF DEFINED TERMS" and the requirement that Up-MACRO holding shares can only be issued and redeemed in Paired Optional Redemptions and Paired Issuances and only in the form of MACRO Units, will ensure that a $1 change in the settlement price of the Applicable Reference Price of Crude Oil will result in a $1 change in the Per Share Underlying Value of each Up-MACRO holding share and each Up-MACRO tradeable share.

     Hypothetical calculations of underlying value are included for illustrative purposes in Appendix C to this prospectus.

     On each Distribution Date and during the ensuing Calculation Period, the Up-MACRO Investment Amount and the Down-MACRO Investment Amount will represent:

      o the aggregate purchase price of the treasuries that the trustee actually acquired on that Distribution Date on behalf of the Up-MACRO holding trust or the Down-MACRO holding trust, as applicable, plus

      o the aggregate purchase price of the treasuries delivered to the applicable Paired Holding Trust in connection with any Paired Issuance that occurs during that Calculation Period minus

      o the aggregate purchase price of the treasuries delivered by the applicable Paired Holding Trust to Authorized Participants that effect redemptions during that Calculation Period.

Unless the fees and expenses of a holding trust and the related tradeable trust exceed that holding trust's income during one or more preceding Calculation Periods, the Up-MACRO Asset Amount will equal the Up-MACRO Aggregate Par Amount and the Down-MACRO Asset Amount will equal the Down-MACRO Aggregate Par Amount on each Distribution Date and during the ensuing Calculation Period. The fees and expenses of each holding trust are described under "DESCRIPTION OF THE TRUST AGREEMENTS -- Fees and Expenses of the Paired Holding Trusts."

      The Up-MACRO Asset Amount and the Down-MACRO Asset Amount on each Distribution Date will not be calculated as described in the "GLOSSARY OF DEFINED TERMS," but will instead be equal to all interest, discount, principal and any other amounts received upon the maturity of each trust's treasuries and held as cash by the applicable trust on that Distribution Date.

      The trustee will calculate the Underlying Value of the Up-MACRO holding trust and the portion of that Underlying Value that is allocable to one Up-MACRO holding share and one Up-MACRO tradeable share and provide those values to the administrative agent for posting on the website maintained by the administrative agent at http://www.claymoremacroshares.com within 4 hours of the time when NYMEX or the applicable Substitute Oil Price Provider makes available the Applicable Reference Price of Crude Oil. NYMEX publicly disseminates the settlement price of its Light Sweet Crude Oil Futures Contract by 3:15 p.m. New York City time on each Price Determination Day, although it is not required to do so by any particular time.

Quarterly Distributions

      On each Distribution Date, the Up-MACRO holding trust will declare a Quarterly Distribution on the Up-MACRO holding shares. This Quarterly Distribution will be made out of the income that the Up-MACRO holding trust holds on deposit after it has:

      o     deposited the Fee Deduction Amount into the fee payment account and

      o either made or received a payment under the income distribution agreement on that Distribution Date.

Each shareholder who is a registered holder of Up-MACRO holding shares or Up-MACRO tradeable shares on the Record Date will be entitled to receive the Quarterly Distribution, as calculated below. The Quarterly Distribution will be paid out to shareholders on the Distribution Payment Date.

     The trustee for the Up-MACRO tradeable trust will pass through to each holder of the Up-MACRO tradeable shares that holder's proportionate share of the Quarterly Distribution that the Up-MACRO holding trust made to the Up-MACRO tradeable trust on the date it receives that Quarterly Distribution. The Distribution Date, Record Date and Distribution Payment Date for the Up-MACRO tradeable trust are the same dates as for the Up-MACRO holding trust.

     On each Distribution Date, the Up-MACRO holding trust's entitlement under the income distribution agreement to its Available Income and the Available Income in the Down-MACRO holding trust will be based on the Applicable Reference Price of Crude Oil on each day during the preceding Calculation Period. On each day during the Calculation Period that precedes each Distribution Date, the entitlement of the Up-MACRO holding trust under the income distribution agreement, which we refer to as its "Up-MACRO Earned Income Accrual," for that day is determined as follows:

      o If the Ending Level of the Applicable Reference Price of Crude Oil exceeds the Starting Level on that day, the Up-MACRO holding trust will become entitled to retain all of its Available Income accrual for that day and to receive all or a portion of the Down-MACRO holding trust's Available Income accrual for that day.

      o If the Ending Level of the Applicable Reference Price of Crude Oil is below the Starting Level, the Up-MACRO holding trust will become obligated to pay all or a portion of its Available Income accrual to the Down-MACRO holding trust.

      o On every day on which the Ending Level of the Applicable Reference Price of Crude Oil is the same as the Starting Level, neither an obligation to pay, nor an entitlement to receive, any payment under the income distribution agreement will accrue for the benefit of the Up-MACRO holding trust.

      On any day that is not a price determination day, the Up-MACRO Earned Income Accrual will be determined by reference to the Applicable Reference Price of Crude Oil on the last preceding Price Determination Day.

      The Underlying Value of the Up-MACRO holding trust on each Distribution Date will be calculated before Available Income, if any, is deducted from that Underlying Value and set aside for payment as a Quarterly Distribution on the related Distribution Payment Date. As a result, the Underlying Value of the Up-MACRO holding trust on the day following each Distribution Date will reflect a relative decrease from the Underlying Value on that Distribution Date which will be unrelated to any movement in the level of the Applicable Reference Price of Crude Oil.

      On each Distribution Date, other than on the Final Scheduled Termination Date or an Early Termination Date and other than with respect to any holding shares for which a redemption order was placed on that Distribution Date, the Up-MACRO holding trust will declare a "Quarterly Distribution" on each outstanding Up-MACRO holding share equal to:

      o the sum of Up-MACRO Earned Income Accruals for each day of the preceding Calculation Period multiplied by

      o a fraction the numerator of which is one Up-MACRO holding share and the denominator of which is the aggregate number of outstanding Up-MACRO holding shares on that Distribution Date.

     On the Distribution Payment Date that follows each Distribution Date, after the Up-MACRO holding trust has made a Quarterly Distribution on the Up-MACRO holding shares on deposit in the Up-MACRO tradeable trust, the Up-MACRO tradeable trust will pass through on each outstanding Up-MACRO tradeable share an amount equal to:

      o the Quarterly Distribution received by the Up-MACRO tradeable trust from the Up-MACRO holding trust on that Distribution Payment Date divided by

      o the aggregate number of outstanding Up-MACRO tradeable shares on that Distribution Date.

      For a more detailed description of how payments under the income distribution agreement are calculated, see "DESCRIPTION OF THE UP-MACRO HOLDING TRUST ASSETS -- The Income Distribution Agreement."

      Distributions of the Up-MACRO Earned Income Accruals on the Final Scheduled Termination Date, an Early Termination Date or any Redemption Date will be made as part of the Final Distribution that is made on those dates, as described below under "-- Final Distribution."

      If available, an amount equal to the Up-MACRO Aggregate Par Amount will always be reinvested by the trustee, at the direction of the administrative agent, in new treasuries on each Distribution Date unless that Distribution Date is the Final Scheduled Termination Date or an Early Termination Date. If a redemption order is delivered on a Distribution Date, the Up-MACRO Aggregate Par Amount will first be reduced by the aggregate par amount of any Up-MACRO holding shares being redeemed on that date. If, after depositing the Fee Deduction Amount into the fee payment account, the funds remaining on deposit in the Up-MACRO holding trust on any Distribution Date are equal to or less than the Up-MACRO Aggregate Par Amount, then all of these remaining funds must be reinvested in treasuries and the trust will have no Available Income on that date. If less than the Up-MACRO Aggregate Par Amount is invested in treasuries on any Distribution Date because the Fee Deduction Amount exceeded the income on the Up-MACRO holding trust's treasuries, the deficiency in the amount that is invested must be made up out of income received on subsequent Distribution Dates until the amount invested does equal the Up-MACRO Aggregate Par Amount.

      The Up-MACRO holding trust may make minimal or no quarterly distributions to its shareholders on one or more Distribution Dates, if treasury yield rates drop to and remain below the fee accrual rate of 1.60% for the first two years following the Closing Date or 1.50% thereafter. Assuming there are no deficiencies in the amount that was invested on behalf of each of the Paired Holding Trusts during previous Calculation Periods, any daily yield on the treasuries during any Calculation Period that is in excess of the Daily Fee Accrual Rate for that Calculation Period will be distributed to the holders of the Paired Holding Shares as a Quarterly Distribution. The allocation of this yield as between the Up-MACRO and the Down-MACRO holding shares will be determined under the income distribution agreement based on the respective Underlying Values of each of the Paired Holding Trusts on each day of the preceding Calculation Period. See "RISK FACTORS -- Income on the treasuries may be insufficient to make quarterly distributions."

      The administrative agent will always use a "last in, first out" method for selecting which treasuries to deliver in a redemption. As a result, in both a rising and a falling interest rate environment, Paired Optional Redemptions that are effected between Distribution Dates may result in a decrease in the Daily Yield Rate on the treasuries in the Paired Holding Trusts for the remaining shareholders. See "RISK FACTORS -- The return on your shares is uncertain -- The paired holding trusts may deliver treasuries instead of cash in a paired optional redemption." The treasuries selected by the administrative agent to be delivered as the Final Distribution in a Paired Optional Redemption will be distributed ratably, by type, to each redeeming Authorized Participant.

     If available, an amount equal to the Down-MACRO Aggregate Par Amount on each Distribution Date (after taking into account any redemptions directed on that date) will always be reinvested by the trustee in new treasuries (unless such Distribution Date is the Final Scheduled Termination Date or an Early Termination Date), but the amount actually invested may be less on one or more Distribution Dates if the Fee Deduction Amount of the Down-MACRO holding trust exceeded the Down-MACRO holding trust's income on those Distribution Dates.

     If the aggregate purchase price of the treasuries on deposit in the Up-MACRO holding trust or the Down-MACRO holding trust is less than the Up-MACRO Aggregate Par Amount or the Down-MACRO Aggregate Par Amount, as applicable, because the Fee Deduction Amount exceeded the income on its treasuries on one or more previous Distribution Dates, income on the current Distribution Date will first be used to make up this shortfall before any payments under the income distribution agreement or any Quarterly Distributions are made. The Up-MACRO holding trust may make minimal or no Quarterly Distributions to its shareholders on one or more Distribution Dates if treasury yield rates drop to and remain below the aggregate Daily Fee Accrual Rate. See "RISK FACTORS -- Income on the treasuries may be insufficient to make quarterly distributions."

     On each Distribution Date and each Issuance Order Date, the administrative agent will use commercially reasonable efforts to identify and direct the trustee to purchase, on behalf of each of the Paired Holding Trusts, treasuries with the same maturities or terms, stated interest rates, if any, and applicable discount rates in order for each trust to be able to realize comparable amounts of income during each quarter. The administrative agent will select treasuries for acquisition by the trustee in accordance with the acquisition guidelines specified in each of the Up-MACRO and Down-MACRO Holding Trust Agreements. Treasuries will be acquired and held in the minimum permissible denominations in order to facilitate the maintenance of parity in the assets held by each of the Paired Holding Trusts. Although the administrative agent will use commercially reasonable efforts to direct the trustee to keep all funds on deposit in each Paired Holding Trust invested in treasuries, a portion of the assets of a Paired Holding Trust may from time to time be held in the form of cash, due to mismatches between the maturity profiles of treasuries available for purchase and the length of time between Distribution Dates. In addition, any treasuries delivered in connection with a Paired Optional Redemption will be selected by the administrative agent on a "last in, first out" basis. If interest rates are increasing and funds received in connection with Paired Issuances are being invested in higher-yielding treasuries, this method of selection may result in relatively higher-yielding treasuries being delivered to redeeming Authorized Participants and relatively lower-yielding treasuries remaining in the Paired Holding Trusts, thereby causing a decrease in both trusts' Daily Yield Rates. Conversely, if interest rates are decreasing and funds received in connection with Paired Issuances are being invested in lower-yielding treasuries, this method of selection may result in the relatively lower-yielding treasuries being delivered to redeeming Authorized Participants. The treasuries selected by the administrative agent to be delivered as the Final Distribution in a Paired Optional Redemption will be distributed ratably, by type, to each redeeming Authorized Participant. See "RISK FACTORS -- The return on your shares is uncertain -- The paired holding trusts may deliver treasuries instead of cash in a paired optional redemption."

      If on any Distribution Date the proceeds of the treasuries in the Up-MACRO holding trust minus its Fee Deduction Amount are equal to or less than the Up-MACRO Aggregate Par Amount, then the Up-MACRO holding trust will not make any payment under the income distribution agreement that it may otherwise have been required to make to the Down-MACRO holding trust. Similarly, if on any Distribution Date the proceeds of the treasuries in the Down-MACRO holding trust minus its Fee Deduction Amount are equal to or less than the Down-MACRO Aggregate Par Amount, then the Down-MACRO holding trust will not have any Available

Income and it will not make any payment under the income distribution agreement that it may otherwise have been required to make to the Up-MACRO holding trust on that Distribution Date. If either of the Paired Holding Trusts fails to make a payment under the income distribution agreement on any Distribution Date because it does not have any Available Income, that trust will not be required to make up that payment on any subsequent Distribution Date, even if it has funds available to do so.

     Furthermore, if on any Distribution Date the Up-MACRO holding trust does not have any Available Income and does not receive any Available Income from the Down-MACRO holding trust, it will not make any Quarterly Distribution to its shareholders on that Distribution Date. The Up-MACRO holding trust is not required to make Quarterly Distributions in any stated amount and if no funds are available to make a Quarterly Distribution on any Distribution Date, no amounts will be payable with respect to that Distribution Date on any subsequent date. See "RISK FACTORS -- You may lose your entire investment in the Up-MACRO holding shares or the Up-MACRO tradeable shares which you hold; there is no guarantee as to the amount of any quarterly distribution or the amount of the final distribution."

Final Distribution

     General

     The Up-MACRO holding trust will declare a Final Distribution on all or a portion of the Up-MACRO holding shares on the earliest to occur of:

      o     the Final Scheduled Termination Date;

      o     an Early Termination Date; and

      o     a Redemption Order Date.

      The Final Distribution declared by the Up-MACRO holding trust on the Final Scheduled Termination Date, an Early Termination Date or any Redemption Order Date will depend upon the payments that it is required to make to, or that it is entitled to receive from, the Down-MACRO holding trust under the settlement contracts that are settled in connection with the redemption of shares. The final payment under the settlement contracts will, in turn, be based on the Underlying Value of the Up-MACRO holding trust on:

      o the last Price Determination Day preceding the Final Scheduled Termination Date;

      o     the last Price Determination Day preceding an Early Termination
            Date; and

      o in the case of a Paired Optional Redemption, the relevant Redemption Order Date.

      This Underlying Value will be based on the Applicable Reference Price of Crude Oil on the relevant date on which the Underlying Value is calculated. If the level of the Applicable Reference Price of Crude Oil on the relevant Price Determination Day is above its Starting Level, the Up-MACRO holding trust will be entitled to receive a final payment from the Down-MACRO holding trust in an amount proportional to the increase in the level of that price. If the level of the Applicable Reference Price of Crude Oil on the relevant Price Determination Day is below its Starting Level, the Up-MACRO holding trust will be required to make a final payment to the Down-MACRO holding trust in an amount proportional to the decrease in the level of that price.

      The purpose of the final payment under the settlement contracts is to transfer assets between the Paired Holding Trusts such that each trust has cash and treasuries in an amount equal to its Underlying Value at the time of settlement. For a more detailed description of how the Underlying Value of the Up-MACRO holding trust and payments under the settlement contracts are calculated, see "-- Calculation of Underlying Value" and "DESCRIPTION OF THE UP-MACRO HOLDING TRUST ASSETS -- The Settlement Contracts."

      On the Final Scheduled Termination Date or an Early Termination Date, the Up-MACRO holding trust will declare a Final Distribution in redemption of its Up-MACRO holding shares in an amount equal to the Underlying Value of the Up-MACRO holding trust on the last Price Determination Day preceding the Final Scheduled Termination Date or the last Price Determination Day preceding the Early Termination Date. On the Distribution Payment Date that follows the Final Scheduled Termination Date or Early Termination Date, the trustee will pay the Final Distribution to each holder of the outstanding Up-MACRO holding shares in redemption of those shares. On that same Distribution Payment Date, the Up-MACRO tradeable trust will pass through the Final Distribution that it receives on the Up-MACRO holding shares that it holds on deposit to the holders of its Up-MACRO tradeable shares in redemption of those shares.

      The redemption of all or only a portion of the Paired Holding Shares in a Paired Optional Redemption may be directed by one or more Authorized Participants who are beneficial holders of those shares on any Price Determination Day. Although the Up-MACRO tradeable shares may not be redeemed at the option of the holders of those shares, Authorized Participants may acquire Up-MACRO tradeable shares and exchange them for the underlying Up-MACRO holding shares. As discussed in greater detail later in this section, unless you are an Authorized Participant, you will not have a right to exchange your Up-MACRO tradeable shares for the underlying Up-MACRO holding shares or to direct a redemption of the Up-MACRO holding shares on deposit in the Up-MACRO tradeable trust. Consequently, you will be able to liquidate your investment in the Up-MACRO tradeable shares prior to the Final Scheduled Termination Date or an Early Termination Date only by selling them to an investor who is willing to purchase them from you, including any Authorized Participant who may wish to acquire those shares in order to exchange them for Up-MACRO holding shares and then direct a Paired Optional Redemption.

The market price that you are able to obtain for your Up-MACRO tradeable shares may be less than the price you paid for those shares and less than the Per Share Underlying Value that is represented by those shares for the reasons discussed in "RISK FACTORS -- Fluctuations in the underlying value of the Up-MACRO holding trust and other factors may affect the market price of your Up-MACRO shares."

      If the Fee Deduction Amount that is required to be deposited into the fee payment account and made available for the payment of the fees and expenses of the Up-MACRO holding trust and the Up-MACRO tradeable trust exceed the income of the Up-MACRO holding trust on the current Distribution Date or on one or more preceding Distribution Dates and the resulting deficiency in the Up-MACRO Investment Amount was not made up on subsequent Distribution Dates, the Underlying Value of the Up-MACRO holding trust and, consequently, the Final Distribution declared by the Up-MACRO holding trust on the Final Scheduled Termination Date, an Early Termination Date or any Redemption Order Date will reflect that resulting deficiency.

      Final Distributions on the Final Scheduled Termination Date or an Early Termination Date

      On the Final Scheduled Termination Date or an Early Termination Date, the trustee will cause the Paired Holding Trusts to settle all of the settlement contracts using the funds they hold on deposit on those dates, which will consist of all interest, discount, principal and any other amounts received by each trust upon the maturity of its treasuries on or after those dates. After the settlement contracts have been settled, the Up-MACRO holding trust will declare a Final Distribution in redemption of its outstanding shares using all of the funds it then holds on deposit. On the Distribution Payment Date that follows the Final Scheduled Termination Date or Early Termination Date, the Up-MACRO holding trust will distribute on each outstanding Up-MACRO holding share, a "Final Distribution" in cash equal to:

      o the Underlying Value of the Up-MACRO holding trust on the last Price Determination Day preceding that Final Scheduled Termination Date or that Early Termination Date divided by

      o the aggregate number of Up-MACRO holding shares that have been issued but not yet redeemed as of that date.

      For purposes of settling the settlement contracts and making a Final Distribution on the Final Scheduled Termination Date or an Early Termination Date, Underlying Value will include the Up-MACRO Earned Income Accrual for the Final Scheduled Termination Date or Early Termination Date. The Final Distribution will include the cumulative Up-MACRO Earned Income Accruals that would have been distributed as a Quarterly Distribution if the Final Scheduled Termination Date or Early Termination Date had been an ordinary Distribution Date.

     The Up-MACRO tradeable trust will pass through any Final Distribution it receives on the Up-MACRO holding shares that it holds on deposit on the Final Scheduled Termination Date or Early Termination Date. On the Distribution Payment Date that follows the Final Scheduled Termination Date or Early Termination Date, the trustee will distribute on each outstanding Up-MACRO tradeable share an amount equal to:

      o the Final Distribution received from the Up-MACRO holding trust on that Distribution Payment Date divided by

      o the aggregate number of outstanding Up-MACRO tradeable shares that have been issued but not yet redeemed as of that date.

     Upon receipt of a Final Distribution on the Final Scheduled Termination Date or an Early Termination Date, your Up-MACRO holding shares or Up-MACRO tradeable shares will be considered to be redeemed in full and the Up-MACRO holding trust or the Up-MACRO tradeable trust, as applicable, will have no further obligations with respect to those shares even if the amount of the Final Distribution is less than the aggregate par amount of your Up-MACRO holding or tradeable shares or less than the purchase price you paid for those shares. See "RISK FACTORS -- You may lose your entire investment in the Up-MACRO holding shares or the Up-MACRO tradeable shares which you hold; there is no guarantee as to the amount of any quarterly distribution or the amount of the final distribution."

      Authorized Participants may continue to direct Paired Optional Redemptions at the Per Share Underlying Value of the shares being redeemed after the occurrence of a Termination Trigger related to a decrease in the Underlying Value of one of the Paired Holding Trusts to 15% or less of the assets which that trust holds on deposit. The last redemption order may be placed on the last Business Day prior to the Early Termination Date that will follow the Termination Trigger.

      Final Distributions in Paired Optional Redemptions

      At any time prior to the Final Scheduled Termination Date or an Early Termination Date, the Paired Holding Shares may be redeemed on any Business Day in what we refer to as a "Paired Optional Redemption." The discussion which follows describing Paired Optional Redemptions and the Final Distribution that will be declared on the related Redemption Order Date applies only to the Up-MACRO holding shares, because the Up-MACRO tradeable shares cannot be redeemed. However, this discussion is relevant to holders of Up-MACRO tradeable shares because it explains the rules that Authorized Participants must follow in order to effect Paired Optional Redemptions and the ability to effect these redemptions may affect the demand for the Up-MACRO tradeable shares. See "RISK FACTORS -- The return on your shares is uncertain -- The Up-MACRO tradeable shares cannot be redeemed; the right to redeem the Up-MACRO holding shares is limited."

      On any Price Determination Day, any Authorized Participant may direct a Paired Optional Redemption in which the Up-MACRO holding shares and Down-MACRO holding shares will be redeemed concurrently and proportionately in MACRO Units. Only Authorized Participants may direct the redemption of Paired Holding Shares.

      In order to effect a Paired Optional Redemption, an Authorized Participant must present to the trustee Paired Holding Shares in the minimum aggregate number that constitutes a MACRO Unit. Authorized Participants may acquire one or more MACRO Units by purchasing a sufficient number of holding shares or a sufficient number of tradeable shares, which they exchange for the underlying Up-MACRO or Down-MACRO holding shares. The Up-MACRO tradeable shares are exchangeable for the underlying Up-MACRO holding shares at any time by Authorized Participants on a one-to-one basis. A tender of Paired Holding Shares for redemption will be irrevocable.

     Authorized Participants must place redemption orders with the administrative agent at least thirty (30) minutes prior to the end of trading of Light Sweet Crude Oil Futures Contracts (typically, 2:30 p.m. New York City time) by open outcry on NYMEX on any Price Determination Day or immediately upon the unanticipated close of trading of such contracts on NYMEX. The Authorized Participant will place its redemption order on the Redemption Order Date. The Paired Optional Redemption will be effected on the Redemption Date. Each redeeming Authorized Participant must deliver to the administrative agent a redemption order with the following information:

      o a written statement that a Paired Optional Redemption is being directed;

      o the Authorized Participant's name and personal identification number, and the personal identification number of the person who is submitting the creation order on behalf of the Authorized Participant;

      o     the number of MACRO Units being redeemed; and

      o whether the Authorized Participant wishes to submit holding shares for redemption or tradeable shares for exchange, followed by redemption.

      Not later than 10:00 a.m. on the Redemption Date, the Authorized Participant who placed the redemption order must deliver to the trustee:

      o Up-MACRO holding and/or tradeable shares and Down-MACRO holding and/or tradeable shares that in the aggregate constitute the requisite number of MACRO Units being redeemed by such Authorized Participant;

      o     the applicable Redemption Cash Component, if applicable; and

      o a transaction fee of $2000, payable directly to the trustee by the Authorized Participant to compensate the trustee for administrative costs related to effecting the Paired Optional Redemption.

      If all conditions to effecting a Paired Optional Redemption are satisfied, the trustee will effect the redemption by delivering cash and/or treasuries in accordance with the instructions of the administrative agent to the redeeming Authorized Participant by 3:00 p.m. New York City time on the Redemption Date. If the redemption order was placed on a Distribution Date, the redeeming Authorized Participant will receive cash. If there was a net increase in the aggregate par amount of the Paired Holding Trusts on any Redemption Date that was also an issuance date, because more MACRO Units were created than redeemed, redeeming Authorized Participants will also receive their Final Distribution from the Paired Holding Trusts in cash out of the funds delivered to the trusts by the Authorized Participants who created shares on the same date. If any Paired Issuances were effected on the Redemption Date, even if there was a net decrease in the aggregate par amount of the Paired Holding Trusts, redeeming Authorized Participants will receive a portion of their Final Distribution in cash out of the funds delivered to the trusts by the creating Authorized Participants and also out of the cash proceeds of any treasury repurchase agreements that are on deposit in the distribution account of each trust. Any remaining portion of the Final Distribution will be delivered in treasuries.

      The amount of cash and/or treasuries that will be delivered on the Redemption Date in a Paired Optional Redemption will always be equal to the aggregate Per Share Underlying Values of the Paired Holding Shares being redeemed, calculated as of the Redemption Order Date. In the case of a Paired Optional Redemption that is ordered on a distribution date or on the business day following a distribution date, the amount delivered on the related Redemption Date will consist of the aggregate per share underlying value of the shares being redeemed plus the Up-MACRO and Down-MACRO Earned Income Accruals for all intervening days between the Redemption Order Date and the Redemption Date, calculated on the basis of the Applicable Reference Price of Crude Oil as of the Redemption Order Date.

     Upon receipt of the Final Distribution in a Paired Optional Redemption, the Up-MACRO holding shares presented for redemption will be considered to be redeemed in full and the Up-MACRO holding trust will have no further obligations with respect to those shares, even if the amount of the Final Distribution was less than the aggregate par amount of those shares or less than the purchase price at which those shares were acquired by the Authorized Participant. See "RISK FACTORS -- The return on your shares is uncertain -- The paired holding trusts may deliver treasuries instead of cash in a paired optional redemption."

     In order to satisfy the requirement that one settlement contract must always be outstanding for each outstanding MACRO Unit, new settlement contracts will be entered into if there is a net increase in the Up-MACRO and Down-MACRO Aggregate Par Amounts and existing settlement contracts will be settled if there is a net decrease in these aggregate par amounts on any day that is both a Redemption Date and an issuance date. On any day on which shares are being redeemed, but no new shares are being issued, the number of settlement contracts that will be settled will be equal to the number of MACRO Units that are being redeemed.

     In connection with the settlement of the settlement contracts and payment of a Final Distribution in the case of redemption in which treasuries must be delivered, the administrative agent will direct the trustee to select and segregate treasuries on a "last in, first out" basis such that the value of the segregated treasuries is equal to the product of the applicable Redemption Percentage and the aggregate Value of all the treasuries held by each trust.

      After the settlement contracts have been settled, the Paired Holding Trust that made a payment under the settlement contracts will deliver all of its remaining segregated treasuries to the redeeming Authorized Participant as the Final Distribution on the shares being redeemed. The Paired Holding Trust that received a payment under the settlement contracts will deliver all of its own segregated treasuries and all of the treasuries that it received from the other holding trust to the redeeming Authorized Participant as the Final Distribution on the shares being redeemed. The treasuries selected by the administrative agent to be delivered as the Final Distribution will be distributed ratably, by type, to each redeeming Authorized Participant.

      Following a Paired Optional Redemption, the trustee will record a reduction in the aggregate number of Up-MACRO holding shares and Down-MACRO holding shares that are outstanding. If MACRO Units are being both redeemed and issued on the same day at the direction of several Authorized Participants, the trustee will record such reduction only if a net decrease in the aggregate par amount has occurred.

Paired Issuances

      At any time prior to the Final Scheduled Termination Date or an Early Termination Date, on any day that is a Price Determination Day, an Authorized Participant may effect a "Paired Issuance" by directing the Paired Holding Trusts to issue additional shares in a minimum number of Up-MACRO and Down-MACRO holding shares constituting at least one MACRO Unit. If so directed by the Authorized Participant, the Up-MACRO holding trust and the Down-MACRO holding trust will issue additional Paired Holding Shares to the Authorized Participant who may then choose to hold such shares or allow them to be deposited into the Up-MACRO and Down-MACRO tradeable trusts in minimum lots of 50,000 shares. In such case, the tradeable trusts will issue tradeable shares on a one-to-one basis in exchange for the deposited holding shares and these tradeable shares will be delivered to the Authorized Participant to satisfy its creation order. Paired Holding Shares and Up-MACRO and Down-MACRO tradeable shares will always be issued by the relevant trust at the Per Share Underlying Value of these shares on the date on which a creation order is delivered by an Authorized Participant.

      For each additional Up-MACRO holding share that is deposited into the Up-MACRO tradeable trust, the Up-MACRO tradeable trust will issue one additional Up-MACRO tradeable share. Although the number of Up-MACRO tradeable shares will increase with each issuance and decrease with each exchange by an Authorized Participant of Up-MACRO tradeable shares for Up-MACRO holding shares, the Up-MACRO tradeable shares you hold will always represent the same entitlement to the distributions made by


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

the Up-MACRO tradeable trust, even though your proportionate share of the assets of the trust, expressed as a percentage, may increase or decrease based on the aggregate par amount of the Up-MACRO tradeable shares that are outstanding on any specified date.

     To create a new MACRO Unit, an Authorized Participant must place a creation order with the administrative agent at least thirty (30) minutes prior to the end of trading of Light Sweet Crude Oil Futures Contracts by open outcry on NYMEX on any Price Determination Day or immediately upon the unanticipated close of trading of such contracts on NYMEX. An Authorized Participant who wishes to effect a Paired Issuance will deliver a creation order on the Issuance Order Date. The Issuance Date, which is the day on which the Paired Issuance is effected, will be the Business Day following the Issuance Order Date, except that, in the case of any creation order that is delivered on a Distribution Date or on the Business Day following a Distribution Date, the Issuance Date will be the third Business Day following the Issuance Order Date to ensure that any Authorized Participant who places a creation order on these two days, after Underlying Value no longer reflects Earned Income Accruals for the preceding Calculation Period, will not be eligible to receive a Quarterly Distribution on the Distribution Payment Date that follows that Distribution Date. Each creating Authorized Participant must deliver to the administrative agent a creation order including the following information:

      o     a written statement that a Paired Issuance is being directed;

      o the Authorized Participant's e-mail and personal identification number and the personal identification number of the person who is submitting the creation order on behalf of the Authorized Participant;

      o     the number of MACRO Units being created; and

      o whether the Authorized Participant wishes to have holding shares or tradeable shares delivered to its account-if no specification is made, tradeable shares will be delivered.

      Concurrently with each Paired Issuance, an Authorized Participant will be deemed to have directed the deposit of the issued Up-MACRO and Down-MACRO holding shares into the Up-MACRO and Down-MACRO tradeable trust, respectively, and the issuance by each tradeable trust of Up-MACRO and Down-MACRO tradeable shares in exchange for the deposited holding shares. If the Authorized Participant wishes instead to receive holding shares, it must specify this preference in its creation order.

      By 10:00 a.m. New York City time on the Issuance Date, the Authorized Participant must deposit:

      o immediately available funds in an amount equal to the Per Share Underlying Value of the Up-MACRO holding shares being created, as measured on the Issuance Order Date;

      o immediately available funds in an amount equal to the Per Share Underlying Value of the Down-MACRO holding shares being created, as measured on the Issuance Order Date; and

      o a transaction fee of $2000, payable directly to the trustee by the Authorized Participant to compensate the trustee for administrative costs related to effecting the Paired Issuance.

      In the case of any Paired Issuance ordered on a distribution date or on the business day following a distribution date, the amount that must be delivered by the Authorized Participant must also include the Up-MACRO and Down-MACRO Earned Income Accruals for each intervening day between the Issuance Order Date up to but not including the Issuance Date, as calculated on the basis of the Applicable Reference Price of Crude Oil on the Issuance Order Date.

      Creation orders for new MACRO Units will be processed through a manual clearing process operated by DTC. By 3:00 p.m. New York City time on the Issuance Date, the administrative agent will instruct the trustee to deliver to the Authorized Participant's account at DTC Up-MACRO and Down-MACRO tradeable shares equal to the number of underlying Paired Holding Shares that were created in the Paired Issuance. If the Authorized Participant specifies that it wishes to receive holding shares instead of tradeable shares, then the holding shares that were created in the


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

Paired Issuance will not be deposited into the tradeable trusts, but will be delivered directly to the Authorized Participant.

     In order to satisfy the requirement that one settlement contract must always be outstanding for each outstanding MACRO Unit, new settlement contracts will be entered into if there is a net increase in the Up-MACRO and Down-MACRO Aggregate Par Amount and settlement contracts will be settled if there is a net decrease in these Aggregate Par Amounts on any day that is both an Issuance Date and a Redemption Date. The trustee will cause the Paired Holding Trusts to enter into one new settlement contract for each new MACRO Unit that is created in a Paired Issuance on any Issuance Date that is not also a Redemption Date.

     The trustee will deposit one-half of the aggregate funds received by it in connection with an issuance of Paired Holding Shares into the Up-MACRO holding trust and the other half into the Down-MACRO holding trust, without regard to the Per Share Underlying Values at which the Up-MACRO and Down-MACRO holding shares were issued, in order to preserve the one-to-one ratio of assets on deposit in the Paired Holding Trusts.

     Following a Paired Issuance, the trustee will record an increase in the aggregate number of Up-MACRO holding shares and Down-MACRO holding shares that are outstanding. If MACRO Units are being both issued and redeemed on the same day, at the direction of several Authorized Participants, the trustee will record an increase only if a net decrease in the Aggregate Par Amount has occurred.

      Authorized Participants may place an order with the administrative agent to exchange their tradeable shares on a one-to-one basis for the underlying holding shares in minimum lots of 50,000 even if they do not wish to then effect a Paired Optional Redemption. Authorized Participants may also exchange their existing holding shares for tradeable shares other than in connection with a Paired Issuance by delivering holding shares in minimum lots of 50,000 shares to the trustee for the applicable tradeable trust and requesting the trustee to deposit these holding shares into the tradeable trust and issue tradeable shares to the Authorized Participant in exchange for the holding shares. No transaction fee will be payable in connection with exchanges. Authorized Participants who place an exchange order will be registered as the beneficial holders of the underlying holding shares or of the tradeable shares, as applicable, on the first Business Day following the day on which the exchange order is placed.

      Authorized Participants may continue to direct Paired Issuances at the Per Share Underlying Value of the shares being created after the occurrence of a Termination Trigger related to a decrease in the Underlying Value of one of the Paired Holding Trusts to 15% or less of the assets that trust holds on deposit. The last creation order may be placed on the last Business Day prior to the Early Termination Date that will follow the Termination Trigger.

      In connection with any Paired Issuance, any Authorized Participant that creates a MACRO Unit will be deemed to be an underwriter of the Paired Holding Shares and the Up-MACRO and Down-MACRO tradeable shares and will be subject to the prospectus delivery requirements and liability provisions of the Securities Act. See "PLAN OF DISTRIBUTION."

Book-Entry Registration

      The Up-MACRO holding shares and the Up-MACRO tradeable shares will be evidenced by one or more global certificates. We will deposit each global certificate representing the Up-MACRO holding shares and the Up-MACRO tradeable shares with The Depository Trust Company in the United States or with Clearstream Banking, societe anonyme or Euroclear Bank S.A./NV in Europe. We refer to The Depository Trust Company as "DTC," Clearstream Banking, societe anonyme as "Clearstream" and the Euroclear system operated by Euroclear Bank S.A./NV as "Euroclear." Each global certificate will be registered in the name of Cede & Co. as DTC's nominee. Except as set forth below, a global certificate may be transferred, in whole or in part, only to another nominee of DTC or to a successor of DTC or its nominee.


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

     Beneficial interests in a global certificate may be held directly or indirectly through DTC, Clearstream or Euroclear. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries that in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank N.A. will act as the relevant depositary for Clearstream, and JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Bank) will act as the relevant depositary for Euroclear. Transfers between participants will be effected in the ordinary way in accordance with DTC rules and will be settled in clearinghouse funds. The laws of some states require that certain persons take physical delivery of securities in definitive form. As a result, the ability to transfer beneficial interests in the global certificate to those persons may be limited.

     Shareholders who are not participants may beneficially own interests in a global certificate held by DTC only through participants, or certain banks, brokers, dealers, trust companies and other parties that clear through or maintain a custodial relationship with a participant, either directly or indirectly, which we refer to as "indirect participants." So long as Cede & Co., as the nominee of DTC, is the registered owner of a global certificate, Cede & Co. for all purposes will be considered the sole holder of the global certificates. Except as provided below, owners of beneficial interests in a global certificate will:

      o not receive physical delivery of certificates in definitive registered form; and

      o     not be considered holders of the global certificate.

      The trustee will make distributions on the shares to Cede & Co., as the registered owner of the global certificate, by wire transfer of immediately available funds on each Distribution Payment Date and on each settlement date for Paired Optional Redemptions. We and the trustee will not be liable for the accuracy of, and are not responsible for maintaining, supervising or reviewing DTC's records or any participant's records relating to the book-entry certificates. We and the trustee will not be responsible or liable for errors in payments made on account of the book-entry certificates, unless such error in payment was caused by an instruction error originating from us or the trustee.

      Transfers between participants in DTC will be effected in accordance with DTC's procedures and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

      Cross-market transfers between the participants in DTC, on the one hand, and Euroclear or Clearstream, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary. These cross-market transactions, however, will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in that system in accordance with the rules and procedures and within the established deadlines (Brussels time) of that system. Euroclear or Clearstream will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interest in the relevant global certificate in DTC, and making or receiving distributions in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear or Clearstream participants may not deliver instructions directly to depositaries for Euroclear or Clearstream.

      Although DTC has agreed to the foregoing procedures to facilitate transfers of interest in the global certificates among participants in DTC, it is under no obligation to perform or to continue to perform those procedures, and those procedures may be discontinued at any time. DTC has advised us that it will take any action permitted to be taken by a holder of shares, including the presentation of shares for redemption or exchange, only at the direction of one or more participants to whose account with DTC interests in the global certificate are credited, and only in respect of those shares represented by the global certificates as to which the participant or participants has or have given such direction.


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

      DTC has advised us that it is:

      o a limited purpose trust company organized under the laws of the State of New York and a member of the Federal Reserve System;

      o a "clearing corporation" within the meaning of the Uniform Commercial Code; and

      o a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

      DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes to the accounts of its participants. Participants include securities brokers, dealers, banks, trust companies, clearing corporations and other organizations. Some of the participants or their representatives, together with other entities, own DTC. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

      Clearstream Banking, societe anonyme, Luxembourg, has advised us that it is:

      o incorporated under the laws of the Grand Duchy of Luxembourg as a professional depository; and

      o subject to regulation by the Commission de Surveillance du Secteur Financier in Luxembourg.

      Clearstream holds certificates for its participants. Clearstream facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in the accounts of Clearstream participants, eliminating the need for physical movement of securities. Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

      Distributions, to the extent received by the relevant depositary for Clearstream, with respect to the securities held beneficially through Clearstream, will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures.

      Euroclear Bank S.A./NV has advised us that it is:

      o licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis; and

      o     regulated and examined by the Belgian Banking and Finance
            Commission.

      Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery and payment. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear is operated by Euroclear Bank S.A./NV under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. Euroclear Bank S.A./NV conducts all operations. All Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear Bank S.A./NV, not Euroclear Clearance Systems S.C. Euroclear Clearance Systems S.C. establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to


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

other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

     Securities clearance accounts and cash accounts with Euroclear Bank S.A./NV are governed by the terms and conditions governing use of Euroclear and the related operating procedures of the Euroclear system and applicable Belgian law. These terms and conditions, operating procedures and laws govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of distributions with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. Euroclear Bank S.A./NV acts under the terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

     DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of interests in a global certificate among participants. However, DTC, Clearstream and Euroclear are under no obligation to perform or continue to perform these procedures and may discontinue these procedures at any time.

     We will issue the shares in definitive certificated form, which we refer to as "Definitive Certificates," if DTC notifies us that it is unwilling or unable to continue as depositary or DTC ceases to be a clearing agency registered under the Exchange Act, and a successor depositary is not appointed by us within 90 days. In addition, beneficial interests in a global certificate may be exchanged for Definitive Certificates upon request by or on behalf of DTC in accordance with customary procedures. We may determine at any time and in our sole discretion that shares shall no longer be represented by global certificates, in which case we will issue shares in definitive form in exchange for the global certificates.

Termination Triggers

      Following the occurrence of specified events, which we refer to as "Termination Triggers," the income distribution agreement and the settlement contracts will automatically terminate and the trustee will redeem all of the Paired Holding Shares and the Up-MACRO and Down-MACRO tradeable shares. The Final Distribution made by the Up-MACRO holding trust to holders of Up-MACRO holding shares upon this redemption will be passed through by the Up-MACRO tradeable trust to holders of Up-MACRO tradeable shares in redemption of their shares as described above under "-- Final Distribution." Upon obtaining knowledge or receiving notice of the occurrence of a Termination Trigger, we will file a Form 8-K disclosing the Termination Trigger pursuant to Regulation FD. The following events will constitute Termination Triggers:

      o any of the following circumstances persists for five (5) consecutive Business Days: (i) the Applicable Reference Price of Crude Oil is not established by NYMEX or the Substitute Oil Price Provider; (ii) NYMEX or such Substitute Oil Price Provider refuses to make that price available to the administrative agent for the purpose of calculating the Underlying Value; or (iii)(a) NYMEX terminates the license it has granted to MacroMarkets LLC to use and sublicense certain of its futures prices or does not agree to a renewal thereof after the expiration of its initial 5-year term, and we and MacroMarkets LLC are unable to enter into a licensing agreement with the Dow Jones Energy Service or (b) in the event that we and MacroMarkets LLC have already entered into a licensing agreement with the Dow Jones Energy Service or another Substitute Oil Price Provider, such Substitute Oil Price Provider which is a party to such agreement terminates that license and, in the case of either
            (a) or (b), the shareholders do not select a Substitute Oil Price Provider or we and MacroMarkets LLC are unable to enter into a licensing agreement with the Substitute Oil Price Provider that was selected by the shareholders;

      o the Applicable Reference Price of Crude Oil rises to or above $[ ], at which level the Underlying Value of the Down-MACRO holding trust will be equal to 15% or less of assets it holds on deposit, or the Applicable Reference Price of Crude Oil falls to or below $[ ], at which level the Underlying Value of the Up-MACRO holding trust will be equal to 15% or less of the assets it holds on deposit and, in either case, the Applicable


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

            Reference Price of Crude Oil remains at that level for three
            (3) consecutive Price Determination Days;

      o either of the Paired Holding Trusts, the Up-MACRO tradeable trust or the Down-MACRO tradeable trust becomes required to register as an "investment company" under the Investment Company Act of 1940, as amended;

      o either of the Paired Holding Trusts, the Up-MACRO tradeable trust or the Down-MACRO tradeable trust becomes a commodities pool that is subject to regulation under the Commodity Exchange Act, as amended;

      o DTC becomes unwilling or unable to act as depository and no suitable replacement is willing or able to assume the duties of the depository for the MACRO trusts;

      o the administrative agent resigns or is unable to perform its duties under one or all of the Trust Agreements for any of the MACRO trusts, or becomes bankrupt or insolvent, and no suitable replacement is willing and able to assume the duties of the administrative agent under the Trust Agreements;

      o we elect to terminate the Up-MACRO holding trust and 66 and 2/3% of the holders of the Up-MACRO holding trust and the Down-MACRO holding trust, each voting as a separate class (with each holder of tradeable shares being entitled to vote the underlying holding shares on deposit in its tradeable trust), consent to such termination;

      o either of the Paired Holding Trusts, the Up-MACRO tradeable trust or the Down-MACRO tradeable trust is adjudged to be bankrupt or insolvent or becomes involved in voluntary or involuntary insolvency or similar proceedings that are not dismissed within 90 days;

      o the amount of cash and treasuries on deposit in the Up-MACRO holding trust or the Down-MACRO holding trust is reduced to less than ten
            (10) million dollars; and

      o the amount of cash and treasuries on deposit in the Up-MACRO holding trust or the Down-MACRO holding trust is reduced to fifty (50) million dollars or less after previously reaching an amount equal to two hundred (200) million dollars or more, or the failure on the part of the Paired Holding Trusts to each hold cash and treasuries in an amount equal to at least two hundred (200) million dollars after six (6) months or more have elapsed since the Closing Date and the depositor elects to terminate the Paired Holding Trusts.

      On the Early Termination Date, the trustee will cause the Paired Holding Trusts to terminate the income distribution agreement and settle all of the settlement contracts and then declare a final distribution in redemption of all of their outstanding shares, based on the Underlying Value of the Paired Holding Trust on the Price Determination Day preceding the Early Termination Date. This Underlying Value may be higher or lower than the Underlying Value at the time when the Termination Trigger occurred, as described under "RISK FACTORS -- The return on your shares is uncertain -- The paired holding trusts and the tradeable trusts may terminate early." This Final Distribution will be determined as described above under "-- Final Distribution." Upon receipt of this Final Distribution, all of the Up-MACRO and Down-MACRO holding shares will be considered to be redeemed. After all funds on deposit in the Paired Holding Trusts have been distributed to the holders of the Paired Holding Shares, the trustee will liquidate the Paired Holding Trusts. The Up-MACRO tradeable trust will also be liquidated after making a final pass-through distribution to the holders of its Up-MACRO tradeable shares of the Final Distribution that it receives from the Up-MACRO holding trust on the Distribution Payment Date following the Early Termination Date. Following this Final Distribution, the Up-MACRO tradeable shares will be considered to be redeemed in full and will cease to be outstanding.


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

     Authorized Participants may continue to direct Paired Optional Redemptions and Paired Issuances at the Per Share Underlying Value of the shares being created after the occurrence of a Termination Trigger related to a decrease in the Underlying Value of one of the Paired Holding Trusts to 15% or less of the assets that trust holds on deposit. The last creation or redemption order may be placed on the last Business Day prior to the Early Termination Date that will follow the Termination Trigger.

     Any payments under the income distribution agreement and the settlement contracts and any Quarterly or Final Distribution to be made by either of the Paired Holding Trusts, or passed through on the Up-MACRO tradeable shares by the Up-MACRO tradeable trust, may be subject to delays pending the resolution of bankruptcy proceedings if the relevant Termination Trigger was the voluntary or involuntary bankruptcy of either of the Paired Holding Trusts or of the Up-MACRO tradeable trust. Any delay of this type will affect when holders of Up-MACRO holding shares and holders of Up-MACRO tradeable shares receive the Final Distribution on their shares.

     The administrative agent will be responsible for notifying us and the trustee of the occurrence of the Termination Trigger that results from a specified increase or decrease in the Applicable Reference Price of Crude Oil or the failure by NYMEX or the applicable Substitute Oil Price Provider to establish the Applicable Reference Price of Crude Oil or its refusal to make it available to the administrative agent. Upon obtaining knowledge of the occurrence of any of the other Termination Triggers described above, the trustee will be responsible for notifying us and the administrative agent of such occurrence. In addition, the trustee will give prompt notice of that event to the calculation agent, the trustee of the Down-MACRO holding trust, the trustee of the Up-MACRO tradeable trust, the trustee of the Down-MACRO tradeable trust and each holder of the Up-MACRO holding shares.

Listing

      The Up-MACRO tradeable shares will trade on the American Stock Exchange under the symbol "UCR," but there is no assurance that the shares will continue to be eligible for trading on the American Stock Exchange during the entire time they remain outstanding.

      The Up-MACRO holding shares will not be listed on any exchange.

                       DESCRIPTION OF THE WORLD OIL MARKET

      The information in this section, as well as general information relating to the oil industry that is contained in the "RISK FACTORS" section of this prospectus, is primarily derived from information made available by the Energy Information Administration, or the "EIA," which operates under the auspices of the United States Department of Energy.

Oil Exploration, Extraction and Refining

      Crude oil is composed of compressed hydrocarbons and is found deep in the earth's crust in sedimentary rock reservoirs. The natural occurrence of crude oil is the result of a geological process that occurs over millions of years. Oil is found as concentrated pools or is diffused throughout the reservoir rocks. The same geological process also produces natural gas, which is a gas form of hydrocarbon, and coal, which is a solid form of hydrocarbon.

      In the form in which it is ultimately consumed, oil is the product of exploration, drilling, extraction, production and refining. Geologists determine that a site is ripe with oil either by using a seismic test where an artificial shockwave is sent through a cross-section of rock and subsequently measured and calibrated, or by extracting a rock or sediment sample and running tests on that sample. Often times, a site will contain both liquid and gas forms of hydrocarbons, because the gas will be integrated with the oil. In such cases, the natural gas must first be extracted from the oil. Once an oil site is identified, additional testing occurs to determine the boundaries of the reservoir and whether conditions are favorable for production. Upon that determination, production wells, tanks, pipelines and processing plants are installed at the site so that the oil can be extracted.


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

     Crude oil must go through a refining process before it can be consumed. The refining process involves "simple distillation," a heating process which effectively separates the crude oil into its various hydrocarbon components. Light products, such as naphtha, a product known as "straight-run gasoline" and liquid petroleum gases, separate from the oil at the lowest temperatures. Jet fuel, kerosene and distillates such as home heating oil and fuel follow. The heavier products, called "residuum" or "residual fuel oil," are removed at temperatures over 1000 degrees Fahrenheit. According to the EIA, refineries in the United States continue to process the heavier products into lighter products, because demand for oil products in the United States is primarily for lighter, premium forms of oil products such as gasoline.

     The quality of the crude oil determines the extent of processing necessary to achieve the desired product, which also affects the pricing of the crude. The lighter the crude oil, the more expensive it is because it is easier to refine. For example, West Texas Intermediate (WTI) crude oil and other light sweet crude oils are more expensive than other grades of oil because they are easier to refine than heavier grades of oil.

Supply and Demand for Oil

     The supply of crude oil in the world market is driven by worldwide oil inventories, or "oil stock levels," which are a function of successful exploration, feasibility of drilling, production levels, transportation costs and the ability of producers to refine the crude oil into consumable products. Technological advances have a significant impact on the crude oil supply by making exploration and drilling more economically feasible. Supply for crude oil is also impacted by production interruptions, which may be caused by political instability, natural disasters, acts of war or sabotage, labor problems, machinery failure or human error. Supply is also impacted when an oil-producing country or region makes a decision to increase or reduce its volume of production, usually as a means of manipulating prices. For example, the Organization of the Petroleum Exporting Countries, also known as "OPEC," has through out its history directed its member states to restrict or expand production in an effort to control oil prices. Furthermore, government programs and policies affect both the supply and the demand for crude oil. When governments act to restrict or to permit oil drilling in given areas, supply is affected.

      The demand for crude oil is driven by the consumption of energy for transportation, industrial consumption of power and the demand for sources of energy to be used for heating and cooling. Prosperous economies influence demand for oil as consumers seek more goods and services. Demand can be impacted by public policy. For example, the imposition of taxes on oil or oil products, or environmental laws that require decreased or more efficient use of energy, may affect demand. Demand will also be impacted by international trade agreements, which establish oil price levels among trading partners or trading blocs. Because oil is priced in U.S. dollars, the price of crude oil is affected by changes in exchange rates associated with the U.S. dollar. Interest rate changes, which affect exchange rates, also have an impact on prices. Technology also affects demand for oil by enabling the exploitation of alternative fuel sources and by providing methods to use oil more efficiently.

      Sources of Supply. Most of the world's oil production occurs in the Persian Gulf, Russia, West Africa and South America. According to the EIA, OPEC countries produced approximately 40 percent of the world's oil in 2004. The OPEC countries consist of Algeria, Indonesia, Iran, Iraq, Kuwait, Libya, Nigeria, Qatar, United Arab Emirates, Venezuela and Saudi Arabia. In 2004, 14 countries produced more than 2 million barrels of crude per day. Seven of the 14 countries were OPEC countries, and the other seven consist of the United States, Russia, Mexico, China, Canada, Norway and the United Kingdom.

      The EIA notes that the world supply of oil was affected by various events in 2004 and early 2005, including:

      o     lower worldwide oil inventories;

      o uncertainty about the volume of Iraqi oil exports as the country faced political and economic turmoil;

      o damage inflicted on the U.S. Gulf Coast and offshore oil installations following the 2004 hurricanes Charley, Frances and Ivan; and

      o constraints on the oil industry's ability to explore, drill, refine and transport oil.

     Furthermore, political instability in Venezuela, labor strikes in Nigeria and internal conflict between the Russian government and the Yukos Oil Company contributed to the increase in oil prices in 2004.

     According to the EIA, non-OPEC countries produced approximately 60 percent of the world's oil in 2004, with the United States as the world's third largest producer after Saudi Arabia and Russia. The EIA notes that most major non-OPEC countries (except Mexico) have private oil sectors and that their governments have little control over the production of oil. Companies react to international price expectations, exploring and drilling more and in higher cost areas when prices are high, and focusing on lower-cost production when prices are low.

     The EIA found that as of January 2005, approximately 89 percent, or 73.4 million barrels per day of the world's 82.4 million barrels per day, of crude oil refinery capacity was located in non-OPEC countries. Countries with high petroleum demand tend to have large refinery capacity, or the ability and resources to refine large quantities of crude oil. The United States, for example, has far more refinery capacity than any other country, with 149 of the world's 691 refineries, and a crude oil refinery capacity of about 16.9 million barrels per day. Russia's refinery capacity stands at an estimated 5.4 million barrels per day. The EIA notes Japan's and China's refinery capacity is 4.7 million and 4.6 million barrels per day, respectively. All other countries have a refinery capacity that is below three million barrels per day.

      The table that follows shows the countries that were the leading producers of crude oil in 2004:

                        Top World Oil Producers, 2004(1)
                            (OPEC members in italics)

                                                Total Oil Production(2)
                       Country                 (million barrels per day)
                    Saudi Arabia                         10.37
                       Russia                             9.27
                    United States                         8.69
                        Iran                              4.09
                       Mexico                             3.83
                        China                             3.62
                       Norway                             3.18
                       Canada                             3.14
                      Venezuela                           2.86
                United Arab Emirates                      2.76
                       Kuwait                             2.51
                       Nigeria                            2.51
                   United Kingdom                         2.08
                        Iraq                              2.03


      Source: Energy Information Administration

      (1) Table includes all countries with total oil production exceeding two million barrels per day in 2004.

      (2) Total oil production includes crude oil, natural gas liquids, condensate, refinery gain, and other liquids.

      Sources of Demand. According to the EIA, most of the world's oil is consumed by the United States and the People's Republic of China. In industrialized economies, demand for oil is largely a function of demand for products such as gasoline, jet fuel and diesel fuel. The EIA finds that oil consumption is higher in highly industrialized countries which have greater demands for energy for transportation; two-thirds of oil consumption in these countries is related to transportation. However, in developing or non-industrialized countries, demand for oil increases with the demand for heat and power, which is the case in China.

     China is the world's most populous country and, according to the EIA, as of July 2004, it is second only to the United States in its demand for oil. China's economy is evolving, as more state-owned firms privatize and the government encourages foreign investment activity. Between 2000 and 2002, China's three largest oil and gas firms--China Petroleum and Chemical Corp. (Sinopec), China National Petroleum Corporation (CNPC) and CNOOC Limited--carried out initial public offerings which resulted in an influx of billions of U.S. dollars in foreign capital. According to the EIA, China was the source of 40 percent of the demand for crude oil over the past four years. The EIA believes that China's continued demand is a significant factor in the world oil markets.

      The table that follows shows the countries with the greatest demand for crude oil in 2004:

                        Top World Oil Consumers, 2004(1)

                                             Total Oil Consumption
                  Country                  (million barrels per day)
               United States                         20.5
                   China                              6.5
                   Japan                              5.4
                  Germany                             2.6
                   Russia                             2.6
                   India                              2.3
                   Canada                             2.3
                   Brazil                             2.2
                South Korea                           2.1
                   France                             2.0
                   Mexico                             2.0

      Source: Energy Information Administration

      (1) Table includes all countries that consumed more than two million barrels per day in 2004.

Overview of Historical Trends in Oil Price Fluctuations

      The price of crude oil has experienced significant fluctuations in the past due to a number of complex economic and political factors. In this section, we present an overview of historical trends in oil price fluctuations and related influences on those fluctuations consisting of notable international events and domestic energy policy during the past 35 years. We note, however, that historical movements in the price of oil may not provide any indication of future movements in the price of oil and the forces which determined supply and demand in the past may not have a similar effect in the future if they are negated by countervailing forces. Our source for data for the information and analysis contained in this section is the EIA report of May 2002, "Petroleum Chronology of Events 1970 - 2000."

      The following chart prepared by the EIA illustrates the movement in the price of a barrel of crude oil and notable domestic or world events between 1970 and 2000.


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

      Critical Petroleum-Related Events and U.S. Refiner Acquisition Cost,
                                   1970-2000

                                [GRAPHIC OMITTED]

      From the 1970s through the year 2000, a combination of U.S. domestic policy and political events in the Middle East have been the dominant factors impacting the price of oil. Domestically, the Clean Air Act Amendments of 1970 and 1990 and other legislation resulted in the steady upward trend of prices. The Arab oil embargo in 1973, the revolution in Iran in 1978-1979, and the Persian Gulf conflict in 1990 contributed to price volatility. Most recently, the war in Iraq and the devastation to the U.S. Gulf Coast by hurricanes in 2004 and 2005, have stimulated a dramatic upward trend in the price of crude oil.

      The Clean Air Act Amendments of 1970--The beginning of regulation

      Since the 1920s, lead was a significant component in gasoline. However, the Clean Air Act Amendments of 1970 were the beginning of the move toward unleaded gasoline and emission standards for sulfur dioxide, nitrous oxides, carbon monoxide, oxidants (ozone), non-methane hydrocarbons, and total suspended particulates. By July 1, 1974, the amendments required that most gasoline stations offer unleaded gasoline, with a minimum 87 octane, and by 1996, all grades of gasoline were required to be completely unleaded. The requirement to produce low-lead or unleaded gasoline required more advanced refining techniques, such as the use and construction of downstream conversion units, or catalytic converters, to produce high-octane blending components to replace lost lead. These changes resulted in increased production costs that influenced increases in the price of oil.

      The Arab Oil Embargo of 1973

      In 1973, the oil embargo by certain Arab nations against the United States, which was accompanied by a decrease in production by OPEC, resulted in a sudden shortage of oil and dramatic increases in world prices of oil. Once the embargo was lifted six months later, crude oil prices had tripled from the 1973 average to $12 per barrel. In the United States, refiners began changing the refining technology and processing methods to reduce fuel consumption and to increase operating efficiency. However, 1973-1974 marked the beginning of the U.S. import of foreign oil at historic high levels.

      U.S. Domestic Policy in the 1970s

      Domestically, the 1970s were a time of significant government intervention. Legislation was enacted to help manage what was deemed an energy crisis. The Emergency Petroleum Allocation Act of 1973 (EPAA) was enacted to facilitate the equitable distribution of a short supply of oil. The EPAA established a two-tier system for pricing domestic crude oil. Crude oil was separated into two variations, "old oil" and "new oil," which included "stripper oil" and "released oil." Old oil was crude oil that produced at or below the 1972 production levels and was subject to below-market prices. New oil was sold at market prices. Subsidies and entitlements that arose from the EPAA and other legislation in the 1970s, such as the Department of Energy Organization Act of 1977, the Airline Deregulation Act of 1978 and the Power Plant and Industrial Fuel Use Act of 1978, influenced the development of a fragmented domestic oil industry that operated inefficiently. Throughout the 1970s, crude oil imports more than doubled, reaching 6.6 million barrels per day by 1977.

      Iranian Revolution of 1978-1979

      The revolution in Iran caused production in that country to be dramatically reduced. Furthermore, after the Iran-Iraq War began in 1980, OPEC production, led by Saudi Arabia, dropped from nearly 30 million barrels per day to 22.8 million barrels per day. This disruption in production caused oil prices to rise dramatically from about $14 per barrel to a peak price of $35 per barrel. The drop in OPEC production caused non-OPEC countries to boost their production of oil. OPEC, however, responded with further cuts in production, which deceased to 16.6 million barrels per day. During this time, as the U.S. began importing more non-OPEC oil, oil consumption began to drop as energy conservation and efficiency were promoted. In 1981, due to what the U.S. government perceived to be an oil crisis, the U.S. government removed export restrictions as well as the price controls put into effect in the 1970s and allowed the market's supply and demand dynamics to dictate prices. The result was that small domestic refineries, which were the source for unrefined/unfinished oil products, were unable to compete and closed. U.S. refiners, therefore, began importing unrefined oils to compensate for the loss. Furthermore, domestic oil prices rose and became aligned with foreign prices.

      The Crude Oil Collapse of 1986

      After peaking in 1981, oil prices responded to supply and demand forces and exhibited a steady decline through the early 1980s. In 1985, Saudi Arabia dramatically reversed its position and increased its output of crude oil. Saudi Arabia also implemented a pricing model which tied crude oil prices to the value of refined products. Other OPEC countries followed Saudi Arabia's lead and increased production. This resulted in supply levels that exceeded demand. Prices dropped dramatically and suddenly in early 1986, which then caused the U.S. to resume its import of foreign crude oil. U.S. crude imports rose from 3.2 million barrels per day in 1986 to 9.1 million per day in 2000.

      Persian Gulf Crisis of 1990-1991

      In August 1990, following Iraq's invasion of Kuwait and the U.N. approved embargo on crude oil and refined products from Iraq and Kuwait, crude oil prices suddenly and dramatically rose from slightly over $16 per barrel to a new high since 1981 of about $40 per barrel. These price increases were triggered by market's supply concerns. However, the modern petroleum markets had controls in place intended to keep the logistics of world supply and demand balanced. Non-OPEC countries increased production to offset the seven percent shortfall in world supplies, which in its turn, caused the global prices to drop back to a low of $20 per barrel.

      U.S. Domestic Policy in 1990-2000

      During the early 1990s, movements in the price of crude oil were not as dramatic as previously seen. Fluctuations occurred within a range of the high teens to low $20s per barrel. U.S. domestic policy focused on the impact that the production and use of petroleum products had on the environment. The U.S. government and individual states imposed various legislation that introduced energy efficiency programs, the use of alternative fuels and renewable energy, requirements for gasoline formulas, and various tax credits and exemptions. The mid-1990s to 2000 was also a time of restructuring within the energy industry, with mergers and acquisitions consolidating market share among a handful of companies.

      The end of the 1990s marked the beginning of another period of volatility when the price of crude oil began rising from the low $20s per barrel to over $30 per barrel in early 2000. As illustrated in the following graph, the price of oil in the last five years has steadily increased, with smaller fluctuations in both directions during this period.

    Spot Price FOB for WTI and Brent Crude from January 2000 to January 2006

                              [LINE CHART OMITTED]

      Source: EIA Petroleum Navigator, Cushing, OK WTI Spot Price FOB (Dollars per Barrel)

      West Texas Intermediate crude oil prices spike in February 2003

      In December 2002, a strike at the national oil company of Venezuela, Petroleos de Venezuela, S.A., resulted in the immediate loss for nearly 3 months of 3 million barrels per day of heavy, sour quality crude oil. The loss to the world market was substantial, and the impact to refining in the U.S. was great, because the U.S. imported more than half of Venezuela's crude oil and product exports. Thus, the U.S. and other countries that depended on the heavy, sour Venezuelan crude oil had to seek an alternative source for crude oil. World prices for crude oil rose with this disruption of heavy crude production, including the price of the light sweet West Texas Intermediate crude oil which rose to $37 per barrel at the end of February 2003 from about $27 per barrel at the end of November 2002.

      The impact on the price of light sweet crude oil was a function of (i) the shift in demand to alternative sources for oil due to the sudden and dramatic imbalance in supply, (ii) low inventories in the U.S. at the time of the strike, and (iii) the close relationship between the price of light and heavy crude oils. After the strike, heavy crude oil refiners increased the import of light and intermediate crude oil, even as the production of such oils was declining, in order to meet the existing demand for products. In the U.S., below average crude oil and refined product inventories exacerbated those dynamics. The West Texas Intermediate price spike in February 2003, for example, reflected pressure from the market to continue supplying crude oil and refined products in the midst of low reserves and a supply imbalance. Furthermore, the light crude price increase reflected the relationship between general crude oil price increases and the differential between light and heavy crude oils. In a tight market, the price of light sweet products increases even more than that of the heavy crude, which means that light product margins are higher. Thus, the light crude oil becomes more valuable as against the heavy crude. With the strike in Venezuela, significant volumes of heavy crude oil were lost, making the light sweet variety more valuable, and therefore affecting the light-heavy price differential.

      WTI prices reach unprecedented high of $60s per barrel

      The year 2000 through January 2006 has been a period of extreme movement, with dramatic increases, in the price of crude oil. Toward the end of 2004, the price of crude oil reached the $50s per barrel and increased to the high $60s by the end of the year 2005. The continued trend toward higher oil prices reflects:

      o     increased world demand, especially from the U.S. and China;

      o uncertainty regarding the production of crude oil as well as the status of reserves due to continued tension in the Middle East and the war in Iraq, which has the third largest oil reserves behind Saudi Arabia and Canada, have significantly disrupted the production of oil; furthermore, OPEC's continued tightening of production has exacerbated price volatility as well as added to the uncertainty regarding supply and the status of reserves in the Middle East; and

      o infrastructural damage caused by hurricanes Ivan in 2004 and Rita and Katrina in 2005 which devastated the U.S. Gulf Coast, resulting in the disruption of production and the shortage of supply.

           DESCRIPTION OF THE APPLICABLE REFERENCE PRICE OF CRUDE OIL

      The Up-MACRO holding trust will make payments under the income distribution agreement and the settlement contracts and Quarterly and Final Distributions on its shares based on the Applicable Reference Price of Crude Oil. The Applicable Reference Price of Crude Oil will initially be the settlement price of the Light Sweet Crude Oil Futures Contract. If NYMEX terminates the five-year license it has granted to MacroMarkets to use and sublicense certain of its futures prices, and we and MacroMarkets are unable to negotiate an extension or renewal of that license, MacroMarkets and we will seek to negotiate a license with the Dow Jones Energy Service for their WTI spot price. If we unable to do so, the shareholders may vote to select another Substitute Oil Price Provider. If no Substitute Oil Price Provider may be identified with whom a licensing arrangement can be reached, a Termination Trigger will occur, which will result in an early redemption of the Paired Holding Shares and the Up-MACRO and Down-MACRO tradeable shares, as discussed in greater detail under "DESCRIPTION OF THE UP-MACRO HOLDING AND TRADEABLE SHARES -- Termination Triggers."

The NYMEX Division Light Sweet Crude Oil Futures Contract

      The NYMEX Division Light Sweet Crude Oil Futures Contract, or the "Light Sweet Crude Oil Futures Contract," is traded on the physical facilities of NYMEX. The Light Sweet Crude Oil Futures

Contract is quoted on a per barrel basis and traded in units of 1,000 barrels (42,000 gallons) under the trading symbol "CL," followed by a reference to the month and year in which such contract settles. Prices are quoted for delivery at Cushing, Oklahoma, which is a major crude oil transshipment point with extensive pipeline connections to oil producing areas and refining centers in the Southwestern United States and along the U.S. Gulf Coast. According to NYMEX, their Light Sweet Crude Oil Futures Contract is used as an international pricing benchmark for oil because of its excellent liquidity and price transparency.

      Each Light Sweet Crude Oil Futures Contract traded on NYMEX has a specific delivery month and year in which such contract is scheduled to terminate. This month is referred to as that contract's "delivery month" or "contract month." For example, if one purchases the November 2006 Light Sweet Crude Oil Futures Contract, the delivery month and year would be November 2006, and such contract would obligate the seller to deliver 1,000 barrels of light sweet crude oil to the buyer at Cushing, Oklahoma during November 2006. In order to determine the price that the buyer has to pay on delivery, NYMEX terminates trading in a specific contract month for the Light Sweet Crude Oil Futures Contract on the third Business Day prior to the 25th day of the preceding month or, if the 25th day is not a Business Day, on the third Business Day prior to the Business Day that precedes the 25th day of the preceding month. For example, the November 2006 futures contract will stop trading on October 22, 2006, which is three Business Days prior to October 25, 2006.

      When we refer to a Light Sweet Crude Oil Futures Contract of the "Designated Maturity," we mean the contract that matures (i) during the next succeeding calendar month if the date of determination is the first day of the current calendar month through and including the tenth Business Day of the current calendar month and (ii) during the second succeeding calendar month if the date of determination is the eleventh Business Day of the current calendar month through the last day of the current calendar month. For example, from November 1 through the tenth Business Day in November, the Applicable Reference Price of Crude Oil will reflect the price of the Light Sweet Crude Oil Futures Contract that is scheduled to settle in December. From the eleventh Business Day in November through and including November 30, the NYMEX contract of the Designated Maturity will be the contract that settles in January. From October 1 through and including the tenth Business Day in October, the NYMEX contract designated month will continue to be January. The reason for this is that around the middle of each calendar month, the highest volume of trading in Light Sweet Crude Oil Futures Contracts generally moves from the contract that settles in the following month to the contract that settles in the second following month. Switching into the next month's contract around the eleventh Business Day of each month is intended to minimize the reflection in the Applicable Reference Price of Crude Oil of factors related to the physical delivery of crude oil, such as physical storage and delivery costs. If the eleventh Business Day of any month occurs later than the seventeenth calendar day of that month, then the switch to the second month's contract will be made on the preceding Business Day that occurs on or prior to the seventeenth day of that calendar month.

      Under NYMEX's rules governing the Light Sweet Crude Oil Futures Contract, only certain types of oil meeting specified quality criteria may be delivered under the Light Sweet Crude Oil Futures Contract. NYMEX's rules specify the levels of sulfur, gravity, viscosity, vapor pressure, impurity levels and pour points for different grades of oil that can be delivered under the Light Sweet Crude Oil Futures Contract. This specificity serves as the definition of "light sweet crude oil" under the contract and ensures the quality of the oil to be delivered. The following domestic grades of oil may be delivered by the seller without any discount from the final futures price of the futures contract: West Texas Intermediate, Low Sweet Mix, New Mexican Sweet, North Texas Sweet, Oklahoma Sweet and South Texas Sweet crude oil. Foreign grades of oil may also be delivered by a seller with a specific discount or premium from the futures price. Specifically, U.K. Brent and Forties may be delivered at a 30(cent)-per-barrel discount from the final futures price; Norwegian Oseberg Blend may be delivered at a 55(cent)-per-barrel discount from the final futures price; and Nigerian Bonny Light, Qua Iboe and Colombian Cusiana may each be delivered at a 15(cent)-per-barrel premium to the final futures price. These price differentials are subject to annual review and amendment. The primary deliverable grade of oil under the contract is West Texas Intermediate crude oil, which is the U.S. benchmark grade of oil.

      Trading in the Light Sweet Crude Oil Futures Contract occurs by open outcry on the trading floor at NYMEX from 10:00 a.m. until 2:30 p.m. (New York City time) on each Business Day. We refer to this session as the "regular trading session." All prices are quoted in U.S. dollars. Trading also occurs after hours via the NYMEX ACCESS(R) internet-based trading platform. The daily settlement price established by NYMEX for each Light Sweet Crude Oil Futures Contract is based only on trading that occurs during the regular trading session. At the commencement of each trading day, there is a price fluctuation limit in effect for each contract month of the Light Sweet Crude Oil Futures Contract of $10.00 per barrel above or below the previous day's settlement price for such contract month. If a market for any contract month is traded or is bid in the case of upward price moves or is offered in the case of downward price moves, for five (5) minutes consecutively at the upper or lower price limit, as applicable, then a "triggering event" will be deemed to have occurred. As a result of such triggering event, the market will be immediately halted for a five (5) minute temporary trading halt in all contract months. Following the end of the 5-minute temporary trading halt, the market shall reopen simultaneously in all contract months. When trading resumes, price fluctuation limits for each contract month shall be expanded to $20.00 per barrel above and below the previous day's settlement price for such contract month. This procedure will be repeated for each triggering event that occurs during any one regular trading session, with each temporary trading halt being followed by an expansion of the price fluctuation limit for each contract month by an additional $10.00 per barrel above and below the previous day's settlement price for that contract month. There is no maximum price fluctuation limit for any one session.

      Regardless of any prior action concerning price limits during the regular trading session, commencing fifteen (15) minutes before the close of that session, there will be no price fluctuation limits on any contract month in the Light Sweet Crude Oil Futures Contract and, accordingly, no further trading halts may occur for the remainder of the regular trading session. In addition, there will be no limitations on price fluctuations for any contract month of the Light Sweet Crude Oil Futures Contract during the final trading day for that contract.

      The NYMEX Board of Directors may provide at any time that there shall be no trading during any one Business Day or trading session day in any commodity for future delivery in any specified month or months at prices more than a fixed limit above or below the settlement price for the preceding Business Day. At the discretion of the Board, any limitation so imposed by it may be changed or suspended or temporarily modified from time to time and without prior notice.

      The Light Sweet Crude Oil Futures Contract may be settled physically. Delivery must begin on or after the first calendar day of the delivery month and must be completed by the last calendar day of that month. All deliveries are made ratably over the course of the month. The seller's delivery obligation is fulfilled upon the delivery of the oil to any pipeline or storage facility in Cushing, Oklahoma with pipeline access to the Cushing storage facilities of Equilon Pipeline Company LLC or Texas Eastern Products Pipeline Company. In practice, the Light Sweet Crude Oil Futures Contract is usually settled in cash by means of the futures and clearing procedures of NYMEX.

      Futures markets are subject to temporary distortions due to various factors, including but not limited to a lack of liquidity in the markets, the actions of traders, war, geopolitical instability, supply decisions and policies instituted by OPEC and other non-OPEC, oil-producing countries such as Russia, increased demand in developing countries, weather conditions, new environmental policies, government regulation and government intervention. These factors may cause dramatic fluctuations, or volatility, in the Applicable Reference Price of Crude Oil. Other factors, related specifically to the price of oil, may also add to volatility in the Applicable Reference Price of Crude Oil. All of these factors may adversely affect the Applicable Reference Price of Crude Oil and therefore adversely affect the distributions on the Up-MACRO holding shares. See "RISK FACTORS -- The price of oil is variable and volatile in the short-term; it is difficult to predict whether in the long-term the price of oil will reflect a generally upward or downward trend; there are risks associated with investing in a product linked to this price."

The Determination of the Settlement Price of the Light Sweet Crude Oil Futures Contract

      The Underlying Value of the Up-MACRO holding trust on each Price Determination Day will be determined by reference to the settlement price on that day of the Light Sweet Crude Oil Futures Contract of the Designated Maturity. At the close of each day's regular trading session, the NYMEX "Settlement Price Committee" establishes the settlement price of the Light Sweet Crude Oil Futures Contract for each delivery month that trades on NYMEX. The Settlement Price Committee was formed and operates under NYMEX's bylaws and its rules governing floor trading. It is generally composed of NYMEX members and representatives of such members. The Settlement Price Committee is divided into subcommittees for each futures and options contract traded on NYMEX. To the extent possible, each subcommittee consists of at least six members, at least one of whom must be a floor broker, one of whom must be a floor trader and one of whom must represent trade interests. A NYMEX employee is a voting member of the Settlement Price Committee and has the right and authority to veto and override any decision by the committee in conformance with the rules outlined below regarding settlement price determinations.

      Under NYMEX rules, members of the Settlement Price Committee are restricted from using or disclosing, for any purpose other than the performance of such member's official duties, any material non-public information obtained as a result of such member's participation on the Settlement Price Committee. Moreover, federal securities law prohibits the use of material non-public information in connection with the purchase and sale of any MACRO securities. However, members of the Settlement Price Committee are not prohibited from purchasing or selling Light Sweet Crude Oil Futures Contracts or Up-MACRO holding or tradeable shares or Down-MACRO holding or tradeable shares, as discussed in "RISK FACTORS -- The members of the Settlement Price Committee are permitted to hold light sweet crude oil futures contracts and MACRO securities."

      The settlement prices determined by the Settlement Price Committee for each contract month are the official prices used by the clearinghouse in determining net gains or losses and margin requirements on the Light Sweet Crude Oil Futures Contracts. The clearinghouse is a body associated with NYMEX that acts as the buyer to all sellers and the seller to all buyers.

      If two specified criteria are satisfied with respect to a particular contract month for the Light Sweet Crude Oil Futures Contract, then the settlement price of that contract month will be equal to the weighted average price (rounded to the minimum price fluctuation of $0.01) of all outright transactions that occurred in the closing range. "Outright transactions" mean contracts in which one of the parties has taken a position which is not offset by the opposite position taken by that party under another contract, thereby exposing that party to actual risk with respect to the settlement price of the futures contract. The "closing range" is defined under NYMEX rules as the last two minutes of the regular trading session or, for the final day of trading of the expiring Light Sweet Crude Oil Futures Contract, the last thirty (30) minutes of the regular trading session. The two specified criteria for each contract month and each Price Determination Day are as follows: the contract month must (1) have, as of the opening of business for that day, more than 10% of the total open interest for all contract months and (2) represent at least 10% of the closing range volume of all contract months traded on NYMEX on that day. For purposes of calculating total volume, "TAS volume," which is volume from limit orders placed prior to the close in which a buyer indicates that he or she is willing to take the settlement price, will be included, but trading volume done during the closing range in an expiring contract on its last day of trading will be excluded from the total volume. "Open interest" means the number of open or outstanding contracts for which an individual or entity is obligated to NYMEX because that individual or entity has not yet made an offsetting sale or purchase or for which an actual contract delivery has not yet occurred. "Closing range volume" is the volume of executed trades in the Light Sweet Crude Oil Futures Contract for a particular contract month that occurred on any given day of trading during the last two minutes of the regular trading session or, with respect to the last day of trading for that contract month, during the last thirty (30) minutes of the regular trading session. More than thirty (30) different Light Sweet Crude Oil Futures Contracts with delivery months ranging from one month to several years in the future trade on NYMEX.

      NYMEX determines the settlement prices for delivery months of the Light Sweet Crude Oil Futures Contract that represented 10% or less of the total open interest or in which less than 10% of trading volume occurred during the closing range based upon spread relationships determined in the judgment of the Settlement Price Committee by reference to spread transactions. "Spread transactions" refers to the simultaneous purchase and sale of futures contracts with different expirations. The Settlement Price Committee determines spread relationships by giving the greatest weight to spreads executed late in the


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

trading day in large volumes and lesser weight to spreads traded in smaller volumes executed earlier in the trading day. In any circumstance where the Settlement Price Committee is considering bids and offers for spreads, it must consider the mid-point of the best bid and best offer, not the actual best bid or best offer.

      On occasion, a price spike may occur in the closing range. A "price spike" in the closing range will be deemed to have occurred if, in the sole discretion of the Settlement Price Committee, a significant change in the spread relationships between a given month, known as the "spiked month," and the contract months immediately preceding and following such month occurred during the closing range. If a price spike in the closing range occurs in a Light Sweet Crude Oil Futures Contract for a contract month with respect to which the open interest and volume criteria are met and the settlement price is therefore determined by weighted average price, the Settlement Price Committee may disregard the settlement price for the spiked month in considering spread relationships for the other months where the open interest and volume criteria were not met.

      The Settlement Price Committee may not establish a settlement price that would be lower than the best bid or higher than the best offer that had been posted with NYMEX and remained available for execution and unfilled for the final fifteen minutes of trading and was for at least 100 outright contracts in the relevant delivery month or at least 200 spread contracts involving that delivery month and a different delivery month.

      If any settlement price determined with respect to the relevant delivery month, either by calculation of the weighted average price or by reference to spread relationships, is inconsistent with transactions that occurred during the closing range in other delivery months of the Light Sweet Crude Oil Futures Contract or with market information known to the Settlement Price Committee (such as bids or offers for outright transactions and spreads that were unfilled during the closing range, or bids, offers or transactions in strips or outright transactions executed prior to the closing range), the Settlement Price Committee may, in its discretion, establish a settlement price at a level consistent with such other transactions or market information.

      In the event that the Settlement Price Committee establishes a settlement price as described in the preceding paragraph, or if it determines that a price spike in the closing range occurred or if it determines a settlement price by a majority rather than by unanimous agreement of its six members, the rules of NYMEX provide that the Settlement Price Committee must prepare a written record describing the basis upon which it established the relevant settlement price.

Historical Monthly Settlement Prices for the Light Sweet Crude Oil Futures Contract

      The following table shows the monthly settlement prices for the Light Sweet Crude Oil Futures Contract for the period from January 2000 through July 2006. The settlement price of the contract, reported on a per barrel basis fluctuated widely from day to day during this period and the table below may not capture this intra-day volatility. The results shown should not be considered representative of the Applicable Reference Price of Crude Oil in the future nor should the results be viewed as being indicative of the future performance of the Up-MACRO holding shares or the Up-MACRO tradeable shares.

    Monthly Settlement Prices of the Light Sweet Crude Oil Futures Contracts
                  (as reported by NYMEX on a per barrel basis)

                                                                 Year
                     --------------------------------------------------------------------------------------------
     Month           2000          2001           2002           2003           2004           2005          2006
     -----           ----          ----           ----           ----           ----           ----          ----
    January         27.64          28.66          19.48          33.51          33.05         48.20         67.92
   February         30.43          27.39          21.74          36.60          36.16         51.75         61.41
     March          26.90          26.29          26.31          31.04          35.76         55.40         66.63
     April          25.74          28.46          27.29          25.80          37.38         49.72         71.88
      May           29.01          28.37          25.31          29.56          39.88         51.97         71.29
     June           32.50          26.25          26.86          30.19          37.05         56.50         73.93
     July           27.43          26.35          27.02          30.54          43.80         60.57         74.40
    August          33.12          27.20          28.98          31.57          42.12         68.94
   September        30.84          23.43          30.45          29.20          49.64         66.24
    October         32.70          21.18          27.22          29.11          51.76         59.76
   November         33.82          19.44          26.89          30.41          49.13         57.32
   December         26.80          19.84          31.20          32.52          43.45         61.04

The table above shows, for each month, the settlement price determined on the last Business Day of that month, which will reflect the closing price of the Light Sweet Crude Oil Futures Contract of the Designated Maturity, which is the contract that matures during the second succeeding calendar month.

Description of New York Mercantile Exchange, Inc.

      Settlement contracts for crude oil and natural gas, as well as other energy products and precious metals, are bought and sold on the trading floor of New York Mercantile Exchange, Inc., or "NYMEX," located in New York City, New York. After the NYMEX trading floor closes, trading occurs electronically by way of the NYMEX's internet-based electronic trading system. According to NYMEX, it is the world's largest physical commodity futures exchange. NYMEX was founded in 1872 as the Butter and Cheese Exchange of New York. The exchange changed its name to the New York Mercantile Exchange in 1882 as the commodities traded at the exchange shifted away from agriculture toward industrial products. The exchange was incorporated in 2000.

Organization of NYMEX

      NYMEX is a self-regulatory organization. This means that NYMEX promulgates rules and procedures to regulate and oversee the activities of its members. NYMEX's self-regulatory authority is derived from the Commodity Exchange Act, or the "CEAct," which was enacted in 1922 and is regulated by the Commodity Futures Trading Commission, known as the "CFTC," which is a government agency whose five commissioners are appointed by the President of the United States. NYMEX does not trade futures or options, take positions in the market, or give investment advice to others regarding their positions. Rather, NYMEX serves as a forum where members, on behalf of their customers, their employers, or the members themselves, can trade settlement contracts, the terms of which have been standardized by NYMEX.

      NYMEX is owned by NYMEX Holdings, Inc., a Delaware for-profit corporation. NYMEX is governed by an elected board of directors who set policy and establish the future direction and scope of NYMEX's activities. Members of NYMEX need to be approved by its board and must meet strict standards for business integrity and financial solvency. Clearing members are subject to rigid capitalization requirements which NYMEX monitors on a daily basis.

      On August 3, 1994, NYMEX merged with the Commodity Exchange, Inc. or the "COMEX." As a result of the merger, two divisions were created--the NYMEX Division, where crude oil, heating oil, gasoline, natural gas, propane, coal, electricity, platinum and palladium products are traded, and the COMEX Division, where gold, silver, copper and aluminum are traded. The NYMEX Division consists of 816 seats held by approximately 600 individual members who can trade energy and platinum group metals futures and options and have proprietary electronic rights for all COMEX Division contracts. The COMEX Division is composed of 772 seats, which are held by approximately 615 individuals, who can trade futures and options on gold, silver, copper and aluminum, as well as the NYMEX Division platinum group metal contracts.

NYMEX Rules and Procedures

      Trading on NYMEX is subject to rules and procedures governing position and price limits, margin requirements, and delivery procedures. The NYMEX compliance department, which is composed of the trade group, the market group and the financial surveillance and risk management group, enforces the rules and procedures. NYMEX rules apply to both sides of a transaction, requiring NYMEX to maintain absolute neutrality toward the markets. Trade surveillance focuses on the trading activity of NYMEX members and member firms. Market surveillance reviews large trader data and surveys activity in the various physical markets underlying the settlement contracts. Financial surveillance and risk management monitors the fiscal suitability of participants in NYMEX markets and conducts periodic audits of certain member firms.

      THE NEW YORK MERCANTILE EXCHANGE, INC. (i) DOES NOT IN ANY WAY PARTICIPATE IN THE OFFERING, SALE, OR ADMINISTRATION OF THE UP-MACRO TRADEABLE SHARES, UP-MACRO HOLDING SHARES, DOWN-MACRO TRADEABLE SHARES OR DOWN-MACRO HOLDING SHARES, OR ANY DISTRIBUTIONS TO BE MADE ON ANY OF THE FOREGOING SECURITIES, (ii) DOES NOT IN ANY WAY ENSURE THE ACCURACY OF ANY OF THE STATEMENTS MADE IN THIS PROSPECTUS OR ANY OTHER DOCUMENT RELATED TO THE OFFERING, SALE OR ADMINISTRATION OF THE FOREGOING SECURITIES, (iii) IS NOT LIABLE FOR ANY ERROR OR OMISSION IN ANY SETTLEMENT PRICE USED IN CONNECTION WITH ANY OF THE FOREGOING SECURITIES, AND (iv) IS NOT IN ANY WAY AN OFFEROR OF ANY OF THE FOREGOING SECURITIES.

               DESCRIPTION OF THE UP-MACRO TRADEABLE TRUST ASSETS

      The assets of the Up-MACRO tradeable trust will consist of Up-MACRO holding shares deposited into the trust on the Closing Date and from time to time after the Closing Date in connection with Paired Issuances of Up-MACRO tradeable shares. Each Up-MACRO tradeable share will represent an undivided beneficial interest in the pool of Up-MACRO holding shares deposited in the Up-MACRO tradeable trust. The number of Up-MACRO holding shares held by the Up-MACRO tradeable trust will decrease with each exchange by an Authorized Participant of Up-MACRO tradeable shares for the underlying Up-MACRO holding shares and may increase if all or some portion of a Paired Issuance of Up-MACRO holding shares is deposited into the Up-MACRO tradeable trust at the direction of the Authorized Participant who directed that issuance. The Up-MACRO tradeable trust will always hold at least a majority of the outstanding Up-MACRO holding shares.

      As a holder of Up-MACRO holding shares, the Up-MACRO tradeable trust will be entitled to receive any Quarterly Distributions and the Final Distribution made by the Up-MACRO holding trust on those shares. The Up-MACRO tradeable trust will issue the same number of Up-MACRO tradeable shares as the number of Up-MACRO holding shares that it holds on deposit. The holders of the Up-MACRO tradeable shares will be entitled to vote on all matters relating to the Up-MACRO holding shares, as permitted by the terms of the Up-MACRO Holding Trust Agreement. However, only Authorized Participants may exchange the Up-MACRO tradeable shares for the underlying Up-MACRO holding shares.

      All distributions received on the Up-MACRO holding shares will be deposited into a segregated trust account established with the trustee and held by the trustee for the benefit of the Up-MACRO tradeable trust prior to being passed through to the holders of the Up-MACRO tradeable shares. We refer to this account as the "distribution account." The Up-MACRO holding shares will be held by the trustee for the benefit of the Up-MACRO tradeable trust in a segregated trust account which we refer to as the "securities account." All daily redeemed Up-MACRO tradeable shares will be held in a segregated trust account which we refer to as the "netting account" and from which these shares may be issued to Authorized Participants who are creating shares on the same day.

                DESCRIPTION OF THE UP-MACRO HOLDING TRUST ASSETS

General

      The assets of the Up-MACRO holding trust will consist of cash and the treasuries and repurchase agreements on treasuries in which it will invests its cash from time to time, the trust's rights under the income distribution agreement, the settlement contracts, the MACRO Licensing Agreement and the NYMEX Sublicensing Agreement, and trust accounts established and held by the trustee for the benefit of the Up-MACRO holding trust.

United States Treasury Obligations

      On each Distribution Date, each Issuance Date, and any other date on which there is cash on deposit in the Paired Holding Trusts that is not required to make payments under the income distribution agreement or the settlement agreements or to make quarterly or final distributions to shareholders, all such cash will be invested by the trustee, acting in accordance with the directions of the administrative agent and on behalf of each Paired Holding Trust, in bills, notes and bonds issued and backed by the full faith and credit of the government of the United States of America, which mature prior to the next scheduled distribution date, and which we refer to as "eligible treasuries." Cash will also be invested in agreements for the sale and repurchase of, and collateralized by, U.S. Treasury obligations, which qualify as "eligible repos," because (i) they are entered into with a seller that is bank with at least one billion U.S. dollars in assets or a registered securities dealer that is deemed creditworthy by the administrative agent, (ii) they terminate within 24 hours following their execution, (iii) they are denominated in U.S. dollars, and (iv) they are "collateralized fully," meaning that (A) the value of the assets collateralizing the repo (less transaction costs, including loss of interest, that the trusts reasonably could expect to incur if the seller were to default) is, and during the entire term of the repo remains, at least equal to the resale price payable by the seller under the repo, (B) title to the underlying collateral assets passes to the trust or, if the asset transfer is recharacterized as a secured loan, the trust will have a perfected first priority security interest in the assets securing the seller's obligations, (C) such assets are held by a custodian bank for the benefit of the trusts during the term of the repo, (D) such assets consist entirely of U.S. Treasury obligations, and (E) upon the insolvency of the seller, the repo would qualify under a provision of applicable insolvency law providing an exclusion from any automatic stay of creditors' rights against the seller. We collectively refer to eligible treasury securities and eligible repos as "treasuries" in this prospectus.

      The Paired Holding Trusts will invest their cash in eligible treasuries and eligible repos in order to generate income to pay the fees and expenses of each of the Paired Holding Trusts and the fees and expenses of the related tradeable trust and to generate income to shareholders from cash on deposit in each of the Paired Holding Trusts that is not immediately needed for other purposes. The Paired Holding Trusts will hold a portion of their trust assets in eligible overnight repos, because these agreements mature and convert to cash within one day, which will make it possible for the Paired Holding Trusts to have sufficient cash available on each day to be able to effect any Paired Optional Redemptions ordered on that day in cash rather than by delivering treasuries. The administrative agent will initially direct the trustee to invest 25% of the assets of each Paired Holding Trust in eligible repos. On each Distribution Date, the administrative agent will be required to use commercially reasonable efforts to direct the investment of the trust's funds in such a manner that the percentage of assets held in eligible repos will equal the average actual redemption experience during the preceding twelve months plus an additional 10%.

      The eligible sale and repurchase agreements which the administrative agent will select on behalf of the Paired Holding Trusts will be entered into by the trustee, on behalf of the applicable trust, acting as the "buyer," and a bank or securities dealer that will act as the "seller." The seller will transfer U.S. Treasury securities to the applicable holding trust in exchange for a cash payment by the trust and such seller will promise to repurchase these securities within 24 hours of the execution of the agreement. The seller must deliver to the trust U.S. Treasury securities with a market value at the time of the transfer equal to 102% of its obligation under the eligible repo. The repurchase price for the U.S. Treasury securities will be equal to purchase price paid by the holding trust plus an additional amount, which will constitute the implicit interest that will be earned by the holding trust on the repo. Upon payment of the repurchase price, legal title to the underlying U.S. Treasury securities will be transferred back to the seller. However, the administrative agent expects to "roll-over" the cash proceeds of each day's repos into new overnight repos if these proceeds are not needed to effect redemptions. Accordingly, the U.S. Treasury securities that collateralize the repos will remain in the possession of the Paired Holding Trusts until the repo arrangement with a particular seller is terminated. In the event that a seller were to default on its obligation to repurchase the U.S. Treasury securities from a holding trust, the trustee, acting on behalf of the applicable holding trust would be required to deliver a notice of default to the seller and, following the delivery of that notice, the trustee would be entitled to pursue any remedies permitted under terms of the eligible repo, including retaining the U.S. Treasuries that were transferred under the eligible repo. Following a seller default, the holding trust will have to liquidate these securities and will incur transaction costs and be exposed to market risk in connection with such liquidation. See "RISK FACTORS -- The paired holding trusts may incur losses in connection with treasuries delivered upon the default of a repurchase agreement counterparty."

      The principal terms of the eligible repos will be set forth in the Global Master Repurchase Agreement (September 1996 version) prepared and updated from time to time by The Bond Market Association. These terms will include (1) the delivery obligations of the seller, (2) the method of valuation of the U.S. Treasury securities that will collateralize the repo, and (3) rights and obligations of each party in the event of a default by the seller. The master agreement will be supplemented by a written confirmation setting forth the pricing terms for the repo which will be negotiated on behalf of the Paired Holding Trusts by the administrative agent. The pricing terms will consist of the term of the repo, which will always be overnight, and the repurchase price or implicit yield to be earned by the applicable holding trust on the repo. Yield rates on repos are determined by the supply and demand for money, as reflected in the Federal funds rate, as well as the term of the repo and the creditworthiness of the seller; these rates do not depend upon the rates on the underlying U.S. Treasury securities. The administrative agent will enter into eligible repos in accordance with the acquisition guidelines, including taking into consideration yield, counterparty risk, counterparty concentration and best execution.

      On each Distribution Date, except for the Final Scheduled Termination Date or an Early Termination Date, the administrative agent will direct the trustee to reinvest the proceeds received upon the maturity of the Up-MACRO and Down-MACRO holding trust's treasuries in new treasuries in the amount described under "DESCRIPTION OF THE UP-MACRO HOLDING AND TRADEABLE SHARES -- Quarterly Distributions." The administrative agent will also direct the trustee to invest in treasuries all funds delivered to it in connection with each Paired Issuance and the maturity proceeds of any treasuries that mature during the calculation period. On the Final Scheduled Termination Date or an Early Termination Date, all of the proceeds of the treasuries in the Paired Holding Trusts will be used to make final payments under the settlement contracts and a Final Distribution on each Paired Holding Share. On any Redemption Date for all or any portion of the outstanding Paired Holding Shares that is also a Distribution Date, all or the allocable portion of the cash in the Paired Holding Trusts will be used to make final payments under the settlement contracts being settled and these proceeds will then be delivered to the Authorized Participants who are redeeming Paired Holding Shares as a Final Distribution on those shares. On any Redemption Date for all or any portion of the outstanding Paired Holding Shares that is not a Distribution Date, all or the allocable portion of the cash and/or treasuries held by the Paired Holding Trusts will be used to make final payments under the settlement contracts being settled and these treasuries and/or cash will then be delivered to the Authorized Participants who are redeeming Paired Holding Shares as a Final Distribution on those shares.

      The assets in the Down-MACRO holding trust will be invested in treasuries with the same maturity profiles as the treasuries on deposit in the Up-MACRO holding trust. The obligations of the Down-MACRO holding trust to the Up-MACRO holding trust under the income distribution agreement and the settlement contracts will be secured by the treasuries and any cash on deposit in the Down-MACRO holding trust, and the obligations of the Up-MACRO holding trust to the Down-MACRO holding trust under the income distribution agreement and the settlement contracts will be secured by the treasuries and any cash on deposit in the Up-MACRO holding trust.

      On each Distribution Date and each Issuance Order Date, the administrative agent will use commercially reasonable efforts to identify and direct the trustee to purchase, on behalf of each of the Paired Holding Trusts, eligible treasuries with the same maturities or terms, stated interest rates, if any, and applicable discount rates, and eligible repos with the same yield rates, in order for each trust to be able to realize comparable amounts of income during each quarter. The administrative agent will select eligible treasuries and eligible repos for acquisition by the trustee in accordance with the following acquisition guidelines which are contained in each of the Up-MACRO and Down-MACRO Holding Trust Agreements:

            o eligible treasuries will be selected based on the most favorable combination, in the judgment of the administrative agent, of yield, availability and best execution;

            o eligible repos will be selected based on the most favorable combination, in the judgment of the administrative agent, of yield, counterparty risk, counterparty concentration and best execution;

            o no eligible repo may be entered into with, and no eligible treasury may be purchased from, any person who is an Affiliated Person with respect to us, either of the Paired Holding Trusts, the trustee, the administrative agent, or the marketing agents, or any other person who is an Affiliated Person with respect to any Affiliated Person with respect to any of the foregoing entities;

            o eligible treasuries and eligible repos must be allocated as between the Up-MACRO holding trust and the Down-MACRO holding trust in such a manner that each of the Paired Holding Trusts will hold an identical portfolio of these treasuries and repos, or as close to an identical portfolio as is commercially feasible; and

            o the funds of each of the Paired Holding Trusts during any Calculation Period will be invested 75% in eligible treasuries and 25% in eligible repos; provided, that the administrative agent will use its commercially reasonable efforts on each Distribution Date to adjust this allocation so that the amount invested in eligible repos is equal to 10% plus the average percentage of Up-MACRO Holding Shares that were redeemed during the preceding twelve-month period (net of any Paired Optional Redemptions that were effected using funds delivered in connection with Paired Issuances ordered on the same Price Determination Day).

      Eligible treasuries will be acquired and held in the minimum permissible denominations in order to facilitate the maintenance of parity in the assets held by each of the Paired Holding Trusts. Although the administrative agent will use commercially reasonable efforts to direct the trustee to keep all funds on deposit in each paired holding trust invested in treasuries, a portion of the assets of a Paired Holding Trust may from time to time be held in the form of cash, due to mismatches between the maturity profiles of treasuries available for purchase and the length of time between Distribution Dates. In addition, any treasuries delivered in connection with a Paired Optional Redemption will be selected by the administrative agent on a "last in, first out" basis. If interest rates are increasing and funds received in connection with Paired Issuances are being invested in higher-yielding treasuries, this method of selection may result in the relatively higher-yielding treasuries being delivered to redeeming Authorized Participants and relatively lower-yielding treasuries remaining in the Paired Holding Trusts, thereby causing a decrease in both trusts' Daily Yield Rates. Conversely, if interest rates are decreasing and funds received in connection with Paired Issuances are being invested in lower-yielding treasuries, this method of selection may result in the relatively lower-yielding treasuries being delivered to redeeming Authorized Participants. The treasuries selected by the administrative agent to be delivered as the Final Distribution in a Paired Optional Redemption will be distributed ratably, by type, to each redeeming Authorized Participant. See "RISK FACTORS -- The return on your shares is uncertain -- The paired holding trusts may deliver treasuries instead of cash in a paired optional redemption."

The Income Distribution Agreement

      On the Closing Date, the Up-MACRO holding trust will enter into a master ISDA agreement, referred to as the "Master ISDA", with the Down-MACRO holding trust. The trustee will also be a party to the Master ISDA and all of the schedules and confirmations executed as part of the Master ISDA. The Paired Holding Trusts will also execute on the Closing Date a confirmation to the Master ISDA which we refer to in this prospectus as the "income distribution agreement." Under the income distribution agreement, if the Up-MACRO Earned Income Accrual is less than the Up-MACRO Available Income Accrual, the Up-MACRO holding trust will be required to make a payment to the Down-MACRO holding trust on that Distribution Date; if the Down-MACRO Earned Income Accrual is less than the Down-MACRO Available Income Accrual, the Up-MACRO holding trust will be entitled to receive a payment from the Down-MACRO holding trust on that Distribution Date.

      Payments under the income distribution agreement will be calculated as follows:

With respect to any Distribution Date, an amount equal to:

      o if the Up-MACRO Earned Income Accrual for the preceding Calculation Period is equal to the Available Income of the Up-MACRO holding trust on that Distribution Date, and, accordingly, the Down-MACRO Earned Income Accrual is equal to the Available Income of the Down-MACRO holding trust on that Distribution Date, neither the Up-MACRO holding trust nor the Down-MACRO holding trust are required to make any payments to the other holding trust;

      o if the Up-MACRO Earned Income Accrual for the preceding Calculation Period is less than the Available Income of the Up-MACRO holding trust on that Distribution Date, the Up-MACRO holding trust must make a payment to the Down-MACRO holding trust under the income distribution agreement in an amount equal to the positive difference between the Up-MACRO Available Income and the Up-MACRO Earned Income Accrual for such Calculation Period; and

      o if the Down-MACRO Earned Income Accrual for the preceding Calculation Period is less than the Available Income of the Down-MACRO holding trust on that Distribution Date, the Up-MACRO holding trust will be entitled to receive a payment from the Down-MACRO holding trust under the income distribution agreement in an amount equal to the positive difference between the Down-MACRO Available Income and the Down-MACRO Earned Income Accrual for such Calculation Period.

      The trustee will calculate the Underlying Value of each of the Paired Holding Trusts, as well as the Up-MACRO Available Income Accrual and Down-MACRO Available Income Accrual, and the Up-MACRO Earned Income Accrual and Down-MACRO Earned Income Accrual on each Distribution Date and the trustee will use those calculations to determine the required payment to be made under the income distribution agreement and then cause the Up-MACRO or the Down-MACRO holding trust, as applicable, to make that payment to the other Paired Holding Trust.

The Settlement Contracts

      On the Closing Date, the Paired Holding Trusts will also execute a number of identical confirmations to the Master ISDA, which we refer to in this prospectus as the "settlement contracts." Each settlement contract will have a notional amount equal to the aggregate par amount of one MACRO Unit. A new settlement contract will be entered into by the Paired Holding Trusts upon the Paired Issuance of each new MACRO Unit of Paired Holding Shares, and upon the redemption of one or more MACRO Units in a Paired Optional Redemption, an equal number of settlement contracts will be settled, except that multiple creation orders and multiple redemption orders received on the same day will be netted for purposes of determining the net increase or decrease in the number of outstanding MACRO Units. All of the settlement contracts will terminate and be settled on the earliest to occur of the Final Scheduled Termination Date, an Early Termination Date or a Redemption Date for all of the outstanding Paired Holding Shares. Under each settlement contract, the Up-MACRO holding trust will be required to transfer a portion of its assets to the Down-MACRO holding trust if the Applicable Reference Price of Crude Oil is below its Starting Level on the Price Determination Day preceding the applicable Final Scheduled Termination Date, Early Termination Date or Redemption Date, and the Down-MACRO holding trust will be required to transfer a portion of its assets to the Up-MACRO holding trust if the Applicable Reference Price of Crude Oil is above its Starting Level on the relevant date. On the Final Scheduled Termination Date or an Early Termination Date, the applicable Paired Holding Trust must make a final payment out of the proceeds of the treasuries which it holds on deposit on that date to settle all of the settlement contracts. On each Redemption Date that occurs between Distribution Dates, the applicable Paired Holding Trust must transfer all or a portion of its cash and/or treasuries to the other Paired Holding Trust in order to settle one or more of the settlement contracts. A portion of the amount delivered on a Redemption Date may be in the form of cash, in the case of mismatches between the minimum denominations on the treasuries and the payment to be made under the settlement contracts. If the settlement payment date for any settlement contract is not a Distribution Date, the Down-MACRO holding trust or the Up-MACRO holding trust, as applicable, will instead of cash deliver treasuries with a Value equal to any Down-MACRO settlement payment or Up-MACRO settlement payment, as applicable, owed on such date.

      In order to settle each settlement contract,

      o if the Ending Level (i) as of the last Price Determination Day preceding the Final Scheduled Termination Date, (ii) as of the last Price Determination Day preceding an Early Termination Date and
            (iii) on the Redemption Order Date in the case of a Paired Optional Redemption, is equal to the Starting Level, neither the Up-MACRO holding trust nor the Down-MACRO holding trust will pay the other holding trust a settlement payment on such settlement payment date;

      o if the Ending Level as of the relevant Price Determination Day is above the Starting Level, the Down-MACRO holding trust will pay the Down-MACRO settlement payment to the Up-MACRO holding trust on such settlement payment date, the Down-MACRO settlement payment being an amount equal to: (a) if the Down-MACRO Underlying Value on the relevant Price Determination Day is greater than or equal to the Down-MACRO Asset Amount on such date, zero; and (b) if the Down-MACRO Underlying Value on the relevant Price Determination Day is less than the Down-MACRO Asset Amount on such date, an amount equal to (i) the excess of such Down-MACRO Asset Amount over such Down-MACRO Underlying Value divided by (ii) the applicable Redemption Percentage; and

      o if the Ending Level as of the relevant Price Determination Day is below the Starting Level, the Up-MACRO holding trust will pay the Up-MACRO settlement payment to the Down-MACRO holding trust on such settlement payment date, the Up-MACRO settlement payment being an amount equal to: (a) if the Up-MACRO Underlying Value on the relevant Price Determination Day is greater than or equal to the Up-MACRO Asset Amount on such date, zero; and (b) if the Up-MACRO Underlying Value on the relevant Price Determination Day is less than the Up-MACRO Asset Amount on such date, an amount equal to (i) the excess of such Up-MACRO Asset Amount over such Up-MACRO Underlying Value divided by (ii) the applicable Redemption Percentage.

The MACRO Licensing Agreement

      The Up-MACRO and Down-MACRO holding trusts have entered into a licensing agreement with our affiliate, MacroMarkets, which we refer to as the "MACRO Licensing Agreement." The MACRO Licensing Agreement grants to each of the Paired Holding Trusts a limited, U.S.-based, non-exclusive, non-transferable, fee-based license to utilize (i) MacroMarkets' patents and patent applications to employ the MACROs structure for the issuance of the tradeable and holding shares; and
(ii) the trade names "MACRO" and "MacroMarkets" in connection with the offering, issuance and marketing of tradeable and holding shares. The licensing fee payable under the MACRO Licensing Agreement is equal to an annual


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rate of 0.40% on the Up-MACRO Asset Amount and will be payable in arrears on each Distribution Date out of the Fee Deduction Amount or, if the Fee Deduction Amount is not sufficient for such purpose, such fee will be paid by us, in our capacity as depositor.

      The MACRO Licensing Agreement expires upon the termination of both the Up-MACRO Holding Trust Agreement and the Down-MACRO Holding Trust Agreement and contains customary representations, warranties and covenants of the type found in third-party arms-length transactions. In addition, MacroMarkets, the Up-MACRO holding trust and the Down-MACRO holding trust have agreed to indemnify each other for breaches of their respective representations and warranties. MacroMarkets has further agreed to indemnify the Up-MACRO holding trust and the Down-MACRO holding trust in the event that the licenses granted under the MACRO Licensing Agreement infringe on the intellectual property rights of a third-party. The Up-MACRO holding trust and the Down-MACRO holding trust have each agreed to further indemnify MacroMarkets from liability arising from the offering of the holding shares or tradeable shares.

      MacroMarkets may assign the MACRO Licensing Agreement without consent from either of the Paired Holding Trusts, but MacroMarkets is required to give each of the Paired Holding Trusts notice of such assignment. Assignment by either of the Paired Holding Trusts is prohibited without the prior written consent of MacroMarkets. The Paired Holding Trusts may sublicense the MACRO Licensing Agreement only with the prior written consent of MacroMarkets. The MACRO Licensing Agreement may be amended only if the amendment is in writing and signed by authorized representatives of all parties to the MACRO Licensing Agreement.

The NYMEX Sublicensing Agreement

      Our affiliate, MacroMarkets LLC, has entered into a licensing agreement with NYMEX for the use of the settlement prices for certain of the commodity futures contracts that trade on the facilities of NYMEX, including the Light Sweet Crude Oil Futures Contracts. The Up-MACRO holding trust and the Up-MACRO tradeable trust, together with the Down-MACRO holding trust and the Down-MACRO tradeable trust, have collectively entered into a licensing agreement with MacroMarkets, and acknowledged by NYMEX, which we refer to as the "NYMEX Sublicensing Agreement." Under the NYMEX Sublicensing Agreement, MacroMarkets grants to each trust a royalty-free, worldwide, non-exclusive, non-transferable sublicense under the license agreement between MacroMarkets and NYMEX. Under this sublicense, each trust receives (i) certain rights to use NYMEX's proprietary settlement prices for the Light Sweet Crude Oil Futures Contracts for the front (or spot) month and the month immediately thereafter and (ii) the rights to use the service marks and trade names "NEW YORK MERCANTILE EXCHANGE" and "NYMEX." The licensing fee payable under the NYMEX Sublicensing Agreement is equal to an annual rate of 0.07% on the Up-MACRO Asset Amount and will be payable in arrears on each Distribution Date out of the Fee Deduction Amount or, if the Fee Deduction Amount is not sufficient for such purpose, such fee will be paid by us, in our capacity as depositor.

      The NYMEX Sublicensing Agreement contains customary representations, warranties and covenants. In addition, the Up-MACRO tradeable trust has agreed to indemnify MacroMarkets and NYMEX from liability arising from the Up-MACRO holding trust's or the Up-MACRO tradeable trust's (i) offering, issuance, marketing, promotion, sale or redemption of the Up-MACRO tradeable shares or any distributions of payments made by the applicable trust on such shares, and (ii) use of or inability to use the proprietary settlement prices or trade or service marks. The Up-MACRO tradeable trust is prohibited from assigning or sublicensing the NYMEX Sublicensing Agreement without the prior written consent of MacroMarkets and NYMEX. The NYMEX Sublicensing Agreement may be amended by written consent of all parties to the agreement.

      The term of the license granted by NYMEX is five years and upon the termination of the license agreement between MacroMarkets and NYMEX, the NYMEX Sublicensing Agreement will expire. NYMEX has the right to terminate the license earlier, if it believes that MacroMarkets LLC or any of its sublicensees have misused the license. Upon termination of the NYMEX license, MacroMarkets LLC and we will seek to negotiate a renewal of the license on terms comparable to those of the existing license or, if NYMEX refuses to renew the license on acceptable terms, we will seek to negotiate a license with the Dow


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Jones Energy Service for its West Texas Intermediate crude oil spot price on terms comparable to the NYMEX license. If such a license is obtained, this spot price will become the new Applicable Reference Price of Crude Oil. The Dow Jones Energy Service has not consented as of the date of this prospectus to the use by us of its West Texas Intermediate crude oil spot price. "Dow Jones" is a registered trademark of Dow Jones & Company, Inc. If we are unable to obtain a license from the Dow Jones Energy Service, the holders of the Paired Holding Shares (including the holders of the tradeable shares who will be entitled to vote the underlying holding shares on deposit in the tradeable trusts for this purpose) may vote to select a different crude oil price provider. If the shareholders are not able to agree unanimously on a new price provider or we are unable to negotiate a license with the provider selected by the shareholders, a Termination Trigger will occur and all outstanding holding and tradeable shares will be redeemed on the ensuing Early Termination Date.

      For more information about MacroMarkets, see "MACROMARKETS LLC."

                       DESCRIPTION OF THE TRUST AGREEMENTS

General

      The Up-MACRO holding trust will be governed by, and it will issue the Up-MACRO holding shares pursuant to, the Up-MACRO Holding Trust Agreement.

      The Up-MACRO tradeable trust pursuant to, and that trust will issue the Up-MACRO tradeable shares under, the Up-MACRO Tradeable Trust Agreement.

      We have also created the Down-MACRO holding trust and the Down-MACRO tradeable trust pursuant to, and each of those trusts will issue the Down-MACRO holding shares and the Down-MACRO tradeable shares, respectively, under, the Down-MACRO Holding Trust Agreement and the Down-MACRO Tradeable Trust Agreement, respectively.

      We sometimes collectively refer to the Up-MACRO Holding Trust Agreement, the Up-MACRO Tradeable Trust Agreement, the Down-MACRO Holding Trust Agreement and the Down-MACRO Tradeable Trust Agreement as the "Trust Agreements" and each individually as a "Trust Agreement."

The Trustee

      Investors Bank & Trust Company, a Massachusetts trust company, will act as trustee for the Up-MACRO holding trust, the Up-MACRO tradeable trust, the Down-MACRO holding trust, and the Down-MACRO tradeable trust. The office of the trustee is located at 200 Clarendon Street, Boston, Massachusetts 02116 and its telephone number is [ ].

      For performing its duties under the Up-MACRO Holding Trust Agreement and the Up-MACRO Tradeable Trust Agreement, the trustee will be compensated out of funds on deposit in the fee payment account as described below under "-- Fees and Expenses of the Paired Holding Trusts."

      The Trust Agreements will provide that the trustee and any director, officer, employee or agent of the trustee will be indemnified jointly and severally by both of the Paired Holding Trusts, the Up-MACRO tradeable trust and the Down-MACRO tradeable trust and will be held harmless by them against any loss, liability or expense incurred in connection with any legal action relating to the Trust Agreements, the Paired Holding Shares, the Up-MACRO tradeable shares and the Down-MACRO tradeable shares, or the performance of the trustee's duties under the Trust Agreements, other than any loss, liability or expense that was incurred by reason of the trustee's willful misconduct, bad faith or gross negligence in the performance of those duties. The trustee will not be liable for any indemnification provided to any person by the Up-MACRO holding trust, the Up-MACRO tradeable trust or us, and in no event will the trustee be liable for any investment losses on the treasuries. The trustee may be terminated and replaced by a successor trustee in the circumstances described under "-- Trustee Termination Events."


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      The Investors Bank & Trust Company and any successor trustee under any of the Trust Agreements must satisfy the following eligibility criteria: it must
(i) be a bank or trust company organized and doing business under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authority, (ii) have a combined capital and surplus of at least $100,000,000, (iii) maintain any credit or deposit rating required by nationally recognized rating organizations (as of the date hereof "A-1" for Standard & Poor's Rating Service or "P-1" for Moody's Investors Service, Inc.) and (iv) accept and act in the capacity of trustee under each of the Paired Holding Trusts and the Up-MACRO and Down-MACRO tradeable trusts. If such bank publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of these eligibility criteria, the combined capital and surplus of such bank or trust company shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee ceases to be eligible in accordance with the these eligibility criteria, the Trustee shall resign immediately in the manner and with the effect specified in the Trust Agreements.

The Administrative Agent

      Claymore Securities, Inc., a Kansas corporation, will act as administrative agent for the Up-MACRO holding trust, the Up-MACRO tradeable trust, the Down-MACRO holding trust and the Down-MACRO tradeable trust. Its rights and responsibilities will be specified in each Trust Agreement. The administrative agent will not be liable for any investment losses on the treasuries. For performing its duties as administrative agent under the Up-MACRO Holding Trust Agreement and the Up-MACRO Tradeable Trust Agreement, Claymore Securities, Inc. will receive an amount equal to 0.035% of the Up-MACRO Asset Amount, which will be payable out of funds on deposit in the fee payment account as described below under "-- Fees and Expenses of the Paired Holding Trusts."

The Marketing Agents

      Claymore Securities, Inc. and MACRO Financial, LLC, a Delaware limited liability company, will act as the marketing agents for the Up-MACRO and Down-MACRO holding trusts and the Up-MACRO and Down-MACRO tradeable trusts. The duties of the marketing agents will include developing a marketing plan for the Paired Holding Trusts, preparing marketing materials and organizing investor presentations.

Fees and Expenses of the Paired Holding Trusts

      Pursuant to the Up-MACRO Holding Trust Agreement, on each Distribution Date, the Up-MACRO holding trust is required to deposit the Fee Deduction Amount in the fee payment account to be applied to the payment of the expenses and fees incurred by the Up-MACRO holding trust and the Up-MACRO tradeable trust during the preceding Calculation Period. After first being used to pay the expenses of the trusts, which will include (i) registration fees, (ii) prospectus printing and delivery expenses, (iii) trust administration expenses and (iv) treasury settlement expenses, the remaining funds in the fee payment account will be applied to pay the fees charged by entities that provide services or license intellectual property to the trusts. These fees will principally include (i) a fee payable to the trustee for administering the Up-MACRO holding trust and the Up-MACRO tradeable trust, (ii) fees payable to independent accountants for the Up-MACRO holding and tradeable trusts, (iii) fees payable to the AMEX for acting as listing exchange agent and calculation agent, (iv) legal fees incurred by the Up-MACRO holding and tradeable trusts, (v) all other fees and expenses of third-party service providers incurred by or on behalf of the trusts, including in connection with their formation, which was paid on behalf of the trusts by Claymore Securities, Inc., (vi) the fee payable to Claymore Securities, Inc. for acting as the administrative agent and a marketing agent on behalf of the Up-MACRO holding trust and the Up-MACRO tradeable trust, which will accrue at an annualized rate of 0.35% of the Up-MACRO Asset Amount, (vii) a fee payable to MacroMarkets LLC for sublicensing to the trusts the right to reference the settlement price of the Light Sweet Crude Oil Futures Contract and the NYMEX name, which will accrue at an annualized rate not in excess of 0.07% of the Up-MACRO Asset Amount, (viii) a licensing fee payable to MacroMarkets LLC for the use of its intellectual property related to the patented MACROs structure, which will accrue at an


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annualized rate of 0.10% on the Up-MACRO Asset Amount, (ix) a structuring fee payable to MacroMarkets LLC for structuring the transactions described in this prospectus, which will accrue at an annualized rate of 0.20% on the Up-MACRO Asset Amount, and (x) a fee payable to MacroMarkets LLC for acting as an additional marketing agent for the Up-MACRO holding and tradeable trusts, which will accrue at an annualized rate of 0.10% of the Up-MACRO Asset Amount. These fees and expenses payable by the Up-MACRO holding trust will accrue during each Calculation Period and will be payable in arrears on each Distribution Date out of the fee deduction amount.

      To the extent that the remaining Fee Deduction Amount after payment of expenses is insufficient to pay in full all of the fees, MacroMarkets LLC and Claymore Securities, Inc. will reduce the fees payable to each of them (other than the sublicensing fee payable to MacroMarkets under the NYMEX sublicensing agreement and amounts that Claymore Securities, Inc. has paid on behalf of the trusts to third-party service providers) to the extent necessary to allow the Up-MACRO holding trust to pay the other amounts that are due in full. If any deficiencies in the payment of the fees and expenses of the trust continue to exist after the waiver of these fees, these deficiencies will be paid by us, in our capacity as depositor for the trusts. If any funds remain on deposit in the fee payment account after the fees and expenses of the Up-MACRO holding and tradeable trusts have been paid in full on a Distribution Date, the trustee will deliver these excess funds to us, in our capacity as depositor for the trusts.

      Similarly, a Fee Deduction Amount for the Down-MACRO holding trust will be applied on each Distribution Date to pay the fees and expenses of the Down-MACRO holding trust and the Down-MACRO tradeable trust, which are expected to be comparable to those of the Up-MACRO holding and tradeable trusts.

      The trustee will also be entitled to the transaction fees payable in connection with the issuance of additional MACRO Units and Paired Optional Redemptions. See "DESCRIPTION OF THE UP-MACRO HOLDING AND TRADEABLE SHARES -- Final Distribution" and "-- Paired Issuances."

Collections and Other Administrative Procedures

      The trustee will make reasonable efforts to collect, on behalf of the Up-MACRO holding trust, all payments under the treasuries, the settlement contracts and the income distribution agreement and, on behalf of the Up-MACRO tradeable trust, all distributions on the Up-MACRO holding shares.

Calculations

      The calculation agent will calculate the intraday indicative values for the Underlying Value of the Up-MACRO holding trust and the Down-MACRO holding trust and the Price Level Percentage Change on each Price Determination Day based on intraday trading prices of the Applicable Reference Price of Crude Oil on that Price Determination Day and based on the data provided to the calculation agent by the trustee. The Underlying Value of each holding trust will be calculated using a formula where the only variable is the Applicable Reference Price of Crude Oil on that Price Determination Day. The calculation agent will post to its website the Underlying Value of each holding trust and the Price Level Percentage Change on each Price Determination Day. The trustee will calculate the Underlying Value of the Up-MACRO holding trust and the Per Share Underlying Value of one Up-MACRO holding share and one Up-MACRO tradeable share and provide those values to the administrative agent for posting on the website maintained by the administrative agent at http://www.claymoremacroshares.com within 4 hours of the time when NYMEX or the applicable Substitute Oil Price Provider makes available the Applicable Reference Price of Crude Oil. The trustee will then calculate the amount of income realized on the treasuries in each of the Paired Holding Trusts and the amount of income allocable to each Up-MACRO and Down-MACRO holding trust. The trustee will also calculate the amount of Available Income in each of the Paired Holding Trusts and the Quarterly Distribution and Final Distribution to be made by each of the Paired Holding Trusts on each Distribution Date and passed through by the Up-MACRO tradeable trust. All calculations made by either the calculation agent or the trustee will be conclusive and binding on the holders of the Paired Holding Shares and the Up-MACRO and Down-MACRO tradeable shares, absent manifest error.


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

Certain Matters Regarding Us, Claymore Securities, Inc. and the Trustee

      Each Trust Agreement will provide that we, Claymore Securities, Inc., the trustee, and any of our or the trustee's respective directors, officers, employees and agents will not incur any liability for taking any action, or omitting to take action, in good faith pursuant to that trust agreement or for errors in judgment, provided that neither we, Claymore Securities, Inc. nor the trustee nor any person related to us, Claymore Securities, Inc. or the trustee will be protected against any liability that results:

      o from gross negligence, willful misfeasance or bad faith in the performance of our, Claymore Securities, Inc's. or the trustee's duties; or

      o by reason of reckless disregard of our, Claymore Securities, Inc.'s or the trustee's respective obligations and duties under any Trust Agreement.

      Each Trust Agreement may also provide that we, the trustee, and any of our or the trustee's respective directors, officers, employees and agents will be entitled to indemnification by the related trust, and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to that Trust Agreement or the shares issued by the related trust, unless the loss, liability or expense incurred was a result of our, the trustee's or a related person's gross negligence, willful misfeasance or bad faith in the performance of our or the trustee's respective duties and obligations or by reason of the reckless disregard of these duties and obligations. Any indemnification expenses will be paid out of the Fee Deduction Amount. If the Fee Deduction Amount is insufficient to cover any such indemnification expenses, we will pay such indemnification expenses or, in the case of our own indemnification, we will waive the indemnification obligations owed to us.

      In addition, each Trust Agreement will provide that neither we nor the trustee will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to our or its respective responsibilities under that Trust Agreement or which in our or its opinion may involve us or it in any expense or liability. We and the trustee may, however, in our or its discretion take any such action which we or it may deem necessary or desirable with respect to the related Trust Agreement and the rights and duties of the parties and the interests of the shareholders under that Trust Agreement.

      Any person into or with which the trustee may be merged or consolidated, or any person resulting from any merger or consolidation to which the trustee is a party, or any person succeeding to the business of the trustee, will be the successor of the trustee under the Trust Agreements.

Modification and Waiver

      No amendment to any Trust Agreement may:

      o modify the formula for calculating Underlying Value or any defined terms related to that formula;

      o modify the number of Paired Holding Shares that constitute a MACRO Unit; or

      o modify the rule that one tradeable share will be issued for each holding share that is deposited into the applicable tradeable trust.

      Without the written consent of each shareholder of any of the Paired Holding Trusts and the tradeable trusts that would be adversely affected, and subject to the restrictions outlined above, no amendment to any Trust Agreement may:

      o modify the amount or timing of any distributions that are required to be made on the Paired Holding Shares; or

      o reduce the percentage of shareholders that are required to consent to the foregoing amendment.


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      Subject to the restrictions outlined above, with the written consent of shareholders representing a majority of the Up-MACRO Aggregate Par Amount, we and the trustee may amend any Trust Agreement for the purpose of:

      o adding any provisions to or changing in any manner or eliminating any of the provisions of that Trust Agreement;

      o     modifying in any manner the rights of the shareholders;

      o in the event that the NYMEX license is terminated by NYMEX or in accordance with its 5-year term and we and MacroMarkets are unable to renew such license on terms comparable to the existing license, and we are unable to obtain a license from the Dow Jones Energy Service, selecting any other Substitute Reference Oil Price as the new Applicable Reference Price of Crude Oil; or

      o in the event that the depositor and administrative agent default on their contractual obligations to pay the fees and expenses of the paired holding trusts that exceed 150 basis points (or 160 basis points until the second anniversary of the Closing Date), applying funds on deposit in the applicable paired holding trust to pay such excess fees and expenses.

      Subject to the restrictions outlined above, we and the trustee may amend any of Trust Agreements without notice to or consent of the shareholders:

      o to cure any ambiguity or to correct or supplement any provision which may be defective or inconsistent with any other provision of any Trust Agreement;

      o to conform the provisions of the Trust Agreements to this prospectus and the related attachments to this prospectus;

      o to add to the covenants, restrictions or obligations of any entity under any Trust Agreement for the benefit of the shareholders or to modify any provisions of that Trust Agreement so long as such modification does not adversely affect the interests of the shareholders of that trust in any material respect;

      o to evidence and provide for the acceptance of appointment under any Trust Agreement of a successor trustee, a successor administrative agent or any successor marketing agent;

      o to modify the procedures for effecting Paired Issuances and Paired Optional Redemptions or for directing and settling creation orders, redemption orders and exchange orders in connection with an amendment to a Participants Agreement;

      o in the event that the NYMEX license is terminated by NYMEX or in accordance with its 5-year term and we and MacroMarkets are unable to renew such license on terms comparable to the existing license, to negotiate a license with the Dow Jones Energy Service to use its West Texas Intermediate spot price as the new Applicable Reference Price of Crude Oil; and

      o to comply with any requirements imposed by the Code or any securities laws.

      The holders of the Up-MACRO tradeable shares will be able to direct the trustee in the exercise of the voting rights associated with the Up-MACRO holding shares held on deposit in the Up-MACRO tradeable trust.

      The trustee will not enter into any amendment or modification which would alter the status of the Up-MACRO tradeable trust as a grantor trust for federal income tax purposes or cause the Up-MACRO or Down-MACRO tradeable trust or either paired holding trust to be required to register as an investment


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company under the Investment Company Act of 1940, as amended, or to be regulated as a commodity pool under the Commodity Exchange Act, as amended.

Voting Rights

      Each holder of Up-MACRO holding shares and Up-MACRO tradeable shares will be entitled to vote, under the Trust Agreement pursuant to which such shares were issued, on the following matters:

      o any amendments requiring the prior written consent of shareholders under the applicable Trust Agreement, as described under "--Modification and Waiver;"

      o     the termination of the trustee under the applicable Trust Agreement;

      o the appointment of a successor trustee under the applicable Trust Agreement;

      o approval of our and the administrative agent's selection of any Substitute Oil Price Provider and its related Substitute Oil Price to serve as the Applicable Reference Price of Crude Oil, other than the Dow Jones Energy Service and its spot price for either West Texas Intermediate crude oil or Light Louisiana Sweet crude oil, which shall not require approval of the shareholders; and

      o use of trust assets to pay any fees and expenses in excess of the Fee Deduction Amount in the event that we default on our obligation to pay these excess fees and expenses.

      Each holder of Up-MACRO tradeable shares will also be entitled to vote on all matters on which holders of the underlying Up-MACRO holding shares would be able to vote under the Up-MACRO Holding Trust Agreement. Each holder of Up-MACRO tradeable shares will be entitled to exercise the voting rights for the same number of Up-MACRO holding shares as the number of Up-MACRO tradeable shares owned by such holder.

      Each holder's voting rights as of any date of determination will be based on the par amount of its Up-MACRO holding shares or tradeable shares, as applicable, relative to the aggregate par amount of all Up-MACRO holding or tradeable shares, as applicable, that remain outstanding on that date.

      As described in this prospectus under "DESCRIPTION OF THE UP-MACRO HOLDING AND TRADEABLE SHARES -- Final Distribution," only Authorized Participants may exercise the right to direct the issuance and redemption of the Up-MACRO holding shares and the exchange of the Up-MACRO tradeable shares for the underlying Up-MACRO holding shares.

Reports to Shareholders; Notices

      We will prepare, on behalf of the Up-MACRO holding trust and the Up-MACRO tradeable trust, quarterly reports on Form 10-Q with respect to each calendar quarter and reports on Form 10-K with respect to each calendar year. The reports on Form 10-K will include financial statements audited on behalf of the trusts by independent accountants. We will also prepare current reports on Form 8-K. We will file all such reports with the Securities and Exchange Commission.

Duties of the Trustee

      Under the Trust Agreements, the duties of the trustee will include:

      o causing the Paired Holding Trusts to make their required payments under the income distribution agreement and the settlement contracts;

      o making Quarterly Distributions and a Final Distribution to the holders of the Up-MACRO holding shares;


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      o     passing through the Quarterly Distributions and any Final
            Distribution to the holders of the Up-MACRO tradeable shares and administering Paired Optional Redemptions and delivering treasuries to redeeming shareholders on each Redemption Date in accordance with the provisions described under "DESCRIPTION OF THE UP-MACRO HOLDING AND TRADEABLE SHARES -- Final Distribution;"

      o administering each of the Paired Holding Trusts and the Up-MACRO tradeable trust;

      o     paying the fees and expenses of each trust;

      o effecting Paired Issuances in accordance with the provisions described under "DESCRIPTION OF THE UP-MACRO HOLDING AND TRADEABLE SHARES --Paired Issuances;"

      o effecting Paired Optional Redemptions and the exchange of Up-MACRO tradeable shares for Up-MACRO holding shares in accordance with the provisions described under "DESCRIPTION OF THE UP-MACRO HOLDING AND TRADEABLE SHARES -- Final Distribution -- Final Distributions in Paired Optional Redemptions;"

      o acting as the custodian for the treasuries and all other assets of each of the Paired Holding Trusts;

      o settling purchase orders for treasuries that are placed on behalf of the Up-MACRO holding trust by the administrative agent, in accordance with the directions of the administrative agent;

      o on each Price Determination Day, calculating the Price Level Percentage Change, the Underlying Value of the Up-MACRO holding trust, the Per Share Underlying Value of one Up-MACRO holding share and one Up-MACRO tradeable share and the other amounts specified in the Up-MACRO Holding Trust Agreement and providing these values to the administrative agent for posting on the website maintained by the administrative agent at http://www.claymoremacroshares.com;

      o calculating the Available Income, Price Level Percentage Change, the respective Underlying Values of the Paired Holding Trusts and the Per Share Underlying Value of one Up-MACRO holding share and one Up-MACRO tradeable share prior to each Redemption Date, Early Termination Date and the Final Scheduled Termination Date;

      o calculating, for each Distribution Date, the amount of available income on deposit in each of the Paired Holding Trusts, the payment due under the income distribution agreement and the Quarterly Distributions to be made on the Up-MACRO holding shares and passed through to the Up-MACRO tradeable shares;

      o calculating, for the Final Scheduled Termination Date, an Early Termination Date and each Redemption Date, the final payment due under the settlement contracts being settled and the Final Distribution to be made on the Up-MACRO holding shares and passed through to the Up-MACRO tradeable shares;

      o     preparing any notices required under any of the Trust Agreements;

      o     providing notification of the occurrence of certain Termination
            Triggers;

      o distributing all reports prepared by us on Form 10-Q, Form 10-K and Form 8-K; and

      o performing all of the other obligations required of it under the Trust Agreements and the other transaction documents.


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      The trustee may engage any other persons to assist it with its duties under the Trust Agreements, but the trustee will remain liable to the shareholders for the performance of these duties.

      The trustee will not make any representations as to the validity or sufficiency of any Trust Agreement, the shares issued by any of the trusts, the assets in any of the trusts, the settlement contracts, the income distribution agreement, the MACRO Licensing Agreement or any other related agreement, document or instrument. The trustee is required to perform only those duties specifically enumerated under the related Trust Agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the trustee is required to examine them to determine whether they are in the form which the related Trust Agreement requires. However, the trustee is not responsible for the accuracy or content of any of these documents furnished to it under any Trust Agreement.

      The trustee may be held liable under any Trust Agreement for its own grossly negligent action or failure to act, or for its own misconduct. However, the trustee will not be personally liable with respect to any action it takes, suffers or omits to take in good faith in accordance with the direction of the shareholders. The trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under any Trust Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against any related risk or liability is not reasonably assured to it.

Duties of the Administrative Agent

      Under the Trust Agreements, the administrative agent will perform or oversee the performance of duties including, among others:

     o directing the trustee in the acquisition of new treasuries for the Paired Holding Trusts on each Distribution Date and each Issuance Date, including placing the purchase orders for such treasuries, in accordance with the acquisition guidelines that are specified in the Trust Agreements for the Paired Holding Trusts and described in this prospectus under "DESCRIPTION OF THE UP-MACRO HOLDING TRUST ASSETS -- United Stated Treasury Obligations;"

     o selecting treasuries and repurchase agreements on treasuries to be delivered in connection with the settlement of the settlement contracts and in connection with Paired Optional Redemptions in accordance with the rules specified in the Trust Agreements;

     o processing redemption and creation orders for holding and tradeable shares from Authorized Participants;

     o directing the trustee in effecting Paired Optional Redemptions and Paired Issuances;

     o maintaining the website located at http://www.claymoremacroshares.com, where you can obtain information about the performance of your Up-MACRO holding shares or your Up-MACRO tradeable shares; and

     o    providing notification of the occurrence of certain Termination
          Triggers.

Trustee Termination Events

      A "Trustee Termination Event" under the Up-MACRO or Down-MACRO Holding Trust Agreement will consist of the following:

      o a failure to make any Quarterly Distribution in the amount determined in accordance with the calculations required to be made under the applicable Trust Agreement, to the extent that funds are available in the applicable holding trust to make those distributions, which failure continues unremedied for a period of five (5) or more Business Days;


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      o     a failure to distribute the proceeds of all of the assets of the applicable holding trust on the Final Scheduled Termination Date, which failure continues unremedied for a period of five (5) or more Business Days;

      o a failure to make any payment required to be made under the income distribution agreement or the settlement contracts, to the extent that the applicable holding trust has the funds available to make any such payment, which failure continues unremedied for a period of five (5) or more Business Days;

      o a failure by the trustee to observe or perform in any material respect any of its other covenants or obligations under the applicable Trust Agreement, which failure continues unremedied for thirty (30) days after the giving of written notice of such failure to the trustee by us or by not less than 25% of the shareholders, voting by par amount;

      o the trustee becoming ineligible or incapable of acting as trustee under the related Trust Agreement; and

      o under the Up-MACRO Holding Trust Agreement, the occurrence of a Trustee Termination Event under the Up-MACRO Tradeable Trust Agreement, under the Down-MACRO Holding Trust Agreement or under the Down-MACRO Tradeable Trust Agreement as a result of which the trustee for such trust is terminated, and under the Down-MACRO Holding Trust Agreement, the occurrence of a Trustee Termination Event under the Down-MACRO Tradeable Trust Agreement, under the Up-MACRO Holding Trust Agreement or under the Up-MACRO Tradeable Trust Agreement as a result of which the trustee for such trust is terminated.

      A "Trustee Termination Event" under the Up-MACRO or Down-MACRO Tradeable Trust Agreement will consist of the following:

      o a failure to pass through to the shareholders any Quarterly Distribution received by the Up-MACRO or Down-MACRO tradeable trust to the extent that funds are received by the applicable tradeable trust to make those distributions, which failure continues unremedied for a period of five (5) or more Business Days;

      o a failure to pass through to the shareholders any Final Distribution received by the Up-MACRO or Down-MACRO tradeable trust, which failure continues unremedied for a period of five (5) or more Business Days;

      o a failure by the trustee to observe or perform in any material respect any of its other covenants or obligations under the applicable Trust Agreement, which failure continues unremedied for thirty (30) days after the giving of written notice of such failure to the trustee by us or by not less than 25% of the shareholders, voting by par amount;

      o the trustee becoming ineligible or incapable of acting as trustee under the related Trust Agreement; and

      o under the Up-MACRO Tradeable Trust Agreement, the occurrence of a Trustee Termination Event under the Up-MACRO Holding Trust Agreement under the Down-MACRO Holding Trust Agreement or under the Down-MACRO Tradeable Trust Agreement as a result of which the trustee for such trust is terminated, and, under the Down-MACRO Tradeable Trust Agreement, the occurrence of a Trustee Termination Event under the Down-MACRO Holding Trust Agreement, under the Up-MACRO Holding Trust Agreement or under the Up-MACRO Tradeable Trust Agreement as a result of which the trustee for such trust is terminated.

      So long as a Trustee Termination Event remains unremedied, we may and, at the direction of the required percentage of shareholders, we will terminate the trustee's rights and obligations under the


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applicable Trust Agreement. A successor trustee will succeed to all the responsibilities, duties and liabilities of the terminated trustee under the applicable Trust Agreement and will be entitled to similar compensation arrangements. If no successor trustee has been appointed and has accepted the appointment within the period specified in the applicable Trust Agreement after the delivery of a notice of removal, the terminated trustee may petition a court of competent jurisdiction for the appointment of a successor trustee with a net worth at the time of its appointment of at least $100,000,000. Pending that appointment, the terminated trustee is obligated to continue to act as trustee under the applicable Trust Agreement. Without the consent of a majority of the shareholders, voting by Par Amount, the compensation to be paid to the successor trustee may not be greater than the compensation paid to the terminated trustee under the applicable Trust Agreement.

Resignation of Trustee

      The trustee may, upon written notice to us, resign at any time. If the trustee resigns we will be obligated to use our best efforts to appoint a successor trustee. If no successor trustee has been appointed and has accepted its appointment within a specified period, the resigning trustee may petition any court of competent jurisdiction to appoint a successor trustee. A resignation of the trustee will not become effective until a successor trustee has been appointed and has accepted its appointment.

Removal and Resignation of Administrative Agent

      The administrative agent may, upon written notice to us, resign at any time. The administrative agent may also be removed, with or without cause, at any time by us upon written notice. A resignation or removal of the administrative agent will not become effective until a successor administrative agent has been appointed and has accepted its appointment.

Termination of the Trusts

      The Up-MACRO Tradeable Trust Agreement will be terminated, the Up-MACRO tradeable trust will be liquidated and your Up-MACRO tradeable shares will be redeemed upon the earliest to occur of the Final Scheduled Termination Date, an Early Termination Date and the date on which all outstanding Up-MACRO tradeable shares have been exchanged for Up-MACRO holding shares and all outstanding Paired Holding Shares are redeemed at the option of the holders of those shares. Upon the distribution of all assets remaining in the Up-MACRO tradeable trust to its shareholders, the trustee will wind up the activities and affairs of the Up-MACRO tradeable trust and cause its certificate of trust to be cancelled by filing a certificate of cancellation with the New York Secretary of State.

      If we are adjudged to be insolvent or if we are liquidated or dissolved for any reason, this will not (1) result in a termination of any of the Trust Agreements, or the Up-MACRO holding trust, the Up-MACRO tradeable trust, the Down-MACRO holding trust or the Down-MACRO tradeable trust, (2) entitle our legal representatives or assigns to petition any court to partition or wind up all or any part of the Up-MACRO holding trust, the Up-MACRO tradeable trust, the Down-MACRO holding trust, the Down-MACRO tradeable trust or any of their respective properties or (3) otherwise affect the rights, obligations and liabilities of the trustee or the shareholders of any of the trusts.

             MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

      The following describes certain material United States federal income tax consequences of the purchase, ownership and disposition of Up-MACRO holding shares and Up-MACRO tradeable shares. This summary is based on the Code, final, temporary and proposed Treasury regulations, and Internal Revenue Service, or the "IRS," and judicial rulings, all as in effect on the date of this prospectus, and all of which are subject to change or differing interpretations, possibly on a retroactive basis. Apart from the opinions expressed below, see "-- Classification of the Up-MACRO Tradeable Trust" and "-- Classification of the Up-MACRO holding trust," Tax Counsel (as identified below) will provide no other


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opinion relating to United States federal income tax matters with respect to the holding trusts or holding shares or the tradeable trusts or tradeable shares.

      This summary is addressed only to shareholders who hold those shares as capital assets and not as a hedge, a position in a "straddle" or other conversion transaction or as part of a "synthetic" security or other integrated financial transaction. This summary does not describe all of the tax consequences of purchasing, owning or disposing of shares that may be relevant to investors in light of their particular circumstances. For example, this summary does not address all United States federal income tax issues relating to shares that may be relevant to financial institutions, partnerships, tax-exempt organizations, insurance companies, dealers or traders in securities or currencies or persons whose functional currency is not the U.S. dollar. This discussion does not address alternative minimum tax consequences, nor does it address any state, local or foreign tax consequences of purchasing, owning or disposing of shares.

      As used in this section, a "U.S. Holder" means a U.S. Person who is a beneficial owner of an Up-MACRO holding share or an Up-MACRO tradeable share. A "U.S. Person" means a person that is, for United States federal income tax purposes:

      o     a citizen or resident of the United States,

      o a corporation created or organized in, or under the laws of, the United States, any state of the United States, or the District of Columbia,

      o an estate, the income of which is subject to United States federal income taxation regardless of its source, or

      o a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust, and (b) one or more U.S. Persons have the authority to control all substantial decisions of the trust.

      "Non-U.S. Persons" means persons (other than entities treated as domestic partnerships for United States federal income tax purposes) that are not U.S. Persons.

      For United States federal income tax purposes, the treatment of any beneficial owner of an interest in a partnership, including for this purpose any entity treated as a partnership for United States federal income tax purposes, will generally depend upon the status of the partner and upon the activities of the partnership. Partnerships and partners in such partnerships should consult their tax advisors about the United States federal income tax consequences of purchasing, owning and disposing of shares.

      There is no authority directly on point dealing with securities such as Up-MACRO holding shares or Up-MACRO tradeable shares or the transactions of the type described in this prospectus, and the opinions of Tax Counsel are not binding on the IRS or the courts, either of which could take a contrary position. No rulings have been sought from the IRS. Accordingly, there can be no assurance that the IRS will not challenge the opinions expressed herein or that a court would not sustain such a challenge.

      It is strongly recommended that each prospective investor in Up-MACRO tradeable shares or Up-MACRO holding shares consult with its own tax advisor regarding the application of tax laws to its particular situation.

Classification of the Up-MACRO Tradeable Trust

      In the opinion of Skadden, Arps, Slate, Meagher & Flom LLP, tax counsel to us ("Tax Counsel"), under current law, and based on the facts and assumptions set forth in such opinion, the Up-MACRO tradeable trust will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation, and the remainder of this discussion assumes such classification. Accordingly, for United States federal income tax purposes, each holder of an Up-MACRO tradeable share will be considered the beneficial owner of an undivided interest in Up-MACRO holding shares held by the Up-MACRO tradeable trust, and each such holder will be required to include in its gross income its


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

distributive share of income attributable to the Up-MACRO holding trust. No amount included in income with respect to an Up-MACRO tradeable share will be eligible for the corporate dividends-received deduction, nor will the lower tax rates applicable to certain dividends received after December 31, 2002 apply to such income.

Classification of the Up-MACRO Holding Trust

      Tax Counsel is of the opinion that, under current law, and based on the facts and assumptions set forth in such opinion, the Up-MACRO holding trust will be classified for United States federal income tax purposes as a partnership and not as an association or publicly traded partnership taxable as a corporation, and the remainder of this discussion assumes such classification. Partnerships are not subject to United States federal income tax. Rather, the taxable income of a partnership is allocated among its partners and included in their taxable income. If the Up-MACRO holding trust were classified as a publicly traded partnership taxable as a corporation for United States federal income tax purposes, the Up-MACRO holding trust's taxable income would be subject to tax at regular corporate rates and such income would not flow through to its shareholders or to the shareholders of the Up-MACRO tradeable trust for reporting on their own returns. The imposition of tax at the Up-MACRO holding trust level would reduce amounts available for distribution to its shareholders and the shareholders of the Up-MACRO tradeable trust.

Classification of Up-MACRO Tradeable Shares

      For United States federal income tax purposes, each holder of an Up-MACRO tradeable share, as an owner of an interest in a grantor trust, will be considered the beneficial owner of an undivided interest in Up-MACRO holding shares held by the Up-MACRO tradeable trust, and each such holder will be required to include in its gross income its distributive share of the aggregate amount received on underlying Up-MACRO holding shares in the Up-MACRO tradeable trust.

Classification of Up-MACRO Holding Shares

      For United States federal income tax purposes, each holder of an Up-MACRO holding share will be considered to be a partner in the partnership constituted by the Up-MACRO holding trust. Each such shareholder will be required to include in its gross income its distributive share of income attributable to the Up-MACRO holding trust.

Income and Deductions

      A U.S. Holder of shares in the Up-MACRO tradeable or the Up-MACRO holding trust or the Up-MACRO holding trust will be required to take into account in computing the U.S. Holder's United States federal income tax liability:

      o the U.S. Holder's distributive share of the income, gains, losses, deductions, credits and items of tax preference and other tax items of the Up-MACRO holding trust in which the U.S. Holder has directly or indirectly invested for any taxable year of the Up-MACRO holding trust ending within or with the taxable year of the U.S. Holder, without regard to whether any distribution from the Up-MACRO holding trust has been or will be received.

      The Up-MACRO holding trust items of income and loss will generally have the same character (ordinary or capital, short-term or long-term) and source in the hands of U.S. Holders as they have in the hands of the Up-MACRO holding trust. As a result of the rules governing the allocation of income, gains, deductions and losses explained more fully below and the various limitations on certain deductions, a U.S. Holder may recognize taxable income in advance of (and potentially in excess of) its receipt of any cash distributions with respect to its Up-MACRO tradeable shares or Up-MACRO holding shares, as the case may be.


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

Allocation of Up-MACRO Holding Trust Income, Gains and Losses

      Under Section 704(b) of the Code:

      o a U.S. Holder's distributive share of an item of Up-MACRO holding trust income, gain, loss or deduction is determined in accordance with the U.S. Holder's "interest in the partnership" if the allocations of income, gain, loss and deduction under the Up-MACRO Holding Trust Agreement lack "substantial economic effect," and

      o each U.S. Holder is required to take into account such distributive share for each taxable year of the Up-MACRO holding trust on the holder's separate federal income tax return for the holder's taxable year that includes the last day of that taxable year of the Up-MACRO holding trust, except that if the U.S. Holder disposes of all of its Up-MACRO tradeable shares, or all of its Up-MACRO holding shares, the U.S. Holder will be required to take into account such distributive share for the holder's taxable year that includes the date of disposition.

      Final regulations promulgated under Section 704(b) of the Code contain intricate and detailed tests for determining whether allocations have "substantial economic effect." The allocations of income, gain, loss and deduction under the Up-MACRO Holding Trust Agreement are intended to meet these tests and, accordingly, we believe that the allocations under the Up-MACRO Holding Trust Agreement generally correspond to the U.S. Holders' interests in the Up-MACRO holding trust and, as a consequence, that such allocations should not be substantially modified if challenged by the IRS.

      Payments or accruals of earnings on the United States Treasury obligations held as collateral by the Up-MACRO holding trust will be taxable as ordinary income at the time those earnings accrue. Although not free from doubt because of the lack of direct authority, the Up-MACRO holding trust will treat gain (or loss) recognized in respect to the settlement contracts as capital gain (or loss). The Up-MACRO holding trust will treat payments received or made pursuant to the income distribution agreement as resulting in ordinary gain or loss; however, there can be no assurance that the IRS or a court will not treat them as capital gains or losses. Because the Up-MACRO holding trust will be an accrual-basis taxpayer for United States federal income tax purposes, income that is recognized for United States federal income tax purposes will accrue on Up-MACRO tradeable shares and Up-MACRO holding shares and will be allocated to holders of Up-MACRO tradeable shares and Up-MACRO holding shares on a daily accrual basis, regardless of the U.S. Holder's method of accounting. Actual cash distributions on Up-MACRO tradeable shares or Up-MACRO holding shares in respect of such accrual income will not, however, be separately reported as taxable income to the U.S. Holder at the time they are received. The Up-MACRO holding trust expects that its taxable year will be a calendar year unless another taxable year is required by law.

      In addition, non-corporate U.S. Holders will be subject to the "miscellaneous itemized" deduction rules of Section 67 of the Code, and, as a result, deductions in respect of payments under the income distribution agreement, trustee fees, licensing fees, and other expenses associated with the Up-MACRO holding trust or the Up-MACRO tradeable trust will be separately stated for each such U.S. Holder and will be deductible by it only to the extent such expenses, taken together with all other miscellaneous itemized deductions of each such U.S. Holder, exceed 2% of each such U.S. Holder's adjusted gross income. Furthermore, Section 68 of the Code further restricts the ability of an individual with an adjusted gross income in excess of certain specified amounts to deduct such investment expenses (and most other itemized deductions) (collectively, "Overall Limited Deductions"). Under that provision, Overall Limited Deductions in excess of 2% of adjusted gross income may be deducted only to the extent such Overall Limited Deductions exceed the lesser of (i) 3% of the excess of the individual's adjusted gross income over the specific amount or
(ii) 80% of the amount of the Overall Limited Deductions otherwise allowable for the taxable year.


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

Limitation on Deductibility of Partnership Losses

      A U.S. Holder is restricted from taking into account for United States federal income tax purposes any Up-MACRO holding trust loss in excess of such U.S. Holder's adjusted tax basis (calculated as described below) in its Up-MACRO tradeable shares or its Up-MACRO holding shares, as the case may be. In addition, United States federal income tax law restricts certain U.S. Persons, including individuals and certain non-corporate taxpayers and closely-held corporations, from taking into account for United States federal income tax purposes any Up-MACRO holding trust net loss in excess of the amounts for which such U.S. Holder is "at risk" with respect to its shares as of the end of the Up-MACRO holding trust's taxable year in which such loss occurred. The amount for which such a U.S. Holder is "at risk" with respect to its Up-MACRO tradeable shares or its Up-MACRO holding shares, as the case may be, generally is equal to its adjusted tax basis for such shares, less any amounts borrowed:

      o in connection with its acquisition of such shares for which it is not personally liable and for which it has pledged no property other than its shares,

      o from persons who have a proprietary interest in the Up-MACRO holding trust and from certain persons related to such persons or

      o for which the U.S. Holder is protected against loss through non-recourse financing, guarantees or similar arrangements.

      A corporate taxpayer can utilize capital losses only to offset capital gains, with unused capital losses carried back three years and carried forward five years. Up to $3,000 of the excess of capital losses over capital gains in any year may be used to offset the ordinary income of non-corporate taxpayers, with any balance carried over indefinitely for use in subsequent years, subject to the same limitation.

      Non-corporate investors (and certain closely-held corporations, personal service corporations and S corporations) are subject to the limitations on using losses from passive business activities to offset business income, salary income and portfolio income (e.g., interest, dividends, capital gains from portfolio investments, royalties, etc.). All, or substantially all, of the Up-MACRO holding trust's income may be treated as portfolio income for these purposes. Therefore, investors may not be able to use passive business losses (such as losses from limited partnership interests) to offset income from the Up-MACRO holding trust.

Sale, Exchange, or Redemption of Up-MACRO Tradeable Shares or Up-MACRO Holding Shares

      Whereas changes in the value of the Applicable Reference Price of Crude Oil will not, in and of themselves, result in the recognition of income or loss by a U.S. Holder, the termination of one or more settlement contracts will result in the recognition of gain or loss by the Up-MACRO holding trust. In the case of a sale, exchange, redemption or other disposition of all or a portion of a U.S. Holder's Up-MACRO tradeable shares or Up-MACRO holding shares, as the case may be, a U.S. Holder will generally recognize taxable gain or loss equal to the difference between the amount realized on such sale, exchange, redemption or other disposition and such U.S. Holder's tax basis in the shares. The amount realized is generally equal to the amount of the proceeds or cash distributions received in redemption (including any constructive cash distributions) and the U.S. Holder's adjusted tax basis in its shares. Any gain or loss recognized with respect to such a sale or redemption generally will be treated as capital gain or loss and will be long-term capital gain if such shares were held for more than one year. Long-term capital gains of individuals are generally taxed at preferential rates.

      A U.S. Holder will not recognize loss upon the partial redemption of its shares. Upon a distribution (including a constructive distribution) in partial redemption of a U.S. Holder's shares, or any other distribution (or constructive distribution) other than a distribution in redemption of all of a U.S. Holder's shares, the U.S. Holder's adjusted tax basis in its shares will be reduced and gain will be recognized to the extent that the U.S. Holder's adjusted tax basis would have been reduced below zero, as described below in "-- Adjusted Tax Basis for Up-MACRO Tradeable Shares and Up-MACRO holding shares." Because a U.S. Holder's tax basis in its shares is not adjusted to take into account the U.S.


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

Holder's allocable share of the Up-MACRO holding trust's items of income or loss until the end of the Up-MACRO holding trust's taxable year, partial redemptions during the taxable year could result in taxable gain to a U.S. Holder even if the U.S. Holder's tax basis will be increased in respect of the U.S. Holder's share of Up-MACRO holding trust income for the taxable year and, as a result, no such gain would result if the same partial redemption were made at the end of the taxable year. Furthermore, in the case of a partial redemption, shares of the Up-MACRO holding trust's income or loss allocable to a U.S. Holder at the end of the taxable year will be taken into account by the U.S. Holder of the partially redeemed shares and will increase or decrease, as the case may be, such U.S. Holder's tax basis in its remaining shares as of the end of such taxable year. Gain or loss attributable to redemptions by Up-MACRO holding shareholders will be allocated to redeeming U.S. Holders under the Up-MACRO Holding and Tradeable Trust Agreements. The ability of a U.S. Holder to utilize a capital loss recognized on the sale of shares to offset ordinary income is limited.

Adjusted Tax Basis for Up-MACRO Tradeable Shares and Up-MACRO Holding Shares

      A U.S. Holder's adjusted tax basis in its Up-MACRO tradeable shares or Up-MACRO holding shares, as the case may be, generally will be equal to the amount of its initial capital contribution increased by (a) any additional capital contributions made by such U.S. Holder and (b) such U.S. Holder's allocable share of (i) items of Up-MACRO holding trust income and gain and (ii) indebtedness of the Up-MACRO holding trust. A U.S. Holder's adjusted tax basis in its shares generally will be decreased, but not below zero, by such U.S. Holder's allocable share of (a) items of Up-MACRO holding trust deduction and loss, (b) in the case of a U.S. Holder of Up-MACRO tradeable shares, cash distributions by the Up-MACRO holding trust to the Up-MACRO tradeable trust and
(c) any constructive distributions resulting from a reduction in such U.S. Holder's share of indebtedness of the Up-MACRO holding trust.

Adjustments to Basis in Up-MACRO Holding Trust Assets

      The Code provides that the basis of partnership property is not adjusted upon the transfer of an interest in the partnership unless an election has been made under Section 754 of the Code or the partnership is subject to mandatory adjustments under Section 743(b) because it has a "substantial built-in loss" with respect to its assets immediately after such transfer (generally, in excess of $250,000) and certain exceptions do not apply. The Up-MACRO holding trust does not expect to make the election permitted by Section 754 of the Code and expects to qualify as a "securitization partnership" within the meaning of
Section 743(f) of the Code and accordingly should qualify for an exception such that, even if it were to have a substantial built-in loss, the partnership should not be subject to mandatory adjustments. Given the absence of applicable authority with respect to the classification of partnerships as securitization partnerships, however, no assurance can be given that the IRS might not successfully assert that the Up-MACRO holding trust does not qualify as a securitization partnership. If it were determined that the Up-MACRO holding trust did not qualify as a securitization partnership and a substantial built-in loss were to exist at the time of a transfer of an Up-MACRO holding share the Up-MACRO holding trust would be subject to Section 743(b) adjustments.

      If Section 743(b) adjustments were required to be made, a subsequent purchaser of either an Up-MACRO holding share or an Up-MACRO tradeable share would have its basis in such holder's share of the Up-MACRO holding trust's assets reduced by an amount equal to the difference between the purchaser's initial adjusted United States federal income tax basis in such share and such holder's proportionate share of the Up-MACRO holding trust's tax basis in its assets. Section 743(b) adjustments would be made in respect of each subsequent purchaser separately and would not affect any other shareholders. It is unclear, however, given the publicly traded nature of the Up-MACRO tradeable shares and the nature of the Up-MACRO holding trust's assets, how, as a practical matter, such adjustments would be tracked and applied, and accordingly, how shareholders might be affected.

Up-MACRO Holding Trust-Level Audits

      Each U.S. Holder is required to treat partnership items on its tax return in a manner consistent with the treatment of the items on the Up-MACRO holding trust's tax return, except to the extent that the U.S. Holder notifies the IRS of any inconsistencies. It is possible that the federal information tax returns filed


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with the IRS by the Up-MACRO holding trust will be audited. Such an audit would generally be conducted at the holding trust level in a single proceeding rather than in separate proceedings with each partner. In any holding trust-level audit, the Up-MACRO holding trust will be represented by the trustee of the Up-MACRO holding trust as "tax matters partner." The Up-MACRO holding trust would bear the costs of any such audit. The tax matters partner would have the authority, among other things, to extend the applicable statute of limitations and enter into an administrative settlement with the IRS with regard to the Up-MACRO holding trust. Any such settlement by the Up-MACRO holding trust would not be binding upon any U.S. Holder who is timely identified to the IRS. However, the Up-MACRO Holding Trust Agreement provides that the U.S. Holders agree, to the extent permitted by law, not to take a position for tax purposes inconsistent with one taken by the Up-MACRO holding trust or by the tax matters partner. Under certain circumstances, U.S. Holders may have the right to participate (at their own expense) in litigation initiated by the trustee of the Up-MACRO holding trust and to initiate litigation with the IRS. Recently enacted legislation permits the IRS to determine, based on the partnership's return, whether to apply the holding trust-level procedures described above.

Investment Interest Limitation

      Interest on any amount borrowed by a non-corporate investor to purchase shares, and interest expense incurred by the Up-MACRO holding trust, will be "investment interest" and is subject to limitation on deductibility. In general, investment interest will be deductible only to the extent of a taxpayer's "net investment income." For this purpose, "net investment income" will include net income from the Up-MACRO holding trust and other income from property held for investment (other than property that generates passive business income). However, long-term capital gain is excluded from the definition of net investment income unless the taxpayer makes a special election to treat such gain as ordinary income rather than long-term capital gain. Interest that is not deductible in the year incurred because of the investment interest limitation may be carried forward and deducted in a future year in which the taxpayer has sufficient investment income.

Syndication and Organizational Expenditures

      Expenditures for the organization and syndication of partnerships are not deductible in the year in which they are paid or accrued. The amount of such expenditures that constitutes syndication expenditures is not deductible. The amount of such expenditure that constitutes organizational expenditures within the meaning of Section 709 of the Code generally may be amortized ratably over a period of 180 months. There can be no assurance that the IRS will not successfully assert that a portion of the amounts paid by the Up-MACRO holding trust to the trustee, us or others should be deemed to be a reimbursement for organizational expenditures or nondeductible syndication expenses. If the IRS were successful in such assertion, U.S. Holders could recognize income in respect of their shares in excess of the amounts of current income distributed to them.

Tax Shelter Regulations

      In certain circumstances, a U.S. Holder of shares who disposes of the shares in a transaction resulting in the recognition by the holder of significant losses in excess of certain threshold amounts may be obligated to disclose its participation in such transaction in accordance with regulations governing tax shelters and other potentially tax-motivated transactions (the "Tax Shelter Regulations"). Failure to make the required disclosure in tax returns and statements will result in significant penalties. Investors should consult their tax advisors concerning any possible disclosure obligation under the Tax Shelter Regulations with respect to the disposition of their shares.

Information Reporting and Backup Withholding Tax

      In general, income tax information with respect to Up-MACRO tradeable shares will be reported to shareholders on an IRS Form 1099 (and related information statements), which form should be mailed to shareholders of Up-MACRO tradeable shares by January 31 following each calendar year. In general, income tax information with respect to Up-MACRO holding shares will be reported to shareholders on an IRS Form 1065, which should be mailed to shareholders of Up-MACRO holding shares as promptly as


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

possible following each calendar year. Backup withholding tax may also apply to such payments if the U.S. Holder fails to comply with certain identification requirements.

Non-U.S. Holders

      A "Non-U.S. Holder" means a holder other than a U.S. Holder. For United States federal income tax purposes, Non-U.S. Holders of shares who furnish a properly completed IRS Form W-8BEN, Form W-8ECT or W-8IMY, as applicable, should not be subject to withholding tax on their allocable share of payments or accruals of earnings on the United States Treasury obligations or payments received pursuant to the income distribution agreement or the settlement contracts. In addition, a Non-U.S. Holder generally will not be subject to United States federal income taxation on capital gains earned in connection with holding, selling or redeeming shares where such Non-U.S. Holder:

      o does not have an office or fixed place of business in the U.S. and otherwise does not carry on a U.S. trade or business;

      o is not an individual who is present in the U.S. for 183 days or more in a taxable year or who has a "tax home" in the U.S. for U.S. federal income tax purposes; or

      o     is not a former citizen of the U.S.

Backup Withholding

      A Non-U.S. Holder who fails to establish its exemption from backup withholding by certifying its status on IRS Form W-8BEN, W-8ECI or W-8IMY, as applicable, may be subject to backup withholding tax. Any amount withheld under the backup withholding rules will be allowed as a refund or a credit against such Non-U.S. Holder's federal income tax liability, if any, provided the required information is timely furnished by such Non-US. Holder to the IRS. Non-U.S. Holders should consult their tax advisors regarding the filing of a U.S. tax return for claiming a refund of any such backup withholding.

                             STATE TAX CONSEQUENCES

      In addition to the federal income tax consequences described in "MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES," you should consider the state income tax consequences of the acquisition, ownership, and disposition of the shares. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, you should consult your tax advisor with respect to the various state tax consequences of an investment in the shares.

                          CERTAIN ERISA CONSIDERATIONS

Up-MACRO Tradeable Shares

      We anticipate that the Up-MACRO tradeable shares offered in this prospectus will meet the criteria of "publicly-offered securities" pursuant to the Plan Assets Regulation issued by the Department of Labor.

      Although no assurances can be given, we expect that:

      o there will be no restrictions imposed on the transfer of the Up-MACRO tradeable shares;

      o the Up-MACRO tradeable shares will be held by at least 100 independent investors at the conclusion of this offering; and

      o the Up-MACRO tradeable shares will be sold as part of an offering pursuant to an effective registration statement under the Securities Act and then will be timely registered under the Exchange Act.


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

      If the Up-MACRO tradeable shares were to fail to meet the criteria of publicly-offered securities, the assets of the Up-MACRO tradeable trust could be deemed under ERISA to include the assets of any plans that invested in the Up-MACRO tradeable trust. In that event, transactions involving the Up-MACRO tradeable trust's assets and parties in interest or disqualified persons with respect to plans that invested in the trust will be prohibited under ERISA and the Code, unless another exemption to the Plan Assets Regulation or a statutory or administrative exemption applies.

      Prospective fiduciaries of a plan considering the purchase of Up-MACRO tradeable shares should consult with their legal advisors concerning the impact of ERISA and the Code and the potential consequences of making an investment in the shares with respect to their specific circumstances. Each plan fiduciary should take into account, among other considerations:

      o     whether the fiduciary has the authority to make the investment,

      o the composition of the plan's portfolio with respect to diversification by type of asset,

      o     the plan's funding objectives,

      o     the tax effects of the investment,

      o whether the assets of the trust that are represented by the Up-MACRO tradeable shares would be considered plan assets, and

      o whether, under the general fiduciary standards of investment prudence and diversification an investment in the Up-MACRO tradeable shares is appropriate for the plan taking into account the overall investment policy of the plan and the composition of the plan's investment portfolio.

      Any purchaser of Up-MACRO tradeable shares that is an insurance company using the assets of an insurance company general account should note that pursuant to Section 401(c) of ERISA, the Department of Labor issued regulations providing that the assets of an insurance company general account will not be treated as "plan assets" for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code to the extent such assets relate to contracts issued to employee benefit plans on or before December 31, 1998 and the insurer satisfies various conditions. The plan asset status of insurance company separate accounts is unaffected by Section 401(c) of ERISA, and separate account assets continue to be treated as the plan assets of any such plan invested in a separate account.

      Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA), are not subject to the requirements of ERISA or Section 4975 of the Code. Accordingly, assets of such plans may be invested in the offered shares without regard to the ERISA considerations described in this prospectus, subject to the provisions or other applicable federal and state law. However, any such plan that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

Up-MACRO Holding Shares

      We do not anticipate that the Up-MACRO holding shares will meet the criteria for "publicly-offered securities" or any other exception to the Plan Assets Regulation issued by the Department of Labor.

      Accordingly, in order to prevent the assets of the Up-MACRO holding trust from being treated as assets of a plan that is subject to ERISA or the Code, investors using assets of any (i) "employee benefit plan" (as defined in Section 3(3) of ERISA), subject to Title I of ERISA, (ii) "plan" (as defined in Section 4975(e)(1) of the Code), subject to Section 4975 of the Code, including without limitation individual retirement accounts and Keogh plans, or (iii) entity whose underlying assets include plan assets by reason of such an employee benefit plan's or plan's investment in such entity, including without limitation, as applicable, an insurance company general account (each of (i), (ii) and (iii) a "Benefit Plan Investor"), will not be permitted to acquire the Up-MACRO holding shares. Each initial investor will be required to represent and each transferee or subsequent holder will be deemed to have represented that it is not a Benefit Plan Investor. Please note that only Authorized Participants may be allowed to exchange Up-MACRO tradeable shares for Up-MACRO holding shares and no Benefit Plan Investor (including, as applicable, an insurance company general account) can be an Authorized Participant.

      Any purported purchase or transfer of any Up-MACRO holding share by a purchaser or to a transferee that is or becomes a Benefit Plan Investor shall be null and void ab initio.

      Despite the foregoing, there can be no assurance that the assets of the Up-MACRO holding trust could never be deemed under ERISA to include the assets of any plans that invested in the Up-MACRO holding trust. In that event, transactions involving the Up-MACRO holding trust's assets and parties in interest or disqualified persons with respect to plans that invested in the trust will be prohibited under ERISA and the Code unless another exemption to the Plan Assets Regulation or a statutory or administrative exemption to prohibited transaction rules applies.

                              PLAN OF DISTRIBUTION

      The Up-MACRO holding trust and the Up-MACRO tradeable trust will issue newly created Up-MACRO holding shares and Up-MACRO tradeable shares, as applicable, to Authorized Participants in Paired Issuances on a continuous basis. The Up-MACRO holding shares will be issued solely as part of MACRO Units, each constituting 50,000 Up-MACRO holding shares and 50,000 Down-MACRO holding shares. Each MACRO Unit will be issued by the Paired Holding Trusts in exchange for cash deposited into the Paired Holding Trusts in an amount equal to the combined Per Share Underlying Value of the Up-MACRO holding shares and the Down-MACRO holding shares, as measured on the issuance date on which an order for Paired Holding Shares is received. The Up-MACRO tradeable shares will be issued in exchange for deposits of Up-MACRO holding shares into the Up-MACRO tradeable trust, either concurrently with a Paired Issuance or on any Business Day on which an Authorized Participant wishes to exchange its Up-MACRO holding shares for Up-MACRO tradeable shares. One Up-MACRO tradeable share will be issued for each deposited Up-MACRO holding share. For a detailed description of Paired Issuances, see "DESCRIPTION OF THE UP-MACRO HOLDING AND TRADEABLE SHARES -- Paired Issuances."

      Due to the fact that both Up-MACRO holding and tradeable shares can be issued on an ongoing basis, at any point during the life of the Up-MACRO holding trust or the Up-MACRO tradeable trust, as applicable, a continuous "distribution," within the meaning of the Securities Act, will be occurring. Authorized Participants, other broker-dealers and all other persons are cautioned that some of their activities will result in their being deemed to be participants in a distribution in a manner which would render them statutory underwriters and subject them to the prospectus delivery requirements and liability provisions of the Securities Act. For example, an Authorized Participant or any other person will be deemed to be a statutory underwriter of the Up-MACRO holding shares if it deposits cash into the Up-MACRO holding trust and the Down-MACRO holding trust in exchange for MACRO Units, and after the issuance sells the Up-MACRO holding shares which were part of the MACRO Unit to its customers. An Authorized Participant or any other person will also be deemed to be a statutory underwriter of both Up-MACRO holding shares and Up-MACRO tradeable shares if after creating Up-MACRO holding shares the Authorized Participant deposits these Up-MACRO holding shares into the Up-MACRO tradeable trust, directs the issuance of Up-MACRO tradeable shares in exchange for these holding shares and subsequently sells the Up-MACRO tradeable shares to its customers; or if it couples the creation of a supply of new MACRO shares with an active selling effort involving the solicitation of secondary market demand for the shares. A determination of whether a particular market participant is a statutory underwriter must take into account all the facts and circumstances pertaining to the activities of that participant or its clients in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that would lead to the designation of a person as a statutory underwriter.

      Investors that purchase Up-MACRO holding shares or Up-MACRO tradeable shares through a commission/fee-based brokerage account may pay commissions/fees charged by the brokerage account.


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

We recommend that investors review the terms of their brokerage accounts for details on applicable charges.

      Dealers that are not "underwriters" but nonetheless are participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with Up-MACRO holding shares or Up-MACRO tradeable shares that are part of an "unsold allotment" within the meaning of Section 4(3)(C) of the Securities Act, will be unable to take advantage of the prospectus-delivery exemption provided by Section 4(3) of the Securities Act and will, therefore, be subject to the prospectus delivery requirements of the Securities Act.

      We intend to qualify the Up-MACRO holding shares and Up-MACRO tradeable shares in states selected by us and through broker-dealers who are members of the National Association of Securities Dealers, Inc. Investors intending to create or redeem MACRO Units or to direct the issuance of tradeable shares in exchange for holding shares through Authorized Participants in transactions not involving a broker-dealer registered in the respective investor's state of domicile or residence should consult their respective legal advisor regarding applicable broker-dealer or securities regulatory requirements under the state securities laws prior to that creation or redemption.

      Authorized Participants will not receive from us or any of our affiliates any fees or other compensation in connection with the creation and sale of the Up-MACRO holding or tradeable shares. The Authorized Participants or their respective affiliates may receive customary compensation and brokerage fees from investors who purchase Up-MACRO holding or tradeable shares. An Authorized Participant who directs a Paired Issuance is under no obligation to buy any specific number of MACRO Units and may sell the MACRO Units that it has purchased. In addition, an Authorized Participant is under no obligation to create or redeem MACRO Units at any time, and an Authorized Participant is under no obligation to offer to the public any shares that are part of a MACRO Unit which it did not create. In connection with any Paired Issuance, any Authorized Participant that creates a MACRO Unit will be deemed to be a statutory underwriter of the Paired Holding Shares and the Up-MACRO and Down-MACRO tradeable shares and will be subject to the prospectus delivery requirements and liability provisions of the Securities Act.

      The Up-MACRO tradeable trust will be deemed to be a statutory underwriter of the Up-MACRO holding shares under the Securities Act and will be subject to the prospectus delivery requirements and liability provisions of the Securities Act in connection with its participation in a "distribution" of Up-MACRO holding shares.

      The marketing agents are assisting us in (1) developing and executing a marketing plan for the Up-MACRO holding trust on an ongoing basis, (2) preparing marketing materials about the Up-MACRO holding shares and (3) creating and maintaining the www.claymoremacroshares.com website. Fees are paid to the marketing agents by the trustee out of the Fee Deduction Amount as compensation for the services performed by each of them for the Up-MACRO holding trust and the Up-MACRO tradeable trust.

      The Up-MACRO tradeable shares will be listed on the AMEX under the trading symbol "UCR." The Up-MACRO holding shares will not be listed on an exchange.

                                 LEGAL OPINIONS

      Certain legal matters relating to the Up-MACRO holding shares and Up-MACRO tradeable shares and certain federal income tax consequences will be passed upon for us, the MACRO trusts and MacroMarkets by Skadden, Arps, Slate, Meagher & Flom LLP. Skadden, Arps, Slate, Meagher & Flom LLP has from time to time represented and is currently representing MacroMarkets LLC and its affiliates in connection with other transactions.


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

                            GLOSSARY OF DEFINED TERMS

      "Applicable Reference Price of Crude Oil" means the settlement price of the Light Sweet Crude Oil Futures Contract, as established and reported by NYMEX on a per barrel basis in U.S. dollars at the end of each Price Determination Day based upon the trading that has occurred in that contract by open outcry and that has been published to the consolidated tape; provided, that if NYMEX abandons its open outcry format for the Light Sweet Crude Oil Futures Contract, the Applicable Reference Price of Crude Oil will be based on trading of the Light Sweet Crude Oil Futures Contract on the substitute electronic trading platform established by NYMEX, and, in the event that the NYMEX license has been terminated by NYMEX and MacroMarkets and the depositor have successfully negotiated a license with a Substitute Oil Price Provider, the settlement price for the Substitute Reference Oil Price that is established for each Price Determination Day, as provided in such license.

      "Authorized Participant" means an entity that:

      o is a registered broker-dealer and a member in good standing with the National Association of Securities Dealers, Inc., or a participant in the securities markets such as a bank or other financial institution that is not required to register as a broker-dealer or be a member of the National Association of Securities Dealers, Inc. in order to engage in securities transactions;

      o is a participant in DTC or has indirect access to the clearing facilities of DTC by virtue of a custodial relationship with a DTC participant;

      o is not a benefit plan investor for purposes of the Employee Retirement Income Security Act of 1974; and

      o     has entered into a Participants Agreement.

      "Available Income" means, on each Distribution Date, an amount calculated as,

      o in the case of the Up-MACRO holding trust, the sum of the available income accruals for each day of the preceding Calculation Period, as reduced by any portion of those accruals that were paid out as part of Final Distributions made in any Paired Optional Redemptions made during that same period and increased in connection with Paired Issuances by the portion of the Underlying Value at which shares were created that represents Up-MACRO Earned Income Accruals; and

      o in the case of the Down-MACRO holding trust, the sum of the available income accruals for each day of the preceding Calculation Period, as reduced by any portion of those accruals that were paid out as part of Final Distributions made in any Paired Optional Redemptions made during that same period and increased in connection with Paired Issuances by the portion of the Underlying Value at which shares were created that represents Down-MACRO Earned Income Accruals.

If the Available Income of either Paired Holding Trust for any Calculation Period is a negative number, then the Available Income of that trust for the applicable Distribution Date will be equal to zero and that trust will not make any payments under the income distribution agreement or any Quarterly Distribution to its shareholders on that Distribution Date unless it was entitled to and received a portion of the other Paired Holding Trust's Available Income.

      "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions and stock exchanges in New York, New York are authorized or required by law, regulation or executive order to close.

      "Calculation Period" means each period between Distribution Dates, beginning on the preceding Distribution Date and ending on the day prior to the current Distribution Date (or, in the case of the last Distribution Date, to and including the Final Scheduled Termination Date or Early Termination Date).

      "Closing Date" means November [ ], 2006.

      "Code" means the Internal Revenue Code of 1986, as amended.

      "Daily Fee Accrual" means, for any date of determination occurring during any Calculation Period for the Up-MACRO or Down-MACRO holding trust, the Up-MACRO or Down-MACRO Asset Amount, as applicable, multiplied by the Daily Fee Accrual Rate on that date. The sum of the Daily Fee Accruals for the Up-MACRO holding trust or the Down-MACRO holding trust for an entire Calculation Period will be equal to the Fee Deduction Amount for that Calculation Period and that trust.

      "Daily Fee Accrual Rate" means an annual rate equal to 1.60% until the second anniversary of the Closing Date and an annual rate of 1.50% for each succeeding year, divided by 365 or 366, depending on the actual number of days in the current year. These rates represent the annual rate at which the funds of each Paired Holding Trust are allocated to be used for the payment of each trust's fees and expenses.

      "Daily Yield Rate" means for purposes of calculating the Up-MACRO Available Income Accrual and the Down-MACRO Available Income Accrual for each treasury on deposit in the applicable holding trust, the yield rate applicable to that treasury divided by either 365 or 366, depending upon the actual number of days in the current year. For purposes of this definition, the "yield rate" for each treasury will be equal to its stated interest rate, if any, or any applicable discount rate, based on the date of purchase and the purchase price at which the applicable Paired Holding Trust acquired that treasury.

      "Designated Maturity" has the meaning described in "DESCRIPTION OF THE APPLICABLE REFERENCE PRICE OF CRUDE OIL -- The NYMEX Division Light Sweet Crude Oil Futures Contract."

      "Distribution Date" means the second Business Day preceding each Record Date.

      "Distribution Payment Date" means the third Business Day of the month immediately following the month in which the related Distribution Date occurred.

      "Down-MACRO Aggregate Par Amount" means an amount determined on any date by multiplying the aggregate number of Down-MACRO holding shares issued by the Down-MACRO holding trust, whether on the Closing Date or in Paired Issuances less any shares that were redeemed prior to that date, by the Par Amount.

      "Down-MACRO Asset Amount" refers to the amount of assets on deposit in the Down-MACRO holding trust, calculated as of any date of determination occurring during a Calculation Period as the sum of:

      o     the Down-MACRO Investment Amount

            plus

      o the Down-MACRO Available Income Accrual for each elapsed day of that Calculation Period (not including the date of determination)

            minus

      o the portion of that Down-MACRO Available Income Accrual which was distributed in connection with all Paired Optional Redemptions that have occurred during that Calculation Period prior to the date of determination plus

      o the income component of each Down-MACRO holding share that was issued during such Calculation Period prior to the date of determination, representing the aggregate Down-MACRO Earned Income Accruals that would have accrued on the aggregate par amount of the Down-MACRO holding shares that were created in such Paired Issuances if such shares had been outstanding during the period from the last distribution date to the applicable Issuance Date.

      The Down-MACRO Asset Amount on each Distribution Date will not be calculated as described above, but will instead be equal to the aggregate amount of funds on deposit in the Down-MACRO holding trust on that Distribution Date, including all interest, discount, principal and any other amounts received upon the maturity of its treasuries held by the Down-MACRO holding trust during the preceding Calculation Period.

      "Down-MACRO Available Income Accrual" means, for any date of determination occurring during any Calculation Period, (i) the sum of, for each treasury on deposit in the Down-MACRO holding trust on that date, the product of the purchase price at which the trust acquired that treasury multiplied by the Daily Yield Rate applicable to that treasury minus (ii) the Daily Fee Accrual. If the result of the foregoing calculation is a negative number, then the Down-MACRO Available Income Accrual will be equal to zero.

      "Down-MACRO Earned Income Accrual" means, for any date of determination occurring during any Calculation Period:

      o if on such date the Ending Level is below the Starting Level, the Down-MACRO Available Income Accrual plus the product of (i) the Up-MACRO Available Income Accrual on that date and (ii) the Price Level Percentage Change on that date;

      o if on such date the Ending Level is above the Starting Level, the Down-MACRO Available Income Accrual minus the product of (i) the Down-MACRO Available Income Accrual and (ii) the Price Level Percentage Change on that date; and

      o if on such date the Ending Level is equal to the Starting Level, the Down-MACRO Available Income Accrual;

      plus, if the date of determination is also an Issuance Date on which a net increase in the Down-MACRO Aggregate Par Amount has occurred after giving effect to all Paired Issuances and Paired Optional Redemptions on that date, the product of the number of Down-MACRO holding shares created on such date constituting such net increase and the income component of the Per Share Underlying Value of each such Down-MACRO Holding Share, representing the Down-MACRO Earned Income Accrual allocable to such share during the period from the last preceding Distribution Date to such Issuance Date, minus, if the date of determination is also a Redemption Date on which a net decrease in the Down-MACRO Aggregate Par Amount has occurred after giving effect to all Paired Optional Redemptions and Paired Issuances, the product of the number of Down-MACRO holding shares redeemed on such date constituting such net decrease and the income component of the Per Share Underlying Value of each such Down-MACRO Holding Share, representing the Down-MACRO Earned Income Accrual allocable to such share during the period from the last preceding Distribution Date to such Redemption Date.

      The Down-MACRO Earned Income Accrual for each date of determination that is not a Price Determination Day will be determined by reference to the Price Level Percentage Change on the last preceding Price Determination Day.

      The Down-MACRO Earned Income Accrual for each Calculation Period will be equal to the sum of the Down-MACRO Earned Income Accruals for each day of that Calculation Period up to but not including the related Distribution Date.

      "Down-MACRO Holding Trust Agreement" means a trust agreement, dated as of November [ ], 2006, entered into by us, as depositor, Investors Bank & Trust Company, as trustee for the Down-MACRO holding trust, Claymore Securities, Inc., as administrative agent and as a marketing agent, and MACRO Financial, LLC, as a marketing agent.

      "Down-MACRO Investment Amount" will equal, on any Distribution Date, the amount of cash that was actually invested on behalf of the Down-MACRO holding trust in treasuries on that Distribution Date, which is required to equal the lesser of (x) the aggregate par amount of its outstanding shares and (y) all funds that the trust holds on deposit on that Distribution Date. The "Down-MACRO Investment Amount" on any other date of determination occurring during any Calculation Period will equal the aggregate par amount of the Down-MACRO holding shares that are outstanding on that date if the amount actually invested on the preceding Distribution Date was equal to the Down-MACRO Aggregate Par Amount on that date. If the amount actually invested on the last Distribution Date was less than the Down-MACRO Aggregate Par Amount, then the "Down-MACRO Investment Amount" for each date of determination of the ensuing Calculation Period will equal the amount that was actually invested divided by the number of Down-MACRO holding shares outstanding on that Distribution Date, multiplied by the number of Down-MACRO holding shares that are outstanding on that date of determination. Since the trustee is required to invest an amount equal to the Down-MACRO Aggregate Par Amount in treasuries on each Distribution Date, the Down-MACRO Investment Amount should be equal to the Down-MACRO Aggregate Par Amount, as increased and decreased by Paired Optional Redemptions and Paired Issuances, throughout the ensuing Calculation Period. The only case in which this will not be true is if the Down-MACRO holding trust's Daily Fee Accrual Rate exceeded the Daily Yield Rate on its treasuries during one or more preceding Calculation Periods and the resulting deficiency was not made up with income realized by the Down-MACRO holding trust during other preceding Calculation Periods following a general rise in interest rates. If a deficiency does exist during a Calculation Period, this deficiency will be reflected in the Per Share Underlying Value at which Authorized Participants may create and redeem the Down-MACRO holding shares.

      "Down-MACRO Tradeable Trust Agreement" means a trust agreement, dated as of November [ ], 2006, entered into by us, as depositor, Investors Bank & Trust Company, as trustee for the Down-MACRO tradeable trust, Claymore Securities, Inc., as administrative agent and as a marketing agent, and MACRO Financial, LLC, as a marketing agent.

      "DTC" means The Depository Trust Company.

      "Early Termination Date" means the next Distribution Date that follows the occurrence of a Termination Trigger.

      "Ending Level" means, for each Price Determination Day, the price established and reported by NYMEX or the Substitute Oil Price Provider for the Applicable Reference Price of Crude Oil on that Price Determination Day.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "Fee Deduction Amount" means, for each Calculation Period and each Paired Holding Trust, an amount equal to the sum of, for each day during that Calculation Period, the Up-MACRO Asset Amount or the Down-MACRO Asset Amount, as applicable, as of that day multiplied by an annual rate of 1.60% for the first two years following the Closing Date and an annual rate of 1.50% thereafter, divided by 365 or 366, depending upon the number of days in the current year.

      "Final Distribution" means any distribution made in redemption of all or a portion of the Up-MACRO holding shares on the Final Scheduled Termination Date, an Early Termination Date or a Redemption Date, as described in "DESCRIPTION OF THE UP-MACRO HOLDING AND TRADEABLE SHARES -- Final Distribution." The Final Distribution received by the Up-MACRO tradeable trust on the Up-MACRO holding shares it holds on deposit will be passed through by that trust to the holders of its Up-MACRO tradeable shares on the date of receipt.

      "Final Scheduled Termination Date" means the Distribution Date scheduled to occur in December of 2026.

      "Issuance Date" means the Business Day following each Issuance Order Date on which a Paired Issuance is effected, provided that, in the case of any creation order that is delivered on a Distribution Date, the "Issuance Date" will be the third Business Day following the Issuance Order Date.

      "Issuance Order Date" means the day on which an Authorized Participant delivers a creation order to the administrative agent directing a Paired Issuance.

      "Light Sweet Crude Oil Futures Contract" means the NYMEX Division Light Sweet Crude Oil Futures Contract of the Designated Maturity.

      "MACRO Unit" means 50,000 Up-MACRO holding shares and 50,000 Down-MACRO holding shares.

      "MacroMarkets" means MacroMarkets LLC.

      "NYMEX" means New York Mercantile Exchange, Inc.

      "Paired Holding Shares" means the Up-MACRO holding shares and the Down-MACRO holding shares.

      "Paired Holding Trusts" means the Up-MACRO holding trust and the Down-MACRO holding trust.

      "Paired Issuance" means the issuance of Paired Holding Shares in MACRO Units as described in "DESCRIPTION OF THE UP-MACRO HOLDING AND TRADEABLE SHARES-- Paired Issuances."

      "Paired Optional Redemption" means a redemption of the Paired Holding Shares in MACRO Units as described in "DESCRIPTION OF THE UP-MACRO HOLDING AND TRADEABLE SHARES -- Final Distribution -- Final Distributions in Paired Optional Redemptions."

      "Par Amount" means for each Up-MACRO holding share or Up-MACRO tradeable share and each Down-MACRO holding share or Down-MACRO tradeable share, a stated amount equal to $[ ] per share.

      "Participants Agreement" means an agreement entered into by us, the entity or entities acting as the administrative agents and trustees of the Up-MACRO holding trust, the Down-MACRO holding trust, the Up-MACRO tradeable trust and the Down-MACRO tradeable trust and an Authorized Participant, that specifies procedures for the Paired Issuance and Paired Optional Redemption of Paired Holding Shares and procedures for the creation and exchange of tradeable shares for holding shares and holding shares for tradeable shares.

      "Per Share Underlying Value" means, with respect to each date of determination occurring during any Calculation Period and (i) each Up-MACRO holding share, an amount calculated by dividing the Underlying Value of the Up-MACRO holding trust by the number of Up-MACRO holding shares outstanding on that date, (ii) each Down-MACRO holding share, an amount calculated by dividing the Underlying Value of the Down-MACRO holding trust by the number of Down-MACRO holding shares outstanding on that date, (iii) each Up-MACRO tradeable share, an amount equal to the Per Share Underlying Value of one Up-MACRO holding share on that date, and (iv) each Down-MACRO tradeable share, an amount equal to the Per Share Underlying Value of one Down-MACRO holding share on that date. The Per Share Underlying Value of an Up-MACRO tradeable share will always equal the Per Share Underlying Value of an Up-MACRO holding share.

      "Price Determination Day" means each day on which the Applicable Reference Price of Crude Oil is established.

      "Price Level Percentage Change" means, on any date, the absolute value of
(x) the Ending Level of the Applicable Reference Price of Crude Oil on that date (or the last preceding Price Determination Day if the date of determination is not a Price Determination Day) minus the Starting Level of the Applicable Reference Price of Crude Oil divided by (y) the Starting Level.

      "Quarterly Distribution" means, for each Distribution Date, the distribution to be made to the holders of the Up-MACRO holding shares that is described in "DESCRIPTION OF THE UP-MACRO HOLDING AND TRADEABLE SHARES -- Quarterly Distributions." The Quarterly Distribution received by the Up-MACRO tradeable trust on the Up-MACRO holding shares it holds on deposit will be passed through by that trust to the holders of its Up-MACRO tradeable shares on the date of receipt.

      "Record Date" means the last Business Day of March, June, September and December of each year, commencing in December of 2006.

      "Redemption Cash Component" means the funds that must be delivered by the Authorized Participant to the trustee in connection with any redemption in which treasuries are being delivered to make the Final Distribution and these treasuries, valued at their acquisition cost, represent a value in excess of the Per Share Underlying Value of the shares being redeemed.

      "Redemption Date" means the Business Day following the Redemption Order Date on which a Paired Optional Redemption is effected.

      "Redemption Order Date" means any Business Day on which an Authorized Participant places an order for a Paired Optional Redemption .

      "Redemption Percentage" means:

      o     on any Redemption Order Date, a fraction, expressed as a percentage:

            - the numerator of which is the aggregate number of Up-MACRO holding shares that are being redeemed and the denominator of which is the aggregate number of Up-MACRO holding shares that are outstanding prior to the redemption, in the case of the Up-MACRO holding shares; and

            - the numerator of which is the aggregate number of Down-MACRO holding shares that are being redeemed and the denominator of which is the aggregate number of Down-MACRO holding shares that are outstanding prior to the redemption, in the case of the Down-MACRO holding shares; or

      o on the Final Scheduled Termination Date or an Early Termination Date, a percentage equal to 100%.

      "Securities Act" means the United States Securities Act of 1933, as amended.

      "Starting Level" means $[   ], which represents the Applicable Reference
Price of Crude Oil, rounded to the nearest ten cents, on November [ ], 2006, the last Price Determination Day prior to the Closing Date.

      "Substitute Reference Oil Price" means the spot price for West Texas Intermediate Oil or the spot price for Light Sweet Louisiana Crude Oil generated by the Dow Jones Energy Service, or if we, in our capacity as the Depositor, are unable to obtain a license from the Dow Jones Energy Service, the crude oil price generated or determined by another Substitute Oil Price Provider.

      "Substitute Oil Price Provider" means the Dow Jones Energy Service or any other price provider selected by the shareholders.

      "Termination Triggers" has the meaning described in "DESCRIPTION OF THE UP-MACRO HOLDING AND TRADEABLE SHARES -- Termination Triggers."

      "Trust Agreements" means the Up-MACRO Holding Trust Agreement, the Up-MACRO Tradeable Trust Agreement, the Down-MACRO Holding Trust Agreement and the Down-MACRO Tradeable Trust Agreement.

      "Trustee Termination Event" has the meaning described in "DESCRIPTION OF THE TRUST AGREEMENTS -- Trustee Termination Events."

      "Underlying Value" of the Up-MACRO holding trust will equal, on any Price Determination Day occurring during any Calculation Period:

      o if the Ending Level of the Applicable Reference Price of Crude Oil on that Price Determination Day is above the Starting Level:

            - the sum of the Up-MACRO Earned Income Accruals for each day that has elapsed during such Calculation Period, up to and including the relevant date of determination plus

            -     the Up-MACRO Investment Amount on such date

                  plus

            - the Down-MACRO Investment Amount on such date multiplied by the Price Level Percentage Change on the relevant date of determination,

            OR

      o if the Ending Level of the Applicable Reference Price of Crude Oil on that Price Determination Day is below the Starting Level:

            - the sum of the Up-MACRO Earned Income Accruals for each day that has elapsed during such Calculation Period, up to and including the relevant date of determination plus

            -     the Up-MACRO Investment Amount on such date

                  minus

            - the Up-MACRO Investment Amount for such Calculation Period multiplied by the Price Level Percentage Change on the relevant date of determination,

            OR

      o if the Ending Level of the Applicable Reference Price of Crude Oil on that Price Determination Day is equal to the Starting Level, the sum of the Up-MACRO Earned Income Accruals for each day that has elapsed during such Calculation Period, up to and including the relevant date of determination plus the Up-MACRO Investment Amount.

      The "Underlying Value" of the Up-MACRO holding trust for any Price Determination Day that is followed by one or more days that are not Price Determination Days will include the Earned Income Accruals for each of these days, calculated on the basis of the Applicable Reference Price of Crude Oil on the current Price Determination Day. The "Underlying Value" of the Up-MACRO holding trust for each day that is not a Price Determination Day will be equal to the Underlying Value on the last preceding Price Determination Day.

      "Up-MACRO Aggregate Par Amount" means an amount determined on any date by multiplying the aggregate number of Up-MACRO holding shares issued by the Up-MACRO holding trust on any Issuance Date, less any shares that were redeemed prior to that date, by the Par Amount.

      "Up-MACRO Asset Amount" refers to the amount of assets on deposit in the Up-MACRO holding trust, calculated as of any date of determination occurring during a Calculation Period as the sum of:

      o     the Up-MACRO Investment Amount

            plus

      o the Up-MACRO Available Income Accrual for each elapsed day of that Calculation Period (not including the date of determination)

            minus

      o the portion of that Up-MACRO Available Income Accrual which was distributed in connection with all Paired Optional Redemptions that have occurred during that Calculation Period prior to the date of determination plus

      o the income component of each Up-MACRO holding share that was issued during such Calculation Period prior to the date of determination, representing the aggregate Up-MACRO Earned Income Accruals that would have accrued on the aggregate par amount of the Up-MACRO holding shares that were created in such Paired Issuances if such shares had been outstanding during the period from the last distribution date to the applicable Issuance Date.

      The Up-MACRO Asset Amount on each Distribution Date will not be calculated as described above, but will instead be equal to the aggregate amount of funds on deposit in the Up-MACRO holding trust on that Distribution Date, including all interest, discount, principal and any other amounts received upon the maturity of its treasuries held by the Down-MACRO holding trust during the preceding Calculation Period.

      "Up-MACRO Available Income Accrual" means, for any date of determination occurring during any Calculation Period, (i) the sum of, for each treasury on deposit in the Up-MACRO holding trust on that date, the product of the purchase price at which the trust acquired that treasury multiplied by the Daily Yield Rate applicable to that treasury minus (ii) the Daily Fee Accrual. If the result of the foregoing calculation is a negative number, then the Up-MACRO Available Income Accrual will be equal to zero.

      "Up-MACRO Earned Income Accrual" means, for any date of determination occurring during any Calculation Period:

      o if on such date the Ending Level is above the Starting Level, the Up-MACRO Available Income Accrual plus the product of (i) the Down-MACRO Available Income Accrual on that date and (ii) the Price Level Percentage Change on that date;

      o if on such date the Ending Level is below the Starting Level, the Up-MACRO Available Income Accrual minus the product of (i) the Up-MACRO Available Income Accrual and (ii) the Price Level Percentage Change on that date; and

      o if on such date the Ending Level is equal to the Starting Level, the Up-MACRO Available Income Accrual;

      plus, if the date of determination is also an Issuance Date on which a net increase in the Up-MACRO Aggregate Par Amount has occurred after giving effect to all Paired Issuances and Paired Optional Redemptions on that date, the product of the number of Up-MACRO Holding Shares created on such date constituting such net increase and the income component of the Per Share Underlying Value of each such Up-MACRO Holding Share, representing the Up-MACRO Earned Income Accrual allocable to such share during the period from the last preceding Distribution Date to such Issuance Date;

      minus, if the date of determination is also a Redemption Date on which a net decrease in the Up-MACRO Aggregate Par Amount has occurred after giving effect to all Paired Optional Redemptions and Paired Issuances on that date, the product of the number of Up-MACRO Holding Shares redeemed on such date constituting such net decrease and the income component of the Per Share Underlying Value of each such Up-MACRO Holding Share, representing the Up-MACRO Earned Income Accrual allocable to such share during the period from the last preceding Distribution Date to such Redemption Date.

      The Up-MACRO Earned Income Accrual for each date of determination that is not a Price Determination Day will be determined by reference to the Price Level Percentage Change on the last preceding Price Determination Day.

      The Up-MACRO Earned Income Accrual for each Calculation Period will be equal to the sum of the Up-MACRO Earned Income Accruals for each day of that Calculation Period up to but not including the related Distribution Date.

      "Up-MACRO Holding Trust Agreement" means a trust agreement, dated as of November [ ], 2006, entered into by us, as depositor, Investors Bank & Trust Company, as trustee for the Up-MACRO holding trust, Claymore Securities, Inc., as administrative agent and as a marketing agent, and MACRO Financial, LLC, as a marketing agent.

      "Up-MACRO Investment Amount" will equal, on any Distribution Date, the amount of cash that was actually invested on behalf of the Up-MACRO holding trust in treasuries on that Distribution Date, which is required to equal the lesser of (x) the aggregate par amount of its outstanding shares and (y) all funds that the trust holds on deposit on that Distribution Date. The "Up-MACRO Investment Amount" on any other date of determination occurring during any Calculation Period will equal the aggregate par amount of the Up-MACRO holding shares that are outstanding on that date if the amount actually invested on the preceding Distribution Date was equal to the Up-MACRO Aggregate Par Amount on that date. If the amount actually invested on the last Distribution Date was less than the Up-MACRO Aggregate Par Amount, then the "Up-MACRO Investment Amount" for each date of determination of the ensuing Calculation Period will equal the amount that was actually invested divided by the number of Up-MACRO holding shares outstanding on that Distribution Date, multiplied by the number of Up-MACRO holding shares that are outstanding on that date of determination. Since the trustee is required to invest an amount equal to the Up-MACRO Aggregate Par Amount in treasuries on each Distribution Date, the Up-MACRO Investment Amount should be equal to the Up-MACRO Aggregate Par Amount, as increased and decreased by Paired Optional Redemptions and Paired Issuances, throughout the ensuing Calculation Period. The only case in which this will not be true is if the Up-MACRO holding trust's Daily Fee Accrual Rate exceeded the Daily Yield Rate on its treasuries during one or more preceding Calculation Periods and the resulting deficiency was not made up with income realized by the Up-MACRO holding trust during other preceding Calculation Periods following a general rise in interest rates. If a deficiency does exist during a Calculation Period, this deficiency will be reflected in the Per Share Underlying Value at which Authorized Participants may create and redeem the Up-MACRO holding shares.

      "Up-MACRO Tradeable Trust Agreement" means a trust agreement, dated as of November [ ], 2006, entered into by us, as depositor, Investors Bank & Trust Company, as trustee for the Up-MACRO tradeable trust, Claymore Securities, Inc., as administrative agent and as a marketing agent, and MACRO Financial, LLC, as a marketing agent.

      "Value" means, with respect to each treasury, the purchase price at which the applicable Paired Holding Trust acquired that treasury plus all interest and/or discount accrued on that treasury since its acquisition date.

                                                                      Appendix A


Hypothetical Scenarios

         As discussed in the preceding sections of this prospectus, Quarterly Distributions and the Final Distribution on your Up-MACRO holding shares or your Up-MACRO tradeable shares will depend upon the Underlying Value of the Up-MACRO holding trust. The Underlying Value of the Up-MACRO holding trust at any time will depend on the level of the Applicable Reference Price of Crude Oil. It is not possible to show all possible payment scenarios on Up-MACRO holding and tradeable shares, because we cannot predict future fluctuations in the level of the Applicable Reference Price of Crude Oil or the prevailing interest and discount rates associated with the treasuries deposited in the paired holding trusts at any particular point in time. However, to illustrate the unique structural and performance characteristics of the Up-MACRO holding and tradeable shares, we have created fifteen different hypothetical scenarios to show the hypothetical performance of one Up-MACRO holding or tradeable share.

         The tables that follow illustrate the performance of one Up-MACRO holding or tradeable share under various scenarios based on different assumptions about the level of the Applicable Reference Price of Crude Oil and the yield on the treasuries in the paired holding trusts. For presentation purposes only, we have assigned hypothetical values to the Applicable Reference Price of Crude Oil and hypothetical yields on the treasuries in the paired holding trusts to illustrate different possible performance scenarios. We have set the beginning value of the Applicable Reference Price of Crude Oil at $50.0, which is the level of the Applicable Reference Price of Crude Oil on the closing date, to facilitate comparisons between the level of the Applicable Reference Price of Crude Oil on the closing date and the level of the Applicable Reference Price of Crude Oil on subsequent dates. The levels of the Applicable Reference Price of Crude Oil contained in the tables do not represent the actual levels of the Applicable Reference Price of Crude Oil at any particular point in time and are not predictions about the future levels of the Applicable Reference Price of Crude Oil.

         The tables that follow present fifteen different hypothetical scenarios. The following matrix represents the various scenarios covered by the fifteen hypothetical tables:

---------------------------------------- ------------------------------------------------------------
             Price Levels                                  Interest Rate Scenarios

                                                                  Interest          Interest Rates
                                         Interest Rates Rise      Rates Fall        Remain Constant
                                         -------------------- ------------------- -------------------
Price Increases                               Table 1              Table 2             Table 3
Price Decreases                               Table 4              Table 5             Table 6
Price is Volatile with No Net Change          Table 7              Table 8             Table 9
Price is Volatile with a Net Decrease         Table 10             Table 11            Table 12
Price is Volatile with a Net Increase         Table 13             Table 14            Table 15
---------------------------------------- -------------------- ------------------- -------------------

         Each of the following hypothetical tables is based on the following assumptions:

         o the current starting level of the Applicable Reference Price of Crude Oil on the closing date is $[50.0];

         o     the final scheduled termination date is [      ], [2010];

         o on each distribution date, the aggregate purchase price of the treasuries in the Up-MACRO holding trust is at least equal to the Up-MACRO Aggregate Par Amount, and the aggregate purchase price of the treasuries in the Down-MACRO holding trust is at least equal to the Down-MACRO Aggregate Par Amount;

         o on each distribution date, the amounts passed through by the Up-MACRO tradeable trust to holders of the Up-MACRO tradeable shares are equal to the amounts distributed by the Up-MACRO holding trust to the Up-MACRO tradeable trust on the Up-MACRO holding shares held by the Up-MACRO tradeable trust;

         o the Up-MACRO Aggregate Par Amount is equal to the Down-MACRO Aggregate Par Amount;

         o a $1 change in the Applicable Reference Price of Crude Oil results in a $1 change in the Underlying Value of the Up-MACRO holding trust;

         o the Underlying Value of each paired holding trust is calculated as of the period indicated in the related hypothetical table and does not reflect earnings or fees and expenses of the applicable trust;

         o no paired optional redemptions will occur prior to the final scheduled termination date;

         o no subsequent issuances will occur during the period from the closing date to the final scheduled termination date;

         o no Termination Triggers will occur during the period from the closing date to the final scheduled termination date;

         o all of the Up-MACRO holding shares have been deposited into the Up-MACRO tradeable trust and all of the Down-MACRO holding shares have been deposited into the Down-MACRO tradeable trust;

         o on the closing date, the portion of the Underlying Value of the Up-MACRO holding trust allocable to one Up-MACRO holding share is $50 and the portion of the Underlying Value of the Down-MACRO holding trust allocable to one Down-MACRO holding share is $50;

         o the number of Up-MACRO holding shares equals the number of Up-MACRO tradeable shares and the number of Down-MACRO holding shares equals the number of Down-MACRO tradeable shares;

         o the aggregate annual fees for the Up-MACRO holding trust, including MSR's licensing fee, the trustee's fee and the expenses of the Up-MACRO tradeable trust, will be equal to 1.00% per annum; and

         o the aggregate annual fees for the Down-MACRO holding trust, including MSR's licensing fee, the trustee's fee and the expenses of the Down-MACRO tradeable trust, will be equal to 1.00% per annum.

         You should note that the concept of Underlying Value as well as the realization of Available Income and the accrual of fees are associated with the paired holding trusts, rather than the Up-MACRO tradeable trust or the Down-MACRO tradeable trust. However, for purposes of the hypothetical tables presented below, we have related these concepts to both the paired holding shares and the Up-MACRO and Down-MACRO tradeable trust. No additional assumptions need to be made in order to relate these concepts to the Up-MACRO tradeable shares, because the Up-MACRO tradeable shares and the Down-MACRO tradeable shares receive only pass-through distributions of amounts distributed by the Up-MACRO holding trust and the Down-MACRO holding trust, respectively.

         As an example of the way the MACRO trusts function in a scenario in which the available income are insufficient to pay the quarterly fees of the trusts, we refer you to the hypothetical table on page [91]. In that hypothetical table, during the months September 2003 to August 2004, the available income did not suffice to pay the quarterly fees which caused the reduction of the par amount and, accordingly, the underlying value. As soon as the treasuries earnings increased above the level of the quarterly fees and available income were created, as was the case in September 2004, the available income were used to increase the par amount until it reached its original value, in December 2004, which enabled the trusts to continue their quarterly distributions.

          Hypothetical Table 1: Price Increases and Interest Rates Rise

         The following table illustrates the hypothetical scenario in which the Applicable Reference Price of Crude Oil and the interest rate on the treasuries held in the paired holding trusts have each increased steadily from the closing date through the final scheduled termination date.

--------------------------------------------------------------------------------
                                                                      Change
                                       Total Fees (3)                in Price
                          Three-   ---------------------    Total   Since the
                 Price    Month        Up-       Down-      Price      Most
    Quarter      Level   Treasury     MACRO      MACRO      Level     Recent
     Ended        (1)   Yield (2)     Share      Share     Change     Period
--------------- ------- ---------- ---------- ---------- ---------- ------------
  January 2006   50.00    3.00%
   April 2006    51.25    3.10%       $0.21      $0.21      2.50%     2.50%
   July 2006     52.50    3.20%       $0.21      $0.21      5.00%     2.44%
  October 2006   53.75    3.30%       $0.21      $0.21      7.50%     2.38%
  January 2007   55.00    3.40%       $0.21      $0.21     10.00%     2.33%
   April 2007    56.25    3.50%       $0.21      $0.21     12.50%     2.27%
   July 2007     57.50    3.60%       $0.21      $0.21     15.00%     2.22%
  October 2007   58.75    3.70%       $0.21      $0.21     17.50%     2.17%
  January 2008   60.00    3.80%       $0.21      $0.21     20.00%     2.13%
   April 2008    61.25    3.90%       $0.21      $0.21     22.50%     2.08%
   July 2008     62.50    4.00%       $0.21      $0.21     25.00%     2.04%
  October 2008   63.75    4.10%       $0.21      $0.21     27.50%     2.00%
  January 2009   65.00    4.20%       $0.21      $0.21     30.00%     1.96%
   April 2009    66.25    4.30%       $0.21      $0.21     32.50%     1.92%
   July 2009     67.50    4.40%       $0.21      $0.21     35.00%     1.89%
  October 2009   68.75    4.50%       $0.21      $0.21     37.50%     1.85%
  January 2010   70.00    4.60%       $0.21      $0.21     40.00%     1.82%
   April 2010    71.25    4.70%       $0.21      $0.21     42.50%     1.79%
   July 2010     72.50    4.80%       $0.21      $0.21     45.00%     1.75%
  October 2010   73.75    4.90%       $0.21      $0.21     47.50%     1.72%
--------------------------------------------------------------------------------

[TABLE CONTINUED]

-----------------------------------------------------------------------------------------------------------------
                                                                  Cumulative Quarterly
                  Underlying Value (4)  Quarterly Distributions     Distributions (5)     Cumulative Returns (6)
                 ---------------------- ----------------------- ------------------------ ------------------------
                    Up-        Down-        Up-        Down-        Up-         Down-        Up-        Down-
    Quarter        MACRO       MACRO       MACRO       MACRO       MACRO        MACRO       MACRO       MACRO
     Ended         Share       Share       Share       Share       Share        Share       Share       Share
---------------- ---------- ----------- ----------- ----------- ----------- ------------ ----------- ------------
  January 2006
   April 2006     $51.25      $48.75       $0.17       $0.16       $0.17        $0.16      $51.42      $48.91
   July 2006      $52.50      $47.50       $0.18       $0.17       $0.35        $0.32      $52.85      $47.82
  October 2006    $53.75      $46.25       $0.20       $0.17       $0.55        $0.50      $54.30      $46.75
  January 2007    $55.00      $45.00       $0.22       $0.18       $0.77        $0.68      $55.77      $45.68
   April 2007     $56.25      $43.75       $0.24       $0.19       $1.01        $0.86      $57.26      $44.61
   July 2007      $57.50      $42.50       $0.26       $0.19       $1.27        $1.05      $58.77      $43.55
  October 2007    $58.75      $41.25       $0.28       $0.20       $1.54        $1.25      $60.29      $42.50
  January 2008    $60.00      $40.00       $0.30       $0.20       $1.84        $1.45      $61.84      $41.45
   April 2008     $61.25      $38.75       $0.32       $0.20       $2.16        $1.65      $63.41      $40.40
   July 2008      $62.50      $37.50       $0.34       $0.21       $2.51        $1.86      $65.01      $39.36
  October 2008    $63.75      $36.25       $0.37       $0.21       $2.87        $2.06      $66.62      $38.31
  January 2009    $65.00      $35.00       $0.39       $0.21       $3.26        $2.27      $68.26      $37.27
   April 2009     $66.25      $33.75       $0.41       $0.21       $3.67        $2.48      $69.92      $36.23
   July 2009      $67.50      $32.50       $0.44       $0.21       $4.11        $2.69      $71.61      $35.19
  October 2009    $68.75      $31.25       $0.46       $0.21       $4.57        $2.90      $73.32      $34.15
  January 2010    $70.00      $30.00       $0.49       $0.21       $5.06        $3.11      $75.06      $33.11
   April 2010     $71.25      $28.75       $0.52       $0.21       $5.58        $3.32      $76.83      $32.07
   July 2010      $72.50      $27.50       $0.54       $0.21       $6.12        $3.53      $78.62      $31.03
  October 2010    $73.75      $26.25       $0.57       $0.20       $6.69        $3.73      $80.44      $29.98
-----------------------------------------------------------------------------------------------------------------

(1) "Price Level" refers to the hypothetical price level of the Applicable Reference Price of Crude Oil.
(2) "Three-Month Treasury Yield" is the hypothetical yield rate associated with the treasuries that mature on or prior to the next distribution date for each quarterly period.
(3) "Total Fees" are calculated by multiplying the underlying value of the Up-MACRO or Down-MACRO share by an annualized fee accrual rate equal to 1.00%.
(4) Underlying Value is a concept that is used in this prospectus in relation to the paired holding trusts. The Underlying Value of a paired holding trust on any date represents the total amount of assets in both paired holding trusts to which the first trust is entitled under the settlement contracts. For purposes of this table, when we refer to the "underlying value" of an Up-MACRO holding or tradeable share or of a Down-MACRO holding or tradeable share, we mean the proportionate share of the underlying value of the Up-MACRO or Down-MACRO holding trust, as applicable, to which that Up-MACRO holding or tradeable share or that Down-MACRO holding or tradeable share is entitled.
(5) "Cumulative Quarterly Distributions" are calculated by adding the current Quarterly Distribution to all previously distributed amounts.
(6) "Cumulative Returns" are calculated by adding the Underlying Value of the relevant trust for the applicable distribution date (see related columns above) to the Cumulative Quarterly Distribution for the related three month period (see related columns above).

          Hypothetical Table 2: Price Increases and Interest Rates Fall

         The following table illustrates the hypothetical scenario in which the Applicable Reference Price of Crude Oil has increased steadily and the interest rate on the treasuries held in the paired holding trusts has decreased steadily from the closing date through the final scheduled termination date.

--------------------------------------------------------------------------------
                                                                      Change
                                       Total Fees (3)                in Price
                          Three-   ---------------------    Total   Since the
                 Price    Month        Up-       Down-      Price      Most
    Quarter      Level   Treasury     MACRO      MACRO      Level     Recent
     Ended        (1)   Yield (2)     Share      Share     Change     Period
--------------- ------- ---------- ---------- ---------- ---------- ------------
  January 2006    50.00    3.000%
   April 2006     51.25    2.900%      $0.21        $0.21     2.50%     2.50%
   July 2006      52.50    2.800%      $0.21        $0.21     5.00%     2.44%
  October 2006    53.75    2.700%      $0.21        $0.21     7.50%     2.38%
  January 2007    55.00    2.600%      $0.21        $0.21     10.00%    2.33%
   April 2007     56.25    2.500%      $0.21        $0.21     12.50%    2.27%
   July 2007      57.50    2.400%      $0.21        $0.21     15.00%    2.22%
  October 2007    58.75    2.300%      $0.21        $0.21     17.50%    2.17%
  January 2008    60.00    2.200%      $0.21        $0.21     20.00%    2.13%
   April 2008     61.25    2.100%      $0.21        $0.21     22.50%    2.08%
   July 2008      62.50    2.000%      $0.21        $0.21     25.00%    2.04%
  October 2008    63.75    1.900%      $0.21        $0.21     27.50%    2.00%
  January 2009    65.00    1.800%      $0.21        $0.21     30.00%    1.96%
   April 2009     66.25    1.700%      $0.21        $0.21     32.50%    1.92%
   July 2009      67.50    1.600%      $0.21        $0.21     35.00%    1.89%
  October 2009    68.75    1.500%      $0.21        $0.21     37.50%    1.85%
  January 2010    70.00    1.400%      $0.21        $0.21     40.00%    1.82%
   April 2010     71.25    1.300%      $0.21        $0.21     42.50%    1.79%
   July 2010      72.50    1.200%      $0.21        $0.21     45.00%    1.75%
  October 2010    73.75    1.100%      $0.21        $0.21     47.50%    1.72%
--------------------------------------------------------------------------------

[TABLE CONTINUED]

-----------------------------------------------------------------------------------------------------------------
                                                                  Cumulative Quarterly
                  Underlying Value (4)  Quarterly Distributions     Distributions (5)     Cumulative Returns (6)
                 ---------------------- ----------------------- ------------------------ ------------------------
                    Up-        Down-        Up-        Down-        Up-         Down-        Up-        Down-
    Quarter        MACRO       MACRO       MACRO       MACRO       MACRO        MACRO       MACRO       MACRO
     Ended         Share       Share       Share       Share       Share        Share       Share       Share
---------------- ---------- ----------- ----------- ----------- ----------- ------------ ----------- ------------
  January 2006
   April 2006       $51.25      $48.75       $0.17       $0.16       $0.17       $0.16       $51.42      $48.91
   July 2006        $52.50      $47.50       $0.16       $0.14       $0.32       $0.30       $52.82      $47.80
  October 2006      $53.75      $46.25       $0.15       $0.13       $0.47       $0.43       $54.22      $46.68
  January 2007      $55.00      $45.00       $0.14       $0.11       $0.61       $0.54       $55.61      $45.54
   April 2007       $56.25      $43.75       $0.13       $0.10       $0.73       $0.64       $56.98      $44.39
   July 2007        $57.50      $42.50       $0.11       $0.08       $0.85       $0.72       $58.35      $43.22
  October 2007      $58.75      $41.25       $0.10       $0.07       $0.95       $0.79       $59.70      $42.04
  January 2008      $60.00      $40.00       $0.09       $0.06       $1.04       $0.85       $61.04      $40.85
   April 2008       $61.25      $38.75       $0.08       $0.05       $1.12       $0.90       $62.37      $39.65
   July 2008        $62.50      $37.50       $0.06       $0.04       $1.18       $0.94       $63.68      $38.44
  October 2008      $63.75      $36.25       $0.05       $0.03       $1.23       $0.97       $64.98      $37.22
  January 2009      $65.00      $35.00       $0.03       $0.02       $1.26       $0.98       $66.26      $35.98
   April 2009       $66.25      $33.75       $0.02       $0.01       $1.28       $0.99       $67.53      $34.74
   July 2009        $67.50      $32.50       $0.00       $0.00       $1.28       $0.99       $68.78      $33.49
  October 2009      $68.72      $31.23       $0.00       $0.00       $1.28       $0.99       $69.99      $32.23
  January 2010      $69.93      $29.97       $0.00       $0.00       $1.28       $0.99       $71.21      $30.96
   April 2010       $71.14      $28.71       $0.00       $0.00       $1.28       $0.99       $72.42      $29.70
   July 2010        $72.36      $27.45       $0.00       $0.00       $1.28       $0.99       $73.63      $28.44
  October 2010      $73.57      $26.18       $0.00       $0.00       $1.28       $0.99       $74.84      $27.18
-------------------------------------------------------------------------------------------------------------------

(1) "Price Level" refers to the hypothetical price level of the Applicable Reference Price of Crude Oil.
(2) "Three-Month Treasury Yield" is the hypothetical yield rate associated with the treasuries that mature on or prior to the next distribution date for each quarterly period.
(3) "Total Fees" are calculated by multiplying the underlying value of the Up-MACRO or Down-MACRO share by an annualized fee accrual rate equal to 1.00%.
(4) Underlying Value is a concept that is used in this prospectus in relation to the paired holding trusts. The Underlying Value of a paired holding trust on any date represents the total amount of assets in both paired holding trusts to which the first trust is entitled under the settlement contracts. For purposes of this table, when we refer to the "underlying value" of an Up-MACRO holding or tradeable share or of a Down-MACRO holding or tradeable share, we mean the proportionate share of the underlying value of the Up-MACRO or Down-MACRO holding trust, as applicable, to which that Up-MACRO holding or tradeable share or that Down-MACRO holding or tradeable share is entitled.
(5) "Cumulative Quarterly Distributions" are calculated by adding the current Quarterly Distribution to all previously distributed amounts.
(6) "Cumulative Returns" are calculated by adding the Underlying Value of the relevant trust for the applicable distribution date (see related columns above) to the Cumulative Quarterly Distribution for the related three month period (see related columns above).

    Hypothetical Table 3: Price Increases and Interest Rates Remain Constant

         The following table illustrates the hypothetical scenario in which the Applicable Reference Price of Crude Oil has increased steadily and the interest rate on the treasuries held in the paired holding trusts has not changed from the closing date through the final scheduled termination date.

--------------------------------------------------------------------------------
                                                                      Change
                                       Total Fees (3)                in Price
                          Three-   ---------------------    Total   Since the
                 Price    Month        Up-       Down-      Price      Most
    Quarter      Level   Treasury     MACRO      MACRO      Level     Recent
     Ended        (1)   Yield (2)     Share      Share     Change     Period
--------------- ------- ---------- ---------- ---------- ---------- ------------
  January 2006   50.00    3.000%
   April 2006    51.25    3.000%      $0.21       $0.21      2.50%     2.50%
   July 2006     52.50    3.000%      $0.21       $0.21      5.00%     2.44%
  October 2006   53.75    3.000%      $0.21       $0.21      7.50%     2.38%
  January 2007   55.00    3.000%      $0.21       $0.21      10.00%    2.33%
   April 2007    56.25    3.000%      $0.21       $0.21      12.50%    2.27%
   July 2007     57.50    3.000%      $0.21       $0.21      15.00%    2.22%
  October 2007   58.75    3.000%      $0.21       $0.21      17.50%    2.17%
  January 2008   60.00    3.000%      $0.21       $0.21      20.00%    2.13%
   April 2008    61.25    3.000%      $0.21       $0.21      22.50%    2.08%
   July 2008     62.50    3.000%      $0.21       $0.21      25.00%    2.04%
  October 2008   63.75    3.000%      $0.21       $0.21      27.50%    2.00%
  January 2009   65.00    3.000%      $0.21       $0.21      30.00%    1.96%
   April 2009    66.25    3.000%      $0.21       $0.21      32.50%    1.92%
   July 2009     67.50    3.000%      $0.21       $0.21      35.00%    1.89%
  October 2009   68.75    3.000%      $0.21       $0.21      37.50%    1.85%
  January 2010   70.00    3.000%      $0.21       $0.21      40.00%    1.82%
   April 2010    71.25    3.000%      $0.21       $0.21      42.50%    1.79%
   July 2010     72.50    3.000%      $0.21       $0.21      45.00%    1.75%
  October 2010   73.75    3.000%      $0.21       $0.21      47.50%    1.72%
--------------------------------------------------------------------------------

[TABLE CONTINUED]

-----------------------------------------------------------------------------------------------------------------
                                                                  Cumulative Quarterly
                  Underlying Value (4)  Quarterly Distributions     Distributions (5)     Cumulative Returns (6)
                 ---------------------- ----------------------- ------------------------ ------------------------
                    Up-        Down-        Up-        Down-        Up-         Down-        Up-        Down-
    Quarter        MACRO       MACRO       MACRO       MACRO       MACRO        MACRO       MACRO       MACRO
     Ended         Share       Share       Share       Share       Share        Share       Share       Share
---------------- ---------- ----------- ----------- ----------- ----------- ------------ ----------- ------------
  January 2006
   April 2006     $51.25       $48.75       $0.17       $0.16       $0.17       $0.16       $51.42      $48.91
   July 2006      $52.50       $47.50       $0.17       $0.15       $0.34       $0.31       $52.84      $47.81
  October 2006    $53.75       $46.25       $0.17       $0.15       $0.51       $0.46       $54.26      $46.71
  January 2007    $55.00       $45.00       $0.18       $0.15       $0.69       $0.61       $55.69      $45.61
   April 2007     $56.25       $43.75       $0.18       $0.14       $0.87       $0.75       $57.12      $44.50
   July 2007      $57.50       $42.50       $0.19       $0.14       $1.06       $0.89       $58.56      $43.39
  October 2007    $58.75       $41.25       $0.19       $0.13       $1.25       $1.02       $60.00      $42.27
  January 2008    $60.00       $40.00       $0.19       $0.13       $1.44       $1.15       $61.44      $41.15
   April 2008     $61.25       $38.75       $0.20       $0.13       $1.64       $1.28       $62.89      $40.03
   July 2008      $62.50       $37.50       $0.20       $0.12       $1.84       $1.40       $64.34      $38.90
  October 2008    $63.75       $36.25       $0.21       $0.12       $2.05       $1.52       $65.80      $37.77
  January 2009    $65.00       $35.00       $0.21       $0.11       $2.26       $1.63       $67.26      $36.63
   April 2009     $66.25       $33.75       $0.21       $0.11       $2.48       $1.74       $68.73      $35.49
   July 2009      $67.50       $32.50       $0.22       $0.11       $2.69       $1.84       $70.19      $34.34
  October 2009    $68.75       $31.25       $0.22       $0.10       $2.92       $1.94       $71.67      $33.19
  January 2010    $70.00       $30.00       $0.23       $0.10       $3.14       $2.04       $73.14      $32.04
   April 2010     $71.25       $28.75       $0.23       $0.09       $3.37       $2.14       $74.62      $30.89
   July 2010      $72.50       $27.50       $0.23       $0.09       $3.61       $2.22       $76.11      $29.72
  October 2010    $73.75       $26.25       $0.24       $0.09       $3.85       $2.31       $77.60      $28.56
------------------------------------------------------------------------------------------------------------------

(1) "Price Level" refers to the hypothetical price level of the Applicable Reference Price of Crude Oil.
(2) "Three-Month Treasury Yield" is the hypothetical yield rate associated with the treasuries that mature on or prior to the next distribution date for each quarterly period.
(3) "Total Fees" are calculated by multiplying the underlying value of the Up-MACRO or Down-MACRO share by an annualized fee accrual rate equal to 1.00%.
(4) Underlying Value is a concept that is used in this prospectus in relation to the paired holding trusts. The Underlying Value of a paired holding trust on any date represents the total amount of assets in both paired holding trusts to which the first trust is entitled under the settlement contracts. For purposes of this table, when we refer to the "underlying value" of an Up-MACRO holding or tradeable share or of a Down-MACRO holding or tradeable share, we mean the proportionate share of the underlying value of the Up-MACRO or Down-MACRO holding trust, as applicable, to which that Up-MACRO holding or tradeable share or that Down-MACRO holding or tradeable share is entitled.
(5) "Cumulative Quarterly Distributions" are calculated by adding the current Quarterly Distribution to all previously distributed amounts.
(6) "Cumulative Returns" are calculated by adding the Underlying Value of the relevant trust for the applicable distribution date (see related columns above) to the Cumulative Quarterly Distribution for the related three month period (see related columns above).

          Hypothetical Table 4: Price Decreases and Interest Rates Rise

         The following table illustrates the hypothetical scenario in which the Applicable Reference Price of Crude Oil has decreased steadily and the interest rate on the treasuries held in the paired holding trusts has increased steadily from the closing date through the final scheduled termination date.

--------------------------------------------------------------------------------
                                                                      Change
                                       Total Fees (3)                in Price
                          Three-   ---------------------    Total   Since the
                 Price    Month        Up-       Down-      Price      Most
    Quarter      Level   Treasury     MACRO      MACRO      Level     Recent
     Ended        (1)   Yield (2)     Share      Share     Change     Period
--------------- ------- ---------- ---------- ---------- ---------- ------------
  January 2006   50.00    3.000%
   April 2006    48.75    3.100%      $0.21       $0.21      -2.50%    -2.50%
   July 2006     47.50    3.200%      $0.21       $0.21      -5.00%    -2.56%
  October 2006   46.25    3.300%      $0.21       $0.21      -7.50%    -2.63%
  January 2007   45.00    3.400%      $0.21       $0.21     -10.00%    -2.70%
   April 2007    43.75    3.500%      $0.21       $0.21     -12.50%    -2.78%
   July 2007     42.50    3.600%      $0.21       $0.21     -15.00%    -2.86%
  October 2007   41.25    3.700%      $0.21       $0.21     -17.50%    -2.94%
  January 2008   40.00    3.800%      $0.21       $0.21     -20.00%    -3.03%
   April 2008    38.75    3.900%      $0.21       $0.21     -22.50%    -3.13%
   July 2008     37.50    4.000%      $0.21       $0.21     -25.00%    -3.23%
  October 2008   36.25    4.100%      $0.21       $0.21     -27.50%    -3.33%
  January 2009   35.00    4.200%      $0.21       $0.21     -30.00%    -3.45%
   April 2009    33.75    4.300%      $0.21       $0.21     -32.50%    -3.57%
   July 2009     32.50    4.400%      $0.21       $0.21     -35.00%    -3.70%
  October 2009   31.25    4.500%      $0.21       $0.21     -37.50%    -3.85%
  January 2010   30.00    4.600%      $0.21       $0.21     -40.00%    -4.00%
   April 2010    28.75    4.700%      $0.21       $0.21     -42.50%    -4.17%
   July 2010     27.50    4.800%      $0.21       $0.21     -45.00%    -4.35%
  October 2010   26.25    4.900%      $0.21       $0.21     -47.50%    -4.55%
--------------------------------------------------------------------------------

[TABLE CONTINUED]

-----------------------------------------------------------------------------------------------------------------
                                                                  Cumulative Quarterly
                  Underlying Value (4)  Quarterly Distributions     Distributions (5)     Cumulative Returns (6)
                 ---------------------- ----------------------- ------------------------ ------------------------
                    Up-        Down-        Up-        Down-        Up-         Down-        Up-        Down-
    Quarter        MACRO       MACRO       MACRO       MACRO       MACRO        MACRO       MACRO       MACRO
     Ended         Share       Share       Share       Share       Share        Share       Share       Share
---------------- ---------- ----------- ----------- ----------- ----------- ------------ ----------- ------------
  January 2006
   April 2006     $48.75       $51.25       $0.16       $0.17       $0.16       $0.17       $48.91      $51.42
   July 2006      $47.50       $52.50       $0.17       $0.18       $0.32       $0.35       $47.82      $52.85
  October 2006    $46.25       $53.75       $0.17       $0.20       $0.50       $0.55       $46.75      $54.30
  January 2007    $45.00       $55.00       $0.18       $0.22       $0.68       $0.77       $45.68      $55.77
   April 2007     $43.75       $56.25       $0.19       $0.24       $0.86       $1.01       $44.61      $57.26
   July 2007      $42.50       $57.50       $0.19       $0.26       $1.05       $1.27       $43.55      $58.77
  October 2007    $41.25       $58.75       $0.20       $0.28       $1.25       $1.54       $42.50      $60.29
  January 2008    $40.00       $60.00       $0.20       $0.30       $1.45       $1.84       $41.45      $61.84
   April 2008     $38.75       $61.25       $0.20       $0.32       $1.65       $2.16       $40.40      $63.41
   July 2008      $37.50       $62.50       $0.21       $0.34       $1.86       $2.51       $39.36      $65.01
  October 2008    $36.25       $63.75       $0.21       $0.37       $2.06       $2.87       $38.31      $66.62
  January 2009    $35.00       $65.00       $0.21       $0.39       $2.27       $3.26       $37.27      $68.26
   April 2009     $33.75       $66.25       $0.21       $0.41       $2.48       $3.67       $36.23      $69.92
   July 2009      $32.50       $67.50       $0.21       $0.44       $2.69       $4.11       $35.19      $71.61
  October 2009    $31.25       $68.75       $0.21       $0.46       $2.90       $4.57       $34.15      $73.32
  January 2010    $30.00       $70.00       $0.21       $0.49       $3.11       $5.06       $33.11      $75.06
   April 2010     $28.75       $71.25       $0.21       $0.52       $3.32       $5.58       $32.07      $76.83
   July 2010      $27.50       $72.50       $0.21       $0.54       $3.53       $6.12       $31.03      $78.62
  October 2010    $26.25       $73.75       $0.20       $0.57       $3.73       $6.69       $29.98      $80.44
------------------------------------------------------------------------------------------------------------------

(1) "Price Level" refers to the hypothetical price level of the Applicable Reference Price of Crude Oil.
(2) "Three-Month Treasury Yield" is the hypothetical yield rate associated with the treasuries that mature on or prior to the next distribution date for each quarterly period.
(3) "Total Fees" are calculated by multiplying the underlying value of the Up-MACRO or Down-MACRO share by an annualized fee accrual rate equal to 1.00%.
(4) Underlying Value is a concept that is used in this prospectus in relation to the paired holding trusts. The Underlying Value of a paired holding trust on any date represents the total amount of assets in both paired holding trusts to which the first trust is entitled under the settlement contracts. For purposes of this table, when we refer to the "underlying value" of an Up-MACRO holding or tradeable share or of a Down-MACRO holding or tradeable share, we mean the proportionate share of the underlying value of the Up-MACRO or Down-MACRO holding trust, as applicable, to which that Up-MACRO holding or tradeable share or that Down-MACRO holding or tradeable share is entitled.
(5) "Cumulative Quarterly Distributions" are calculated by adding the current Quarterly Distribution to all previously distributed amounts.
(6) "Cumulative Returns" are calculated by adding the Underlying Value of the relevant trust for the applicable distribution date (see related columns above) to the Cumulative Quarterly Distribution for the related three month period (see related columns above).

          Hypothetical Table 5: Price Decreases and Interest Rates Fall

         The following table illustrates the hypothetical scenario in which the Applicable Reference Price of Crude Oil and the interest rate on the treasuries held in the paired holding trusts have each decreased steadily from the closing date through the final scheduled termination date.

--------------------------------------------------------------------------------
                                                                      Change
                                       Total Fees (3)                in Price
                          Three-   ---------------------    Total   Since the
                 Price    Month        Up-       Down-      Price      Most
    Quarter      Level   Treasury     MACRO      MACRO      Level     Recent
     Ended        (1)   Yield (2)     Share      Share     Change     Period
--------------- ------- ---------- ---------- ---------- ---------- ------------
  January 2006   50.00    3.000%
   April 2006    48.75    2.900%      $0.21       $0.21      -2.50%    -2.50%
   July 2006     47.50    2.800%      $0.21       $0.21      -5.00%    -2.56%
  October 2006   46.25    2.700%      $0.21       $0.21      -7.50%    -2.63%
  January 2007   45.00    2.600%      $0.21       $0.21     -10.00%    -2.70%
   April 2007    43.75    2.500%      $0.21       $0.21     -12.50%    -2.78%
   July 2007     42.50    2.400%      $0.21       $0.21     -15.00%    -2.86%
  October 2007   41.25    2.300%      $0.21       $0.21     -17.50%    -2.94%
  January 2008   40.00    2.200%      $0.21       $0.21     -20.00%    -3.03%
   April 2008    38.75    2.100%      $0.21       $0.21     -22.50%    -3.13%
   July 2008     37.50    2.000%      $0.21       $0.21     -25.00%    -3.23%
  October 2008   36.25    1.900%      $0.21       $0.21     -27.50%    -3.33%
  January 2009   35.00    1.800%      $0.21       $0.21     -30.00%    -3.45%
   April 2009    33.75    1.700%      $0.21       $0.21     -32.50%    -3.57%
   July 2009     32.50    1.600%      $0.21       $0.21     -35.00%    -3.70%
  October 2009   31.25    1.500%      $0.21       $0.21     -37.50%    -3.85%
  January 2010   30.00    1.400%      $0.21       $0.21     -40.00%    -4.00%
   April 2010    28.75    1.300%      $0.21       $0.21     -42.50%    -4.17%
   July 2010     27.50    1.200%      $0.21       $0.21     -45.00%    -4.35%
  October 2010   26.25    1.100%      $0.21       $0.21     -47.50%    -4.55%
--------------------------------------------------------------------------------

[TABLE CONTINUED]

-----------------------------------------------------------------------------------------------------------------
                                                                  Cumulative Quarterly
                  Underlying Value (4)  Quarterly Distributions     Distributions (5)     Cumulative Returns (6)
                 ---------------------- ----------------------- ------------------------ ------------------------
                    Up-        Down-        Up-        Down-        Up-         Down-        Up-        Down-
    Quarter        MACRO       MACRO       MACRO       MACRO       MACRO        MACRO       MACRO       MACRO
     Ended         Share       Share       Share       Share       Share        Share       Share       Share
---------------- ---------- ----------- ----------- ----------- ----------- ------------ ----------- ------------
  January 2006
   April 2006     $48.75       $51.25       $0.16       $0.17       $0.16       $0.17       $48.91      $51.42
   July 2006      $47.50       $52.50       $0.14       $0.16       $0.30       $0.32       $47.80      $52.82
  October 2006    $46.25       $53.75       $0.13       $0.15       $0.43       $0.47       $46.68      $54.22
  January 2007    $45.00       $55.00       $0.11       $0.14       $0.54       $0.61       $45.54      $55.61
   April 2007     $43.75       $56.25       $0.10       $0.13       $0.64       $0.73       $44.39      $56.98
   July 2007      $42.50       $57.50       $0.08       $0.11       $0.72       $0.85       $43.22      $58.35
  October 2007    $41.25       $58.75       $0.07       $0.10       $0.79       $0.95       $42.04      $59.70
  January 2008    $40.00       $60.00       $0.06       $0.09       $0.85       $1.04       $40.85      $61.04
   April 2008     $38.75       $61.25       $0.05       $0.08       $0.90       $1.12       $39.65      $62.37
   July 2008      $37.50       $62.50       $0.04       $0.06       $0.94       $1.18       $38.44      $63.68
  October 2008    $36.25       $63.75       $0.03       $0.05       $0.97       $1.23       $37.22      $64.98
  January 2009    $35.00       $65.00       $0.02       $0.03       $0.98       $1.26       $35.98      $66.26
   April 2009     $33.75       $66.25       $0.01       $0.02       $0.99       $1.28       $34.74      $67.53
   July 2009      $32.50       $67.50       $0.00       $0.00       $0.99       $1.28       $33.49      $68.78
  October 2009    $31.23       $68.72       $0.00       $0.00       $0.99       $1.28       $32.23      $69.99
  January 2010    $29.97       $69.93       $0.00       $0.00       $0.99       $1.28       $30.96      $71.21
   April 2010     $28.71       $71.14       $0.00       $0.00       $0.99       $1.28       $29.70      $72.42
   July 2010      $27.45       $72.36       $0.00       $0.00       $0.99       $1.28       $28.44      $73.63
  October 2010    $26.18       $73.57       $0.00       $0.00       $0.99       $1.28       $27.18      $74.84
------------------------------------------------------------------------------------------------------------------

(1) "Price Level" refers to the hypothetical price level of the Applicable Reference Price of Crude Oil.
(2) "Three-Month Treasury Yield" is the hypothetical yield rate associated with the treasuries that mature on or prior to the next distribution date for each quarterly period.
(3) "Total Fees" are calculated by multiplying the underlying value of the Up-MACRO or Down-MACRO share by an annualized fee accrual rate equal to 1.00%.
(4) Underlying Value is a concept that is used in this prospectus in relation to the paired holding trusts. The Underlying Value of a paired holding trust on any date represents the total amount of assets in both paired holding trusts to which the first trust is entitled under the settlement contracts. For purposes of this table, when we refer to the "underlying value" of an Up-MACRO holding or tradeable share or of a Down-MACRO holding or tradeable share, we mean the proportionate share of the underlying value of the Up-MACRO or Down-MACRO holding trust, as applicable, to which that Up-MACRO holding or tradeable share or that Down-MACRO holding or tradeable share is entitled.
(5) "Cumulative Quarterly Distributions" are calculated by adding the current Quarterly Distribution to all previously distributed amounts.
(6) "Cumulative Returns" are calculated by adding the Underlying Value of the relevant trust for the applicable distribution date (see related columns above) to the Cumulative Quarterly Distribution for the related three month period (see related columns above).

    Hypothetical Table 6: Price Decreases and Interest Rates Remain Constant

         The following table illustrates the hypothetical scenario in which the Applicable Reference Price of Crude Oil has decreased steadily and the interest rate on the treasuries held in the paired holding trusts has not changed from the closing date through the final scheduled termination date.

--------------------------------------------------------------------------------
                                                                      Change
                                       Total Fees (3)                in Price
                          Three-   ---------------------    Total   Since the
                 Price    Month        Up-       Down-      Price      Most
    Quarter      Level   Treasury     MACRO      MACRO      Level     Recent
     Ended        (1)   Yield (2)     Share      Share     Change     Period
--------------- ------- ---------- ---------- ---------- ---------- ------------
  January 2006   50.00    3.000%
   April 2006    48.75    3.000%      $0.21       $0.21      -2.50%    -2.50%
   July 2006     47.50    3.000%      $0.21       $0.21      -5.00%    -2.56%
  October 2006   46.25    3.000%      $0.21       $0.21      -7.50%    -2.63%
  January 2007   45.00    3.000%      $0.21       $0.21     -10.00%    -2.70%
   April 2007    43.75    3.000%      $0.21       $0.21     -12.50%    -2.78%
   July 2007     42.50    3.000%      $0.21       $0.21     -15.00%    -2.86%
  October 2007   41.25    3.000%      $0.21       $0.21     -17.50%    -2.94%
  January 2008   40.00    3.000%      $0.21       $0.21     -20.00%    -3.03%
   April 2008    38.75    3.000%      $0.21       $0.21     -22.50%    -3.13%
   July 2008     37.50    3.000%      $0.21       $0.21     -25.00%    -3.23%
  October 2008   36.25    3.000%      $0.21       $0.21     -27.50%    -3.33%
  January 2009   35.00    3.000%      $0.21       $0.21     -30.00%    -3.45%
   April 2009    33.75    3.000%      $0.21       $0.21     -32.50%    -3.57%
   July 2009     32.50    3.000%      $0.21       $0.21     -35.00%    -3.70%
  October 2009   31.25    3.000%      $0.21       $0.21     -37.50%    -3.85%
  January 2010   30.00    3.000%      $0.21       $0.21     -40.00%    -4.00%
   April 2010    28.75    3.000%      $0.21       $0.21     -42.50%    -4.17%
   July 2010     27.50    3.000%      $0.21       $0.21     -45.00%    -4.35%
  October 2010   26.25    3.000%      $0.21       $0.21     -47.50%    -4.55%
--------------------------------------------------------------------------------

[TABLE CONTINUED]

-----------------------------------------------------------------------------------------------------------------
                                                                  Cumulative Quarterly
                  Underlying Value (4)  Quarterly Distributions     Distributions (5)     Cumulative Returns (6)
                 ---------------------- ----------------------- ------------------------ ------------------------
                    Up-        Down-        Up-        Down-        Up-         Down-        Up-        Down-
    Quarter        MACRO       MACRO       MACRO       MACRO       MACRO        MACRO       MACRO       MACRO
     Ended         Share       Share       Share       Share       Share        Share       Share       Share
---------------- ---------- ----------- ----------- ----------- ----------- ------------ ----------- ------------
  January 2006
   April 2006     $48.75       $51.25       $0.16       $0.17       $0.16       $0.17       $48.91      $51.42
   July 2006      $47.50       $52.50       $0.15       $0.17       $0.31       $0.34       $47.81      $52.84
  October 2006    $46.25       $53.75       $0.15       $0.17       $0.46       $0.51       $46.71      $54.26
  January 2007    $45.00       $55.00       $0.15       $0.18       $0.61       $0.69       $45.61      $55.69
   April 2007     $43.75       $56.25       $0.14       $0.18       $0.75       $0.87       $44.50      $57.12
   July 2007      $42.50       $57.50       $0.14       $0.19       $0.89       $1.06       $43.39      $58.56
  October 2007    $41.25       $58.75       $0.13       $0.19       $1.02       $1.25       $42.27      $60.00
  January 2008    $40.00       $60.00       $0.13       $0.19       $1.15       $1.44       $41.15      $61.44
   April 2008     $38.75       $61.25       $0.13       $0.20       $1.28       $1.64       $40.03      $62.89
   July 2008      $37.50       $62.50       $0.12       $0.20       $1.40       $1.84       $38.90      $64.34
  October 2008    $36.25       $63.75       $0.12       $0.21       $1.52       $2.05       $37.77      $65.80
  January 2009    $35.00       $65.00       $0.11       $0.21       $1.63       $2.26       $36.63      $67.26
   April 2009     $33.75       $66.25       $0.11       $0.21       $1.74       $2.48       $35.49      $68.73
   July 2009      $32.50       $67.50       $0.11       $0.22       $1.84       $2.69       $34.34      $70.19
  October 2009    $31.25       $68.75       $0.10       $0.22       $1.94       $2.92       $33.19      $71.67
  January 2010    $30.00       $70.00       $0.10       $0.23       $2.04       $3.14       $32.04      $73.14
   April 2010     $28.75       $71.25       $0.09       $0.23       $2.14       $3.37       $30.89      $74.62
   July 2010      $27.50       $72.50       $0.09       $0.23       $2.22       $3.61       $29.72      $76.11
  October 2010    $26.25       $73.75       $0.09       $0.24       $2.31       $3.85       $28.56      $77.60
------------------------------------------------------------------------------------------------------------------

(1) "Price Level" refers to the hypothetical price level of the Applicable Reference Price of Crude Oil.
(2) "Three-Month Treasury Yield" is the hypothetical yield rate associated with the treasuries that mature on or prior to the next distribution date for each quarterly period.
(3) "Total Fees" are calculated by multiplying the underlying value of the Up-MACRO or Down-MACRO share by an annualized fee accrual rate equal to 1.00%.
(4) Underlying Value is a concept that is used in this prospectus in relation to the paired holding trusts. The Underlying Value of a paired holding trust on any date represents the total amount of assets in both paired holding trusts to which the first trust is entitled under the settlement contracts. For purposes of this table, when we refer to the "underlying value" of an Up-MACRO holding or tradeable share or of a Down-MACRO holding or tradeable share, we mean the proportionate share of the underlying value of the Up-MACRO or Down-MACRO holding trust, as applicable, to which that Up-MACRO holding or tradeable share or that Down-MACRO holding or tradeable share is entitled.
(5) "Cumulative Quarterly Distributions" are calculated by adding the current Quarterly Distribution to all previously distributed amounts.
(6) "Cumulative Returns" are calculated by adding the Underlying Value of the relevant trust for the applicable distribution date (see related columns above) to the Cumulative Quarterly Distribution for the related three month period (see related columns above).

   Hypothetical Table 7: Price is Volatile with No Net Approximate Change and
                              Interest Rates Rise

         The following table illustrates the hypothetical scenario in which the Applicable Reference Price of Crude Oil has experienced large amounts of volatility and the interest rate on the treasuries held in the paired holding trusts has increased steadily from the closing date through the final scheduled termination date.

--------------------------------------------------------------------------------
                                                                      Change
                                       Total Fees (3)                in Price
                          Three-   ---------------------    Total   Since the
                 Price    Month        Up-       Down-      Price      Most
    Quarter      Level   Treasury     MACRO      MACRO      Level     Recent
     Ended        (1)   Yield (2)     Share      Share     Change     Period
--------------- ------- ---------- ---------- ---------- ---------- ------------
  January 2006   50.00    3.000%
   April 2006    52.40    3.100%      $0.21       $0.21      4.80%     4.80%
   July 2006     56.71    3.200%      $0.21       $0.21      13.42%    8.23%
  October 2006   48.78    3.300%      $0.21       $0.21      -2.45%   -13.99%
  January 2007   49.59    3.400%      $0.21       $0.21      -0.82%    1.67%
   April 2007    55.10    3.500%      $0.21       $0.21      10.20%    11.11%
   July 2007     55.38    3.600%      $0.21       $0.21      10.77%    0.51%
  October 2007   49.74    3.700%      $0.21       $0.21      -0.51%   -10.18%
  January 2008   52.14    3.800%      $0.21       $0.21      4.29%     4.82%
   April 2008    48.09    3.900%      $0.21       $0.21      -3.83%    -7.78%
   July 2008     47.93    4.000%      $0.21       $0.21      -4.13%    -0.32%
  October 2008   36.15    4.100%      $0.21       $0.21     -27.70%   -24.59%
  January 2009   37.73    4.200%      $0.21       $0.21     -24.54%    4.38%
   April 2009    49.41    4.300%      $0.21       $0.21      -1.17%    30.97%
   July 2009     46.91    4.400%      $0.21       $0.21      -6.17%    -5.06%
  October 2009   45.31    4.500%      $0.21       $0.21      -9.39%    -3.43%
  January 2010   48.90    4.600%      $0.21       $0.21      -2.19%    7.94%
   April 2010    44.39    4.700%      $0.21       $0.21     -11.22%    -9.23%
   July 2010     44.74    4.800%      $0.21       $0.21     -10.51%    0.80%
  October 2010   49.87    4.900%      $0.21       $0.21      -0.26%    11.46%
--------------------------------------------------------------------------------

[TABLE CONTINUED]

-----------------------------------------------------------------------------------------------------------------
                                                                  Cumulative Quarterly
                  Underlying Value (4)  Quarterly Distributions     Distributions (5)     Cumulative Returns (6)
                 ---------------------- ----------------------- ------------------------ ------------------------
                    Up-        Down-        Up-        Down-        Up-         Down-        Up-        Down-
    Quarter        MACRO       MACRO       MACRO       MACRO       MACRO        MACRO       MACRO       MACRO
     Ended         Share       Share       Share       Share       Share        Share       Share       Share
---------------- ---------- ----------- ----------- ----------- ----------- ------------ ----------- ------------
  January 2006
   April 2006     $52.40       $47.60          $0.17       $0.15       $0.17       $0.15       $52.57      $47.76
   July 2006      $56.71       $43.29          $0.20       $0.15       $0.37       $0.31       $57.08      $43.60
  October 2006    $48.78       $51.22          $0.18       $0.19       $0.55       $0.50       $49.33      $51.72
  January 2007    $49.59       $50.41          $0.20       $0.20       $0.75       $0.70       $50.34      $51.11
   April 2007     $55.10       $44.90          $0.23       $0.19       $0.98       $0.89       $56.08      $45.79
   July 2007      $55.38       $44.62          $0.25       $0.20       $1.23       $1.09       $56.61      $45.71
  October 2007    $49.74       $50.26          $0.24       $0.24       $1.47       $1.33       $51.21      $51.58
  January 2008    $52.14       $47.86          $0.26       $0.24       $1.73       $1.57       $53.87      $49.42
   April 2008     $48.09       $51.91          $0.25       $0.27       $1.98       $1.84       $50.06      $53.75
   July 2008      $47.93       $52.07          $0.26       $0.29       $2.24       $2.12       $50.17      $54.19
  October 2008    $36.15       $63.85          $0.21       $0.37       $2.45       $2.49       $38.60      $66.34
  January 2009    $37.73       $62.27          $0.23       $0.37       $2.67       $2.86       $40.40      $65.13
   April 2009     $49.41       $50.59          $0.31       $0.32       $2.98       $3.18       $52.39      $53.76
   July 2009      $46.91       $53.09          $0.30       $0.34       $3.29       $3.52       $50.20      $56.61
  October 2009    $45.31       $54.69          $0.30       $0.37       $3.59       $3.89       $48.90      $58.58
  January 2010    $48.90       $51.10          $0.34       $0.36       $3.93       $4.25       $52.83      $55.34
   April 2010     $44.39       $55.61          $0.32       $0.40       $4.25       $4.65       $48.64      $60.26
   July 2010      $44.74       $55.26          $0.33       $0.41       $4.59       $5.06       $49.33      $60.32
  October 2010    $49.87       $50.13          $0.39       $0.39       $4.97       $5.45       $54.85      $55.58
------------------------------------------------------------------------------------------------------------------

(1) "Price Level" refers to the hypothetical price level of the Applicable Reference Price of Crude Oil.
(2) "Three-Month Treasury Yield" is the hypothetical yield rate associated with the treasuries that mature on or prior to the next distribution date for each quarterly period.
(3) "Total Fees" are calculated by multiplying the underlying value of the Up-MACRO or Down-MACRO share by an annualized fee accrual rate equal to 1.00%.
(4) Underlying Value is a concept that is used in this prospectus in relation to the paired holding trusts. The Underlying Value of a paired holding trust on any date represents the total amount of assets in both paired holding trusts to which the first trust is entitled under the settlement contracts. For purposes of this table, when we refer to the "underlying value" of an Up-MACRO holding or tradeable share or of a Down-MACRO holding or tradeable share, we mean the proportionate share of the underlying value of the Up-MACRO or Down-MACRO holding trust, as applicable, to which that Up-MACRO holding or tradeable share or that Down-MACRO holding or tradeable share is entitled.
(5) "Cumulative Quarterly Distributions" are calculated by adding the current Quarterly Distribution to all previously distributed amounts.
(6) "Cumulative Returns" are calculated by adding the Underlying Value of the relevant trust for the applicable distribution date (see related columns above) to the Cumulative Quarterly Distribution for the related three month period (see related columns above).

   Hypothetical Table 8: Price is Volatile with No Net Approximate Change and
                              Interest Rates Fall

         The following table illustrates the hypothetical scenario in which the Applicable Reference Price of Crude Oil has experienced large amounts of volatility and the interest rate on the treasuries held in the paired holding trusts has decreased steadily from the closing date through the final scheduled termination date.

--------------------------------------------------------------------------------
                                                                      Change
                                       Total Fees (3)                in Price
                          Three-   ---------------------    Total   Since the
                 Price    Month        Up-       Down-      Price      Most
    Quarter      Level   Treasury     MACRO      MACRO      Level     Recent
     Ended        (1)   Yield (2)     Share      Share     Change     Period
--------------- ------- ---------- ---------- ---------- ---------- ------------
  January 2006   50.00    3.000%
   April 2006    52.40    2.900%      $0.21       $0.21      4.80%     4.80%
   July 2006     56.71    2.800%      $0.21       $0.21      13.42%    8.23%
  October 2006   48.78    2.700%      $0.21       $0.21      -2.45%   -13.99%
  January 2007   49.59    2.600%      $0.21       $0.21      -0.82%    1.67%
   April 2007    55.10    2.500%      $0.21       $0.21      10.20%    11.11%
   July 2007     55.38    2.400%      $0.21       $0.21      10.77%    0.51%
  October 2007   49.74    2.300%      $0.21       $0.21      -0.51%   -10.18%
  January 2008   52.14    2.200%      $0.21       $0.21      4.29%     4.82%
   April 2008    48.09    2.100%      $0.21       $0.21      -3.83%    -7.78%
   July 2008     47.93    2.000%      $0.21       $0.21      -4.13%    -0.32%
  October 2008   36.15    1.900%      $0.21       $0.21     -27.70%   -24.59%
  January 2009   37.73    1.800%      $0.21       $0.21     -24.54%    4.38%
   April 2009    49.41    1.700%      $0.21       $0.21      -1.17%    30.97%
   July 2009     46.91    1.600%      $0.21       $0.21      -6.17%    -5.06%
  October 2009   45.31    1.500%      $0.21       $0.21      -9.39%    -3.43%
  January 2010   48.90    1.400%      $0.21       $0.21      -2.19%    7.94%
   April 2010    44.39    1.300%      $0.21       $0.21     -11.22%    -9.23%
   July 2010     44.74    1.200%      $0.21       $0.21     -10.51%    0.80%
  October 2010   49.87    1.100%      $0.21       $0.21      -0.26%    11.46%
--------------------------------------------------------------------------------

[TABLE CONTINUED]

-----------------------------------------------------------------------------------------------------------------
                                                                  Cumulative Quarterly
                  Underlying Value (4)  Quarterly Distributions     Distributions (5)     Cumulative Returns (6)
                 ---------------------- ----------------------- ------------------------ ------------------------
                    Up-        Down-        Up-        Down-        Up-         Down-        Up-        Down-
    Quarter        MACRO       MACRO       MACRO       MACRO       MACRO        MACRO       MACRO       MACRO
     Ended         Share       Share       Share       Share       Share        Share       Share       Share
---------------- ---------- ----------- ----------- ----------- ----------- ------------ ----------- ------------
  January 2006
   April 2006     $52.40       $47.60       $0.17       $0.15       $0.17       $0.15       $52.57      $47.76
   July 2006      $56.71       $43.29       $0.17       $0.13       $0.34       $0.28       $57.05      $43.57
  October 2006    $48.78       $51.22       $0.13       $0.14       $0.47       $0.42       $49.25      $51.65
  January 2007    $49.59       $50.41       $0.12       $0.13       $0.60       $0.55       $50.19      $50.96
   April 2007     $55.10       $44.90       $0.12       $0.10       $0.72       $0.65       $55.82      $45.55
   July 2007      $55.38       $44.62       $0.11       $0.09       $0.83       $0.74       $56.21      $45.36
  October 2007    $49.74       $50.26       $0.09       $0.09       $0.92       $0.83       $50.66      $51.08
  January 2008    $52.14       $47.86       $0.08       $0.07       $1.00       $0.90       $53.14      $48.76
   April 2008     $48.09       $51.91       $0.06       $0.06       $1.06       $0.96       $49.14      $52.88
   July 2008      $47.93       $52.07       $0.05       $0.05       $1.10       $1.02       $49.04      $53.08
  October 2008    $36.15       $63.85       $0.03       $0.05       $1.13       $1.06       $37.28      $64.92
  January 2009    $37.73       $62.27       $0.02       $0.03       $1.15       $1.09       $38.88      $63.36
   April 2009     $49.41       $50.59       $0.01       $0.01       $1.16       $1.11       $50.57      $51.69
   July 2009      $46.91       $53.09       $0.00       $0.00       $1.16       $1.11       $48.07      $54.19
  October 2009    $45.28       $54.67       $0.00       $0.00       $1.16       $1.11       $46.45      $55.77
  January 2010    $48.85       $51.05       $0.00       $0.00       $1.16       $1.11       $50.02      $52.15
   April 2010     $44.32       $55.53       $0.00       $0.00       $1.16       $1.11       $45.48      $56.64
   July 2010      $44.66       $55.14       $0.00       $0.00       $1.16       $1.11       $45.82      $56.25
  October 2010    $49.75       $50.00       $0.00       $0.00       $1.16       $1.11       $50.91      $51.11
------------------------------------------------------------------------------------------------------------------

(1) "Price Level" refers to the hypothetical price level of the Applicable Reference Price of Crude Oil.
(2) "Three-Month Treasury Yield" is the hypothetical yield rate associated with the treasuries that mature on or prior to the next distribution date for each quarterly period.
(3) "Total Fees" are calculated by multiplying the underlying value of the Up-MACRO or Down-MACRO share by an annualized fee accrual rate equal to 1.00%.
(4) Underlying Value is a concept that is used in this prospectus in relation to the paired holding trusts. The Underlying Value of a paired holding trust on any date represents the total amount of assets in both paired holding trusts to which the first trust is entitled under the settlement contracts. For purposes of this table, when we refer to the "underlying value" of an Up-MACRO holding or tradeable share or of a Down-MACRO holding or tradeable share, we mean the proportionate share of the underlying value of the Up-MACRO or Down-MACRO holding trust, as applicable, to which that Up-MACRO holding or tradeable share or that Down-MACRO holding or tradeable share is entitled.
(5) "Cumulative Quarterly Distributions" are calculated by adding the current Quarterly Distribution to all previously distributed amounts.
(6) "Cumulative Returns" are calculated by adding the Underlying Value of the relevant trust for the applicable distribution date (see related columns above) to the Cumulative Quarterly Distribution for the related three month period (see related columns above).

   Hypothetical Table 9: Price is Volatile with No Net Approximate Change and
                         Interest Rates Remain Constant

         The following table illustrates the hypothetical scenario in which the Applicable Reference Price of Crude Oil has experienced large amounts of volatility and the interest rate on the treasuries held in the paired holding trusts has not changed from the closing date through the final scheduled termination date.

--------------------------------------------------------------------------------
                                                                      Change
                                       Total Fees (3)                in Price
                          Three-   ---------------------    Total   Since the
                 Price    Month        Up-       Down-      Price      Most
    Quarter      Level   Treasury     MACRO      MACRO      Level     Recent
     Ended        (1)   Yield (2)     Share      Share     Change     Period
--------------- ------- ---------- ---------- ---------- ---------- ------------
  January 2006   50.00    3.000%
   April 2006    52.40    3.000%      $0.21       $0.21      4.80%     4.80%
   July 2006     56.71    3.000%      $0.21       $0.21      13.42%    8.23%
  October 2006   48.78    3.000%      $0.21       $0.21      -2.45%   -13.99%
  January 2007   49.59    3.000%      $0.21       $0.21      -0.82%    1.67%
   April 2007    55.10    3.000%      $0.21       $0.21      10.20%    11.11%
   July 2007     55.38    3.000%      $0.21       $0.21      10.77%    0.51%
  October 2007   49.74    3.000%      $0.21       $0.21      -0.51%   -10.18%
  January 2008   52.14    3.000%      $0.21       $0.21      4.29%     4.82%
   April 2008    48.09    3.000%      $0.21       $0.21      -3.83%    -7.78%
   July 2008     47.93    3.000%      $0.21       $0.21      -4.13%    -0.32%
  October 2008   36.15    3.000%      $0.21       $0.21     -27.70%   -24.59%
  January 2009   37.73    3.000%      $0.21       $0.21     -24.54%    4.38%
   April 2009    49.41    3.000%      $0.21       $0.21      -1.17%    30.97%
   July 2009     46.91    3.000%      $0.21       $0.21      -6.17%    -5.06%
  October 2009   45.31    3.000%      $0.21       $0.21      -9.39%    -3.43%
  January 2010   48.90    3.000%      $0.21       $0.21      -2.19%    7.94%
   April 2010    44.39    3.000%      $0.21       $0.21     -11.22%    -9.23%
   July 2010     44.74    3.000%      $0.21       $0.21     -10.51%    0.80%
  October 2010   49.87    3.000%      $0.21       $0.21      -0.26%    11.46%
--------------------------------------------------------------------------------

[TABLE CONTINUED]

-----------------------------------------------------------------------------------------------------------------
                                                                  Cumulative Quarterly
                  Underlying Value (4)  Quarterly Distributions     Distributions (5)     Cumulative Returns (6)
                 ---------------------- ----------------------- ------------------------ ------------------------
                    Up-        Down-        Up-        Down-        Up-         Down-        Up-        Down-
    Quarter        MACRO       MACRO       MACRO       MACRO       MACRO        MACRO       MACRO       MACRO
     Ended         Share       Share       Share       Share       Share        Share       Share       Share
---------------- ---------- ----------- ----------- ----------- ----------- ------------ ----------- ------------
  January 2006
   April 2006     $52.40       $47.60       $0.17       $0.15       $0.17       $0.15       $52.57      $47.76
   July 2006      $56.71       $43.29       $0.18       $0.14       $0.35       $0.29       $57.06      $43.59
  October 2006    $48.78       $51.22       $0.16       $0.17       $0.51       $0.46       $49.29      $51.69
  January 2007    $49.59       $50.41       $0.16       $0.16       $0.67       $0.62       $50.26      $51.03
   April 2007     $55.10       $44.90       $0.18       $0.15       $0.85       $0.77       $55.95      $45.67
   July 2007      $55.38       $44.62       $0.18       $0.14       $1.03       $0.91       $56.41      $45.53
  October 2007    $49.74       $50.26       $0.16       $0.16       $1.19       $1.08       $50.94      $51.33
  January 2008    $52.14       $47.86       $0.17       $0.16       $1.36       $1.23       $53.50      $49.09
   April 2008     $48.09       $51.91       $0.16       $0.17       $1.52       $1.40       $49.60      $53.31
   July 2008      $47.93       $52.07       $0.16       $0.17       $1.67       $1.57       $49.61      $53.64
  October 2008    $36.15       $63.85       $0.12       $0.21       $1.79       $1.78       $37.94      $65.63
  January 2009    $37.73       $62.27       $0.12       $0.20       $1.91       $1.98       $39.64      $64.25
   April 2009     $49.41       $50.59       $0.16       $0.16       $2.07       $2.14       $51.48      $52.73
   July 2009      $46.91       $53.09       $0.15       $0.17       $2.22       $2.31       $49.14      $55.40
  October 2009    $45.31       $54.69       $0.15       $0.18       $2.37       $2.49       $47.68      $57.19
  January 2010    $48.90       $51.10       $0.16       $0.17       $2.53       $2.66       $51.43      $53.75
   April 2010     $44.39       $55.61       $0.14       $0.18       $2.67       $2.84       $47.06      $58.45
   July 2010      $44.74       $55.26       $0.15       $0.18       $2.82       $3.02       $47.56      $58.27
  October 2010    $49.87       $50.13       $0.16       $0.16       $2.98       $3.18       $52.85      $53.31
------------------------------------------------------------------------------------------------------------------

(1) "Price Level" refers to the hypothetical price level of the Applicable Reference Price of Crude Oil.]
(2) "Three-Month Treasury Yield" is the hypothetical yield rate associated with the treasuries that mature on or prior to the next distribution date for each quarterly period.
(3) "Total Fees" are calculated by multiplying the underlying value of the Up-MACRO or Down-MACRO share by an annualized fee accrual rate equal to 1.00%.
(4) Underlying Value is a concept that is used in this prospectus in relation to the paired holding trusts. The Underlying Value of a paired holding trust on any date represents the total amount of assets in both paired holding trusts to which the first trust is entitled under the settlement contracts. For purposes of this table, when we refer to the "underlying value" of an Up-MACRO holding or tradeable share or of a Down-MACRO holding or tradeable share, we mean the proportionate share of the underlying value of the Up-MACRO or Down-MACRO holding trust, as applicable, to which that Up-MACRO holding or tradeable share or that Down-MACRO holding or tradeable share is entitled.
(5) "Cumulative Quarterly Distributions" are calculated by adding the current Quarterly Distribution to all previously distributed amounts.
(6) "Cumulative Returns" are calculated by adding the Underlying Value of the relevant trust for the applicable distribution date (see related columns above) to the Cumulative Quarterly Distribution for the related three month period (see related columns above).

        Hypothetical Table 10: Price is Volatile with a Net Decrease and
                            Interest Rates Increase

         The following table illustrates the hypothetical scenario in which the Applicable Reference Price of Crude Oil has experienced volatility while experiencing a net decrease in price and the interest rate on the treasuries held in the paired holding trusts increased from the closing date through the final scheduled termination date.

--------------------------------------------------------------------------------
                                                                      Change
                                       Total Fees (3)                in Price
                          Three-   ---------------------    Total   Since the
                 Price    Month        Up-       Down-      Price      Most
    Quarter      Level   Treasury     MACRO      MACRO      Level     Recent
     Ended        (1)   Yield (2)     Share      Share     Change     Period
--------------- ------- ---------- ---------- ---------- ---------- ------------
  January 2006   50.00    3.000%
   April 2006    35.98    3.100%      $0.21       $0.21     -28.03%   -28.03%
   July 2006     24.75    3.200%      $0.21       $0.21     -50.51%   -31.23%
  October 2006   25.93    3.300%      $0.21       $0.21     -48.13%    4.80%
  January 2007   28.07    3.400%      $0.21       $0.21     -43.86%    8.23%
   April 2007    24.14    3.500%      $0.21       $0.21     -51.72%   -13.99%
   July 2007     24.55    3.600%      $0.21       $0.21     -50.91%    1.67%
  October 2007   27.27    3.700%      $0.21       $0.21     -45.45%    11.11%
  January 2008   27.41    3.800%      $0.21       $0.21     -45.18%    0.51%
   April 2008    24.62    3.900%      $0.21       $0.21     -50.76%   -10.18%
   July 2008     25.81    4.000%      $0.21       $0.21     -48.38%    4.82%
  October 2008   23.80    4.100%      $0.21       $0.21     -52.40%    -7.78%
  January 2009   23.72    4.200%      $0.21       $0.21     -52.55%    -0.32%
   April 2009    17.89    4.300%      $0.21       $0.21     -64.22%   -24.59%
   July 2009     18.67    4.400%      $0.21       $0.21     -62.65%    4.38%
  October 2009   24.46    4.500%      $0.21       $0.21     -51.09%    30.97%
  January 2010   23.22    4.600%      $0.21       $0.21     -53.56%    -5.06%
   April 2010    22.42    4.700%      $0.21       $0.21     -55.15%    -3.43%
   July 2010     24.20    4.800%      $0.21       $0.21     -51.59%    7.94%
  October 2010   21.97    4.900%      $0.21       $0.21     -56.06%    -9.23%
--------------------------------------------------------------------------------

[TABLE CONTINUED]

-----------------------------------------------------------------------------------------------------------------
                                                                  Cumulative Quarterly
                  Underlying Value (4)  Quarterly Distributions     Distributions (5)     Cumulative Returns (6)
                 ---------------------- ----------------------- ------------------------ ------------------------
                    Up-        Down-        Up-        Down-        Up-         Down-        Up-        Down-
    Quarter        MACRO       MACRO       MACRO       MACRO       MACRO        MACRO       MACRO       MACRO
     Ended         Share       Share       Share       Share       Share        Share       Share       Share
---------------- ---------- ----------- ----------- ----------- ----------- ------------ ----------- ------------
  January 2006
   April 2006     $35.98       $64.02       $0.12       $0.21       $0.12       $0.21       $36.10      $64.22
   July 2006      $24.75       $75.25       $0.09       $0.26       $0.20       $0.47       $24.95      $75.72
  October 2006    $25.93       $74.07       $0.10       $0.28       $0.30       $0.75       $26.23      $74.81
  January 2007    $28.07       $71.93       $0.11       $0.29       $0.41       $1.03       $28.48      $72.97
   April 2007     $24.14       $75.86       $0.10       $0.32       $0.51       $1.36       $24.66      $77.21
   July 2007      $24.55       $75.45       $0.11       $0.34       $0.62       $1.69       $25.17      $77.15
  October 2007    $27.27       $72.73       $0.13       $0.34       $0.75       $2.04       $28.03      $74.77
  January 2008    $27.41       $72.59       $0.14       $0.36       $0.89       $2.40       $28.30      $74.99
   April 2008     $24.62       $75.38       $0.13       $0.39       $1.02       $2.80       $25.64      $78.17
   July 2008      $25.81       $74.19       $0.14       $0.41       $1.16       $3.20       $26.97      $77.39
  October 2008    $23.80       $76.20       $0.14       $0.44       $1.30       $3.64       $25.10      $79.84
  January 2009    $23.72       $76.28       $0.14       $0.46       $1.44       $4.10       $25.16      $80.37
   April 2009     $17.89       $82.11       $0.11       $0.51       $1.55       $4.61       $19.44      $86.72
   July 2009      $18.67       $81.33       $0.12       $0.53       $1.67       $5.13       $20.35      $86.46
  October 2009    $24.46       $75.54       $0.16       $0.51       $1.84       $5.64       $26.29      $81.19
  January 2010    $23.22       $76.78       $0.16       $0.54       $2.00       $6.18       $25.22      $82.96
   April 2010     $22.42       $77.58       $0.16       $0.56       $2.16       $6.74       $24.58      $84.32
   July 2010      $24.20       $75.80       $0.18       $0.57       $2.34       $7.31       $26.55      $83.10
  October 2010    $21.97       $78.03       $0.17       $0.60       $2.51       $7.91       $24.48      $85.94
------------------------------------------------------------------------------------------------------------------

(1) "Price Level" refers to the hypothetical price level of the Applicable Reference Price of Crude Oil.
(2) "Three-Month Treasury Yield" is the hypothetical yield rate associated with the treasuries that mature on or prior to the next distribution date for each quarterly period.
(3) "Total Fees" are calculated by multiplying the underlying value of the Up-MACRO or Down-MACRO share by an annualized fee accrual rate equal to 1.00%.
(4) Underlying Value is a concept that is used in this prospectus in relation to the paired holding trusts. The Underlying Value of a paired holding trust on any date represents the total amount of assets in both paired holding trusts to which the first trust is entitled under the settlement contracts. For purposes of this table, when we refer to the "underlying value" of an Up-MACRO holding or tradeable share or of a Down-MACRO holding or tradeable share, we mean the proportionate share of the underlying value of the Up-MACRO or Down-MACRO holding trust, as applicable, to which that Up-MACRO holding or tradeable share or that Down-MACRO holding or tradeable share is entitled.
(5) "Cumulative Quarterly Distributions" are calculated by adding the current Quarterly Distribution to all previously distributed amounts.
(6) "Cumulative Returns" are calculated by adding the Underlying Value of the relevant trust for the applicable distribution date (see related columns above) to the Cumulative Quarterly Distribution for the related three month period (see related columns above).

        Hypothetical Table 11: Price is Volatile with a Net Decrease and
                            Interest Rates Decrease

         The following table illustrates the hypothetical scenario in which the Applicable Reference Price of Crude Oil has experienced volatility while experiencing a net decrease in price and the interest rate on the treasuries held in the paired holding trusts decreased from the closing date through the final scheduled termination date.

--------------------------------------------------------------------------------
                                                                      Change
                                       Total Fees (3)                in Price
                          Three-   ---------------------    Total   Since the
                 Price    Month        Up-       Down-      Price      Most
    Quarter      Level   Treasury     MACRO      MACRO      Level     Recent
     Ended        (1)   Yield (2)     Share      Share     Change     Period
--------------- ------- ---------- ---------- ---------- ---------- ------------
  January 2006   50.00    3.000%
   April 2006    35.98    2.900%      $0.21       $0.21     -28.03%   -28.03%
   July 2006     24.75    2.800%      $0.21       $0.21     -50.51%   -31.23%
  October 2006   25.93    2.700%      $0.21       $0.21     -48.13%    4.80%
  January 2007   28.07    2.600%      $0.21       $0.21     -43.86%    8.23%
   April 2007    24.14    2.500%      $0.21       $0.21     -51.72%   -13.99%
   July 2007     24.55    2.400%      $0.21       $0.21     -50.91%    1.67%
  October 2007   27.27    2.300%      $0.21       $0.21     -45.45%    11.11%
  January 2008   27.41    2.200%      $0.21       $0.21     -45.18%    0.51%
   April 2008    24.62    2.100%      $0.21       $0.21     -50.76%   -10.18%
   July 2008     25.81    2.000%      $0.21       $0.21     -48.38%    4.82%
  October 2008   23.80    1.900%      $0.21       $0.21     -52.40%    -7.78%
  January 2009   23.72    1.800%      $0.21       $0.21     -52.55%    -0.32%
   April 2009    17.89    1.700%      $0.21       $0.21     -64.22%   -24.59%
   July 2009     18.67    1.600%      $0.21       $0.21     -62.65%    4.38%
  October 2009   24.46    1.500%      $0.21       $0.21     -51.09%    30.97%
  January 2010   23.22    1.400%      $0.21       $0.21     -53.56%    -5.06%
   April 2010    22.42    1.300%      $0.21       $0.21     -55.15%    -3.43%
   July 2010     24.20    1.200%      $0.21       $0.21     -51.59%    7.94%
  October 2010   21.97    1.100%      $0.21       $0.21     -56.06%    -9.23%
--------------------------------------------------------------------------------

[TABLE CONTINUED]

-----------------------------------------------------------------------------------------------------------------
                                                                  Cumulative Quarterly
                  Underlying Value (4)  Quarterly Distributions     Distributions (5)     Cumulative Returns (6)
                 ---------------------- ----------------------- ------------------------ ------------------------
                    Up-        Down-        Up-        Down-        Up-         Down-        Up-        Down-
    Quarter        MACRO       MACRO       MACRO       MACRO       MACRO        MACRO       MACRO       MACRO
     Ended         Share       Share       Share       Share       Share        Share       Share       Share
---------------- ---------- ----------- ----------- ----------- ----------- ------------ ----------- ------------
  January 2006
   April 2006     $35.98       $64.02       $0.12       $0.21       $0.12       $0.21       $36.10      $64.22
   July 2006      $24.75       $75.25       $0.07       $0.23       $0.19       $0.43       $24.94      $75.69
  October 2006    $25.93       $74.07       $0.07       $0.20       $0.26       $0.64       $26.20      $74.70
  January 2007    $28.07       $71.93       $0.07       $0.18       $0.33       $0.82       $28.40      $72.75
   April 2007     $24.14       $75.86       $0.05       $0.17       $0.39       $0.99       $24.53      $76.84
   July 2007      $24.55       $75.45       $0.05       $0.15       $0.43       $1.14       $24.98      $76.59
  October 2007    $27.27       $72.73       $0.05       $0.13       $0.48       $1.26       $27.76      $73.99
  January 2008    $27.41       $72.59       $0.04       $0.11       $0.52       $1.37       $27.94      $73.96
   April 2008     $24.62       $75.38       $0.03       $0.09       $0.55       $1.47       $25.18      $76.84
   July 2008      $25.81       $74.19       $0.03       $0.07       $0.58       $1.54       $26.39      $75.73
  October 2008    $23.80       $76.20       $0.02       $0.06       $0.60       $1.60       $24.40      $77.80
  January 2009    $23.72       $76.28       $0.01       $0.04       $0.61       $1.63       $24.33      $77.91
   April 2009     $17.89       $82.11       $0.00       $0.02       $0.61       $1.65       $18.51      $83.76
   July 2009      $18.67       $81.33       $0.00       $0.00       $0.61       $1.65       $19.29      $82.98
  October 2009    $24.44       $75.51       $0.00       $0.00       $0.61       $1.65       $25.06      $77.16
  January 2010    $23.20       $76.70       $0.00       $0.00       $0.61       $1.65       $23.81      $78.36
   April 2010     $22.39       $77.46       $0.00       $0.00       $0.61       $1.65       $23.00      $79.11
   July 2010      $24.16       $75.64       $0.00       $0.00       $0.61       $1.65       $24.77      $77.30
  October 2010    $21.91       $77.84       $0.00       $0.00       $0.61       $1.65       $22.53      $79.49
------------------------------------------------------------------------------------------------------------------

(1) "Price Level" refers to the hypothetical price level of the Applicable Reference Price of Crude Oil.
(2) "Three-Month Treasury Yield" is the hypothetical yield rate associated with the treasuries that mature on or prior to the next distribution date for each quarterly period.
(3) "Total Fees" are calculated by multiplying the underlying value of the Up-MACRO or Down-MACRO share by an annualized fee accrual rate equal to 1.00%.
(4) Underlying Value is a concept that is used in this prospectus in relation to the paired holding trusts. The Underlying Value of a paired holding trust on any date represents the total amount of assets in both paired holding trusts to which the first trust is entitled under the settlement contracts. For purposes of this table, when we refer to the "underlying value" of an Up-MACRO holding or tradeable share or of a Down-MACRO holding or tradeable share, we mean the proportionate share of the underlying value of the Up-MACRO or Down-MACRO holding trust, as applicable, to which that Up-MACRO holding or tradeable share or that Down-MACRO holding or tradeable share is entitled.
(5) "Cumulative Quarterly Distributions" are calculated by adding the current Quarterly Distribution to all previously distributed amounts.
(6) "Cumulative Returns" are calculated by adding the Underlying Value of the relevant trust for the applicable distribution date (see related columns above) to the Cumulative Quarterly Distribution for the related three month period (see related columns above).

        Hypothetical Table 12: Price is Volatile with a Net Decrease and
                         Interest Rates Remain Constant

         The following table illustrates the hypothetical scenario in which the Applicable Reference Price of Crude Oil has experienced volatility while experiencing a net decrease in price and the interest rate on the treasuries held in the paired holding trusts remains constant from the closing date through the final scheduled termination date.

--------------------------------------------------------------------------------
                                                                      Change
                                       Total Fees (3)                in Price
                          Three-   ---------------------    Total   Since the
                 Price    Month        Up-       Down-      Price      Most
    Quarter      Level   Treasury     MACRO      MACRO      Level     Recent
     Ended        (1)   Yield (2)     Share      Share     Change     Period
--------------- ------- ---------- ---------- ---------- ---------- ------------
  January 2006   50.00    3.000%
   April 2006    35.98    3.000%      $0.21       $0.21     -28.03%   -28.03%
   July 2006     24.75    3.000%      $0.21       $0.21     -50.51%   -31.23%
  October 2006   25.93    3.000%      $0.21       $0.21     -48.13%    4.80%
  January 2007   28.07    3.000%      $0.21       $0.21     -43.86%    8.23%
   April 2007    24.14    3.000%      $0.21       $0.21     -51.72%   -13.99%
   July 2007     24.55    3.000%      $0.21       $0.21     -50.91%    1.67%
  October 2007   27.27    3.000%      $0.21       $0.21     -45.45%    11.11%
  January 2008   27.41    3.000%      $0.21       $0.21     -45.18%    0.51%
   April 2008    24.62    3.000%      $0.21       $0.21     -50.76%   -10.18%
   July 2008     25.81    3.000%      $0.21       $0.21     -48.38%    4.82%
  October 2008   23.80    3.000%      $0.21       $0.21     -52.40%    -7.78%
  January 2009   23.72    3.000%      $0.21       $0.21     -52.55%    -0.32%
   April 2009    17.89    3.000%      $0.21       $0.21     -64.22%   -24.59%
   July 2009     18.67    3.000%      $0.21       $0.21     -62.65%    4.38%
  October 2009   24.46    3.000%      $0.21       $0.21     -51.09%    30.97%
  January 2010   23.22    3.000%      $0.21       $0.21     -53.56%    -5.06%
   April 2010    22.42    3.000%      $0.21       $0.21     -55.15%    -3.43%
   July 2010     24.20    3.000%      $0.21       $0.21     -51.59%    7.94%
  October 2010   21.97    3.000%      $0.21       $0.21     -56.06%    -9.23%
--------------------------------------------------------------------------------

[TABLE CONTINUED]

-----------------------------------------------------------------------------------------------------------------
                                                                  Cumulative Quarterly
                  Underlying Value (4)  Quarterly Distributions     Distributions (5)     Cumulative Returns (6)
                 ---------------------- ----------------------- ------------------------ ------------------------
                    Up-        Down-        Up-        Down-        Up-         Down-        Up-        Down-
    Quarter        MACRO       MACRO       MACRO       MACRO       MACRO        MACRO       MACRO       MACRO
     Ended         Share       Share       Share       Share       Share        Share       Share       Share
---------------- ---------- ----------- ----------- ----------- ----------- ------------ ----------- ------------
  January 2006
   April 2006     $35.98       $64.02       $0.12       $0.21       $0.12       $0.21       $36.10      $64.22
   July 2006      $24.75       $75.25       $0.08       $0.24       $0.20       $0.45       $24.94      $75.70
  October 2006    $25.93       $74.07       $0.08       $0.24       $0.28       $0.69       $26.22      $74.76
  January 2007    $28.07       $71.93       $0.09       $0.23       $0.37       $0.92       $28.44      $72.86
   April 2007     $24.14       $75.86       $0.08       $0.25       $0.45       $1.17       $24.59      $77.03
   July 2007      $24.55       $75.45       $0.08       $0.24       $0.53       $1.41       $25.08      $76.87
  October 2007    $27.27       $72.73       $0.09       $0.24       $0.62       $1.65       $27.89      $74.38
  January 2008    $27.41       $72.59       $0.09       $0.24       $0.71       $1.89       $28.12      $74.47
   April 2008     $24.62       $75.38       $0.08       $0.24       $0.79       $2.13       $25.41      $77.51
   July 2008      $25.81       $74.19       $0.08       $0.24       $0.87       $2.37       $26.68      $76.56
  October 2008    $23.80       $76.20       $0.08       $0.25       $0.95       $2.62       $24.75      $78.82
  January 2009    $23.72       $76.28       $0.08       $0.25       $1.02       $2.86       $24.75      $79.14
   April 2009     $17.89       $82.11       $0.06       $0.27       $1.08       $3.13       $18.97      $85.24
   July 2009      $18.67       $81.33       $0.06       $0.26       $1.14       $3.39       $19.82      $84.72
  October 2009    $24.46       $75.54       $0.08       $0.24       $1.22       $3.64       $25.68      $79.18
  January 2010    $23.22       $76.78       $0.08       $0.25       $1.30       $3.89       $24.52      $80.67
   April 2010     $22.42       $77.58       $0.07       $0.25       $1.37       $4.14       $23.79      $81.72
   July 2010      $24.20       $75.80       $0.08       $0.25       $1.45       $4.39       $25.65      $80.18
  October 2010    $21.97       $78.03       $0.07       $0.25       $1.52       $4.64       $23.49      $82.67
------------------------------------------------------------------------------------------------------------------

(1) "Price Level" refers to the hypothetical price level of the Applicable Reference Price of Crude Oil.
(2) "Three-Month Treasury Yield" is the hypothetical yield rate associated with the treasuries that mature on or prior to the next distribution date for each quarterly period.
(3) "Total Fees" are calculated by multiplying the underlying value of the Up-MACRO or Down-MACRO share by an annualized fee accrual rate equal to 1.00%.
(4) Underlying Value is a concept that is used in this prospectus in relation to the paired holding trusts. The Underlying Value of a paired holding trust on any date represents the total amount of assets in both paired holding trusts to which the first trust is entitled under the settlement contracts. For purposes of this table, when we refer to the "underlying value" of an Up-MACRO holding or tradeable share or of a Down-MACRO holding or tradeable share, we mean the proportionate share of the underlying value of the Up-MACRO or Down-MACRO holding trust, as applicable, to which that Up-MACRO holding or tradeable share or that Down-MACRO holding or tradeable share is entitled.
(5) "Cumulative Quarterly Distributions" are calculated by adding the current Quarterly Distribution to all previously distributed amounts.
(6) "Cumulative Returns" are calculated by adding the Underlying Value of the relevant trust for the applicable distribution date (see related columns above) to the Cumulative Quarterly Distribution for the related three month period (see related columns above).

        Hypothetical Table 13: Price is Volatile with a Net Increase and
                            Interest Rates Increase

         The following table illustrates the hypothetical scenario in which the Applicable Reference Price of Crude Oil has experienced volatility while experiencing a net increase in price and the interest rate on the treasuries held in the paired holding trusts increased from the closing date through the final scheduled termination date.

--------------------------------------------------------------------------------
                                                                      Change
                                       Total Fees (3)                in Price
                          Three-   ---------------------    Total   Since the
                 Price    Month        Up-       Down-      Price      Most
    Quarter      Level   Treasury     MACRO      MACRO      Level     Recent
     Ended        (1)   Yield (2)     Share      Share     Change     Period
--------------- ------- ---------- ---------- ---------- ---------- ------------
  January 2006   50.00    3.000%
   April 2006    60.41    3.100%      $0.21       $0.21      20.82%    20.82%
   July 2006     57.32    3.200%      $0.21       $0.21      14.65%    -5.11%
  October 2006   49.81    3.300%      $0.21       $0.21      -0.37%   -13.10%
  January 2007   48.88    3.400%      $0.21       $0.21      -2.23%    -1.87%
   April 2007    48.81    3.500%      $0.21       $0.21      -2.38%    -0.15%
   July 2007     43.55    3.600%      $0.21       $0.21     -12.90%   -10.78%
  October 2007   36.88    3.700%      $0.21       $0.21     -26.25%   -15.32%
  January 2008   48.90    3.800%      $0.21       $0.21      -2.19%    32.61%
   April 2008    49.93    3.900%      $0.21       $0.21      -0.15%    2.09%
   July 2008     56.60    4.000%      $0.21       $0.21      13.20%    13.37%
  October 2008   57.99    4.100%      $0.21       $0.21      15.99%    2.46%
  January 2009   57.70    4.200%      $0.21       $0.21      15.39%    -0.51%
   April 2009    56.12    4.300%      $0.21       $0.21      12.23%    -2.74%
   July 2009     54.28    4.400%      $0.21       $0.21      8.55%     -3.28%
  October 2009   60.45    4.500%      $0.21       $0.21      20.89%    11.37%
  January 2010   66.47    4.600%      $0.21       $0.21      32.94%    9.96%
   April 2010    68.87    4.700%      $0.21       $0.21      37.73%    3.61%
   July 2010     92.27    4.800%      $0.21       $0.21      84.54%    33.98%
  October 2010   80.76    4.900%      $0.21       $0.21      61.52%   -12.47%
--------------------------------------------------------------------------------

[TABLE CONTINUED]

-----------------------------------------------------------------------------------------------------------------
                                                                  Cumulative Quarterly
                  Underlying Value (4)  Quarterly Distributions     Distributions (5)     Cumulative Returns (6)
                 ---------------------- ----------------------- ------------------------ ------------------------
                    Up-        Down-        Up-        Down-        Up-         Down-        Up-        Down-
    Quarter        MACRO       MACRO       MACRO       MACRO       MACRO        MACRO       MACRO       MACRO
     Ended         Share       Share       Share       Share       Share        Share       Share       Share
---------------- ---------- ----------- ----------- ----------- ----------- ------------ ----------- ------------
  January 2006
   April 2006     $60.41       $39.59       $0.20       $0.13       $0.20       $0.13       $60.60      $39.72
   July 2006      $57.32       $42.68       $0.20       $0.15       $0.40       $0.28       $57.72      $42.95
  October 2006    $49.81       $50.19       $0.19       $0.19       $0.58       $0.46       $50.40      $50.65
  January 2007    $48.88       $51.12       $0.20       $0.20       $0.78       $0.67       $49.66      $51.78
   April 2007     $48.81       $51.19       $0.21       $0.22       $0.98       $0.89       $49.79      $52.08
   July 2007      $43.55       $56.45       $0.20       $0.25       $1.18       $1.14       $44.73      $57.59
  October 2007    $36.88       $63.12       $0.17       $0.30       $1.35       $1.44       $38.23      $64.56
  January 2008    $48.90       $51.10       $0.24       $0.25       $1.60       $1.69       $50.50      $52.79
   April 2008     $49.93       $50.07       $0.26       $0.26       $1.86       $1.96       $51.79      $52.03
   July 2008      $56.60       $43.40       $0.31       $0.24       $2.17       $2.19       $58.77      $45.59
  October 2008    $57.99       $42.01       $0.33       $0.24       $2.50       $2.43       $60.49      $44.44
  January 2009    $57.70       $42.30       $0.35       $0.25       $2.85       $2.69       $60.54      $44.99
   April 2009     $56.12       $43.88       $0.35       $0.27       $3.20       $2.96       $59.31      $46.85
   July 2009      $54.28       $45.72       $0.35       $0.30       $3.55       $3.26       $57.82      $48.98
  October 2009    $60.45       $39.55       $0.41       $0.27       $3.96       $3.52       $64.40      $43.08
  January 2010    $66.47       $33.53       $0.46       $0.23       $4.42       $3.76       $70.89      $37.29
   April 2010     $68.87       $31.13       $0.50       $0.23       $4.92       $3.98       $73.78      $35.12
   July 2010      $92.27       $7.73        $0.69       $0.06       $5.61       $4.04       $97.88      $11.77
  October 2010    $80.76       $19.24       $0.62       $0.15       $6.23       $4.19       $86.99      $23.43
------------------------------------------------------------------------------------------------------------------

(1) "Price Level" refers to the hypothetical price level of the Applicable Reference Price of Crude Oil.
(2) "Three-Month Treasury Yield" is the hypothetical yield rate associated with the treasuries that mature on or prior to the next distribution date for each quarterly period.
(3) "Total Fees" are calculated by multiplying the underlying value of the Up-MACRO or Down-MACRO share by an annualized fee accrual rate equal to 1.00%.
(4) Underlying Value is a concept that is used in this prospectus in relation to the paired holding trusts. The Underlying Value of a paired holding trust on any date represents the total amount of assets in both paired holding trusts to which the first trust is entitled under the settlement contracts. For purposes of this table, when we refer to the "underlying value" of an Up-MACRO holding or tradeable share or of a Down-MACRO holding or tradeable share, we mean the proportionate share of the underlying value of the Up-MACRO or Down-MACRO holding trust, as applicable, to which that Up-MACRO holding or tradeable share or that Down-MACRO holding or tradeable share is entitled.
(5) "Cumulative Quarterly Distributions" are calculated by adding the current Quarterly Distribution to all previously distributed amounts.
(6) "Cumulative Returns" are calculated by adding the Underlying Value of the relevant trust for the applicable distribution date (see related columns above) to the Cumulative Quarterly Distribution for the related three month period (see related columns above).

        Hypothetical Table 14: Price is Volatile with a Net Increase and
                            Interest Rates Decrease

         The following table illustrates the hypothetical scenario in which the Applicable Reference Price of Crude Oil has experienced volatility while experiencing a net increase in price and the interest rate on the treasuries held in the paired holding trusts decreased from the closing date through the final scheduled termination date.

--------------------------------------------------------------------------------
                                                                      Change
                                       Total Fees (3)                in Price
                          Three-   ---------------------    Total   Since the
                 Price    Month        Up-       Down-      Price      Most
    Quarter      Level   Treasury     MACRO      MACRO      Level     Recent
     Ended        (1)   Yield (2)     Share      Share     Change     Period
--------------- ------- ---------- ---------- ---------- ---------- ------------
  January 2006   50.00    3.000%
   April 2006    60.41    2.900%      $0.21       $0.21      20.82%    20.82%
   July 2006     57.32    2.800%      $0.21       $0.21      14.65%    -5.11%
  October 2006   49.81    2.700%      $0.21       $0.21      -0.37%   -13.10%
  January 2007   48.88    2.600%      $0.21       $0.21      -2.23%    -1.87%
   April 2007    48.81    2.500%      $0.21       $0.21      -2.38%    -0.15%
   July 2007     43.55    2.400%      $0.21       $0.21     -12.90%   -10.78%
  October 2007   36.88    2.300%      $0.21       $0.21     -26.25%   -15.32%
  January 2008   48.90    2.200%      $0.21       $0.21      -2.19%    32.61%
   April 2008    49.93    2.100%      $0.21       $0.21      -0.15%    2.09%
   July 2008     56.60    2.000%      $0.21       $0.21      13.20%    13.37%
  October 2008   57.99    1.900%      $0.21       $0.21      15.99%    2.46%
  January 2009   57.70    1.800%      $0.21       $0.21      15.39%    -0.51%
   April 2009    56.12    1.700%      $0.21       $0.21      12.23%    -2.74%
   July 2009     54.28    1.600%      $0.21       $0.21      8.55%     -3.28%
  October 2009   60.45    1.500%      $0.21       $0.21      20.89%    11.37%
  January 2010   66.47    1.400%      $0.21       $0.21      32.94%    9.96%
   April 2010    68.87    1.300%      $0.21       $0.21      37.73%    3.61%
   July 2010     92.27    1.200%      $0.21       $0.21      84.54%    33.98%
  October 2010   80.76    1.100%      $0.21       $0.21      61.52%   -12.47%
--------------------------------------------------------------------------------

[TABLE CONTINUED]

-----------------------------------------------------------------------------------------------------------------
                                                                  Cumulative Quarterly
                  Underlying Value (4)  Quarterly Distributions     Distributions (5)     Cumulative Returns (6)
                 ---------------------- ----------------------- ------------------------ ------------------------
                    Up-        Down-        Up-        Down-        Up-         Down-        Up-        Down-
    Quarter        MACRO       MACRO       MACRO       MACRO       MACRO        MACRO       MACRO       MACRO
     Ended         Share       Share       Share       Share       Share        Share       Share       Share
---------------- ---------- ----------- ----------- ----------- ----------- ------------ ----------- ------------
  January 2006
   April 2006     $60.41       $39.59       $0.20       $0.13       $0.20       $0.13       $60.60      $39.72
   July 2006      $57.32       $42.68       $0.17       $0.13       $0.37       $0.26       $57.69      $42.93
  October 2006    $49.81       $50.19       $0.14       $0.14       $0.50       $0.39       $50.32      $50.58
  January 2007    $48.88       $51.12       $0.12       $0.13       $0.63       $0.52       $49.51      $51.64
   April 2007     $48.81       $51.19       $0.11       $0.11       $0.74       $0.64       $49.55      $51.83
   July 2007      $43.55       $56.45       $0.09       $0.11       $0.82       $0.75       $44.37      $57.20
  October 2007    $36.88       $63.12       $0.06       $0.11       $0.89       $0.86       $37.76      $63.98
  January 2008    $48.90       $51.10       $0.07       $0.08       $0.96       $0.94       $49.86      $52.03
   April 2008     $49.93       $50.07       $0.06       $0.06       $1.02       $1.00       $50.95      $51.07
   July 2008      $56.60       $43.40       $0.06       $0.04       $1.08       $1.04       $57.68      $44.44
  October 2008    $57.99       $42.01       $0.04       $0.03       $1.12       $1.07       $59.11      $43.08
  January 2009    $57.70       $42.30       $0.03       $0.02       $1.15       $1.09       $58.85      $43.40
   April 2009     $56.12       $43.88       $0.01       $0.01       $1.16       $1.10       $57.28      $44.99
   July 2009      $54.28       $45.72       $0.00       $0.00       $1.16       $1.10       $55.44      $46.83
  October 2009    $60.42       $39.53       $0.00       $0.00       $1.16       $1.10       $61.58      $40.64
  January 2010    $66.40       $33.50       $0.00       $0.00       $1.16       $1.10       $67.57      $34.60
   April 2010     $68.76       $31.09       $0.00       $0.00       $1.16       $1.10       $69.93      $32.19
   July 2010      $92.08       $7.72        $0.00       $0.00       $1.16       $1.10       $93.25       $8.82
  October 2010    $80.56       $19.19       $0.00       $0.00       $1.16       $1.10       $81.72      $20.29
------------------------------------------------------------------------------------------------------------------

(1) "Price Level" refers to the hypothetical price level of the Applicable Reference Price of Crude Oil.
(2) "Three-Month Treasury Yield" is the hypothetical yield rate associated with the treasuries that mature on or prior to the next distribution date for each quarterly period.
(3) "Total Fees" are calculated by multiplying the underlying value of the Up-MACRO or Down-MACRO share by an annualized fee accrual rate equal to 1.00%.
(4) Underlying Value is a concept that is used in this prospectus in relation to the paired holding trusts. The Underlying Value of a paired holding trust on any date represents the total amount of assets in both paired holding trusts to which the first trust is entitled under the settlement contracts. For purposes of this table, when we refer to the "underlying value" of an Up-MACRO holding or tradeable share or of a Down-MACRO holding or tradeable share, we mean the proportionate share of the underlying value of the Up-MACRO or Down-MACRO holding trust, as applicable, to which that Up-MACRO holding or tradeable share or that Down-MACRO holding or tradeable share is entitled.
(5) "Cumulative Quarterly Distributions" are calculated by adding the current Quarterly Distribution to all previously distributed amounts.
(6) "Cumulative Returns" are calculated by adding the Underlying Value of the relevant trust for the applicable distribution date (see related columns above) to the Cumulative Quarterly Distribution for the related three month period (see related columns above).

        Hypothetical Table 15: Price is Volatile with a Net Increase and
                         Interest Rates Remain Constant

         The following table illustrates the hypothetical scenario in which the Applicable Reference Price of Crude Oil has experienced volatility while experiencing a net increase in price and the interest rate on the treasuries held in the paired holding trusts remains constant from the closing date through the final scheduled termination date.

--------------------------------------------------------------------------------
                                                                      Change
                                       Total Fees (3)                in Price
                          Three-   ---------------------    Total   Since the
                 Price    Month        Up-       Down-      Price      Most
    Quarter      Level   Treasury     MACRO      MACRO      Level     Recent
     Ended        (1)   Yield (2)     Share      Share     Change     Period
--------------- ------- ---------- ---------- ---------- ---------- ------------
  January 2006   50.00    3.000%
   April 2006    60.41    3.000%      $0.21       $0.21      20.82%    20.82%
   July 2006     57.32    3.000%      $0.21       $0.21      14.65%    -5.11%
  October 2006   49.81    3.000%      $0.21       $0.21      -0.37%   -13.10%
  January 2007   48.88    3.000%      $0.21       $0.21      -2.23%    -1.87%
   April 2007    48.81    3.000%      $0.21       $0.21      -2.38%    -0.15%
   July 2007     43.55    3.000%      $0.21       $0.21     -12.90%   -10.78%
  October 2007   36.88    3.000%      $0.21       $0.21     -26.25%   -15.32%
  January 2008   48.90    3.000%      $0.21       $0.21      -2.19%    32.61%
   April 2008    49.93    3.000%      $0.21       $0.21      -0.15%    2.09%
   July 2008     56.60    3.000%      $0.21       $0.21      13.20%    13.37%
  October 2008   57.99    3.000%      $0.21       $0.21      15.99%    2.46%
  January 2009   57.70    3.000%      $0.21       $0.21      15.39%    -0.51%
   April 2009    56.12    3.000%      $0.21       $0.21      12.23%    -2.74%
   July 2009     54.28    3.000%      $0.21       $0.21      8.55%     -3.28%
  October 2009   60.45    3.000%      $0.21       $0.21      20.89%    11.37%
  January 2010   66.47    3.000%      $0.21       $0.21      32.94%    9.96%
   April 2010    68.87    3.000%      $0.21       $0.21      37.73%    3.61%
   July 2010     92.27    3.000%      $0.21       $0.21      84.54%    33.98%
  October 2010   80.76    3.000%      $0.21       $0.21      61.52%   -12.47%
--------------------------------------------------------------------------------

[TABLE CONTINUED]

-----------------------------------------------------------------------------------------------------------------
                                                                  Cumulative Quarterly
                  Underlying Value (4)  Quarterly Distributions     Distributions (5)     Cumulative Returns (6)
                 ---------------------- ----------------------- ------------------------ ------------------------
                    Up-        Down-        Up-        Down-        Up-         Down-        Up-        Down-
    Quarter        MACRO       MACRO       MACRO       MACRO       MACRO        MACRO       MACRO       MACRO
     Ended         Share       Share       Share       Share       Share        Share       Share       Share
---------------- ---------- ----------- ----------- ----------- ----------- ------------ ----------- ------------
  January 2006
   April 2006     $60.41       $39.59       $0.20       $0.13       $0.20       $0.13       $60.60      $39.72
   July 2006      $57.32       $42.68       $0.19       $0.14       $0.38       $0.27       $57.71      $42.94
  October 2006    $49.81       $50.19       $0.16       $0.16       $0.54       $0.43       $50.36      $50.62
  January 2007    $48.88       $51.12       $0.16       $0.17       $0.70       $0.59       $49.59      $51.71
   April 2007     $48.81       $51.19       $0.16       $0.17       $0.86       $0.76       $49.67      $51.95
   July 2007      $43.55       $56.45       $0.14       $0.18       $1.00       $0.94       $44.55      $57.39
  October 2007    $36.88       $63.12       $0.12       $0.20       $1.12       $1.15       $38.00      $64.27
  January 2008    $48.90       $51.10       $0.16       $0.17       $1.28       $1.31       $50.18      $52.41
   April 2008     $49.93       $50.07       $0.16       $0.16       $1.44       $1.48       $51.37      $51.55
   July 2008      $56.60       $43.40       $0.18       $0.14       $1.62       $1.62       $58.22      $45.02
  October 2008    $57.99       $42.01       $0.19       $0.14       $1.81       $1.75       $59.80      $43.76
  January 2009    $57.70       $42.30       $0.19       $0.14       $2.00       $1.89       $59.69      $44.20
   April 2009     $56.12       $43.88       $0.18       $0.14       $2.18       $2.03       $58.30      $45.92
   July 2009      $54.28       $45.72       $0.18       $0.15       $2.36       $2.18       $56.63      $47.91
  October 2009    $60.45       $39.55       $0.20       $0.13       $2.55       $2.31       $63.00      $41.86
  January 2010    $66.47       $33.53       $0.22       $0.11       $2.77       $2.42       $69.24      $35.95
   April 2010     $68.87       $31.13       $0.22       $0.10       $2.99       $2.52       $71.86      $33.65
   July 2010      $92.27       $7.73        $0.30       $0.03       $3.29       $2.54       $95.56      $10.28
  October 2010    $80.76       $19.24       $0.26       $0.06       $3.55       $2.61       $84.31      $21.84
------------------------------------------------------------------------------------------------------------------

(1) "Price Level" refers to the hypothetical price level of the Applicable Reference Price of Crude Oil.
(2) "Three-Month Treasury Yield" is the hypothetical yield rate associated with the treasuries that mature on or prior to the next distribution date for each quarterly period.
(3) "Total Fees" are calculated by multiplying the underlying value of the Up-MACRO or Down-MACRO share by an annualized fee accrual rate equal to 1.00%.
(4) Underlying Value is a concept that is used in this prospectus in relation to the paired holding trusts. The Underlying Value of a paired holding trust on any date represents the total amount of assets in both paired holding trusts to which the first trust is entitled under the settlement contracts. For purposes of this table, when we refer to the "underlying value" of an Up-MACRO holding or tradeable share or of a Down-MACRO holding or tradeable share, we mean the proportionate share of the underlying value of the Up-MACRO or Down-MACRO holding trust, as applicable, to which that Up-MACRO holding or tradeable share or that Down-MACRO holding or tradeable share is entitled.
(5) "Cumulative Quarterly Distributions" are calculated by adding the current Quarterly Distribution to all previously distributed amounts.
(6) "Cumulative Returns" are calculated by adding the Underlying Value of the relevant trust for the applicable distribution date (see related columns above) to the Cumulative Quarterly Distribution for the related three month period (see related columns above).

                                      A18

                                                                      Appendix B


                 Historical Graph of Monthly Settlement Prices
                for the Light Sweet Crude Oil Futures Contracts

         The following graph shows the monthly settlement prices for the Light Sweet Crude Oil Futures Contracts for a four year period ended February 2006. The price of oil per barrel increased during this period. Concurrently, the settlement prices of the contracts, reported on a per barrel basis increased significantly during this period. The results shown should not be considered representative of the Applicable Reference Price of Crude Oil in the future nor should the results be viewed as being indicative of the future performance of the Up-MACRO holding shares or the Up-MACRO tradeable shares.

                               [GRAPHIC OMITTED]

Historical Month-End Yield on the 91-day United States Treasury Bill

         The following table shows the historical month-end yield on the 91-day United States treasury bill for the period from January 1980 through May 2005. The yield on the 91-day United States treasury bill fluctuated widely during this period. The results shown should not be considered representations of the yield on the treasuries held in the Paired Holding Trusts in the future nor should the results be considered a representation of the future distributions on the Up-MACRO holding shares or the Up-MACRO tradeable shares.

                             Month-End Yield on the 91-day United States Treasury Bill
                        (as reported by The Federal Reserve Board of Governors, unaudited)
                                        (on an annualized percentage basis)

------------ -------------------------------------------------------------------------------------------------------------------
                                                                     Years
             -------------------------------------------------------------------------------------------------------------------
Month Ended     1980     1981       1982      1983     1984    1985    1986    1987    1988    1989    1990      1991     1992
------------ --------- -------- ----------- -------- -------- ------- ------- ------- ------- ------- ------- ---------- -------
January        12.00%   14.59%     12.52%     8.10%    8.89%   8.05%   6.97%   5.60%   5.64%   8.39%   7.74%     6.19%    3.84%
February       14.01%   14.22%     12.44%     7.93%    9.14%   8.50%   7.02%   5.45%   5.62%   8.71%   7.77%     6.04%    3.93%
March          14.24%   12.46%     13.26%     8.64%    9.72%   8.18%   6.34%   5.61%   5.71%   8.90%   7.80%   5.74%(1)   4.05%
April          10.39%   14.86%     12.34%     8.08%    9.72%   7.85%   6.10%   5.53%   5.98%   8.41%   7.79%     5.51%    3.70%
May            7.75%    15.10%   11.50%(1)    8.63%    9.75%   7.14%   6.30%   5.68%   6.43%   8.61%   7.75%     5.53%    3.70%
June           7.88%    14.28%     12.76%     8.79%    9.92%   6.83%   5.96%   5.73%   6.56%   7.99%   7.74%     5.54%    3.57%
July           8.62%    14.87%     10.17%     9.22%   10.40%   7.28%   5.79%   6.07%   6.95%   7.80%   7.49%     5.53%    3.18%
August         9.96%    15.52%     8.42%      9.26%   10.63%   7.14%   5.17%   6.25%   7.30%   7.89%   7.39%     5.33%    3.16%
September      11.44%   14.34%     7.62%      8.71%   10.22%   7.04%   5.20%   6.61%   7.25%   7.91%   7.14%     5.11%    2.69%
October        12.71%   12.75%     7.90%      8.51%    9.01%   7.19%   5.20%   5.27%   7.36%   7.77%   7.11%     4.82%    2.96%
November       14.48%   10.37%     8.28%      8.88%    8.44%   7.16%   5.39%   5.21%   7.83%   7.59%   7.02%     4.35%    3.27%
December       14.30%   11.08%     7.92%      8.97%    7.85%   7.05%   5.67%   5.68%   8.10%   7.55%   6.44%     3.88%    3.08%
------------ --------- -------- ----------- -------- -------- ------- ------- ------- ------- ------- ------- ---------- -------

------------ -------------------------------------------------------------------------------------------------------------------
                                                                    Years
             -------------------------------------------------------------------------------------------------------------------
Month Ended     1993     1994    1995    1996    1997    1998      1999     2000    2001      2002     2003     2004      2005
------------ --------- -------- ----------- -------- -------- ------- ------- ------- ------- ------- ------- ---------- -------
January         2.90%    2.96%   5.83%   4.91%   5.02%   5.06%     4.37%    5.53%   4.86%     1.73%    1.16%    0.90%     2.48%
February        2.95%    3.36%   5.76%   4.89%   5.09%   5.18%     4.55%    5.62%   4.73%     1.76%    1.18%    0.94%     2.72%
March           2.89%    3.48%   5.70%   5.00%   5.21%   5.02%     4.37%    5.72%   4.20%   1.76%(1)   1.12%    0.93%     2.73%
April           2.91%    3.87%   5.69%   5.01%   5.14%   4.87%     4.43%    5.66%   3.86%     1.74%    1.11%    0.96%     2.84%
May           3.06%(1)   4.16%   5.63%   5.04%   4.82%   4.89%   4.53%(1)   5.48%   3.55%     1.71%    1.09%   1.06%(1)   2.93%
June            3.03%    4.15%   5.44%   5.04%   5.06%   4.97%     4.65%    5.71%   3.57%     1.67%    0.89%    1.31%
July            3.03%    4.27%   5.42%   5.18%   5.11%   4.97%     4.62%    6.03%   3.46%     1.68%    0.94%    1.42%
August          3.01%    4.56%   5.29%   5.15%   5.10%   4.77%     4.84%    6.13%   3.30%     1.66%    0.96%    1.57%
September       2.92%    4.67%   5.24%   4.91%   4.93%   4.26%     4.74%    6.05%   2.35%     1.54%    0.93%    1.68%
October         3.03%    5.03%   5.32%   5.03%   5.07%   4.23%     4.97%    6.19%   2.01%     1.42%    0.94%    1.87%
November        3.14%    5.56%   5.32%   5.00%   5.08%   4.42%     5.15%    6.03%   1.75%     1.20%    0.91%    2.20%
December        3.01%    5.53%   4.96%   5.07%   5.22%   4.37%     5.17%    5.73%   1.71%     1.20%    0.93%    2.18%
------------ ---------- ------- ------- ------- ------- ------- ---------- ------- ------- ---------- ------- ---------- -------

         (1) For this month, the historical yield on the 91-day United States treasury bill for the last Business Day of the month is not available, therefore, the yield on the 91-day United States treasury bill for the second to last Business Day of the month is presented above.

Hypothetical Historical Performance of a Light Sweet Crude Oil MACRO

         The following table illustrates the hypothetical monthly performance of an Up-MACRO holding or tradeable share and a Down-MACRO holding or tradeable share from the period beginning on June 30, 2000 through May 31, 2005. This hypothetical table uses the historical monthly closing settlement prices of the Light Sweet Crude Oil Futures Contract set forth in the table titled "Monthly Settlement Prices of the Light Sweet Crude Oil Futures Contracts" in the related prospectus and the historical information for three-month treasury yields set forth in the table titled "Month-End Yield on 91-day United States Treasury Bill" on page B-2. Furthermore, other than assumptions relating to the Starting Level and the Final Scheduled Termination Date, this table makes each of the assumptions relating to the hypothetical tables set forth in "APPENDIX A -- Hypothetical Scenarios."

             Hypothetical Historical Performance of a Light Sweet Crude Oil MACRO
                                          (unaudited)

---------------------------------------------------------------------------------------------
                                                                 Change      Underlying
                                       Total Fees (3)           in Price       Value (4)
                                    ------------------   Total  Since the -------------------
                Price  Three-Month     Up-      Down-    Price    Most       Up-      Down-
   Quarter      Level    Treasury     MACRO     MACRO    Level   Recent     MACRO     MACRO
    Ended        (1)    Yield (2)     Share     Share   Change   Period     Share     Share
-------------- ------- ------------ --------- -------- -------- --------- --------- ---------
  June 2000     32.50     5.71%       0.00      0.00      0.00%    0.00%    32.50     32.50
  July 2000     27.43     6.03%         *         *     -15.60%  -15.60%    27.43     37.57
 August 2000    33.12     6.13%         *         *       1.91%   20.74%    33.12     31.88
September 2000  30.84     6.05%       0.08      0.09     -5.11%   -6.88%    30.84     34.16
 October 2000   32.70     6.19%         *         *       0.62%    6.03%    32.70     32.30
November 2000   33.82     6.03%         *         *       4.06%    3.43%    33.82     31.18
December 2000   26.80     5.73%       0.08      0.08    -17.54%  -20.76%    26.80     38.20
 January 2001   28.66     4.86%         *         *     -11.82%    6.94%    28.66     36.34
February 2001   27.39     4.73%         *         *     -15.72%   -4.43%    27.39     37.61
  March 2001    26.29     4.20%       0.07      0.09    -19.11%   -4.02%    26.29     38.71
  April 2001    28.46     3.86%         *         *     -12.43%    8.25%    28.46     36.54
   May 2001     28.37     3.55%         *         *     -12.71%   -0.32%    28.37     36.63
  June 2001     26.25     3.57%       0.07      0.09    -19.23%   -7.47%    26.25     38.75
  July 2001     26.35     3.46%         *         *     -18.92%    0.38%    26.35     38.65
 August 2001    27.20     3.30%         *         *     -16.31%    3.23%    27.20     37.80
September 2001  23.43     2.35%       0.06      0.10    -27.91%  -13.86%    23.43     41.57
 October 2001   21.18     2.01%         *         *     -34.83%   -9.60%    21.18     43.82
November 2001   19.44     1.75%         *         *     -40.18%   -8.22%    19.44     45.56
December 2001   19.84     1.71%       0.05      0.11    -38.95%    2.06%    19.84     45.16
---------------------------------------------------------------------------------------------

[TABLE CONTINUED]

--------------------------------------------------------------------------------
                    Quarterly        Cumulative Quarterly       Cumulative
                   Distributions       Distributions (5)        Returns (6)
              ---------------------- --------------------- ---------------------
                  Up-        Down-       Up-      Down-        Up-       Down-
   Quarter       MACRO       MACRO      MACRO     MACRO       MACRO      MACRO
    Ended        Share       Share      Share     Share       Share      Share
------------------------- ---------- ---------- ---------- ----------- ---------
  June 2000       0.00       0.00         *         *         32.50      32.50
  July 2000        *           *          *         *           *          *
 August 2000       *           *          *         *           *          *
September 2000    0.36       0.41       0.36       0.41       31.20      34.57
 October 2000      *           *          *         *           *          *
November 2000      *           *          *         *           *          *
December 2000     0.39       0.43       0.75       0.83       27.55      39.03
 January 2001      *           *          *         *           *          *
February 2001      *           *          *         *           *          *
  March 2001      0.32       0.44       1.08       1.28       27.37      39.99
  April 2001       *           *          *         *           *          *
   May 2001        *           *          *         *           *          *
  June 2001       0.22       0.30       1.30       1.58       27.55      40.33
  July 2001        *           *          *         *           *          *
 August 2001       *           *          *         *           *          *
September 2001    0.16       0.25       1.46       1.83       24.89      43.40
 October 2001      *           *          *         *           *          *
November 2001      *           *          *         *           *          *
December 2001     0.07       0.15       1.53       1.98       21.37      47.14
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------
                                                                 Change      Underlying
                                       Total Fees (3)           in Price       Value (4)
                                    ------------------   Total  Since the -------------------
                Price  Three-Month     Up-      Down-    Price    Most       Up-      Down-
   Quarter      Level    Treasury     MACRO     MACRO    Level   Recent     MACRO     MACRO
    Ended        (1)    Yield (2)     Share     Share   Change   Period     Share     Share
-------------- ------- ------------ --------- -------- -------- --------- --------- ---------
 January 2002  19.48     1.73%         *         *     -40.06%   -1.82%     19.48     45.52
February 2002  21.74     1.76%         *         *     -33.11%   11.60%     21.74     43.26
  March 2002   26.31     1.76%       0.06      0.11    -19.05%   21.02%     26.31     38.69
  April 2002   27.29     1.74%         *         *     -16.03%    3.73%     27.29     37.71
   May 2002    25.31     1.71%         *         *     -22.12%   -7.26%     25.31     39.69
  June 2002    26.86     1.67%       0.07      0.10    -17.35%    6.12%     26.86     38.14
  July 2002    27.02     1.68%         *         *     -16.86%    0.60%     27.02     37.98
 August 2002   28.98     1.66%         *         *     -10.83%    7.25%     28.98     36.02
September 2002 30.45     1.54%       0.07      0.09     -6.31%    5.07%     30.45     34.55
 October 2002  27.22     1.42%         *         *     -16.25%  -10.61%     27.22     37.78
November 2002  26.89     1.20%         *         *     -17.26%   -1.21%     26.89     38.11
December 2002  31.20     1.20%       0.07      0.09     -4.00%   16.03%     31.20     33.80
 January 2003  33.51     1.16%         *         *       3.11%    7.40%     33.51     31.49
February 2003  36.60     1.18%         *         *      12.62%    9.22%     36.60     28.40
  March 2003   31.04     1.12%       0.08      0.08     -4.49%  -15.19%     31.04     33.96
  April 2003   25.80     1.11%         *         *     -20.62%  -16.88%     25.80     39.20
   May 2003    29.56     1.09%         *         *      -9.05%   14.57%     29.56     35.44
  June 2003    30.19     0.89%       0.07      0.09     -7.11%    2.13%     30.19     34.81
  July 2003    30.54     0.94%         *         *      -6.03%    1.16%     30.54     34.46
 August 2003   31.57     0.96%         *         *      -2.86%    3.37%     31.57     33.43
September 2003 29.20     0.93%       0.08      0.09    -10.15%   -7.51%     29.19     35.79
 October 2003  29.11     0.94%         *         *     -10.43%   -0.31%     29.10     35.88
November 2003  30.41     0.91%         *         *      -6.43%    4.47%     30.40     34.58
December 2003  32.52     0.93%       0.08      0.09      0.06%    6.94%     32.50     32.46
 January 2004  33.05     0.90%         *         *       1.69%    1.63%     33.03     31.93
February 2004  36.16     0.94%         *         *      11.26%    9.41%     36.14     28.82
  March 2004   35.76     0.93%       0.09      0.08     10.03%   -1.11%     35.73     29.21
  April 2004   37.38     0.96%         *         *      15.02%    4.53%     37.35     27.59
   May 2004    39.88     1.06%         *         *      22.71%    6.69%     39.85     25.09
  June 2004    37.05     1.31%       0.10      0.07     14.00%   -7.10%    37.015    27.915
  July 2004    43.80     1.42%         *         *      34.77%   18.22%    43.765    21.165
 August 2004   42.12     1.57%         *         *      29.60%   -3.84%    42.085    22.845
September 2004 49.64     1.68%       0.11      0.05     52.74%   17.85%    49.635    15.355
----------------------------------------------------------------------------------------------

[TABLE CONTINUED]

--------------------------------------------------------------------------------
                    Quarterly        Cumulative Quarterly       Cumulative
                   Distributions       Distributions (5)        Returns (6)
              ---------------------- --------------------- ---------------------
                  Up-        Down-       Up-      Down-        Up-       Down-
   Quarter       MACRO       MACRO      MACRO     MACRO       MACRO      MACRO
    Ended        Share       Share      Share     Share       Share      Share
------------------------- ---------- ---------- ---------- ----------- ---------
 January 2002      *           *          *         *           *          *
February 2002      *           *          *         *           *          *
  March 2002      0.04       0.08       1.57       2.06       27.88      40.75
  April 2002       *           *          *         *           *          *
   May 2002        *           *          *         *           *          *
  June 2002       0.05       0.07       1.62       2.13       28.48      40.27
  July 2002        *           *          *         *           *          *
 August 2002       *           *          *         *           *          *
September 2002    0.05       0.06       1.67       2.19       32.12      36.74
 October 2002      *           *          *         *           *          *
November 2002      *           *          *         *           *          *
December 2002     0.04       0.05       1.71       2.24       32.91      36.04
 January 2003      *           *          *         *           *          *
February 2003      *           *          *         *           *          *
  March 2003      0.02       0.02       1.72       2.25       32.76      36.21
  April 2003       *           *          *         *           *          *
   May 2003        *           *          *         *           *          *
  June 2003       0.01       0.01       1.73       2.27       31.92      37.08
  July 2003        *           *          *         *           *          *
 August 2003       *           *          *         *           *          *
September 2003    0.00       0.00       1.72       2.26       30.92      38.06
 October 2003      *           *          *         *           *          *
November 2003      *           *          *         *           *          *
December 2003     0.00       0.00       1.72       2.25       34.24      34.73
 January 2004      *           *          *         *           *          *
February 2004      *           *          *         *           *          *
  March 2004      0.00       0.00       1.71       2.25       37.47      31.49
  April 2004       *           *          *         *           *          *
   May 2004        *           *          *         *           *          *
  June 2004       0.00       0.00       1.71       2.24       38.76      30.19
  July 2004        *           *          *         *           *          *
 August 2004       *           *          *         *           *          *
September 2004    0.00       0.00       1.74       2.26       51.38      17.62
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------
                                                                 Change      Underlying
                                       Total Fees (3)           in Price       Value (4)
                                    ------------------   Total  Since the -------------------
                Price  Three-Month     Up-      Down-    Price    Most       Up-      Down-
   Quarter      Level    Treasury     MACRO     MACRO    Level   Recent     MACRO     MACRO
    Ended        (1)    Yield (2)     Share     Share   Change   Period     Share     Share
-------------- ------- ------------ --------- -------- -------- --------- --------- ---------
 October 2004  51.76     1.87%         *         *     59.26%     4.27%    51.755    13.235
November 2004  49.13     2.20%         *         *     51.17%    -5.08%    49.125    15.865
December 2004  43.45     2.18%       0.12      0.04    33.69%   -11.56%     43.45     21.55
 January 2005  48.20     2.48%         *         *     48.31%    10.93%     48.20     16.80
February 2005  51.75     2.72%         *         *     59.23%     7.37%     51.75     13.25
  March 2005   55.40     2.73%       0.13      0.03    70.46%     7.05%     55.40      9.60
  April 2005   49.72     2.84%         *         *     52.98%   -10.25%     49.72     15.28
   May 2005    51.97     2.93%         *         *     59.91%     4.53%     51.97     13.03
----------------------------------------------------------------------------------------------

[TABLE CONTINUED]

--------------------------------------------------------------------------------
                    Quarterly        Cumulative Quarterly       Cumulative
                   Distributions       Distributions (5)        Returns (6)
              ---------------------- --------------------- ---------------------
                  Up-        Down-       Up-      Down-        Up-       Down-
   Quarter       MACRO       MACRO      MACRO     MACRO       MACRO      MACRO
    Ended        Share       Share      Share     Share       Share      Share
------------------------- ---------- ---------- ---------- ----------- ---------
 October 2004      *           *          *         *           *          *
November 2004      *           *          *         *           *          *
December 2004    0.075       0.025      1.82       2.28       45.27      23.83
 January 2005      *           *          *         *           *          *
February 2005      *           *          *         *           *          *
  March 2005      0.15       0.04       1.98       2.32       57.38      11.92
  April 2005       *           *          *         *           *          *
   May 2005        *           *          *         *           *          *
--------------------------------------------------------------------------------
*        Not applicable.

Footnotes to the table titled "Hypothetical Historical Performance of a Light Sweet Crude Oil MACRO":
(1) "Price Level" refers to the hypothetical price level of the Applicable Reference Price of Crude Oil.
(2) "Three Month Treasury Yield" is the hypothetical yield rate associated with the treasuries that mature on or prior to the next Distribution Date for each quarterly period.
(3) "Total Fees" are calculated by multiplying the Underlying Value of the Up-MACRO or Down-MACRO tradeable share by an annualized fee accrual rate equal to 1.00%.
(4) Underlying Value is a concept that is only used in this prospectus in relation to the Paired Holding Trusts. The Underlying Value of a paired holding trust on any date represents the amount that investors would receive on the shares issued by that trust if the transaction were to end on that date. However, for purposes of simplification, we have assumed that the Up-MACRO tradeable shares represent in the aggregate an "Underlying Value" that is equal to the Underlying Value of the Up-MACRO holding trust and the Down-MACRO tradeable shares represent in the aggregate an "Underlying Value" that is equal to the Underlying Value of the Down-MACRO holding trust.
(5) "Cumulative Quarterly Distributions" are calculated by adding the current Quarterly Distribution to all previously distributed amounts.
(6) "Cumulative Returns" are calculated by adding the Underlying Value of the relevant trust for the applicable Distribution Date (see related columns above) to the Cumulative Quarterly Distribution for the related three month period (see related columns above).

                                   Appendix C

The following is a hypothetical example of how Underlying Value will be calculated:

Example 1
---------

         Assumptions: The Starting Level is $80; the Up-MACRO Holding Trust and Down-MACRO Holding Trust have each raised $100,000,000 and have 1,250,000 holding shares outstanding at a Stated Par Amount of $80 per share; the range for the Up-MACRO Holding Trust is $80 to $160 and the range for the Down-MACRO Holding Trust is $0 to $80; the Daily Yield Rate is 5.00% / 365 for all of the Treasuries and the Daily Fee Accrual is 1.60%/365.

     Day 1 of calculation period --> Applicable Reference Price of Crude Oil rises to $90 (Ending Level = $90).

         Relevant Variables:

         o  Daily Fee Accrual for each trust:

                   Daily fee              Up-MACRO
                  Accrual Rate    x     Asset Amount

                  (1.6% / 365)    x     $100,000,000   = $4,383.56

         o  Available Income Accrual for each trust:

             Daily Yield Rate            Up-MACRO        Daily Fee
            on the Treasuries     x     Investment   -    Accrual
                                          Amount

               {(5% / 365)        x    100,000,000}
                          = $13,698.63               -   $4,383.56   = $9,315.06


         o Price Level Percentage Change for Up-MACRO Holding Trust and the Down-MACRO Holding Trust:

                               90 - 80
                               -------   = 10/80 = 12.5%
                                 80


         o  Daily Earned Income Accrual for the Up-MACRO Holding Trust:

               Since Ending Level is greater than Starting Level,

         o     Up-MACRO Available Income Accrual

               plus

         o     Down-MACRO Available Income Accrual x Price Level Percentage
               Change


               $9,315.06  +   ($9,315.06 x 12.5%)     =    $10,479.45

         o  Up-MACRO and Down-MACRO Investment Amount:

               Since no "losses" have been suffered, and the Daily Yield Rate on the Treasuries exceeds the Daily Fee Accrual Rate, the Investment Amount for each trust equals the number of shares x the Stated Par Amount per share, also referred to as the Up-MACRO or Down-MACRO Aggregate Par Amount:

               $1,250,000  x   $80   =  $100,000,000

Underlying Value on Day 1
-------------------------

               The Underthlying Value of the Up-MACRO Holding Trust equals, on the basis of the foregoing variables, the following:

               Since Ending Level exceeds Starting Level,

         o     the aggregated Earned Income Accrual to this date

               plus

         o     the Up-MACRO Investment Amount

               plus

         o the Down-MACRO Investment Amount multiplied by the Price Level Percentage Change for the Up-MACRO Holding Trust

    $10,479.45  +  $100,000,000  +  ($100,000,000 x 12.5%)   =  $112,510,479.45

          Day 2 of calculation period --> Applicable Reference Price of
                 Crude Oil remains at $90 (Ending Level = $90).

         Relevant Variables:

         o  Daily Fee Accrual for each trust:

                   Daily fee              Up-MACRO
                  Accrual Rate    x     Asset Amount

                  (1.6% / 365)    x     $100,009,315.06 = $4,383.97

         o  Daily Available Income Accrual for each trust:

             Daily Yield Rate            Up-MACRO        Daily Fee
            on the Treasuries     x     Investment   -    Accrual
                                          Amount

               {(5% / 365)        x    100,000,000}
                          = $13,698.63               -   $4,383.97   = $9,314.66

         o Price Level Percentage Change for Up-MACRO Holding Trust and the Down-MACRO Holding Trust:

                               90 - 80
                               -------   = 10/80 = 12.5%
                                 80

         o  Earned Income Accrual for the Up-MACRO Holding Trust:

               Since Ending Level is greater than Starting Level,

         o     Up-MACRO Available Income Accrual

               plus

         o     Down-MACRO Available Income Accrual x Price Level Percentage
               Change


               $9,314.66  +  ($9,314.66 x 12.5%)   =   $10,478.99


         o  Up-MACRO and Down-MACRO Investment Amount:


               Since no "losses" have been suffered, and the Daily Yield Rate on the Treasuries exceeds the Daily Fee Accrual Rate, the Investment Amount for each trust equals the number of shares x Stated Par Amount per share, also referred to as the Up-MACRO or Down-MACRO Aggregate Par Amount:

                   $1,250,000  x   $80   =  $100,000,000

         o     Accrual Up-MACRO and Down-MACRO Asset Amount =

               Investment Amount + Accrual Income Amount =
               $100,000,000 + $9,315.07 + 9,314.66 = $100,018,629.73

Underlying Value on Day 2
-------------------------

               The Underlying Value of the Up-MACRO Holding Trust equals, on the basis of the foregoing variables, the following:

               Since Ending Level exceeds Starting Level,

         o     the Earned Income Accrual to this date

               plus

         o     the Up-MACRO Investment Amount

               plus

         o the Down-MACRO Investment Amount multiplied by the Price Level Percentage Change for the Up-MACRO Holding Trust

   $20,958.44   +  $100,000,000   +  ($100,000,000 x 12.5%)  =  $112,520,958.44

     Day 3 of calculation period --> Applicable Reference Price of Crude Oil falls to $60 (Ending Level = $60).

         Relevant Variables:

         o  Daily Fee Accrual for each trust:

                   Daily fee              Up-MACRO
                  Accrual Rate    x     Asset Amount

                  (1.6% / 365)    x     $100,018,629.66   = $4,384.38

         o  Daily available income accrual for each trust:

             Daily Yield Rate            Up-MACRO        Daily Fee
            on the Treasuries     x     Investment   -    Accrual
                                          Amount

               {(5% / 365)        x    100,000,000}

                          = $13,698.63               -   $4,384.38   = $9,314.25

         o Price Level Percentage Change for Up-MACRO Holding Trust and Down-MACRO Holding Trust:

                               90 - 80
                               -------   = 20/80 = 25%
                                 80

         o  Earned Income Accrual for the Up-MACRO Holding Trust:

               Since Ending Level is lower than Starting Level,

         o     Up-MACRO Available Income Accrual

               minus

         o     Down-MACRO Available Income Accrual x Price Level Percentage
               Change

               $9,314.25  -   ($9,314.25 x 25%)   =   $6,985.69


         o  Up-MACRO and Down-MACRO Investment Amount:


               Since no "losses" have been suffered, and the Daily Yield Rate on the Treasuries exceeds the Daily Fee Accrual Rate, the Investment Amount for each trust equals the number of shares x the Stated Par Amount per share, also referred to as the Up-MACRO or Down-MACRO Aggregate Par Amount:

               $1,250,000  x   $80   =  $100,000,000


         o  Accrual Up-MACRO and Down-MACRO Asset Amount =

             Investment Amount + aggregated Accrual Income Amount = $100,000,000 + $18,629.73 + $9,314.25=$100,027,943.98

Underlying Value on Day 3
-------------------------

               The Underlying Value of the Up-MACRO Holding Trust equals, on the basis of the foregoing variables, the following:


               Since Ending Level is lower than Starting Level,

         o     the aggregated Earned Income Accrual to this date

               plus

         o     the Up-MACRO Investment Amount

               minus

         o the Down-MACRO Investment Amount multiplied by the Price Level Percentage Change for the Up-MACRO Holding Trust

      $27,943.98   +   $100,000,000   -  ($100,000,000 x 25%)  =  $75,027,943.98

Day 4 of calculation period -> Applicable Reference Price of Crude Oil rises to $85 (Ending Level=$85) and a Subsequent Issuance order for 7 MACRO Units and a Redemption order for 12 MACRO Units are due (or net, 250,000 Up-MACRO Holding Shares and 250,000 Down-MACRO Holding Shares, representing 20% of the outstanding Paired Holding Trust shares has been redeemed).


         Relevant Variables:

         o  Up-MACRO Asset Amount:

               Up-MACRO Asset Amount   x          Up-MACRO
                     reduction                  Asset Amount

                 250,000/1,250,000     x      $100,027,943.98    = $80,022,355.3

         o  Daily Fee Accrual for each trust:

                     Daily Fee         x          Up-MACRO
                   Accrual Rate                 Asset Amount

                   (1.6% / 365)        x       $80,022,355.3     = $3,507.83

         o  Available Income Accrual for each trust:

             Daily Yield Rate          Up-MACRO        Daily Fee
             on the Treasuries  x     Investment   -    Accrual
                                        Amount

                {(5% / 365)     x    $80,000,000}

                           = $10,958.90            -     $3,507.83  = $7,451.07

         o Price Level Percentage Change for Up-MACRO Holding Trust and Down-MACRO Holding Trsut:

                               85 - 80
                               -------   = 5/80 = 6.25%
                                 80

         o  Earned Income Accrual for the Up-MACRO Holding Trust:

               Since Ending Level is greater than Starting Level,

         o     Up-MACRO Available Income Accrual

               plus

         o     Down-MACRO Available Income Accrual x Price Level Percentage
               Change

               $7,451.07  +   ($7,451.07 x 6.25%)   =   $7,916.76

         o  Up-MACRO and Down-MACRO Investment Amount:

               Since no "losses" have been suffered, and the Daily Yield Rate on the Treasuries exceeds the Daily Fee Accrual Rate, the Investment Amount for each trust equals the number of shares x the Stated Par Amount per share, also referred to as the Up-MACRO or Down-MACRO Aggregate Par Amount:

               $1,000,000  x   $80   =  $80,000,000

         o  Accrual Up-MACRO and Down-MACRO Asset Amount =

             Investment Amount + aggregated Accrual Income Amount = $80,000,000 +$7,451.07 + (80%*$27,943.98) =$80,029,806.25

Underlying Value on Day 4
-------------------------

               The Underlying Value of the Up-MACRO Holding Trust equals, on the basis of the foregoing variables, the following:

               Since Ending Level is greater than Starting Level,

         o     the aggregated Earned Income Accrual to this date

               plus

         o     the Up-MACRO Investment Amount

               plus

         o the Down-MACRO Investment Amount multiplied by the Price Level Percentage Change for the Up-MACRO Holding Trust

     $29,806.25   +   $80,000,000   +  ($80,000,000 x 6.25%)   =  $85,030,272.06

            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM











                        [To be attached when available]

         WE, IN OUR CAPACITY AS DEPOSITOR, PRESENT HEREIN DRAFT FINANCIAL STATEMENTS FOR THE UP-MACRO HOLDING TRUST THAT ARE INTENDED TO BE ILLUSTRATIVE OF STATEMENTS THAT WILL BE PREPARED BY US ON BEHALF OF THE TRUST AND AUDITED BY AN INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM UPON THE FORMATION OF THE TRUST. THESE ILLUSTRATIVE FINANCIAL STATEMENTS PRESENT THE SEED CAPITAL OF THE TRUST AND SPECIFY IMPORTANT ACCOUNTING POLICIES THAT WILL BE EMPLOYED BY THE TRUST IN ACCOUNTING FOR ITS ASSETS AND LIABILITIES UNDER THE SETTLEMENT CONTRACTS AND THE INCOME DISTRIBUTION AGREEMENT.


                   Claymore MACROshares Oil Up Holding Trust


                        STATEMENT OF FINANCIAL CONDITION

                            as of November [ ], 2006


        Assets
        Current Assets

           Cash                                  $1,000

           Total Assets                          $1,000
                                                  =====

        Shareholders' Equity

        Founder's Capital Shares                 $1,000
           (1,000 shares, par value $1/share)

        Total Liabilities and Shareholders'
        Equity                                   $1,000
                                                  =====



See accompanying notes.

                 NOTES TO THE STATEMENT OF FINANCIAL CONDITION
                            as of November [ ], 2006


A.   Organization


         The Claymore MACROshares Oil Up Holding Trust (the "Up-MACRO Holding Trust") is a trust formed under the laws of the State of New York by MACRO Securities Depositor, LLC (the "Depositor") on November [ ], 2006 pursuant to a trust agreement entered into by the Depositor, Investors Bank & Trust Company, as trustee (in such capacity, the "Trustee") and Claymore Securities Inc., as administrative agent and marketing agent (in such capacities, the "Administrative Agent" and the "Marketing Agent") which governs the activities of the Up-MACRO Holding Trust and specifies the terms of the Up-MACRO Holding Shares. The Depositor has also formed the Claymore MACROshares Oil Down Holding Trust (the "Down-MACRO Holding Trust" and, together with the Up-MACRO Holding Trust, the "Paired Holding Trusts"). Each of the Paired Holding Trusts will issue shares on a continuous basis (which are referred to, respectively, as "Up-MACRO Holding Shares" and "Down-MACRO Holding Shares," and, collectively, as "Paired Holding Shares") in minimum aggregations called "MACRO Units," each of which consists of 50,000 Up-MACRO Holding Shares and 50,000 Down-MACRO Holding Shares. Paired Holding Shares will be issued at the direction of Authorized Participants (as defined herein). The objective of the Paired Holding Trusts is, in the case of the Up-MACRO Holding Trust, to provide investors with investment returns that correspond with changes in the price of NYMEX crude oil futures contracts within the principal range from (i) zero to
(ii) twice the starting level of that price on or about the date of the first issuance of Paired Holding Shares (the "Starting Level") and, in the case of the Down-MACRO Holding Trust, to provide investors with investment returns that correspond inversely with the price of NYMEX crude oil futures within the principal range from (i) zero to (ii) twice the Starting Level. For example, if the Starting Level is $75, the price range within which the Paired Holding Trusts will provide principal returns is $0 to $150.

         As of the date hereof, the Up-MACRO Holding Trust has had no operations or transactions, other than the issuance of 1,000 non-voting, non-transferable Founders' Shares with a par value of $1 per share in return for $1,000, which constitutes the initial and permanent capital of the Up-MACRO Holding Trust. Claymore Securities, Inc. and the Depositor were each issued 500 of the Founders' Shares. The Founders' Shares were issued to two separate entities to ensure that the Up-MACRO Holding Trust maintains its designation as a partnership for federal tax law.

         Once issued, not less than a majority of all outstanding Up-MACRO Holding Shares must always be held by another trust formed by the Depositor -- the Claymore MACROshares Oil Up Tradeable Trust (the "Up-MACRO Tradeable
Trust") which will issue the Claymore MACROshares Oil Up Tradeable Shares or the "Up-MACRO Tradeable Shares." Once issued, not less than a majority of all outstanding Down-MACRO Holding Shares must always be held by the Claymore MACROshares Oil Down Tradeable Trust, also formed by the Depositor (the "Down-MACRO Tradeable Trust" and, together with the Up-MACRO Tradeable Trust, the "Tradeable Trusts"), which will issue the Claymore MACROshares Oil Down Tradeable Shares or the "Down-MACRO Tradeable Shares." Authorized Participants may exchange Up-MACRO Holding Shares for Up-MACRO Tradeable Shares and Up-MACRO Tradeable Shares for Up-MACRO Holding Shares. Each such exchange must be made in minimum lots of 50,000 shares. One Up-MACRO Holding Share on deposit in the Up-MACRO Tradeable Trust will be delivered for each Up-MACRO Tradeable Share tendered for exchange. One Up-MACRO Tradeable Share will be delivered for each Up-MACRO Holding Share deposited into the Up-MACRO Tradeable Trust. The sole business of the Up-MACRO Tradeable Trust will consist of investing in and holding the Up-MACRO Holding Shares and the sole business of the Down-MACRO Tradeable Trust will consist of investing in and holding the Down-MACRO Holding Shares.

         The assets of the Up-MACRO Holding Trust will consist of cash, U.S. government securities, repurchase agreements collateralized by U.S. government securities and OTC derivative instruments entered into between the Paired Holding Trusts. These derivative instruments will consist of "Settlement Contracts" which provide that the Up-MACRO Holding Trust will be entitled to receive from, or be required to make to, the Down-MACRO Holding Trust a payment at the termination of each of these contracts in an amount that reflects the percentage change between the settlement price of NYMEX crude oil futures contracts (the "Closing Price") at the time when the Settlement Contracts are terminated and the Starting Level of that price. The NYMEX crude oil futures contracts that will be referenced by the Paired Holding Trusts are (i) futures contracts that mature during the next calendar month succeeding the current month for any date of determination occurring on or after the first day of the current month up to but excluding the 11th New York Business Day of that month and (ii) futures contracts that mature during the second calendar month succeeding the current calendar month for any date of determination occurring on or after such 11th New York Business Day (provided that the switch out of next month's contract to the succeeding month's contract may not take place later than the 17th day of each month).

         For purposes of determining the per share net asset value at which Paired Holding Shares will be redeemed or created, each Settlement Contract will be valued on each "New York Business Day" (any day on which stock exchanges and New York money center banks are open for business) against the Closing Price and the resulting percentage change in the Closing Price from the Starting Level. The performance obligations of the Paired Holding Trusts to each other under the Settlement Contracts are 100% collateralized by cash, U.S. government securities and repurchase agreements backed by U.S. government securities that are held in each of the Paired Holding Trusts. The Up-MACRO Holding Trust's obligations will not be leveraged and the trust will realize capital gains or losses only when a Settlement Contract is terminated in connection with a paired optional redemption, an early termination or the final scheduled termination of the Paired Holding Trusts.

         The "Income Distribution Agreement" entered into between the Paired Holding Trusts is the means for allocating between the Paired Holding Trusts the daily income accrual on the U.S. government securities and other assets on deposit in the trusts. These assets were purchased with cash held by the trusts at the beginning of each calendar quarter and cash received from investors who directed subsequent issuances of Paired Holding Shares during that calendar quarter, less the daily expense accrual for each of the Paired Holding Trusts. Under the Income Distribution Agreement, the Up-MACRO Holding Trust will be obligated to pay a portion of its income to the Down-MACRO Holding Trust or entitled to receive a portion of the Down-MACRO Holding Trust's income, based on the percentage change of the Closing Price from its Starting Level on each day of the calendar quarter between distribution dates. The Up-MACRO Holding

Trust's daily income recorded under the Income Distribution Agreement will reflect either an asset receivable by it or a liability payable by it, based upon the daily value changes in the Closing Price relative to its Starting Level. A payment will be made by one of the Paired Holding Trusts to the other on each quarterly distribution date and the Up-MACRO Holding Trust will then distribute its remaining income (if it had to make a payment under the Income Distribution Agreement) or all of its income and a portion of the income it received from the Down-MACRO Holding Trust (if it received a payment under the Income Distribution Agreement) as a quarterly distribution to its shareholders on or immediately following such quarterly distribution date.

         The shares of the Paired Holding Trusts are expected to be held primarily by entities who are banks, broker-dealers or other participant members of The Depository Trust Company ("DTC") and who have executed a contract with the Trustee and the Administrative Agent ("Authorized Participants"). Authorized Participants may direct the issuance and redemption of Up-MACRO and Down-MACRO Holding Shares in MACRO Units on a continuous basis. "Paired Subsequent Issuances" are all issuances of Paired Holding Shares in MACRO Units that occur at any time after the formation of the Paired Holding Trusts, and "Paired Optional Redemptions" are all optional, shareholder-directed redemptions of Paired Holding Shares in MACRO Units. Paired Holding Shares are always issued in Paired Subsequent Issuances and always redeemed in Paired Optional Redemptions at a specified redemption price equal to the combined net assets of the Paired Holding Trusts attributable to the shares being issued or redeemed. The final distribution made on the Up-MACRO Holding Shares being redeemed in a Paired Optional Redemption will equal the ratable portion of the net assets of the Up-MACRO Holding Trust that are remaining in the trust after it has made or received a settlement payment under each Settlement Contract that was terminated in connection with such redemption. The market price of the Up-MACRO or Down-MACRO Tradeable Shares at the time of the redemption of any Paired Holding Shares will have no effect on or relation to the price at which the applicable holding trust is required to redeem those holding shares.

         Orders for Paired Subsequent Issuances and Paired Optional Redemptions will be accepted from Authorized Participants on each New York Business Day. Paired Subsequent Issuances and Paired Optional Redemptions can be settled on order date plus one business day or order date plus three business days, depending upon whether the Authorized Participants tender Paired Holding Shares or Tradeable Shares (which must first be exchanged for the underlying Up-MACRO or Down-MACRO Holding Shares).


B.   Significant Accounting Policies

         The following is a summary of the significant accounting policies which will be consistently followed by the Up-MACRO Holding Trust in the preparation of its financial statements. The policies are in conformity with accounting principles generally accepted in the United States of America. The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities on the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Government Securities

         The Up-MACRO Holding Trust will invest in debt securities issued by the U.S. government and repurchase agreements (or "repos") collateralized by U.S. government securities, which have, in each case, remaining maturities or terms of less than ninety (90) days. The government securities and repos will be valued at amortized cost.


The Settlement Contracts

         Upon each issuance of Up-MACRO holding shares as part of a MACRO Unit in a Paired Subsequent Issuance, the Up-MACRO Holding Trust will enter into a new Settlement Contract with the Down-MACRO Holding Trust. For each New York Business Day, the Paired Optional Redemptions and Paired Subsequent Issuances ordered on that day will be netted for purposes of determining how many Settlement Contracts need to be entered into or terminated on that day; however, one Settlement Contract must always be outstanding for one MACRO Unit of outstanding Paired Holding Shares. Under the Settlement Contracts, the Up-MACRO Holding Trust will either (1) be required to deliver all or a portion of its assets (held in the form of cash, government securities and repos) to the Down-MACRO Holding Trust or (2) be entitled to receive all or a portion of the assets (held in the form of the same types of assets) of the Down-MACRO Holding Trust. These settlement obligations will be based on the change in the Closing Price from its Starting Level on the day on which a redemption order for Paired Holding Shares is delivered to the Administrative Agent. The final distribution made on the Up-MACRO Holding Shares will depend upon the settlement payment that the Up-MACRO Holding Trust will either be required to make or be entitled to receive under the Settlement Contracts when such contracts are settled in connection with Paired Optional Redemptions, early terminations or the final scheduled termination of the Up-MACRO Holding Trust.

         The settlement obligations of the Paired Holding Trusts under the Settlement Contracts are fully supported by the cash, government securities and repos held by each trust. Each daily recording of the difference between the Closing Price and the Starting Level is referred to as the daily calculation of the amount due to or from the Up-MACRO Holding Trust under the Settlement Contract. If the Closing Price exceeds its Starting Level an asset receivable will be recorded as being due from the Down-MACRO Holding Trust under the Settlement Contracts. If the Closing Price is less than its Starting Level, a liability payable to the Down-MACRO Holding Trust will be recorded under the Settlement Contracts. If the Closing Price equals its Starting Level, no account entry will be recorded.


Income Distribution Agreement

         Under the Income Distribution Agreement with the Down-MACRO Holding Trust, the Up-MACRO Holding Trust will, on each quarterly distribution date, either (1) be required to pay all or a portion of its income from its government securities and repos, after deduction of a fixed number of basis points for the payment of fees and expenses, to the Down-MACRO Holding Trust or
(2) be entitled to receive all or a portion of the Down-MACRO Holding Trust's income, after the Down-MACRO Holding Trust has deducted a fixed number of basis points for payment of its expenses and fees, based on its daily accrued income for each day during the preceding calendar quarter and the Closing Price for that day. If the Closing Price on any New York

Business Day exceeds its Starting Level, the Up-MACRO Holding Trust will record a payment obligation to be made to it by the Down-MACRO Holding Trust under the Income Distribution Agreement as an asset receivable for that day. If the Closing Price is less than its Starting Level on any New York Business Day, the Up-MACRO Holding Trust will record a liability payable to the Down-MACRO Holding Trust under the Income Distribution Agreement. If the Closing Price equals its Starting Level, no account entry will be recorded. For any day that is not a New York Business Day, the Closing Price from the last preceding New York Business Day will be used to calculate the asset or liability under the Income Distribution Agreement for that day. The assets receivable and liabilities payable for each day by the Up-MACRO Holding Trust will be netted in order to determine whether it will make a net payment to, or be entitled to receive a net payment from, the Down-MACRO Holding Trust on the quarterly distribution date, prior to distributing its income to its shareholders.


Federal Income Taxes

         The Up-MACRO Holding Trust is treated as a partnership for federal income tax purposes and, therefore, no provision for federal income taxes is required.


Fees and Expenses

         Fees and expenses will be deducted from the income realized by the Up-MACRO Holding Trust (and, if income is insufficient during any quarter, from the assets of the Up-MACRO Holding Trust) in an amount equal to the product of the trust's assets and (i) a rate of 160 basis points per annum until the second anniversary of the formation of the Up-MACRO Holding Trust and (ii) a rate of 150 basis points per annum thereafter. The amount deducted will be used to pay general administrative expenses of the Up-MACRO Holding Trust and the Up-MACRO Tradeable Trust and the fees and expenses of parties that provide various services to these trusts such as the Trustee, the Administrative Agent and the Marketing Agent, to pay intellectual property licensing fees to the NYMEX and to MacroMarkets LLC, and to reimburse the Depositor for a portion of the offering and organizational costs of the Up-MACRO Holding Trust and the Up-MACRO Tradeable Trust. If actual fees and expenses incurred by the Up-MACRO Holding Trust and the Up-MACRO Tradeable Trust exceed the applicable fee deduction rate of 160 or 150 basis points, MacroMarkets LLC and the Administrative Agent have agreed to waive their fees. If, after the waiver, a shortfall remains, the Depositor will assume these expenses. To the extent there is a surplus, the Depositor is entitled to the excess.


Redeemable Up-MACRO Holding Shares

         The Up-MACRO Holding Shares are classified as "redeemable" for financial statement purposes, because they are subject to continuous redemption as described herein. Individual investors cannot purchase or redeem shares in direct transactions with the Up-MACRO Holding Trust. The Up-MACRO Holding Trust only deals with Authorized Participants, who may redeem Up-MACRO Holding Shares at any time (but only together with Down-MACRO Holding Shares in the prescribed minimum aggregations that constitute MACRO Units), provided that optional redemptions of shares may be suspended in certain circumstances which are described in the trust agreement.

Indemnifications

         Under the Up-MACRO Holding Trust's organizational documents, the Depositor, the Administrative Agent, the Trustee, NYMEX and MacroMarkets LLC are indemnified by the Up-MACRO Holding Trust against any liability or expense that any of them may incur in connection with the service and licensing agreements into which they entered with the Up-MACRO Holding Trust and Up-MACRO Tradeable Trust that is not the result of gross negligence, bad faith, willful misconduct or reckless disregard on their part. The Up-MACRO Holding Trust's maximum exposure under these indemnification arrangements (as set forth in its trust agreement, the trust agreement for the Up-MACRO Tradeable Trust and certain licensing agreements) is unknown and dependent upon future claims that may be made against the Up-MACRO Holding Trust and the Up-MACRO Tradeable Trust based on events that have not yet occurred.


Concentration Risk

         The Up-MACRO Holding Trust's performance will be determined by the daily Closing Price of NYMEX light sweet crude oil futures contracts. Therefore, the primary risk of loss to the Up-MACRO Holding Trust comes from fluctuations in the Closing Price of crude oil futures contracts. The maximum price level of crude oil futures for which the Up-MACRO Holding Trust can deliver investment returns corresponding to the price of such crude oil futures is equal to twice the Starting Level. (Conversely, the minimum price level of crude oil futures for which the Down-MACRO Holding Trust can deliver inverse investment returns corresponding to the price of such crude oil futures is equal to $0.00.) In addition, the Up-MACRO Holding Trust is exposed to possible indemnification obligations, as described above. An additional risk comes from interest rate fluctuations, which will affect the total amount of income earned by the Paired Holding Trusts.


Termination of the Trust

         The Up-MACRO Holding Trust will be terminated on the twentieth anniversary date of its first scheduled quarterly distribution date. On such date, the holders of any Up-MACRO Holding Shares which remain outstanding will receive the net assets of the Up-MACRO Holding Trust after the settlement and termination of all outstanding Settlement Contracts in the same manner as such contracts would be settled and terminated in connection with any Paired Optional Redemption. The Income Distribution Agreement will also be terminated, but no settlement obligations will be due thereunder.

         Additional termination events of the Up-MACRO Holding Trust consist of
(i) any event in which any of the Paired Holding Trusts or the Tradeable Trusts (collectively, the "MACRO Trusts") become insolvent or bankrupt; (ii) any of the MACRO Trusts become required to register as "investment companies" under the Investment Company Act of 1940, as amended; (iii) the MACRO Trusts are prohibited from using, or NYMEX or the applicable substitute oil price provider does not establish, a settlement price for light sweet crude oil futures or the applicable substitute reference oil price for five consecutive New York Business Days and no other substitute oil benchmark is identified and approved by the shareholders and/or the Depositor is unable to negotiate a licensing arrangement with any such substitute oil price provider;

(iv) the Closing Price falls to only 15% of its Starting Level (at which Closing Price the Up-MACRO Holding Trust would be entitled to retain only 15% of its own assets under the Settlement Contracts) or the Closing Price rises to a level that is equal to 185% of its Starting Level (at which Closing Price the Up-MACRO Holding Trust would be entitled to receive all but 15% of the Down-MACRO Holding Trust's assets); and (v) the reduction of the funds of either of the Paired Holding Trusts to an amount below $10 million U.S. dollars.

         In the case of each of these termination events, including the event described in clause (iv) above, the Settlement Contracts would settle on the next distribution date on the basis of the Closing Price on the last New York Business Day that preceded that distribution date, which may be different from the Closing Price at the time when the termination event occurred.

            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM











                        [To be attached when available]

         WE, IN OUR CAPACITY AS DEPOSITOR, PRESENT HEREIN DRAFT FINANCIAL STATEMENTS FOR THE UP-MACRO TRADEABLE TRUST THAT ARE INTENDED TO BE ILLUSTRATIVE OF STATEMENTS THAT WILL BE PREPARED BY US ON BEHALF OF THE TRUST AND AUDITED BY AN INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM UPON THE FORMATION OF THE TRUST. THESE ILLUSTRATIVE FINANCIAL STATEMENTS PRESENT THE SEED CAPITAL OF THE TRUST AND SPECIFY IMPORTANT ACCOUNTING POLICIES THAT WILL BE EMPLOYED BY THE TRUST IN ACCOUNTING FOR ITS ASSETS AND LIABILITIES UNDER THE SETTLEMENT CONTRACTS AND THE INCOME DISTRIBUTION AGREEMENT.


                  Claymore MACROshares Oil Up Tradeable Trust


                        STATEMENT OF FINANCIAL CONDITION

                            as of November [ ], 2006


        Assets
        Current Assets
        Cash                                     $1,000

        Total Assets                             $1,000
                                                  =====

        Shareholder's Equity

        Founder's Capital Shares
           (1,000 shares, par value $1 per       $1,000
        share)

        Total Liabilities and Shareholders'
        Equity                                   $1,000
                                                  =====



See accompanying notes.

                 NOTES TO THE STATEMENT OF FINANCIAL CONDITION
                            as of November [ ], 2006


A.   Organization

         MACRO Securities Depositor, LLC (the "Depositor") has formed the Claymore MACROshares Oil Up Tradeable Trust (the "Up-MACRO Tradeable Trust"), the Claymore MACROshares Oil Down Tradeable Trust (the "Down-MACRO Tradeable Trust"), the Claymore MACROshares Oil Up Holding Trust (the "Up-MACRO Holding Trust") and the Claymore MACROshares Oil Down Holding Trust (the "Down-MACRO Holding Trust"). Each of the trusts was formed under the laws of the State of New York on November [ ], 2006.

         The Up-MACRO Holding Trust and the Down-MACRO Holding Trust are referred to as "Paired Holding Trusts." Each of the Paired Holding Trusts will issue shares (which are referred to, respectively, as "Up-MACRO Holding Shares" and "Down-MACRO Holding Shares," and, collectively, as "Paired Holding Shares") in minimum aggregations called "MACRO Units," each of which consists of 50,000 Up-MACRO Holding Shares and 50,000 Down-MACRO Holding Shares. The objective of the Paired Holding Trusts is, in the case of the Up-MACRO Holding Trust, to provide investors with investment returns that correspond with changes in the price of NYMEX crude oil futures contracts within the principal range from (i) zero to (ii) twice the starting level of that price on or about the date of the first issuance of Paired Holding Shares (the "Starting Level") and, in the case of the Down-MACRO Holding Trust, to provide investors with investment returns that correspond inversely with the price of NYMEX crude oil futures within the principal range from (i) zero to (ii) the twice the Starting Level. For example, if the Starting Level is $75, the price range within which the Paired Holding Trusts will provide principal returns is $0 to $150.

         The Depositor, Investors Bank & Trust Company, as trustee (in such capacity, the "Trustee") and Claymore Securities Inc., as administrative agent and marketing agent (in such capacities, the "Administrative Agent" and the "Marketing Agent") have entered into a trust agreement that governs the activities of the Up-MACRO Tradeable Trust and specifies the terms of the shares issued by the Up-MACRO Tradeable Trust (the "Up-MACRO Tradeable Shares"). The Up-MACRO Tradeable Trust intends to issue the Up-MACRO Tradeable Shares on a continuous basis in exchange for deposits of Up-MACRO Holding Shares. Up-MACRO Tradeable Shares will only be issued or exchanged for the underlying Up-MACRO Holding Shares in connection with an issuance of Up-MACRO Holding Shares that are deposited into the Up-MACRO Tradeable Trust or the withdrawal of Up-MACRO Holding Shares from the Up-MACRO Tradeable Trust. One Up-MACRO Tradeable Share will be issued for each Up-MACRO Holding Share deposited into the Up-MACRO Tradeable Trust. The per share net asset value of one Up-MACRO Tradeable Share will always equal the per share net asset value of one Up-MACRO Holding Share. Paired Holding Shares may only be created and redeemed, and Up-MACRO Tradeable Shares may only be created and exchanged, through entities who are banks, broker-dealers or other participant members of The Depository Trust Company ("DTC") who have executed a contract with the Trustee and the Administrative Agent ("Authorized Participants"). Each Up-MACRO Tradeable Share represents an undivided beneficial interest in the pool of Up-MACRO Holding Shares deposited in the Up-MACRO Tradeable Trust.

         As of the date hereof, the Up-MACRO Tradeable Trust has had no operations or transactions, other than the issuance of 1,000 Founders' Shares with a par value of $1 per share in return for $1,000, which constitutes the initial and permanent capital of the Up-MACRO Tradeable Trust. Claymore Securities, Inc. and the Depositor were each issued 500 of the Founders' Shares.

         The assets of the Up-MACRO Tradeable Trust will consist solely of the initial deposit of $1,000 and the Up-MACRO Holding Shares on deposit from time to time therein. The Up-MACRO Tradeable Trust shares will trade on the American Stock Exchange ("Amex"), at negotiated prices, during "New York Business Days" (any day on which stock exchanges and New York money center banks are open for business). The market price of the Up-MACRO Tradeable Shares is expected to reflect the current market price of the referenced NYMEX light sweet crude oil futures contracts to which the Up-MACRO Tradeable Shares are benchmarked. This market price may diverge from the closing per share net asset value of the Up-MACRO Tradeable Trust. Based on market demand throughout the trading day, the Up-MACRO Tradeable Shares may trade at a premium or a discount to their per share net asset value. However, the market price is expected to be realigned with the per share net asset value by arbitrage activity on the part of Authorized Participants. If the Up-MACRO Tradeable Shares are trading at a premium to their per share net asset value, Authorized Participants would be expected to create additional shares at their per share net asset value (by creating Paired Holding Shares and depositing new Up-MACRO Holding Shares into the Up-MACRO Tradeable Trust), thereby increasing supply and decreasing the market price. If the Up-MACRO Tradeable Shares are trading at a discount to their per share net asset value, Authorized Participants would be expected to redeem the shares at their per share net asset value (by exchanging the shares for the underlying Up-MACRO Holding Shares and then redeeming such shares, together with the paired Down-MACRO Holding Shares), thereby decreasing supply and increasing the market price of the Up-MACRO Tradeable Shares. The ability of Authorized Participants to arbitrage the premium or discount reflected in the market price of the Up-MACRO Tradeable Shares will depend upon the premium or discount, if any, at which the Down-MACRO Holding Shares are concurrently trading.

         The assets of the Up-MACRO Holding Trust will consist of cash, government securities, repurchase agreements collateralized by U.S. government securities and OTC derivative instruments entered into between the Paired Holding Trusts. These derivative instruments will consist of "Settlement Contracts" which provide that the Up-MACRO Holding Trust will be entitled to receive from, or be required to make to, the Down-MACRO Holding Trust a payment at the termination of each of these contracts in an amount that reflects the percentage change between the settlement price of NYMEX crude oil futures contracts (the "Closing Price") at the time when the Settlement Contracts are terminated and the Starting Level of that price on November [ ], 2006 (the "Starting Level"). The NYMEX crude oil futures contracts that will be referenced by the Paired Holding Trusts are (i) futures contracts that mature during the next calendar month succeeding the current month for any date of determination occurring on or after the first day of the current month up to but excluding the 11th New York Business Day of that month and (ii) futures contracts that mature during the second calendar month succeeding the current calendar month for any date of determination occurring on or after such 11th New York Business Day (provided that the switch out of next month's contract to the succeeding month's contract may not take place later than the 17th day of each month).

         For purposes of determining the per share net asset value at which Paired Holding Shares will be redeemed or created, each Settlement Contract will be valued on each New York Business Day against the Closing Price and the resulting percentage change in the Closing Price from the Starting Level. The performance obligations of the Paired Holding Trusts to each other under the Settlement Contracts are 100% collateralized by cash, U.S. government securities and repurchase agreements backed by U.S. government securities that are held in each of the Paired Holding Trusts. The Up-MACRO Holding Trust's obligations will not be leveraged and the trust will realize capital gains or losses only when a Settlement Contract is terminated in connection with a paired optional redemption, an early termination or the final scheduled termination of the Paired Holding Trusts.

         The "Income Distribution Agreement" entered into between the Paired Holding Trusts is the means for allocating between the Paired Holding Trusts the daily income accrual on the U.S. government securities and other assets on deposit in the trusts. These assets were purchased with cash held by the trusts at the beginning of each calendar quarter and cash received from investors who directed subsequent issuances of Paired Holding Shares during that calendar quarter, less the daily expense accrual for each of the Paired Holding Trusts. Under the Income Distribution Agreement, the Up-MACRO Holding Trust will be obligated to pay a portion of its income to the Down-MACRO Holding Trust or entitled to receive a portion of the Down-MACRO Holding Trust's income, based on the percentage change of the Closing Price from its Starting Level on each day of the calendar quarter between distribution dates. The Up-MACRO Holding Trust's daily income recorded under the Income Distribution Agreement will reflect either an asset receivable by it or a liability payable by it, based upon the daily value changes in the Closing Price relative to its Starting Level. A payment will be made by one of the Paired Holding Trusts to the other on each quarterly distribution date and the Up-MACRO Holding Trust will then distribute its remaining income (if it had to make a payment under the Income Distribution Agreement) or all of its income and a portion of the income it received from the Down-MACRO Holding Trust (if it received a payment under the Income Distribution Agreement) as a quarterly distribution to its shareholders on or immediately following such quarterly distribution date.


B.   Significant Accounting Policies

         The following is a summary of the significant accounting policies which will be consistently followed by the Up-MACRO Tradeable Trust in the preparation of its financial statements. The policies are in conformity with accounting principles generally accepted in the United States of America. The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities on the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


Federal Income Taxes

         The Up-MACRO Holding Trust is treated as a grantor trust for federal income tax purposes and, therefore, no provision for federal income taxes is required.

Fees and Expenses

         All fees and expenses of the Up-MACRO Tradeable Trust will be paid by the Up-MACRO Holding Trust. Because the Up-MACRO Tradeable Trust invests solely in the shares of the Up-MACRO Holding Trust, its investment will be subject to the fees and expenses charged by the Up-MACRO Holding Trust.


Distributions

         The Up-MACRO Tradeable Trust will pass through each quarterly and final distribution it receives on the Up-MACRO Holding Shares it holds on deposit on the date of receipt thereof.


Indemnifications

         Under the Up-MACRO Holding Trust's and the Up-MACRO Tradeable Trust's organizational documents, the Depositor, the Administrative Agent, the Trustee, NYMEX and MacroMarkets LLC are indemnified by the Up-MACRO Holding Trust against any liability or expense that any of them may incur in connection with the service and licensing agreements into which they entered with the Up-MACRO Holding Trust and Up-MACRO Tradeable Trust that is not the result of gross negligence, bad faith, willful misconduct or reckless disregard on their part. The Up-MACRO Holding Trust's maximum exposure under these indemnification arrangements (as set forth in its trust agreement, the trust agreement for the Up-MACRO Tradeable Trust and certain licensing agreements) is unknown and dependent upon future claims that may be made against the Up-MACRO Holding Trust and the Up-MACRO Tradeable Trust based on events that have not yet occurred.


Concentration Risk

         The Up-MACRO Tradeable Trust will invest solely in the Up-MACRO Holding Trust. The Up-MACRO Holding Trust's performance will be determined by the daily Closing Price of NYMEX light sweet crude oil futures contracts. Therefore, the primary risk of loss to the Up-MACRO Holding Trust comes from fluctuations in the Closing Price of crude oil futures contracts. The maximum price level of crude oil futures for which the Up-MACRO Holding Trust can deliver investment returns corresponding to the price of such crude oil futures is equal to twice the Starting Level. (Conversely, the minimum price level of crude oil futures for which the Down-MACRO Holding Trust can deliver inverse investment returns corresponding to the price of such crude oil futures is equal to $0.00.) In addition, the Up-MACRO Holding Trust is exposed to possible indemnification obligations, as described above. An additional risk comes from interest rate fluctuations, which will affect the total amount of income earned by the Paired Holding Trusts.


Termination of the Trust

         The Up-MACRO Tradeable Trust will terminate in connection with any termination of the Up-MACRO Holding Trust. The Up-MACRO Holding Trust will be terminated on the twentieth anniversary date of its first scheduled quarterly distribution date. On such date, the holders of any Up-MACRO Holding Shares which remain outstanding will receive the net assets of the Up-MACRO Holding Trust after the settlement and termination of all outstanding Settlement Contracts in the same manner as such contracts would be settled and terminated in connection with any Paired Optional Redemption. The Up-MACRO Tradeable Trust will pass through to its shareholders the per share net asset value it receives on the Up-MACRO Holding Shares it holds on deposit on the final distribution date. The Income Distribution Agreement will also be terminated on this date, but no settlement obligations will be due thereunder.

         Additional termination events of the Up-MACRO Holding Trust consist of
(i) any event in which any of the Paired Holding Trusts or the Tradeable Trusts (collectively, the "MACRO Trusts") become insolvent or bankrupt; (ii) any of the MACRO Trusts become required to register as "investment companies" under the Investment Company Act of 1940, as amended; (iii) the MACRO Trusts are prohibited from using, or NYMEX or the applicable substitute oil price provider does not establish, a settlement price for light sweet crude oil futures or the applicable substitute reference oil price for five consecutive New York Business Days and no other substitute oil benchmark is identified and approved by the shareholders and/or the Depositor is unable to negotiate a licensing arrangement with any such substitute oil price provider; (iv) the Closing Price falls to only 15% of its Starting Level (at which Closing Price the Up-MACRO Holding Trust would be entitled to retain only 15% of its own assets under the Settlement Contracts) or the Closing Price rises to a level that is equal to 185% of its Starting Level (at which Closing Price the Up-MACRO Holding Trust would be entitled to receive all but 15% of the Down-MACRO Holding Trust's assets); and (v) the reduction of the funds of either of the Paired Holding Trusts to an amount below $10 million U.S. dollars.

         In the case of each of these termination events, including the event described in clause (iv) above, the Settlement Contracts would settle on the next distribution date on the basis of the Closing Price on the last New York Business Day that preceded that distribution date, which may be different from the Closing Price at the time when the termination event occurred.

                 [ ] Claymore MACROshares Oil Up Holding Shares

                    Claymore MACROshares Oil Up Holding Trust
                                     Issuer


                [ ] Claymore MACROshares Oil Up Tradeable Shares

                   Claymore MACROshares Oil Up Tradeable Trust
                                     Issuer


                        MACRO Securities Depositor, LLC,
                                    Depositor

                                -----------------

                                   Prospectus

                                -----------------







         You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information.


         We are not offering these shares in any state where the offer is not permitted, and we do not claim the accuracy of the information in this prospectus as of any date other than the date stated on its cover.

         Dealers will deliver a prospectus when acting as underwriters of the Up-MACRO holding shares or the Up-MACRO tradeable shares. In addition, until the date which is 90 days after the date of this prospectus, all dealers selling the Up-MACRO holding shares or the Up-MACRO tradeable shares will deliver a prospectus.

                PART II--INFORMATION NOT REQUIRED IN PROSPECTUS

                               TABLE OF CONTENTS


Item 13. Other Expenses of Issuance and Distribution.*

         The expenses expected to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are as set forth below.


Registration fees for the
Up-MACRO Holding Shares                                 $              107.00
Registration fees for the
Up-MACRO Tradeable Shares                               $              126.70
Federal taxes                                           $                   *
State taxes and fees                                    $                   *
Trustee fees                                            $                   *
Printing and engraving expenses                         $                   *
Legal fees and expenses                                 $                   *
Insurance                                               $                   *
Accounting                                              $                   *
Miscellaneous                                           $                   *
------------------------------------------------------- ---- -----------------
Total                                                   $                   *

----------------

* All such expenses are estimated and are subject to revision upon completion of the offering


Item 14. Indemnification of Directors and Officers.

         Section 18-108 of the Delaware Limited Liability Company Act, as amended (the "Delaware Act"), grants a Delaware limited liability company the power, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. Section 8.1 of the Operating Agreement of the Depositor (the "Agreement") provides that no manager (or affiliate thereof), member or officer of the Depositor shall have any liability to the Depositor for any act or failure to act on behalf of the Depositor unless such act or failure to act resulted from the gross negligence or intentional misconduct of such person or entity. Section 8.2(a) of the Agreement provides that the managers (or any affiliate of the managers), any officers, directors, stockholders or employees of any affiliate of the managers and the members, officers and employees of the Depositor shall each be an "Indemnified Party" under the Agreement. In addition, Section 8.2(a) of the Agreement provides that to the fullest extent permitted by applicable law, the Depositor shall indemnify and hold harmless each Indemnified Party from and against any and all losses, claims, demands, liabilities, expenses, judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, in which the Indemnified Party may be involved, or is threatened to be involved, as a party or otherwise, by reason of its management of the affairs of the Depositor or which relates to or arises out of the Depositor or its property, business or affairs. An Indemnified Party shall not be entitled to indemnification with respect to any claim, issue or matter in which it has engaged in fraud, willful misconduct, bad faith or gross negligence.

         Section 18-303 of the Delaware Act provides that except as otherwise provided therein, the debts, obligations and liabilities of a limited liability company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the limited liability company, and no member or manager of a limited liability company shall be obligated personally for any such debt, obligation or liability of the limited liability company solely by reason of being a member or acting as a manager of the limited liability company. Section
3.3 and Section 4.8 of the Agreement provide that except as otherwise provided by the Delaware Act, the debts, obligations and liabilities of the Depositor, whether existing in contract, tort, or otherwise, shall be obligations and liabilities of the Depositor and no member or manager shall be obligated personally for such debt, obligation or liability of the Depositor solely by means of being a member or manager of the Depositor. Section 8.2(a) provides that any Indemnified Party shall be fully protected from any action or inaction based upon or in accordance with the advice or opinions received from counsel or accountants consulted with respect to the affairs of the Depositor. Notwithstanding any of the foregoing to the contrary, the provisions of Section
8.2 of the Agreement shall not relieve any Indemnified Party of any liability, to the extent that such liability may not be waived, modified or limited under applicable law.

         Section 9.3 of the Up-MACRO Holding Trust Agreement provides that the Depositor and its members, managers, officers, employees, affiliates, and subsidiaries (each, a "Depositor Indemnified Party") shall be indemnified by the Up-MACRO Holding Trust and held harmless against any loss, liability or expense incurred hereunder without (1) gross negligence, bad faith, willful misconduct or willful malfeasance on the part of such Depositor Indemnified Party arising out of or in connection with the performance of its obligations hereunder or any actions taken in accordance with the provisions of the Up-MACRO Holding Trust Agreement or (2) reckless disregard on the part of such Depositor Indemnified Party of its obligations and duties under the Up-MACRO Holding Trust Agreement. Each Depositor Indemnified Party shall also be indemnified by the Up-MACRO Holding Trust and held harmless against any loss, liability or expense arising under the Income Distribution Agreement, the Settlement Contracts or any Participants Agreement insofar as such loss, liability or expense arises from any untrue statement or alleged untrue statement of a material fact contained in any written statement provided to the Depositor by any of the Calculation Agent, the Administrative Agent and the Trustee. Such indemnity shall include payment from the Up-MACRO Holding Trust of the costs and expenses incurred by such Depositor Indemnified Party in defending itself against any such indemnified claim or liability. Capitalized terms used in this paragraph shall have the meanings set forth in the form of Claymore MACROshares Oil Up Holding Trust Agreement filed as exhibit 4.1 hereto.

         Section 10.1 of the Up-MACRO Tradeable Trust Agreement provides that in the absence of gross negligence or willful misconduct on the part of the Depositor, the Administrative Agent, MacroMarkets or the Trustee, the Depositor, the Administrative Agent, MacroMarkets and the Trustee shall not be liable for any action taken, suffered or omitted by it in the performance of its duties under the Up-MACRO Tradeable Trust Agreement. The Depositor, the Administrative Agent, MacroMarkets and the Trustee shall not be liable for any error in judgment made in good faith unless such party has been grossly negligent in ascertaining or failing to ascertain the pertinent facts. In no event shall the Depositor, the Administrative Agent, MacroMarkets or the Trustee be liable for special, consequential or punitive damages or for any failure or delay in the performance of its obligations under the Up-MACRO Tradeable Trust Agreement due to forces reasonably beyond the control of the Depositor, the Administrative Agent, MacroMarkets or the Trustee including, without limitation, strikes, work stoppages, acts of war or terrorism, insurrection, revolution, nuclear or natural catastrophes or acts of God and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services including, without limitation, Internet services; it being understood that the Depositor, the Administrative Agent, MacroMarkets and the Trustee shall each use commercially reasonable efforts which are consistent with accepted practices in its industry to resume performance as soon as practicable under the circumstances. Capitalized terms used in this paragraph shall have the meanings set forth in the form of Claymore MACROshares Oil Up Tradeable Trust Agreement filed as exhibit 4.2 hereto.

Item 15. Recent Sales of Unregistered Securities.

         Not applicable.

Item 16. Exhibits and Financial Statement Schedules

         (a) Exhibits

   Exhibit
   Number      Description
   -------     ----------------------------------------------------------------

     3.1 Certificate of Formation of MACRO Securities Depositor, LLC, dated April 28, 2004**

     3.2 Second Amended and Restated Operating Agreement of MACRO Securities Depositor, LLC, dated October 1, 2006

     4.1       Form of Claymore MACROshares Oil Up Holding Trust Agreement

     4.2       Form of Claymore MACROshares Oil Up Tradeable Trust Agreement

     4.3       Form of Participants Agreement

     4.4       Form of 1992 ISDA Master Agreement**

     4.5       Form of Income Distribution Agreement**

     4.6       Form of Settlement Contract**

     4.7       Form of MACRO License Agreement

     4.8       Form of NYMEX Sublicensing Agreement**

      5 Form of Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding legality*

      8 Form of Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding certain tax matters

    10.1       Form of Depository Agreement*

    23.1       Consents of Accountants**

    23.2 Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in its opinions filed as Exhibits 5 and 8) *

    24.1       Power of Attorney, dated March 21, 2004**

    24.2       Power of Attorney, dated June 19, 2006**

    99.1       Form of Down-MACRO Holding Share and Tradeable Share Prospectus**

    99.2       Form of Claymore MACROshares Oil Down Holding Trust Agreement**

    99.3       Form of Claymore MACROshares Oil Down Tradeable Trust Agreement**


------------------------
*    To be filed by amendment.

**   Previously filed.


Item 17. Undertakings.

         The undersigned Registrant hereby undertakes

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) If applicable, to provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

         (4) That insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

         (5) The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

         (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (ss.230.424 of this chapter);

         (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

         (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

         (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on this Form S-1 and has duly caused this Amendment No. 7 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on October 31, 2006.


                                            MACRO SECURITIES DEPOSITOR, LLC,
                                            as Depositor of the Claymore
                                            MACROshares Oil Up Holding Trust
                                            and the Claymore MACROshares Oil
                                            Up Tradeable Trust,


                                            By: /s/ Samuel Masucci, III
                                                -----------------------
                                            Name:  Samuel Masucci, III
                                            Title: Principal Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


        Signature                       Capacity                     Date
--------------------------      ----------------------------   ---------------


/s/ Samuel Masucci, III         Principal Executive Officer    October 31, 2006
------------------------
Samuel Masucci, III


/s/ Steve Hill                  Principal Financial Officer    October 31, 2006
------------------------        and Principal Accounting
Steve Hill                      Officer


/s/ Nicholas Dalmaso            General Counsel and Manager    October 31, 2006
------------------------
Nicholas Dalmaso


/s/ Robert Tull                 Manager                        October 31, 2006
------------------------
Robert Tull

                                 EXHIBIT INDEX

   Exhibit
   Number      Description
   -------     ---------------------------------------------------------------

     3.1 Certificate of Formation of MACRO Securities Depositor, LLC, dated April 28, 2004**

     3.2 Second Amended and Restated Operating Agreement of MACRO Securities Depositor, LLC, dated October 1, 2006

     4.1       Form of Claymore MACROshares Oil Up Holding Trust Agreement

     4.2       Form of Claymore MACROshares Oil Up  Tradeable Trust Agreement

     4.3       Form of Participants Agreement

     4.4       Form of 1992 ISDA Master Agreement**

     4.5       Form of Income Distribution Agreement**

     4.6       Form of Settlement Contract**

     4.7       Form of MACRO License Agreement

     4.8       Form of NYMEX Sublicensing Agreement**

      5 Form of Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding legality*

      8 Form of Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding certain tax matters

    10.1       Form of Depository Agreement*

    23.1       Consents of Accountants**

    23.2 Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in its opinions filed as Exhibits 5 and 8)*

    24.1       Power of Attorney, dated March 21, 2004**

    24.2       Power of Attorney, dated June 19, 2006**

    99.1       Form of Down-MACRO Holding Share and Tradeable Share Prospectus**

    99.2       Form of Down-MACRO Holding Trust Agreement**

    99.3       Form of Down-MACRO Tradeable Trust Agreement**

----------------------
*     To be filed by amendment.
**    Previously filed.